    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 1995


                                                       REGISTRATION NO. 33-62007
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              HARCOR ENERGY, INC.
                                 WARRIOR, INC.
                             HTAC INVESTMENTS, INC.
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

           DELAWARE                         1330                        33-0234380
             TEXAS                          1330                            N/A
          CALIFORNIA                        1330                            N/A
 (STATE OR OTHER JURISDICTION   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
      OF INCORPORATION OR        CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)
          ORGANIZATION)

              FIVE POST OAK PARK                               GARY S. PECK
      4400 POST OAK PARKWAY, SUITE 2220                     FIVE POST OAK PARK
             HOUSTON, TEXAS 77027                   4400 POST OAK PARKWAY, SUITE 2220
                (713) 961-1804                             HOUSTON, TEXAS 77027
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE                  (713) 961-1804
  NUMBER, INCLUDING AREA CODE, OF REGISTRANTS'    (NAME, ADDRESS, INCLUDING ZIP CODE, AND
         PRINCIPAL EXECUTIVE OFFICES)           TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                                                            AGENT FOR SERVICE)

                             ---------------------

                                   Copies to:

                             VINSON & ELKINS L.L.P.
                                  1001 FANNIN
                             2300 FIRST CITY TOWER
                              HOUSTON, TEXAS 77002
                          ATTENTION: MICHAEL P. FINCH

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
                 SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                    REQUIRED BY ITEMS OF PART 1 OF FORM S-4

                     REGISTRATION STATEMENT
                        ITEM OF FORM S-4                      CAPTION OR LOCATION IN PROSPECTUS
       ---------------------------------------------------   -----------------------------------
  1.   Forepart of Registration Statement and Outside
       Front Cover Page of Prospectus.....................   Outside Front Cover Page

  2.   Inside Front and Outside Back Cover Pages of
       Prospectus.........................................   Inside Front, Outside Back Cover
                                                             Page

  3.   Risk Factors, Ratio of Earnings to Fixed Charges
       and Other Information..............................   Prospectus Summary; The Company;
                                                             Risk Factors; Pro Forma Financial
                                                             Data; Selected Historical Financial
                                                             Data

  4.   Terms of the Transaction...........................   Outside Front Cover Page;
                                                             Prospectus Summary; The Exchange
                                                             Offer; Description of Exchange
                                                             Notes; Certain Federal Income Tax
                                                             Consequences

  5.   Pro-Forma Financial Information....................   Pro Forma Financial Data

  6.   Material Contracts with the Company Being
       Acquired...........................................   Inapplicable

  7.   Additional Information Required....................   Inapplicable

  8.   Interests of Named Experts and Counsel.............   Legal Matters; Experts

  9.   Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities.....   Inapplicable

 10.   Information with Respect to S-3 Registrants........   Inapplicable

 11.   Incorporation of Certain Information by
       Reference..........................................   Inapplicable

 12.   Incorporation with Respect to S-2 or S-3
       Registrants........................................   Inapplicable

 13.   Incorporation of Certain Information by
       Reference..........................................   Inapplicable

 14.   Information with Respect to Registrants Other than
       S-3 or S-2 Registrants.............................   Inapplicable

 15.   Information with Respect to S-3 Companies..........   Inapplicable

 16.   Information with Respect to S-2 or S-3 Companies...   Inapplicable

 17.   Information with Respect to Companies Other than
       S-2 or S-3 Companies...............................   Business and Properties; Index to
                                                             Consolidated Financial Statements;
                                                             Selected Financial Data; Pro Forma
                                                             Financial Data; Management's
                                                             Discussion and Analysis of
                                                             Financial Condition and Results of
                                                             Operations

 18.   Information if Proxies, Consents or Authorizations
       are to be Solicited................................   Inapplicable

 19.   Information if Proxies, Consents or Authorizations
       are not to be Solicited or in an Exchange Offer....   Management; Security Ownership of
                                                             Certain Beneficial Owners and
                                                             Management; Transactions with
                                                             Related Parties

                 SUBJECT TO COMPLETION, DATED OCTOBER 27, 1995

PROSPECTUS
[HARCOR LOGO]                 HARCOR ENERGY, INC.
     OFFER TO EXCHANGE ITS 14 7/8% SENIOR SECURED NOTES DUE 2002, SERIES B
          FOR ANY AND ALL OF ITS OUTSTANDING 14 7/8% SENIOR SECURED
                           NOTES DUE 2002, SERIES A

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                                   , 1995, UNLESS EXTENDED.

    HarCor Energy, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 14 7/8% Senior Secured Notes due 2002, Series B (the "Exchange Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 14 7/8% Senior Secured Notes due 2002, Series A (the "Series A Notes"), of which $65,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and terms of the Series A Notes (which they replace) except that the Exchange Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not be subject to certain provisions relating to an increase in the interest rate which were applicable to the Series A Notes in certain circumstances relating to the timing of the Exchange Offer. The Exchange Notes will evidence the same debt as the Series A Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated July 24, 1995 between the Company and Texas Commerce Bank National Association (the "Indenture") governing the Series A Notes. The liens securing the Exchange Notes will be subordinated to the liens securing the New Credit Facility (as defined) of the Company. An aggregate amount of $10 million is available to the Company under the New Credit Facility. As used herein, the term "Notes" refers to both the Series A Notes and the Exchange Notes. See "The Exchange Offer" and "Description of Notes."

    The Company will accept for exchange any and all Series A Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on
           , 1995, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Series A Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Series A Notes were sold by the Company on July 24, 1995 to the Initial Purchasers (as defined) in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act and were thereupon sold by the Initial Purchasers in reliance upon Rule 144A under the Securities Act, to a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Series A Notes may not be offered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement (as defined) entered into by the Company and the Initial Purchasers in connection with the offering of the Series A Notes. See "The Exchange Offer."

    Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "Purpose of the Exchange Offer" and "The Exchange Offer -- Resale of the Exchange Notes." Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Series A Notes where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale during the period required by the Securities Act. See "Plan of Distribution."

    There has not previously been any public market for the Series A Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors -- Lack of Public Market." Moreover, to the extent that Series A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Series A Notes could be adversely affected.

    The Exchange Notes will be available initially only in book-entry form. The Company expects that the Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of a Global Certificate (as defined), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary" or "DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Certificate representing the Exchange Notes will be shown on, and transfers thereof to qualified institutional buyers will be affected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Certificate, Exchange Notes in certified form will be issued in exchange for the Global Certificate only on the terms set forth in the Indenture. See "Description of Exchange
Notes -- Book-Entry; Delivery and Form."

  Holders of Series A Notes not tendered and accepted in the Exchange Offer will continue to hold such Series A Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

    SEE "RISK FACTORS" ON P. 12 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR SERIES A NOTES IN THE EXCHANGE OFFER.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus is                   , 1995

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This Prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement", which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such material filed by the Company with the Commission may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. The Common Stock of the Company is quoted on The Nasdaq National Market under the symbol "HARC" and such reports, proxy and information statements and other information concerning the Company are available at the offices of The Nasdaq National Market located at 1735 K Street, N.W., Washington, D.C. 20006.

     In the event that the Company ceases to be subject to the informational reporting requirements of the Exchange Act, the Company has agreed that, so long as the Series A Notes or the Exchange Notes remain outstanding, it will file with the Commission and distribute to holders of the Series A Notes or the Exchange Notes, as applicable, copies of the financial information that would have been contained in annual reports and quarterly reports, including management's discussion and analysis of financial condition and results of operations, that the Company would have been required to file with the Commission pursuant to the Exchange Act. Such financial information shall include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. The Company will also make such reports available to prospective purchasers of the Series A Notes or the Exchange Notes, as applicable, securities analysts and broker-dealers upon their request. In addition, the Company has agreed that for so long as any of the Series A Notes remain outstanding it will make available to any prospective purchaser of the Series A Notes or beneficial owner of the Series A Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Series A Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Series A Notes pursuant to an effective registration statement filed by the Company.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, unless the context otherwise requires, the "Company" refers to HarCor Energy, Inc. and its consolidated subsidiaries. See "Glossary of Oil and Gas Terms" for definitions of certain terms used in this Prospectus.

                         PURPOSE OF THE EXCHANGE OFFER

     The Exchange Offer provides holders of Series A Notes with Exchange Notes which will generally be freely transferable by the holders thereof without registration or any prospectus delivery requirement under the Securities Act. The Company's purpose in engaging in the Exchange Offer is to provide holders of Series A Notes with freely transferable securities and to comply with provisions of the Registration Rights Agreement which require, subject to certain conditions, that the Exchange Offer be made. See "Purpose of the Exchange Offer".

                               THE EXCHANGE OFFER

Exchange Ratio.............  Each Series A Note is exchangeable for a like principal amount of Exchange Notes.

Expiration Date............  5:00 p.m., New York City time, on           , 1995,
                               unless extended, in which case the term
                               "Expiration Date" means the latest date and time to which the Exchange Offer shall have been extended.

Principal Amount of
  Notes....................  Subject to the terms and conditions of the Exchange offer, any and all Series A Notes will be accepted if duly tendered and not withdrawn prior to acceptance thereof. The Exchange Offer is not conditioned upon any minimum principal amount of Series A Notes being tendered. The Indenture limits the aggregate amount of Notes, including Series A Notes and Exchange Notes, which may be outstanding to $65 million principal amount, all of which is currently in the form of Series A Notes.

Trading and Market Price...  The Series A Notes are currently eligible for quotation through the National Association of Securities Dealers, Inc.'s PORTAL system. Prior to the date hereof, there has been only a private institutional trading market for the Series A Notes. It is anticipated that a similar trading market will exist for the Exchange Notes following the Exchange Offer. BT Securities Corporation and ING (U.S.) Securities Corporation (the "Initial Purchasers") have advised the Company that they intend to act as a market maker for the Exchange Notes; however, they are not obligated to do so and may discontinue market making activities with respect to the Exchange Notes at any time. See "Risk Factors -- Lack of Public Market."

Conditions of the
  Exchange Offer...........  The Company's obligation to consummate the Exchange
                               Offer is subject to certain conditions. See "The Exchange Offer -- Conditions."

                             Tenders of Series A Notes may be withdrawn at any
                               time prior to the Expiration Date. See "The
                               Exchange Offer -- Withdrawal Rights."

How to Tender..............  Tendering holders of Series A Notes must either (i)
                               complete and sign a Letter of Transmittal, have their signatures guaranteed if required, forward the Letter of Transmittal and any other required documents to the Exchange Agent at the address set forth under the caption "The Exchange Offer -- Exchange Agent", and either deliver the Series A Notes to the Exchange Agent or tender such Series A Notes pursuant to the procedures for book-entry transfer or (ii) request a broker, dealer, bank, trust company or other nominee to effect the transaction for them. Beneficial owners of Series A Notes registered in the name of a broker, dealer, bank, trust company or other nominee must contact such institution to tender their Series A Notes. Series A Notes may be physically delivered, but physical delivery is not required if a confirmation of a book-entry transfer of such Series A Notes to the Exchange Agent's account at DTC is delivered in a timely fashion. Certain provisions have also been made for holders whose Series A Notes are not readily available or who cannot comply with the procedure for book-entry transfer on a timely basis. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer -- How to Tender."

Acceptance of Tenders......  Subject to the terms and conditions of the Exchange
                               Offer, including the reservation of certain rights by the Company, Series A Notes validly tendered prior to the Expiration Date will be accepted promptly after such Expiration Date. Subject to such terms and conditions, Exchange Notes to be issued in exchange for validly tendered Series A Notes will be mailed by the Exchange Agent promptly after acceptance of the tendered Series A Notes or credited to the holder's account in accordance with appropriate book-entry procedures. Although the Company does not currently intend to do so, if it modifies the terms of the Exchange Offer prior to the Expiration Date, such modified terms will be available to all holders of Series A Notes, whether or not their Series A Notes have been tendered prior to such modification. Any material modification will be disclosed in accordance with the applicable rules of the Commission and, if required, the Exchange Offer will be extended to permit holders of Series A Notes adequate time to consider such modification. See "The Exchange Offer -- Acceptance of Tenders."

Exchange Agent.............  Texas Commerce Bank National Association

THE EXCHANGE NOTES:

Maturity Date..............  July 15, 2002.

Interest Rate and
  Payment Dates............  The Exchange Notes will bear interest at the rate of 14 7/8% per annum. Interest will accrue from July 24, 1995 (the "Issue Date") and will be payable semi-annually on January 15 and July 15 of each year, commencing on January 15, 1996.

Optional Redemption........  The Exchange Notes will be redeemable, in whole or in part, at the option of the Company at any time on or after July 15, 1999 at the redemption prices set forth herein plus accrued and unpaid interest thereon, if any, to the redemption date. See "Description of Notes -- Optional Redemption."

Equity Proceeds Offer and
  Redemption...............  In the event the Company consummates an offering of Qualified Capital Stock (as defined) for cash having net proceeds in excess of $5 million

                             (an "Equity Offering"), on or prior to July 15, 1997, the Company will be required to offer (an "Equity Proceeds Offer") to purchase an aggregate principal amount of Notes equal to the lesser of
                             (i) the maximum principal amount of Notes such that 60% of the aggregate principal amount of Notes originally issued remains outstanding after the completion of the offer and (ii) the maximum principal amount of the Notes which could be purchased with 50% of the net proceeds of such Equity Offering, in each case at a price equal to 110% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase. In addition, on or prior to July 15, 1997, the Company may, at its option, redeem Notes with the net proceeds remaining following an Equity Proceeds Offer at a price equal to 110% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that the Company's obligation to offer to purchase Notes, and right to redeem Notes, shall only apply in respect of the first Equity Offering following the Issue Date and at least 60% of the aggregate principal amount of the Notes must remain outstanding after any such offer to purchase or redemption. See "Description of Notes -- Equity Offer and Redemption."

Excess Cash Flow...........  Subject to the provisions set forth herein, following the end of each fiscal year, beginning with the fiscal year ending December 31, 1996, in which the Company has Excess Cash Flow (as defined) in excess of $2 million, it will be required to offer to purchase Notes with an amount equal to 50% of such Excess Cash Flow at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. See "Description of Notes -- Excess Cash Flow Offer."

Change of Control..........  In the event of a Change of Control, the Company will be required, subject to certain conditions, to make an offer to purchase all of the Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. See "Description of Notes -- Offer to Purchase upon Change of Control."

Ranking and Guarantees.....  The Notes are senior obligations of the Company secured by a second priority lien on substantially all of the assets of the Company and its subsidiaries securing the New Credit Facility referred to below, and rank pari passu in right of payment with all existing and future indebtedness of the Company, other than indebtedness that is expressly subordinated to the Notes. The Notes are fully and unconditionally guaranteed (the "Guarantees"), jointly and severally, on a senior basis by each of the Company's subsidiaries, Warrior, Inc. and HTAC Investments, Inc. (the "Guarantors"). One of the Guarantors has secured its guarantee with a second priority lien on its assets securing the New Credit Facility. On July 19, 1995, the Company entered into a revolving credit facility (the "New Credit Facility") with Internationale Nederlanden (U.S.) Capital Corporation ("ING Capital"), as agent for itself and the other lenders named therein, which is secured by substantially all of the assets of the Company and its subsidiaries and which has an initial availability of $10 million. The liens securing the Notes are subordinated to the liens securing the New Credit Facility. See "Description of Notes -- Ranking and Guarantees" and "Description of Notes -- Certain Covenants -- Limitation on Indebtedness."

Certain Covenants..........  The Indenture contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. These covenants are subject to important exceptions and qualifications. See "Description of Notes -- Certain Covenants."

Federal Income Tax
  Considerations...........  For federal income tax purposes, holders of Series
                             A Notes will not recognize any gain or loss upon the receipt of Exchange Notes pursuant to the Exchange Offer. The Series A Notes were issued with original issue discount for federal income tax purposes. The Exchange Notes will have original issue discount in the same amount as the original issue discount with respect to the Series A Notes. See "Certain Federal Income Tax Considerations."

  For additional information regarding the Exchange Notes, see "Description of
                                    Notes."

            EXCHANGE OFFER; REGISTRATION RIGHTS; ADDITIONAL INTEREST

     In the Registration Rights Agreement, the Company agreed (i) to file within 30 days after the Issue Date, and to cause to become effective within 120 days after the Issue Date, a registration statement with respect to the Exchange Offer, and (ii) upon the Exchange Offer Registration Statement being declared effective, to offer the Exchange Notes in exchange for surrender of the Series A Notes. If the Company does not comply with its registration obligations in a timely manner, it will be required to pay additional interest (in addition to the scheduled payment of interest) during the first 90 day period of such default in an amount equal to 0.50% per annum at the end of such 90 day period. The amount of the additional interest will increase by an additional 0.50% per annum for each subsequent 90 day period until such obligations are complied with, up to a maximum amount of additional interest of 2.00% per annum. In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 150 days of the Issue Date, or if certain holders of the Series A Notes are not permitted to receive the benefit of the Exchange Offer, the Company will use its best efforts to cause to become effective a shelf registration statement with respect to the resale of the Series A Notes and to keep such shelf registration statement effective until the earlier of three years after its effective date and such time as all of the Series A Notes have been sold thereunder.

                                  THE COMPANY

     HarCor Energy, Inc. is an independent energy company engaged in the acquisition, development and production of crude oil and natural gas within the United States. The Company's principal reserves and producing properties are located in the San Joaquin Basin of California, South Texas, the Permian Basin of West Texas and New Mexico, and the Louisiana and Alabama onshore Gulf Coast. Based on the estimates of Ryder Scott Company ("Ryder Scott") and Huddleston & Co. ("Huddleston"), independent petroleum engineers, as of January 1, 1995 the Company had total proved reserves of 25.1 MMBOE consisting of 13.5 MMBbls of crude oil and natural gas liquids ("NGL's") and 69.8 Bcf of natural gas. The Company's present value of estimated future net cash flows before income taxes from its total proved reserves (utilizing a 10% discount rate) (the "Pre-tax SEC 10 Value") at January 1, 1995 was $86.7 million, approximately 85% of which was attributable to net proved reserves acquired in June 1994 and located in the Lost Hills field in the

San Joaquin Basin (the "Bakersfield Properties"). The Company also owns a 75% interest in a 23 MMcf per day gas processing and fractionation plant in the San Joaquin Basin, which processes the natural gas produced in the San Joaquin Basin by the Company and certain third parties.

     Recent Developments. On July 24, 1995, the Company sold to the Initial Purchasers 65,000 Units (the "Unit Offering") consisting of $65,000,000 principal amount of Series A Notes and 1,430,000 warrants (the "Warrants") to purchase shares of Common Stock of the Company. The net proceeds to the Company from the Unit Offering were approximately $61.6 million. See "Use of Proceeds." Upon conclusion of the Unit Offering, the Company entered into the Registration Rights Agreement with the Initial Purchasers providing, among other things, that the Company make the Exchange Offer.

                               BUSINESS STRATEGY

     The Company's primary business objective is to acquire and develop, in cooperation with experienced regional industry operators, oil and gas properties with significant development potential while using hedging strategies to minimize the negative effects of oil and gas price volatility on profitability. The Company intends to continue fulfilling its business objective through the use of the following operating strategies:

     Strategic Alliances with Local Operators. The Company's principal strategy is to align itself financially and operationally with strategic partners that have extensive, regionally-focused exploitation and technological expertise. While the strategic partner serves as operator, HarCor seeks to maintain supervisory control by retaining decision-making authority over the nature of capital projects and the magnitude and timing of capital investments. In addition, these alliances are typically structured so that the strategic partners have a significant portion of their capital at risk and are motivated by financial risks and incentives similar to those of the Company. Management believes that these alliances provide the Company with several important benefits. First, the Company leverages off the demonstrated core competencies in specific basins of each of the strategic partners to develop optimal strategies for managing and exploiting acquired reserves. Second, the Company is able to maintain low overhead expenses because its corporate level business activity can be conducted with a small group of senior management and operating personnel. Finally, alliances with strategic partners enable the Company to identify and capitalize quickly on acquisition opportunities in established oil and gas producing regions throughout the United States.

     Managed Development. Approximately 16.9 MMBOE, or 67%, of the Company's total proved reserves as of January 1, 1995, are classified as proved undeveloped by Ryder Scott. Management believes that the risk inherent in developing reserves is substantially reduced due to the location of virtually all of the Company's undeveloped reserves within the known producing region of the Lost Hills field in the San Joaquin Basin. To exploit these proved undeveloped reserves, the Company has identified 161 new wells which it intends to drill during the next eight years to fully develop the proved reserves on the properties, of which 38 are expected to be drilled in 1995 and 48 in 1996 utilizing a portion of the proceeds from the Unit Offering. In addition, the Company has targeted 38 locations for future development of probable and possible reserves located on the San Joaquin properties.

     Capitalize on Proven Technologies. Utilizing primary production techniques, Ryder Scott estimates, as of January 1, 1995, that the Bakersfield Properties should produce proven reserves net to the Company of approximately
6.3 MMBbls of crude oil, which the Company estimates represents an average recovery rate of 7.4% of total crude oil originally in place. Upon completion of primary development, management intends to increase recovery rates by implementing a secondary recovery waterflood project, which has been successfully utilized by other oil and gas companies operating in the San Joaquin Basin. Ryder Scott estimates that the Company's Ellis Lease (one of four leases which the Company controls in the San Joaquin Basin) alone will yield an additional 2.6 MMBbls of crude oil of proved undeveloped secondary recovery reserves utilizing the waterflood recovery method, resulting in an increase in recovery of estimated crude oil initially in place on the Ellis Lease of an additional 4%. To the extent that the waterflood application results in incremental recovery rates greater than 4% over primary recovery methods, the Company may achieve a significant increase in production and reserves on the Bakersfield Properties. The Company's current Pre-tax SEC 10 Value related to the Bakersfield Properties of $73.6 million, therefore, would likely increase as a result of this incremental recovery. In addition, several major oil companies operating in the San Joaquin Basin are currently employing, on both a pilot and fully implemented project basis, other additional enhanced recovery techniques, such as thermal stimulation, in order to further increase recovery rates and profitability. Management will continue to evaluate the implementation of various other enhanced recovery applications once the operating and economic benefits have been clearly established.

     Minimize Exposure to Oil and Gas Price Volatility. Management utilizes a conservative hedging strategy to protect against the effects of volatility in crude oil and natural gas commodity prices. Typically, upon consummation of an acquisition, management will enter into hedging contracts which cover approximately two thirds of the then existing production of the acquired property. Over time, as production increases, the Company will continue to utilize hedging techniques to ensure that a substantial portion of its production is appropriately hedged. Management believes that this hedging strategy is advantageous because it allows the Company to generate a predictable cash flow stream from the hedged portion of its production and therefore provide a reliable source of funds to finance future development and acquisition activities. As of June 30, 1995, the Company had fixed approximately 77% of projected crude oil production and 71% of projected natural gas production from its currently producing properties over the next two years.

     Selective Acquisitions. The Company intends to pursue selective acquisitions of attractively priced, underexploited oil and gas properties primarily within the onshore oil and gas producing regions of the United States. The Company will consider acquisitions both with existing strategic partners as well as those involving newly established alliances with experienced regional operators. In addition, management intends to continue to be proactive in developing acquisition opportunities rather than pursuing opportunities in the auction market. Management believes that this proactive strategy has historically resulted in lower acquisition prices paid for its oil and gas properties. On average, the Company's reserve replacement cost was $2.54 per BOE, as compared to an average of approximately $4.60 per BOE for 30 of the largest energy companies selected by Arthur Andersen LLP in an industry publication, during the three-year period from 1992 to 1994.

                            PRIMARY OPERATING AREAS

     San Joaquin Basin (California). On June 30, 1994, the Company acquired 75% of Bakersfield Energy Resources, Inc. and its affiliates' ("Bakersfield Energy") interests in the Lost Hills oil and gas field and a 23 MMcf per day gas processing plant in the San Joaquin Basin of California, for a total purchase price of approximately $46 million. The properties produce a light (approximately 40() gravity), low sulfur crude oil that has a higher value product yield than most other crude oils produced in California and consequently sells at a premium in that market. The associated natural gas produced with the crude oil has a high Btu content (approximately 1,240 Btu) which yields in excess of 2 gallons of NGLs per Mcf of natural gas when processed in the Company's gas plant. At the time of the acquisition, the Company believed that significant development potential existed at the Bakersfield Properties. On June 30, 1994 the Bakersfield Properties had 47 net productive wells with average daily production for June 1994 of approximately 546 Bbls of oil and 7,195 Mcf of gas per day. As of January 1, 1994, Ryder Scott estimated that the net proved reserves attributable to the interests acquired by the Company in the Bakersfield Properties was 6.6 MMBbls of crude oil and 46.8 Bcf of natural gas, or a total of 14.5 MMBOE and a Pre-tax SEC 10 Value of $49.7 million. Since the acquisition, the Company, in conjunction with Bakersfield Energy, the local operator and 25% owner, has drilled 27 gross wells on the Bakersfield Properties and expects to drill an additional 161 gross wells over the next eight years. As a result of drilling completed during the second half of 1994, the Company's average daily production from the Bakersfield Properties increased by 30% to 792 Bbls of oil and 8,842 Mcf of gas per day during January 1995 as compared to June 1994. Furthermore, the Company's net proved reserves from the Bakersfield Properties have increased by 49% to 21.6 MMBOE at January 1, 1995, producing a Pre-tax SEC 10 Value of $73.6 million as estimated by Ryder Scott. Management estimates that the Company's share of the future development costs to fully develop the proved reserves of the Bakersfield Properties will be $53.0 million over the next eight years.

     The gas processing plant acquired as part of the Bakersfield Properties is located in the South Belridge Field, approximately 10 miles southwest of the Lost Hills Field. The plant is a modern, refrigeration liquid extraction facility with inlet capacity of 23 MMcf of gas per day and liquid fractionation capacity of 100,000 gallons of NGLs per day. Currently, the plant processes all of the gas produced from the Bakersfield Properties as well as gas produced by third parties. Management believes that the plant has the capacity to process 100% of the expected incremental natural gas volume produced from the Bakersfield Properties.

     The Bakersfield Properties are currently being operated by Bakersfield Energy, a company which originally acquired an interest in these properties in 1990. The four members of senior management of Bakersfield Energy have a combined 80 years experience in drilling and operating in the San Joaquin Basin. As part of the terms of the acquisition of the Bakersfield Properties, Bakersfield Energy maintains a 25% interest in the Bakersfield Properties, is a stockholder of the Company and has a representative on the Board of Directors of the Company. In addition, the Company entered into a joint acquisition agreement with Bakersfield Energy which gives each party the right to participate equally in any acquisition of oil and gas interests located within the state of California by the other party.

     Permian Basin (West Texas/New Mexico). Since 1989, the Company has worked with Penroc Oil and Gas Corporation to jointly identify and acquire interests in oil and gas properties located in the Permian Basin with total acquisition costs net to the Company of $3.4 million. Subsequent remedial work, development drilling activity and secondary recovery procedures have resulted in current average daily production of 297 Bbls of crude oil and 379 Mcf of natural gas based on production in the quarter ended June 30, 1995, and Ryder Scott's estimate of net proved reserves at January 1, 1995 was 1.6 MMBOE.

     South Texas. The Company has worked with Washington Energy Exploration, Inc. (which was recently acquired by Cabot Oil and Gas Corporation ("Cabot")) to jointly identify and acquire interests in oil and gas properties located in South Texas for a total acquisition cost net to the Company of $5.4 million. Current average daily production in South Texas is 34 Bbls of crude oil and 3,682 Mcf of natural gas based on production in the second quarter ended June 30, 1995, and Ryder Scott's estimate of net proved reserves was 1.4 MMBOE at January 1, 1995.

     Other. In May 1993, the Company acquired certain gross overriding royalty and net profits interests in certain oil and gas properties located in Oklahoma, Texas, Louisiana and New Mexico from institutional participants in a fund managed by Trust Company of the West ("TCW"). Pursuant to this transaction, the Company acquired 528 MBOE of net proved reserves for $3.1 million.

                                COMPANY HISTORY

     The Company, formerly named Pangea Petroleum Company ("Pangea"), was organized in 1976, but did not conduct significant operations until the completion of an initial public offering in May 1980. In 1987, a group led by Mark G. Harrington, the current Chairman of the Board and Chief Executive Officer, acquired control of the Company and changed the jurisdiction of incorporation from California to Delaware and the name from Pangea to HarCor Energy, Inc. Under Harrington's leadership, the Company's proved reserves have grown from approximately 0.5 MMBOE at January 1, 1987 to 25.1 MMBOE at January 1, 1995.

     The Company's corporate headquarters are located at Five Post Oak Park, 4400 Post Oak Parkway, Suite 2220, Houston, Texas 77027, telephone (713) 961-1804.

                             TRANSFER RESTRICTIONS

     The Series A Notes have not been registered under the Securities Act and are subject to certain restrictions on transfer. The Exchange Notes, when registered and exchanged for the Series A Notes pursuant to an effective registration statement, will generally be freely transferable.

                                  RISK FACTORS

     SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE EXCHANGE NOTES.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following table presents summary historical consolidated financial data of the Company for the five years ended December 31, 1994, which have been derived from the Company's consolidated financial statements, and condensed unaudited historical and pro forma financial data. The pro forma data give effect to (i) the consummation of the Unit Offering and the application of a portion of the net proceeds to repay all indebtedness outstanding under the its prior credit facility (the "Prior Credit Facility") and its prior bridge loan (the "Bridge Loan"), to redeem the Series D Preferred Stock and to fund the acquisition of certain oil and gas interests associated with the Bakersfield Properties (the "Carried Interest Wells") (ii) the acquisition of the Bakersfield Properties and the results of operations for the Bakersfield Properties, (iii) the exchange of certain outstanding warrants for common stock and (iv) the write-off of deferred financing costs as a result of the early extinguishment of debt and the recording of estimated transaction costs relating to the Unit Offering. The unaudited Pro Forma Condensed Consolidated Balance Sheet reflects such adjustments as if such transactions had occurred at June 30, 1995 and the unaudited Pro Forma Statements of Operations reflect such adjustments as if such transactions had occurred on January 1, 1994 (except that the acquisition of the Carried Interest Wells is assumed to have occurred during the fourth quarter of 1994, the period when the wells were drilled and completed). The historical consolidated financial data of the Company for the six months ended June 30, 1994 and 1995 have been derived from the Company's interim consolidated financial statements which, in the opinion of management of the Company, have been prepared on the same basis as the consolidated financial statements and include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial data for such periods. The information in this table should be read in conjunction with "Pro Forma Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the notes thereto included elsewhere herein.

                                                                                                         SIX MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                              JUNE 30,
                                        --------------------------------------------------------   ----------------------------
                                                                                           PRO                           PRO
                                                                                          FORMA                         FORMA
                                         1990     1991      1992      1993      1994      1994      1994      1995       1995
                                        ------   -------   -------   -------   -------   -------   -------   -------   --------
                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues:
    Oil and gas revenues(1)...........  $4,905   $ 5,776   $ 6,162   $ 6,507   $10,982   $16,369   $ 3,276   $ 7,056   $  8,337
    Gas plant revenues................      --        --        --        --     1,978     2,969        --     3,154      3,154
    Interest income and other(2)......     466       259       504       218       253       253        18        35         35
                                        ------   -------   -------   -------   -------   -------   -------   -------   --------
      Total revenues..................   5,370     6,034     6,666     6,725    13,213    19,591     3,294    10,245     11,526
  Operating expenses(3)...............   2,478     4,727     3,613     2,478     5,647     8,617     1,162     4,916      5,110
  Depletion, depreciation and
    amortization......................   1,189     2,222     2,142     2,641     3,897     4,994     1,324     2,443      2,888
  General and administrative
    expenses..........................   1,355     2,372     2,085     2,105     2,014     2,110       986     1,216      1,216
  Interest expense(4).................     580       872     1,048       542     2,269    10,500       304     2,237      5,318
  Dividends on preferred stock........     (24)      (40)      (32)     (246)     (795)     (400)     (140)     (671)      (195)
  Net loss applicable to common
    stock.............................    (222)   (1,501)   (1,446)   (1,287)   (1,890)   (7,233)     (947)   (1,403)    (3,201)
OTHER DATA:
  EBITDA(5)...........................  $1,537   $(1,065)  $   968   $ 2,142   $ 5,552   $ 8,864   $ 1,146   $ 4,113   $  5,200
  Net cash provided by (used in)
    operating activities..............   1,952      (326)    1,016     2,371     2,741       n/a       538     1,359        n/a
  Net cash used in investing
    activities........................   5,817     2,949     4,965     2,803    45,481(6)     n/a   43,370(6)    (701)      n/a
  Net cash provided by (used in)
    financing activities..............   4,519     2,687     6,269     1,664    41,477       n/a    43,085      (303)       n/a
  Capital expenditures................   4,185     2,593     4,237     4,283    45,608(6)     (7)   43,241(6)     515       (7)
  Deficiency of earnings to fixed
    charges...........................      --     1,461     1,414     1,041       694     6,833      [807]     [568]    [3,006]

                                                                                                  JUNE 30, 1995
                                                                                             ------------------------
                                                                                             HISTORICAL     PRO FORMA
                                                                                             ----------     ---------
                                                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents................................................................   $  1,254      $ 10,230
  Total assets.............................................................................     66,768        80,134
  Total debt...............................................................................     39,340        62,989
  Series D Preferred Stock.................................................................      8,949            --
  Stockholders' equity.....................................................................     14,357        13,023 (8)
  ACNTA(9).................................................................................                  106,137
  Ratio of ACNTA to total debt.............................................................                     1.69

---------------

(1) Includes $1,399, $2,388 and $2,895 in 1990, 1991 and 1992, respectively, from HCO Energy, Ltd. ("HCO"), its former Canadian affiliate. In December 1992, the Company deconsolidated HCO, and in January 1993, the Company sold all of its remaining shares of HCO common stock.

(2) Includes $412, $222 and $459 in 1990, 1991 and 1992, respectively, from HCO.

(3) Includes production costs, gas plant costs, dry hole, impairment and abandonment costs and engineering and geological costs.
(4) Interest expense includes $29, $42, $64 and $220 in 1991, 1992, 1993 and
    1994, respectively, and $225 in the six months ended June 30, 1995 related to amortization of deferred financing costs. Pro forma year ended December 31, 1994 includes $512 and Pro forma six months ended June 30, 1995 includes $256 related to amortization of deferred financing costs.

(5) EBITDA represents income (loss) before provision for income tax and extraordinary items and before depletion, depreciation, amortization, interest expense, minority interests and other. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity. In the event the Company incurs indebtedness (as permitted) in excess of $15,000 then the ratio of EBITDA to interest expense must equal at least 2.5 to 1.0 if such indebtedness is incurred on or prior to July 15, 1997 and must equal at least 3.0 to 1.0 thereafter. Failure to comply with such ratios would result in an event of default under the Indenture. See "Description of Notes -- Certain Covenants."

(6) Includes $42,000 of cash acquisition costs incurred in connection with the acquisition of the Bakersfield Properties.

(7) Approximately $9 million of the net proceeds from the Unit Offering will be used to finance the development of proved reserves on the Bakersfield Properties. See Note (K) of Notes to "Pro Forma Consolidated Financial Data."

(8) Includes a reduction in additional paid-in capital of $2,017 in connection with the redemption of the Series D Preferred Stock, a write off of $1,527 of deferred financing costs in connection with the early extinguishment of debt and an increase in additional paid-in capital of $2,239 related to value ascribed to all of the warrants issued in connection with the Unit Offering.

(9) ACNTA means Adjusted Consolidated Net Tangible Assets as defined in the Indenture, except that discounted future net revenue has been determined using oil and gas prices in effect at December 31, 1994. See "Description of Notes -- Certain Covenants; Certain Definitions."

                        SUMMARY OIL AND GAS RESERVE DATA

     The following table sets forth summary information with respect to the Company's estimated proved oil and gas reserves. The estimates of the Company's proved reserves and future net revenues were derived from reports prepared by Ryder Scott, with the exception of certain royalty and net profits interests representing approximately 1% of the Company's Pre-tax SEC 10 Value, which were derived from reports prepared by Huddleston. As of December 31, 1994, the average sales prices used for purposes of estimating the proved reserves and future net revenues were $16.09 per Bbl of crude oil and $2.17 per Mcf of natural gas with respect to the Bakersfield Properties and were $14.61 per Bbl of crude oil and $1.72 per Mcf of natural gas with respect to the Company's other properties in the aggregate. As of December 31, 1993 and 1992, the average sales prices used for estimating the proved reserves and future net revenues were $11.65 and $17.10 per Bbl of crude oil and $2.16 and $2.01 per Mcf of natural gas, respectively, with respect to the Company's aggregate properties. See "Risk Factors -- Reliance on Estimates of Proved Reserves" and "-- Certain Business Risks" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." A summary report of Ryder Scott is included as Annex A hereto.

                                                                               DECEMBER 31, 1994
                                                                                PROVED RESERVES
                                                                     --------------------------------------
                                                                     DEVELOPED     UNDEVELOPED      TOTAL
                                                                     ---------     -----------     --------
                                                                             (DOLLARS IN THOUSANDS)
Estimated proved reserves:
  Crude oil and NGLs (MBbl)........................................     3,570          9,919         13,489
  Natural gas (MMcf)...............................................    27,651         42,151         69,802
  Crude oil equivalents (MBOE).....................................     8,179         16,944         25,123
Estimated future net revenues before income taxes..................   $64,565        $95,857       $160,422
Pre-tax SEC 10 Value...............................................   $44,098        $42,582       $ 86,680

                                                                               DECEMBER 31, 1993
                                                                                PROVED RESERVES
                                                                     --------------------------------------
                                                                     DEVELOPED     UNDEVELOPED      TOTAL
                                                                     ---------     -----------     --------
                                                                             (DOLLARS IN THOUSANDS)
Estimated proved reserves:
  Crude oil and NGLs (MBbl)........................................       869            855          1,724
  Natural gas (MMcf)...............................................    11,362          5,807         17,169
  Crude oil equivalents (MBOE).....................................     2,763          1,823          4,586
Estimated future net revenues before income taxes..................   $22,011        $12,379       $ 34,390
Pre-tax SEC 10 Value...............................................   $15,661        $ 5,119       $ 20,780

                                                                               DECEMBER 31, 1992
                                                                                PROVED RESERVES
                                                                     --------------------------------------
                                                                     DEVELOPED     UNDEVELOPED      TOTAL
                                                                     ---------     -----------     --------
                                                                             (DOLLARS IN THOUSANDS)
Estimated proved reserves:
  Crude oil and NGLs (MBbl)........................................       875            456          1,331
  Natural gas (MMcf)...............................................     5,686            905          6,591
  Crude oil equivalents (MBOE).....................................     1,823            607          2,430
Estimated future net revenues before income taxes..................   $16,515        $ 5,105       $ 21,620
Pre-tax SEC 10 Value...............................................   $11,722        $ 2,797       $ 14,519

                             SUMMARY OPERATING DATA

     The following table sets forth summary information with respect to the Company's operations for the periods indicated.

                                                                                           SIX MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,          JUNE 30,
                                                             --------------------------    -----------------
                                                             1992(1)    1993      1994      1994      1995
                                                             ------    ------    ------    ------    -------
Average Net Daily Production:
  Crude oil and NGLs (Bbls)................................     356       505     1,128       516      1,704
  Natural gas (Mcf)........................................   1,550     5,514     9,239     5,538     12,536
  Crude oil equivalents (BOE)..............................     614     1,424     2,668     1,439      3,793
Average Sales Price(2):
  Crude oil (per Bbl)......................................  $18.37    $16.49    $15.79    $14.97    $ 16.51
  Natural gas (per Mcf)....................................    1.64      1.77      1.82    $ 1.89    $  1.56
Cost Data(3):
  Average production costs (per BOE).......................  $ 5.90    $ 4.41    $ 4.17    $ 3.98    $  4.28
  General and administrative expense (per BOE).............    7.10      4.13      2.32    $ 3.81    $  2.06
  Depletion, depreciation and amortization (per BOE).......    4.00      5.13      4.26    $ 5.11    $  3.84
Reserve Life (years):
  Total proved reserves....................................    11.0       9.0      26.2       8.7(4)    18.1(4)
  Total proved developed reserves..........................     8.2       5.4       8.5       5.3(4)     5.9(4)
Reserve replacement rate...................................     360%      520%    2,240%         (5)        (5)
Crude oil and NGLs as a percentage of total proved
  reserves.................................................    54.8%     37.6%     42.1%         (5)        (5)
Wells (at end of period):
  Gross wells..............................................     316       334       379       334        380
  Net wells................................................    87.3     103.9     149.8     103.9      150.1

---------------
(1) In December 1992, the Company deconsolidated HCO, and in January 1993, the Company sold all of its remaining shares of HCO common stock. The operating data reflected in this table do not include the results of HCO. See Note 2 of Notes to the Consolidated Financial Statements.

(2) Calculation of average selling price per barrel of crude oil and condensate excludes certain volumes and revenues attributable to hydrocarbon liquids and product sales. All average price data consider the effects of the Company's fixed-price sales and hedging contracts. See Note 10 of Notes to the Consolidated Financial Statements.

(3) Excludes NGLs and operating costs related to the gas plant.

(4) Figures are calculated based on annualized six months ended June 30 production rates.

(5) Data not relevant on a six months basis.

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors regarding an investment in the Notes.

LEVERAGE AND DEBT SERVICE

     As of June 30, 1995, after giving effect to the sale on July 24, 1995 of Units consisting of the Series A Notes and the Warrants and the application of a portion of the net proceeds thereof, the Company's total long-term debt and stockholders' equity would have been approximately $63.0 million (net of offering discount and value ascribed to the Warrants) and $13.0 million, respectively.

     The Company's indebtedness has several important consequences to the holders of Notes, including, but not limited to the following: (i) the Company will incur significant interest expense and principal repayment obligations in connection with the Notes and, to the extent drawn, the New Credit Facility;
(ii) the Company's ability to obtain additional financing in the future, as needed, may be limited; (iii) the Company's leveraged position and the covenants contained in certain of its debt agreements could limit the Company's ability to expand and compete; and (iv) the Company's substantial leverage may make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions.

     The Company's ability to pay interest and principal on the Notes and to satisfy its other debt obligations depends upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. The Company anticipates that its operating cash flow, together with borrowings under the New Credit Facility, will be sufficient to meet its operating expenses and to service its debt requirements as they become due. However, if the Company is unable to service its indebtedness, it will be forced to pursue one or more alternative strategies such as selling assets, curtailing its development drilling activities, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Results of Operations and Financial
Condition -- Liquidity and Capital Resources."

RANKING OF THE NOTES

     The Notes are senior obligations of the Company secured by a second priority lien on substantially all of the assets of the Company and its subsidiaries securing the New Credit Facility (as defined herein) and rank pari passu in right of payment with all existing and future indebtedness of the Company, other than any indebtedness that is expressly subordinated to the Notes. The Notes are not secured by a pledge of the capital stock of the Company's subsidiaries (which pledges secure the New Credit Facility). Since the New Credit Facility is secured by a first priority lien on substantially all of the Company's assets, the Notes are subordinated to the extent of such security interests with respect to direct claims against those assets. Future borrowings under the New Credit Facility (or under other secured lending arrangements) will be permitted, subject to the applicable terms, conditions and limitations thereof, including an initial borrowing base of $10 million, and the Indenture. See "Description of Notes" and "Description of New Credit Facility."

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS


     The Indenture contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in unrelated businesses. In addition, the New Credit Facility contains other and more restrictive covenants and prohibits the Company from prepaying the Notes with borrowings under the New Credit Facility. As described under "Description of Notes -- Change of Control", if a Change of Control were to occur, the Company would be required to offer to repurchase all of the outstanding Notes, and in such event, the Company could not use borrowings under the New Credit Facility for such purpose but would be required to seek third-party financing to the extent it does not have available funds to meet such repurchase obligation. The New Credit Facility also requires the Company to maintain specified financial ratios and satisfy certain financial tests. The Company's ability to meet such financial ratios and tests may be affected by events beyond its control, and there can be no assurance that the Company will meet such tests. A breach of any of these covenants could result in an event of default under the New Credit Facility. In the event of an event of default under the New Credit Facility, the lenders could elect to declare all amounts borrowed under the New Credit Facility, together with accrued interest, to be immediately due and payable and to terminate all commitments under the New Credit Facility. If the Company were unable to repay all amounts declared due and payable, the lenders could proceed against the collateral granted to them to satisfy the indebtedness and other obligations due and payable. Substantially all of the assets of the Company and its subsidiaries will be pledged as security under the New Credit Facility with priority over the lien of the Notes with respect to such assets. In addition the capital stock of the Company's subsidiaries does not secure the Notes (but does secure the New Credit Facility) . If the New Credit Facility indebtedness were to be accelerated, there can be no assurance that the assets of the Company and its subsidiaries would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes. See "Description of the Notes -- Certain Covenants" and "Description of New Credit Facility."


SECURITY FOR THE NOTES

     Pursuant to the Indenture governing the Notes, the Company has granted to the Trustee for the benefit of the holders of the Notes a second priority lien on and security interest in substantially all of the property and assets of the Company and its subsidiaries securing the New Credit Facility (the "Collateral") to secure the performance of the Company's obligations under the Indenture and the Notes. The New Credit Facility, as defined in the Indenture, is not limited as to principal amount, but the amount of loans which could be made available thereunder is limited by the Indenture's "Limitation on Indebtedness" and "Limitation on Liens" covenants. See "Description of Notes -- Certain Covenants." No assurance can be given that the value of the Collateral will on a given date equal or exceed the principal amount of the Notes, plus accrued and unpaid interest thereon. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. In connection with the security arrangements for the Notes, the Company has obtained a title insurance policy covering only the Bakersfield Properties and not the other properties mortgaged to secure the Notes. In addition, under the Purchase and Sale or Exchange Agreement dated April 18, 1994 among the Company, Bakersfield Energy Resources, Inc., Bakersfield Gas, L.P., and Bakersfield Energy Partners, L.P., the sellers of the Bakersfield Properties have the right to require the Company to sell their 25% interest upon the same basis, as to price and other material terms, as the sale of the Company's interest. Accordingly, there can be no assurance on how quickly the Collateral could be realized upon. With respect to property acquired after the Issue Date of the Notes, such property will be subject to the lien securing the Notes only if (i) such property were acquired out of the proceeds of a disposition of Collateral constituting an Asset Sale (as defined in the Indenture) or (ii) such property were pledged to secure the New Credit Facility.

     The lenders under the New Credit Facility have the right, pursuant to the Intercreditor Agreement (as defined), to make all decisions regarding the timing of any foreclosure on the Collateral and the arrangements with respect to any sale or other disposition thereof. In addition, Collateral can be released from the Lien of the Indenture at the Company's direction provided that the "Limitation on Sales of Assets" covenant of the Indenture is complied with.

     Even if the New Credit Facility were permanently retired, the right of the Trustee under the Indenture and the Security Documents (as defined in the Indenture) to foreclose upon and sell Collateral upon the occurrence of an Event of Default on the Notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy or reorganization case were to be commenced by or against the Company and one or more of its subsidiaries. Under applicable bankruptcy law, secured creditors such as the holders of the Notes are prohibited from foreclosing upon or disposing of a debtor's property without prior bankruptcy court approval. Moreover, applicable bankruptcy law permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could obtain or dispose of the Collateral or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection." If a bankruptcy court were to determine that the value of the Collateral, after giving effect to the repayment of all amounts owing in respect of the New Credit Facility, were insufficient to repay all amounts due in respect of the Notes, the holders of Notes would become holders of "undersecured claims" and, as such, would be unable to receive payments or accrual of interests, costs and offerings sold during the debtor's bankruptcy proceeding.

     A substantial portion of the Collateral is comprised of real property. Real property pledged as security to a lender may be subject to both known and unforeseen environmental risks. Under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), even a lender who does not foreclose on a property may be held liable, in certain limited circumstances, for the costs of remediating or preventing releases or threatened releases of hazardous substances at a mortgaged property. There may be similar risks under various state laws and common law theories. Such liability has seldom been imposed, and finding a lender liable generally has been based on the lender's having become sufficiently involved in the operations of the borrower so that its activities are deemed to constitute "participation in the management." This is the standard of liability set forth in CERCLA and elaborated on in a number of court decisions. A lender may also be considered to be a current owner of a property who can be held liable under CERCLA if the lender takes title to property by foreclosure, although certain courts have held that mere foreclosure on the borrower's property, in order to protect the lender's security interest, does not make the lender liable under CERCLA.

     A substantial portion of the Collateral is located in California which has various legal restrictions regarding the disposition of real property collateral, including the following restrictions. Under California law and case law interpretations, following a foreclosure sale of real property the right of a secured party to obtain a deficiency judgment against an obligor (i.e. the difference between the amount realized on foreclosure and the fair market value thereof) is limited. No deficiency judgment is permitted under California law following a non-judicial sale under the power of sale provision in a California deed of trust. Other California statutes require that a secured party exhaust the security afforded under the deed of trust by foreclosure before bringing a contract claim against the obligor for recovery of the debt.

     Under the Indenture, the Trustee may, prior to taking certain actions and exercising certain remedies on behalf of the holders of the Notes, request that the holders of the Notes provide an indemnification against its costs, expenses and liabilities. It is possible that CERCLA (or analogous) cleanup costs could become a liability of the Trustee and cause a loss to any holders that provided an indemnification. In addition, holders may act directly rather than through a Trustee, in specified circumstances, in order to pursue a remedy under the Indenture. If holders exercise that right, they could be deemed to be lenders that are subject to the risks discussed above.

     See "Description of Notes -- Security" for a more detailed description of the security provisions for the Notes.

UNDEVELOPED PROPERTIES

     As of December 31, 1994, approximately 67% of the Company's total proved reserves were classified as proved undeveloped on a BOE basis. Recovery of such reserves will require significant capital expenditures and successful drilling operations. Based on the Company's estimates, aggregate capital expenditures by the Company of approximately $56.0 million, including $53.0 million on the Bakersfield Properties, will be required to develop such undeveloped reserves, of which $11.9 million and $14.5 million are expected to be incurred during the remainder of 1995 and in 1996, respectively. The Company intends to finance the development of its properties out of the proceeds from the Unit Offering and cash from operations and, to the extent necessary, borrowings under the New Credit Facility. There can be no assurance that the Company's estimates of capital expenditures will prove accurate, that such sources of financing will be sufficient to fully fund the Company's planned development activities or that the development activities will be either successful or completed in accordance with the Company's development schedule. Additionally, any decrease in current oil and gas prices or any increase in the costs of development of the Company's properties could result in a significant reduction in the number of wells expected to be drilled. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

HISTORY OF LOSSES

     For its fiscal years ended December 31, 1990, 1991, 1992, 1993 and 1994 and the six months ended June 30, 1995, the Company incurred operating losses (before dividends and accretion on preferred stock) of $198,000, $1,461,000, $1,414,000, $1,041,000, $939,000 and $568,000, respectively. There can be no assurance that the Company will be profitable in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto.

VOLATILITY OF OIL AND GAS PRICES AND MARKETS

     The Company's revenues and earnings are dependent upon prevailing prices for oil and gas. Historically, the prices for oil and gas have been volatile. Prices for oil and gas are subject to wide fluctuations in response to changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors beyond the control of the Company. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulation, political conditions in the Middle East, the foreign supply of oil and gas, the price and availability of alternative fuels and overall oil and gas market conditions. It is impossible to predict future oil and gas price movements with any certainty. Although the Company hedges a substantial portion of its production which provides some protection from price declines, any substantial or extended decline in the price of oil and gas would have a material adverse effect on the Company's financial condition and results of operations, as well as reducing the amount of the Company's oil and gas that can be produced economically. The posted price for West Texas Intermediate crude oil (the "WTI price") varied during 1994 from a high of $19.50 per Bbl in June 1994, to a low of $12.25 per Bbl in February 1994. The price for 35(++) gravity crude oil in the Lost Hills Field (the location of most of the Bakersfield Properties) as stated in the Chevron U.S.A. Products Company Crude Oil Price Bulletin varied during 1994 from a high of $16.70 per Bbl in June 1994 to a low of $10.90 per Bbl in January 1994. Market prices received for crude oil sold in California have in the recent past been generally lower than WTI prices for similar quality oil as a result of certain market and regulatory conditions particular to the California market, including (i) a foreign export ban on Alaskan oil which results in the supply of most of such oil to the California market, (ii) the lack of pipelines to transport large quantities of oil produced in California to other states which limits the ability of producers to respond to price imbalances between California and other domestic markets and (iii) fewer independent refiners in California than in other oil producing states which results in less competition among crude oil purchasers in California than in other domestic markets. The posted price for gas at Henry Hub, Louisiana ("Henry Hub price") varied during 1994 from a high of $2.39 per MMbtu in February 1994 to a low of $1.40 per MMBtu in October 1994. Market prices currently received for gas sold in the California market are generally approximately the same as Henry Hub prices, except that due to fairly stable demand as a result of stable weather conditions in California, gas prices in California do not generally experience fluctuations during the winter and summer months as wide as those experienced by Henry Hub prices. The Southern California border monthly average price for natural gas as stated in the Natural Gas Intelligence Gas Price Index varied during 1994 from a high of $2.21 per MMBtu in January 1994 to a low of $1.41 per MMBtu in October 1994.

     Declines in oil and gas prices, if sustained, could require a writedown of the book value of the Company's oil and gas properties unless the Company has sufficient net additions in reserves and/or production to offset the decline in oil and gas prices. Such declines, if sustained, could also result in a reduction in the Company's borrowing base under its New Credit Facility, and the Company would be required to repay the amount by which outstanding advances exceed the redetermined borrowing base.

RISKS OF FIXED PRICE SALES AND HEDGING CONTRACTS

     The Company manages the risk associated with fluctuations in the price of gas, and to a lesser extent oil, primarily through certain fixed price sales and hedging contracts. The Company's price risk strategy reduces the Company's sensitivity to changes in market prices of oil and gas, but is subject to a number of risks. If the Company's reserves are not produced at the rates estimated by the Company due to inaccuracies in the reserve estimation process, operational difficulties or regulatory limitations, the Company would be required to satisfy its obligations under fixed price sales and hedging contracts on potentially unfavorable terms without the ability to hedge such risk through sales of comparable quantities of its own production. Further, the terms under which the Company enters into fixed price sale and hedging contracts are based on assumptions and estimates of numerous factors such as cost of production and pipeline and other transportation costs to delivery points. Substantial variations between the assumptions and estimates used by the Company and actual results experienced could materially adversely affect the Company's anticipated profit margins and its ability to manage in the future the risk associated with fluctuations in oil and gas prices. Additionally, the fixed price sales and hedging contracts limit the benefits the Company will realize if actual prices rise above the contract prices.

     In addition, fixed price sales and hedging contracts are subject to the risk that the counterparty may prove unable or unwilling to perform its obligations under such contracts. Currently, an affiliate of ING Capital is the counterparty for a significant portion of the Company's hedging contracts. Although the Company has not experienced and does not anticipate significant nonperformance by counterparties, such significant nonperformance could have a material adverse financial effect on the Company.

     The Company currently has a hedge contract covering 8,000 Bbls of oil per month from February 1994 to August 1996 that provides for a floor reference price of $15.80 per Bbl and a ceiling reference price of $18.75 Bbl. Pursuant to such hedge contract, the Company pays the difference between $18.75 per Bbl and the index price (the price for light, sweet crude oil as quoted by the New York Mercantile Exchange (the "NYMEX")) if the index price is higher than $18.75, and the Company receives the difference between $15.80 and the index if the index price is lower than $15.80 per barrel, as determined on a monthly basis. The settlement price for light, sweet crude oil as quoted by NYMEX on September 29, 1995 was $17.54 per barrel.

     The Company has entered into another contract to hedge (i) 300 barrels of oil per day from May 1995 to April 1996 and (ii) 250 barrels per day from May 1996 to April 1997. The hedge provides for a fixed price of $18.505 per barrel. Gains or losses under the above agreements are recorded in oil revenues in periods in which the hedged production occurs and such agreements are settled on a monthly basis.

     The Company currently has a gas sales contract with Cabot pursuant to which the Company is obligated to sell all of its gas produced from each field of its South Texas Properties, up to certain maximum amounts determined for each field and in the aggregate for all such properties, at a price of approximately $1.80 per MMBtu at the wellhead through October 1995, except that the Company will receive a floor price of $2.05 per MMBtu for a portion of such production from January 1995 through December 1995. The gas sales contract and the gas hedge contract were entered into by the general partner of a partnership through which the Company's South Texas Properties were held until the dissolution of such partnership in March 1994. During the year ended December 31, 1994, the total quantity of gas subject to the gas sales contract exceeded the Company's actual production from the South Texas Properties by approximately 2,185 MMBtu per day in the aggregate. The Company covered this shortfall in production by purchasing gas in the spot market and delivered such gas to fulfill the terms of such contract. Because the average spot market price of gas during 1994 was lower than the gas sales contract price of $1.80 per MMBtu, the Company realized a small gain from the sale of the gas purchased to cover the shortfall. The former general partner and its successor have paid all amounts owed as a result of such production shortfall and have not requested any reimbursement for such amounts from the Company. The Company does not believe it owes such former general partner or its successor any such reimbursement.

     In connection with the gas sales contract, beginning in 1995, Cabot has not paid the $1.80 per MMBtu price for volumes of gas delivered pursuant to the contract, but rather has paid the spot market price for such gas because Cabot claims that, as a result of the dissolution of STLP, the gas sales contract was cancelled effective December 31, 1994. In March 1995, the Company filed a lawsuit against Cabot to enforce the terms of a gas sales contract because the Company believes that such contract, as amended, was assigned to the Company as part of the dissolution of STLP and, therefore, is still in effect. Although the Company believes that it is entitled to recover the amounts owed by Cabot and the court should enforce the terms of the gas sales contract, the Company cannot predict the outcome of such lawsuit.

     The Company entered into a hedging contract covering approximately 75% of its projected proved developed oil production from the Bakersfield Properties until June 30, 1997 at a reference price of $17.25 per Bbl. Pursuant to such hedge contract, the Company pays half of the difference between $17.25 and the index price (the NYMEX price for light, sweet crude oil) if the index price is higher than $17.25 and the Company receives the difference between $17.25 and the index price if the index price is lower than $17.25, as determined on a monthly basis. Additionally, the Company entered into a gas sales contract covering the gas production from the Bakersfield Properties pursuant to which the Company will receive (i) $1.985 per MMBtu for the delivery of 3,750 MMBtu of gas per day from October 1, 1994 to September 30, 1995, (ii) $2.0297 per MMBtu for the delivery of 3,000 MMBtu of gas per day from October 1, 1995 to September 30, 1996 and (iii) $2.0753 per MMBtu for the delivery of 2,500 MMBtu of gas per day from October 1, 1996 to September 30, 1997.

     The Company entered into a firm gas sales contract for 3,750 MMBtu per day delivered into the SoCal Pipeline System. The term of the contract is one year, commencing December 1, 1994 and ending November 30, 1995. The composite average price received by the Company for the gas sold is $1.81 per MMBtu. The Company also entered into a firm gas sales contract commencing December 1, 1995 and ending November 30, 1997 for the sale of 3,000 MMBtu per day at an effective price of $1.70 per MMBtu.

     As of June 30, 1995 the Company had approximately 75% of its oil production and approximately 55% of its gas production committed to such fixed price sales and hedging contracts based on second quarter 1995 production.

RELIANCE ON ESTIMATES OF PROVED RESERVES

     There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves, including many factors beyond the control of the Company. Certain events, including changes in oil and gas prices, production, acquisitions and future drilling and development, could result in increases or decreases in estimated proved quantities of oil and gas reserves. In addition, estimates of the Company's quantities of oil and gas reserves, future net revenues from proved reserves and the present value thereof are based on certain assumptions regarding future oil and gas prices, production levels and operating and development costs that may not prove to be correct. In particular, estimates of oil and gas reserves, future net revenues from proved reserves and the present value thereof for the Company's oil and gas properties included in this Prospectus are based on the assumption that future oil and gas prices remain the same as oil and gas prices at December 31, 1994. As of December 31, 1994, the average sales prices used for purposes of such estimates were $16.09 per Bbl of oil and $2.17 per Mcf of gas with respect to the Bakersfield Properties and $14.61 per Bbl of oil and $1.72 per Mcf of gas with respect to the Company's other properties in the aggregate. Although average oil prices with respect to the Bakersfield Properties and the Company's other properties were, for the year ended December 31, 1994, significantly lower than oil prices at December 31, 1993, with average oil prices realized by the Company of $15.79 per Bbl and $16.46 per Bbl, respectively, the gas prices for the Bakersfield Properties and the Company's other properties were, for the year ended December 31, 1994, significantly higher than those received at year-end 1993, with average gas prices realized by the Company of $1.82 per Mcf and $1.77 per Mcf, respectively. Also assumed is the Company's planned expenditures of approximately $56.0 million in future capital expenditures, including $53.0 million on the Bakersfield Properties, necessary to develop and realize the value of its undeveloped proved reserves. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves set forth herein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON LOCAL OPERATORS

     None of the Company's oil and gas properties is operated by the Company. As a result, the Company has limited control over the operations conducted on such properties, including the safety and environmental standards used in connection therewith. Pursuant to the operating agreements between the Company and most of its operators, the Company maintains significant control over the nature and timing of development activities. The operators of approximately 13% of the Company's proved reserves, however, have control with respect to the nature and timing of development activities. In such instances, the operators of such properties could undertake development projects at a time when the Company does not have the funds required to finance its share of the costs of such projects. In such event, pursuant to the operating agreements between the Company and most of such operators, the operator is entitled to receive all cash flow from such project until it has recovered a multiple of the costs of such project (usually 300% to 400%) prior to the Company's receipt of any production or revenues from such project or, in the event drilling is necessary to maintain certain leasehold interests, the Company may be required to forfeit its interests in such projects. Conversely, the operators of such properties could refuse to initiate development projects, in which case the Company would be required to propose such activities and may be required to proceed with such activities without receiving any funding from the operator, or the operators may initiate development projects on a slower schedule than that preferred by the Company. Any of these events could have a significant effect on the Company's anticipated development activities and financing thereof. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

OPERATING HAZARDS AND UNINSURED RISKS

     The Company's operations are subject to risks inherent in the oil and gas industry, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution and other environmental risks. These risks could result in substantial losses to the Company due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. In accordance with customary industry practice, the Company is not fully insured against all risks incident to its business. Because of the nature of industry hazards, it is possible that liabilities for pollution and other damages arising from a major occurrence could exceed insurance coverage or policy limits. Any such liabilities could have a materially adverse effect on the Company.

CERTAIN BUSINESS RISKS

     The Company intends to continue acquiring oil and gas properties. Although the Company performs a review of the properties to be acquired that it believes is consistent with industry practices, such reviews are inherently incomplete. Generally, it is not feasible to review in-depth every individual property involved in each acquisition. Ordinarily, the Company will focus its review efforts on the higher-valued properties and will sample the remainder. However, even an in-depth review of all properties and records may not necessarily reveal existing or potential problems nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. Inspections may not always be performed on every well, and environmental problems, such as ground water contamination, are not necessarily observable even when an inspection is undertaken. Furthermore, the Company must rely on information, including financial, operating and geological information, provided by the seller of the properties without being able to verify fully all such information and without the benefit of knowing the history of operations of all such properties. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business and Properties."

     In addition, a high degree of risk of loss of invested capital exists in almost all exploration and development activities which the Company undertakes. No assurance can be given that oil or gas will be discovered to replace reserves currently being developed, produced and sold, or that if oil or gas reserves are found, they will be of a sufficient quantity to enable the Company to recover the substantial sums of money incurred in their acquisition, discovery and development. Drilling activities are subject to numerous risks, including the risk that no commercially productive oil or gas reservoirs will be encountered. The cost of drilling, completing and operating wells is often uncertain. The Company's operations may be curtailed, delayed or cancelled as a result of numerous factors including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. The availability of a ready market for the Company's gas production depends on a number of factors, including, without limitation, the demand for and supply of natural gas, the proximity of gas reserves to pipelines, the capacity of such pipelines and government regulations.

DEPENDENCE ON KEY PERSONNEL

     The success of the Company will depend almost entirely upon the ability of a small group of key executives to manage the business of the Company. Should one or more of these executives leave the Company or become unable to perform his duties, no assurance can be given that the Company will be able to attract competent new management.

COMPETITION

     The acquisition, exploration and development of oil and gas properties is a highly competitive business. Many companies and individuals are engaged in the business of acquiring interests in and developing onshore oil and gas properties in the United States. The industry is not dominated by any single competitor or a small number of competitors. The Company competes with major and independent oil and gas companies for the acquisition of desirable oil and gas properties, as well as for the equipment and labor required to operate and develop such properties. Many of these competitors have financial and other resources substantially in excess of those available to the Company. Such competitive disadvantages could adversely affect the Company's ability to acquire desirable properties or to develop existing properties.

GOVERNMENTAL REGULATION

     The Company's business is subject to certain federal, state and local laws and regulations relating to the exploration for and development and production of oil and gas, as well as environmental and safety matters. Such laws and regulations have generally become more stringent in recent years, often imposing greater liability on a larger number of potentially responsible parties. Because the requirements imposed by such laws and regulations are frequently changed, the Company is unable to predict the ultimate cost of compliance with such requirements and their effect on the Company. See "Business and Properties -- Regulation."

FRAUDULENT CONVEYANCE

     Various fraudulent conveyance laws enacted for the protection of creditors may apply to the Guarantors' issuance of the Guarantees. To the extent that a court were to find that (x) a Guarantee was incurred by a Guarantor with intent to hinder, delay or defraud any present or future creditor or the Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) such Guarantor did not receive fair consideration or reasonable equivalent value for issuing its Guarantee and such Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Guarantee in favor of the Guarantor's creditors. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the Notes. To the extent any Guarantees were avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and any Guarantor whose Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an invalid Guarantee would be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any voided portions of any of the Guarantees.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, the Guarantors may be considered insolvent if the sum of their debts, including contingent liabilities, was greater than the fair marketable value of all of their assets at a fair valuation or if the present fair marketable value of their assets was less than the amount that would be required to pay their probable liability on their existing debts, including contingent liabilities, as they become absolute and mature.

     Based upon financial and other information, the Company believes that the Notes and the Guarantees are being incurred for proper purposes and in good faith and that the Company and each Guarantor is solvent and will continue to be solvent after issuing the Notes or its Guarantee, as the case may be, will have sufficient capital for carrying on its business, if any, after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with the Company.

LACK OF PUBLIC MARKET

     Prior to the date hereof, there has only been a private institutional trading market for the Series A Notes. Although the Initial Purchasers have advised the Company that they intend to make a market in the Series A Notes and, if issued, the Exchange Notes, they are not obligated to do so and they may discontinue such market-making at any time without notice. In addition, such market-making activity may be limited during the Exchange Offer. Although the Series A Notes are eligible for trading in the PORTAL market, there can be no assurance as to the development of any market or the liquidity of any market that may develop for the Series A Notes or the Exchange Notes. The Commission has broad discretion to determine whether the registration statement of which this Prospectus forms a part will be declared effective and may delay or deny the effectiveness of such registration statement filed by the Company for a variety of reasons. Failure to have the registration statement declared effective could adversely affect the liquidity and price of the Series A Notes. If the Company does not comply with its registration obligations with respect to the Series A Notes in a timely manner, it will be required to pay additional interest (in addition to the scheduled interest) until such obligations are complied with. See "Exchange Offer, Registration Rights."

ORIGINAL ISSUE DISCOUNT CONSEQUENCES

     If a bankruptcy case is commenced by or against the Company under the United States Bankruptcy Code (the "Bankruptcy Code"), the claim of a holder of any of the Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price allocable to the Notes and (ii) that portion of the original issue discount which is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

                         PURPOSE OF THE EXCHANGE OFFER

     In connection with the initial sale of the Series A Notes, the Company agreed, subject to certain conditions, to use its best efforts to conduct the Exchange Offer. The Company's purpose in making the Exchange Offer is to comply with such agreement and to avoid the increase in interest rate on the Series A Notes which would occur if the Exchange Offer were not duly and timely consummated. See "Description of the Notes -- Registration Rights Agreement." The Exchange Offer should provide holders of Series A Notes with the ability to effect, for federal income tax purposes, a tax-free exchange of such Series A Notes, which are subject to trading limitations, for Exchange Notes that will not be subject to such restrictions.

     The Exchange Offer provides holders of Series A Notes with Exchange Notes that will generally be freely transferable by holders thereof (other than any holder who is an "affiliate" or "promoter" of the Company within the meaning of Rule 405 under the Securities Act), who may offer for resale, resell or otherwise transfer such Exchange Notes without complying with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of each such holder's business and such holders have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes. Each holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that at the time of consummation of the Exchange Offer such holder will have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act, and that such holder is not an affiliate of the Company within the meaning of the Securities Act.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act), who receives Exchange Notes in exchange for Series A Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act (with such prospectus containing the selling securityholder information required by
Item 507 of Regulation S-K under the Securities Act) in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act (which may be this Prospectus, as it may be amended or supplemented from time to time) in connection with any resale of such Exchange Notes.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, and (iv) neither holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives an Exchange Note for its own account in exchange for Series A Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "-- Plan of Distribution."

PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Series A Notes where such Series A Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale during the period required by the Securities Act.

     The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to the purchaser or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                               THE EXCHANGE OFFER

TERMS OF THE OFFER

     The Company hereby offers, upon the terms and conditions set forth herein and in the related Letter of Transmittal, to exchange Exchange Notes for a like principal amount of outstanding Series A Notes. An aggregate of $65 million principal amount of Series A Notes are outstanding. The Exchange Offer is not conditioned upon any minimum amount of Series A Notes being tendered.

     The Exchange Offer will expire at 5:00 p.m., New York City time, on
               , 1995, unless extended. The term "Expiration Date" means 5:00
p.m., New York City time, on                , 1995, unless the Company, in its
sole discretion, notifies the Exchange Agent that the period of the Exchange Offer has been extended, in which case the term "Expiration Date" means the latest time and date on which the Exchange Offer as so extended will expire. See "-- Expiration and Extension."

     Holders of Series A Notes who wish to exchange Series A Notes for Exchange Notes and who validly tender Series A Notes to the Exchange Agent or validly tender Series A Notes by complying with the book-entry transfer procedures described below and, in each case, who furnish the Letter of Transmittal and any other required documents to the Exchange Agent, will either have Exchange Notes mailed to them by the Exchange Agent or have the Exchange Notes credited to their account in accordance with the book-entry transfer procedures described below, promptly after such tender is accepted by the Company. Subject to the terms and conditions of the Exchange Offer, Series A Notes which have been validly tendered prior to the Expiration Date will be accepted on or promptly after the Expiration Date. Subject to the applicable rules of the Commission, the Company, however, reserves the right, prior to the first acceptance of tendered Series A Notes, to delay acceptance of tendered Series A Notes, or to terminate the Exchange Offer, subject to the provisions of Rule 14e-1(c) under the Exchange Act, which requires that a tender offeror pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of a tender offer.

     In addition, the Company reserves the right to waive any condition or otherwise amend the Exchange Offer in any respect consistent with the Indenture and the Registration Rights Agreement prior to the acceptance of tendered Series A Notes. If any amendment by the Company of the Exchange Offer or waiver by the Company of any condition thereto constitutes a material change in the information previously disclosed to the holders of Series A Notes, the Company will, in accordance with the applicable rules of the Commission, disseminate promptly disclosure of such change in a manner reasonably calculated to inform such holders of such change. If it is necessary to permit an adequate dissemination of information regarding such material change, the Company will extend the Exchange offer to permit an adequate time for holders of Series A Notes to consider the additional information.

CERTAIN EFFECTS OF THE EXCHANGE OFFER

     Because the Exchange Offer is for any and all Series A Notes, the number of Series A Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Series A Notes outstanding. As a result, the liquidity of any remaining Series A Notes may be substantially reduced. The Series A Notes are currently eligible for sale pursuant to Rule 144A through the PORTAL System of the National Association of Securities Dealers, Inc. Because the Company anticipates that most holders of Series A Notes will elect to exchange such Series A Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Series A Notes remaining after the consummation of the Exchange Offer may be substantially limited.

EXPIRATION AND EXTENSION

     The Exchange Offer will expire at 5:00 p.m., New York City time, on
               , 1995, unless extended by the Company. The Exchange Offer may be extended by oral or written notice from the Company to the Exchange Agent at any time or from time to time, on or prior to the date then fixed for the expiration of the Exchange Offer. Public announcement of any extension of the Exchange Offer will be timely made by the Company, but, unless otherwise required by law or regulation, the Company will not have any obligation to communicate such public announcement other than by making a release to the Dow Jones News Service.

CONDITIONS

     The Exchange Offer is subject to the following conditions: (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding is instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company or the Guarantors to proceed with the Exchange Offer and no material adverse development has occurred in any existing action or proceeding with respect to the Company or the Guarantors and (iii) all governmental approvals have been obtained, which approvals the Company and the Guarantors deem necessary for the consummation of the Exchange Offer.

REGISTRATION RIGHTS

     Effective July 24, 1995, the Company entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which the Company has, for the benefit of the holders of the Notes, at the Company's cost, agreed to (i) file the registration statement of which this Prospectus forms a part (the "Exchange Offer Registration Statement"), under the Securities Act with respect to the Exchange Offer which constitutes the Company's offer to exchange the Series A Notes for Exchange Notes, which will have terms identical in all material respects to the Series A Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions and will not contain certain provisions relating to an increase in the interest rate which were applicable to the Series A Notes in certain circumstances relating to the timing of the Exchange Offer), and (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days after the Issue Date. The Company will keep the Exchange Offer open for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Series A Notes.

     In the event that (i) any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 150 days of the Issue Date, (iii) in certain circumstances, certain holders of unregistered Exchange Notes so request within 120 days after the consummation of the Exchange Offer or
(iv) in the case of any holder that participates in the Exchange Offer, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act) and so notifies the Company within 60 days after such holder first becomes aware of such restriction and provides the Company with a reasonable basis for its conclusion, in the case of each of clauses
(i)-(iv) of this sentence, then the Company will promptly deliver to the holders and the Trustee written notice thereof and, at its cost, (a) as promptly as practicable, file a shelf registration statement covering resales of the Notes (the "Shelf Registration Statement"), (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its best efforts to keep the Shelf Registration Statement effective until three years after its effective date, or such shorter period ending when
(i) all Notes covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated therein or (ii) a subsequent Shelf Registration Statement covering all unregistered Notes has been declared effective under the Securities Act. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder of Notes that sells such Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have its Notes included in the Shelf Registration Statement and to benefit from the provisions regarding liquidated damages set forth therein.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available without charge by writing to the Company at 4400 Post Oak Parkway, Suite 2220, Houston, Texas 77027, Attention:
Secretary.

HOW TO TENDER

     A holder of Series A Notes may tender Series A Notes by (a) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the Series A Notes being tendered (or a confirmation of an appropriate book-entry transfer) to the Exchange Agent on or prior to the Expiration Date or (b) requesting a broker, dealer, bank, trust company or other nominee to effect the transaction for such holder prior to the Expiration Date.

     If Exchange Notes are to be delivered to an address other than that of the registered holder appearing on the note register (the "Note Register") maintained by the registrar of the Notes, the signature on the Letter of Transmittal must be guaranteed by a commercial bank or trust company having an office or correspondent in the United States, or by a member firm of a national securities exchange or the National Association of Securities Dealers, Inc. (any of the foregoing is hereinafter referred to as an "Eligible Institution"). Exchange Notes will not be issued in the name of a person other than that of the registered holder of the Series A Notes appearing on the Note Register.

     The Exchange Agent will establish an account with respect to the Series A Notes at DTC within two business days after the date of this Prospectus, and any financial institution which is a participant in DTC may make book-entry delivery of the Series A Notes by causing DTC to transfer such Series A Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Series A Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal, with any required signature guarantees and any other required documents, must in any case be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at one of its addresses set forth below under "Exchange Agent", or the guaranteed delivery procedure described below must be complied with. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in this Prospectus to deposit or delivery of Series A Notes shall be deemed to include DTC's book-entry delivery method.

     Notwithstanding the foregoing, any financial institution that is a participant in the Depositary's Book-Entry Transfer Facility system may make book-entry delivery of the Existing Notes by causing the Depositary to transfer such Existing Notes into the Exchange Agent's account in accordance with the Depositary's Automated Tender Offer Program ("ATOP") procedures for such book-entry transfers. However, the exchange for the Existing Notes so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such Book-Entry Transfer of Existing Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgement from a participant tendering Existing Notes that is the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant.

     THE METHOD OF DELIVERY OF SERIES A NOTES AND ALL OTHER DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, AND PROPER INSURANCE BE OBTAINED.

     If a holder desires to tender Series A Notes pursuant to the Exchange Offer and such holder's Series A Notes are not immediately available or time will not permit all of the above documents to reach the Exchange Agent prior to the Expiration Date, or such holder cannot complete the procedure of book-entry transfer on a timely basis, such tender may be effected if the following conditions are satisfied:

          (a) such tenders are made by or through an Eligible Institution;

          (b) a properly completed and duly executed Notice of Guaranteed Delivery, in substantially the form provided by the Company, is received by the Exchange Agent as provided below on or prior to the Expiration Date; and

          (c) the Series A Notes, in proper form for transfer (or confirmation of book-entry transfer of such Series A Notes into the Exchange Agent's account at DTC as described above), together with a properly completed and duly executed Letter of Transmittal and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange, Inc. trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.

     A tender will be deemed to have been received as of the date when the tendering holder's duly signed Letter of Transmittal accompanied by Series A Notes (or a timely confirmation received of a book-entry transfer of Series A Notes into the Exchange Agent's account at DTC) or a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Series A Notes tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against delivery of the Letter of Transmittal (and any other required documents) and the tendered Series A Notes (or a timely confirmation received of a book-entry transfer of Series A Notes into the Exchange Agent's account at DTC) with the Exchange Agent.

     Partial tenders of Series A Notes may be made only if (i) the principal amount tendered is equal to $1,000 or an integral multiple thereof; and (ii) the remaining untendered portion of such Series A Note is in a principal amount of $250,000, or any integral multiple of $1,000 in excess of such amount. Holders tendering less than the entire principal amount of any Series A Note they hold in accordance with the foregoing restrictions must appropriately indicate such fact on the Letter of Transmittal accompanying the tendered Series A Note.

     With respect to tenders of Series A Notes, the Company reserves full discretion to determine whether the documentation is complete and generally to determine all questions as to tenders, including the date of receipt of a tender, the propriety of execution of any document, and other questions as to the validity, form, eligibility or acceptability of any tender. The Company reserves the right to reject any tender not in proper form or otherwise not valid or the acceptance of exchange of which may, in the opinion of the Company's counsel, be unlawful or to waive any irregularities or conditions, and the Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final. The Company shall not be obligated to give notice of any defects or irregularities in tenders and shall not incur any liability for failure to give any such notice. The Exchange Agent may, but shall not be obligated to, give notice of any irregularities or defects in tenders, and shall not incur any liability for any failure to give any such notice. Series A Notes shall not be deemed to have been duly or validly tendered unless and until all defects and irregularities have been cured or waived. All improperly tendered Series A Notes, as well as Series A Notes in excess of the principal amount tendered for exchange, will be returned (unless irregularities and defects are timely cured or waived), without cost to the tendering holder (or, in the case of Series A Notes delivered by book-entry transfer within DTC, will be credited to the account maintained within DTC by the participant in DTC which delivered such shares), promptly after the Expiration Date.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, certain terms and conditions which are summarized below and are part of the Exchange Offer.

     Each holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that at the time of consummation of the Exchange Offer such holder will have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes in violation of the provision of the Securities Act, and that such holder is not an affiliate within the meaning of the Securities Act.

     Series A Notes tendered in exchange for Exchange Notes (or a timely confirmation of a book-entry transfer of such Series A Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent, with the Letter of Transmittal and any other required documents, by 5:00 p.m., New York City
time, on or prior to             , 1995, unless extended, or within the time
periods set forth above in "-- How to Tender" pursuant to a Notice of Guaranteed Delivery from an Eligible Institution. The party tendering the Series A Notes for exchange (the "Holder") sells, assigns and transfers the Series A Notes to the Exchange Agent, as agent of the Company, and irrevocably constitutes and appoints the Exchange Agent as the Holder's agent and attorney-in-fact to cause the Series A Notes to be transferred and exchanged. The

Holder warrants that it has full power and authority to tender, exchange, sell, assign and transfer the Series A Notes and to acquire the Exchange Notes issuable upon the exchange of such tendered Series A Notes, the Exchange Agent, as agent of the Company, will acquire good and unencumbered title to the tendered Series A Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Series A Notes tendered for exchange are not subject to any adverse claims when accepted by the Exchange Agent, as agent of the Company. The Holder also warrants and agrees that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Series A Notes. All authority conferred or agreed to be conferred in the Letter of Transmittal by the Holder will survive the death or incapacity of the Holder and any obligation of the Holder shall be binding upon the heirs, personal representatives, successors and assigns of such Holder.

     Signature(s) on the Letter of Transmittal will be required to be guaranteed as set forth above in "-- How to Tender." All questions as to the validity, form, eligibility (including time of receipt) and acceptability of any tender will be determined by the Company, in its sole discretion, and such determination will be final and binding. Unless waived by the Company, irregularities and defects must be cured by the Expiration Date. The Company will pay all security transfer taxes, if any, applicable to the transfer and exchange of Series A Notes tendered.

WITHDRAWAL RIGHTS

     All tenders of Series A Notes may be withdrawn at any time prior to acceptance thereof on the Expiration Date. To be effective, a notice of withdrawal must be timely received by the Exchange Agent at the address set forth below under "-- Exchange Agent." Any notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered the Series A Notes to be withdrawn. If the Series A Notes have been physically delivered to the Exchange Agent, the tendering holder must also submit the serial number shown on the particular Series A Notes to be withdrawn. If the Series A Notes have been delivered pursuant to the book-entry procedures set forth above under "--How to Tender," any notice of withdrawal must specify the name and number of the participant's account at DTC to be credited with the withdrawn Series A Notes. The Exchange Agent will return the properly withdrawn Series A Notes as soon as practicable following receipt of notice of withdrawal. All questions as to the validity, including time of receipt, of notices of withdrawals will be determined by the Company, and such determinations will be final and binding on all parties.

ACCEPTANCE OF TENDERS

     Subject to the terms and conditions of the Exchange Offer, including the reservation of certain rights by the Company, Series A Notes tendered (either physically or through book-entry delivery as described in "-- How to Tender") with a properly executed Letter of Transmittal and all other required documentation, and not withdrawn, will be accepted promptly after the Expiration Date. Subject to such terms and conditions, Exchange Notes to be issued in exchange for properly tendered Series A Notes will either be mailed by the Exchange Agent or credited to the holder's account in accordance with the appropriate book-entry procedures promptly after the acceptance of the properly tendered Series A Notes. Acceptance of Series A Notes will be effected by the delivery of a notice to that effect by the Company to the Exchange Agent. Subject to the applicable rules of the Commission, the Company, however, reserves the right, prior to the acceptance of tendered Series A Notes, to delay acceptance of tendered Series A Notes upon the occurrence of any of the conditions set forth above under the caption "-- Conditions." The Company confirms that its reservation of the right to delay acceptance of tendered Series A Notes is subject to the provisions of Rule 14e-1(c) under the 1934 Act which requires that a tender offeror pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of a tender offer.

     Although the Company does not currently intend to do so, if it modifies the terms of the Exchange Offer, such modified terms will be available to all holders of Series A Notes, whether or not their Series A Notes have been tendered prior to such modification. Any material modification will be disclosed in accordance with the applicable rules of the Commission and, if required, the Exchange Offer will be extended to permit holders of Series A Notes adequate time to consider such modification.

     The tender of Series A Notes pursuant to any one of the procedures set forth in "-- How to Tender" will constitute an agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer.

EXCHANGE AGENT

     Texas Commerce Bank National Association has been appointed as Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent as follows:

           Facsimile Transmission                            Address for Mailing:
              Telephone Number:                                  P.O. Box 2320
               (214) 672-5744                                Dallas, TX 75221-2320
                                                               Attn: Frank Ivins
            Confirm by Telephone:                  Address for Courier and Hand Deliveries:
               (800) 275-2048                                   One Main Place
                                                           1201 Main St., 19th Floor
                                                               Dallas, TX 75202
                                                               Attn: Frank Ivins

     Delivery to other than the above address will not constitute valid delivery.

SOLICITATION OF TENDERS; EXPENSES

     Except as described above under "-- Exchange Agent," the Company has not retained any agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons for soliciting or recommending acceptances of the Exchange Offer. The Company will, however, reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of the Series A Notes and in handling or forwarding tenders for their customers.

                                USE OF PROCEEDS

     No new net proceeds will be received by the Company as a result of the Exchange Offer.

     The net proceeds to the Company from the Unit Offering were approximately $61.6 million after deducting discounts and estimated offering expenses payable by the Company. The Company utilized a portion of the net proceeds to repay all amounts outstanding under the Prior Credit Facility and the Bridge Loan; redeem its outstanding shares of Series D Preferred Stock; and acquire the Carried Interest Wells; and plans to utilize the balance primarily to finance a portion of the development of the Bakersfield Properties. The following table illustrates the sources and uses of funds assuming the offering had occurred on June 30, 1995.

                                                                                  AMOUNT
                                                                                  -----
                                                                          (DOLLARS IN MILLIONS)
    SOURCES OF FUNDS:
      Units(1)..................................................................  $61.6
                                                                                  -----
              Total Sources.....................................................  $61.6
                                                                                  =====
    USES OF FUNDS:
      Retirement of Prior Credit Facility(2)....................................  $34.3
      Retirement of Bridge Loan(3)..............................................    5.0
      Redemption of Series D Preferred Stock(4).................................   11.0
      Purchase Carried Interest Wells...........................................    2.3
      Development of Bakersfield Properties.....................................    9.0
                                                                                  -----
              Total Uses........................................................  $61.6
                                                                                  =====

---------------

(1) The Units consisted of an aggregate $65.0 million principal face amount of Notes, and Warrants to purchase shares of Common Stock with an aggregate ascribed value of $1.7 million.

(2) Amounts outstanding under the Prior Credit Facility bore interest at an annual rate of LIBOR plus 3% prior to repayment. The Prior Credit Facility had a final maturity date of March 31, 2001.

(3) The Bridge Loan bore interest presently at an annual rate of LIBOR plus 5.5% prior to repayment. The lender extended the final maturity date of the Bridge Loan from July 1 to October 1, 1995.

(4) In June 1994, the Company issued 100,000 shares of Series D Preferred Stock, with detachable warrants, at a price of $100.00 per share for an aggregate value of $10.0 million. An additional 9,300 shares of Series D Preferred Stock were issued as dividends since the original issuance thereof. The proceeds of the Series D Preferred Stock issuance were used to finance a portion of the purchase price of the Bakersfield Properties.

     The Company anticipates total capital expenditures of approximately $53.0 million to fully develop the proved reserves of the Bakersfield Properties, which will comprise the drilling of 161 wells in locations which are currently identified as proved undeveloped. Based on current plans, the Company expects to make capital expenditures with respect to the Bakersfield Properties of $17.1 million during the 12 months following the Unit Offering, of which approximately $10.9 million is expected to be spent during the second half of 1995, and approximately $6.2 million is expected to be spent during the first half of 1996. During the second half of 1996 and all of 1997, the Company intends to make additional capital expenditures of $6.2 million and $8.2 million, respectively. Thereafter, the Company expects to spend approximately $21.5 million to complete the development of the proved reserves of the Bakersfield Properties. These expenditures will finance 38 wells in the second half of 1995, 48 in 1996, 33 in 1997 and 42 thereafter and will include the implementation of a waterflood project which is expected to occur in 1998. The Company will use a total of approximately $9.0 million of the net proceeds of the Unit Offering to finance the development of the Bakersfield Properties during the second half of 1995. In addition to such proceeds, management intends to use cash flow from operations and borrowings under the New Credit Facility to finance its pro rata share of the costs incurred in the development of the Bakersfield Properties.

     During the fourth quarter of 1994, the Company entered into an agreement with Bakersfield Energy, whereby the existing provisions of the operating agreement were amended relative to the drilling of the Carried Interest Wells in the fourth quarter of 1994 to provide that Bakersfield Energy would retain 100% of the net revenue from the Carried Interest Wells until it had recovered a payout of 110% of the drilling, completion and operating costs, net to the Company's 75% working interest in the Carried Interest Wells and then the Company would revert to a 75% working interest position in the Carried Interest Wells. The Company used approximately $2.3 million of the net proceeds from the Unit Offering to accelerate the payout of the drilling costs, the effect of which allowed the Company to revert to a 75% working interest position in the Carried Interest Wells.

                                 CAPITALIZATION

     The following table sets forth the total consolidated capitalization of the Company at June 30, 1995, and as adjusted to give effect to the consummation of the Unit Offering and the initial application of the estimated net proceeds therefrom, as described under "Use of Proceeds." This table should be read in conjunction with the consolidated financial statements of the Company and the related notes and other financial information included elsewhere in this Properties.

                                                                           JUNE 30, 1995
                                                                      ------------------------
                                                                       ACTUAL      AS ADJUSTED
                                                                      --------     -----------
                                                                       (DOLLARS IN THOUSANDS)
Cash and cash equivalents...........................................  $  1,254      $  10,230
                                                                      ========      =========
Total debt, including current maturities:
  Prior Credit Facility(1)..........................................  $ 34,340      $      --
  Bridge Loan.......................................................     5,000             --
  14 7/8% Senior Secured Notes due 2002.............................        --         62,989(2)
                                                                      --------     -----------
          Total debt................................................    39,340         62,989
                                                                      --------     -----------
Series D Preferred Stock............................................     8,949             --
Stockholders' equity:
  Preferred stock, $.01 par value --
     1,500,000 shares authorized;
     65,000 shares outstanding......................................         1              1
Common stock, $.10 par value --
  25,000,000 shares authorized;
  7,531,207 shares actual outstanding;
  8,631,207 shares as adjusted outstanding(3).......................       753            863
Additional paid-in capital..........................................    29,365         29,448
Accumulated deficit.................................................   (15,762)       (17,289)
                                                                      --------     -----------
          Total stockholders' equity................................    14,357         13,023(4)
                                                                      --------     -----------
          Total capitalization......................................  $ 62,646      $  76,012
                                                                      ========      =========

---------------

(1) Availability under the New Credit Facility will be subject to a borrowing base initially established at $10 million. See "Description of New Credit Facility."
(2) Represents the principal face amount of Notes of $65 million less an original issue discount of $352 and value ascribed to the Warrants of $1,659.
(3) As adjusted shares outstanding reflects the exchange of warrants for shares of Common Stock by the Series D Holders concurrently with the consummation of the Unit Offering but excludes 5,348,219 shares of Common Stock issuable upon conversion of preferred stock or exercise of outstanding options and warrants.
(4) Includes a reduction in additional paid-in capital of $2,046 in connection with the redemption of the Series D Preferred Stock, a write off of $1,527 of deferred financing costs in connection with the early extinguishment of debt and an increase in additional paid-in capital of $2,239 related to value ascribed to all of the warrants issued in connection with the Unit Offering.

                            PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial data are derived from the historical financial statements of HarCor Energy, Inc. set forth elsewhere herein and are adjusted to reflect (i) the consummation of the Unit Offering and the application of a portion of the net proceeds to repay all indebtedness outstanding under the Prior Credit Facility and the Bridge Loan, to redeem the Series D Preferred Stock and to fund the acquisition of the Carried Interest Wells, (ii) the acquisition of the Bakersfield Properties and the results of operations for the Bakersfield Properties, (iii) the exchange of certain outstanding warrants for shares of common stock of the Company and (iv) the write-off of deferred financing costs as a result of the early extinguishment of debt and the recording of estimated transaction costs relating to the Unit Offering.

     The unaudited Pro Forma Condensed Consolidated Balance Sheet reflects such adjustments as if such transactions had occurred at June 30, 1995 and the unaudited Pro Forma Statements of Operations reflect such adjustments as if such transactions had occurred on January 1, 1994 (except that the acquisition of the Carried Interest Wells is assumed to have occurred during the fourth quarter of 1994, the period when the wells were drilled and completed). The unaudited pro forma financial data should be read in conjunction with the notes thereto and the consolidated financial statements of HarCor Energy, Inc. included elsewhere herein.

     The unaudited pro forma financial data do not purport to be indicative of the financial position or results of operations which would actually have occurred if the transactions described had occurred as presented in such statements or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal crude oil and natural gas production declines, reductions in prices paid for crude oil and natural gas, future acquisitions and other factors.

                              HARCOR ENERGY, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                             (DOLLARS IN THOUSANDS)

                                          HISTORICAL          ADJUSTMENTS
                                          ---------- ----------------------------------
                                            HARCOR                   CARRIED
                                            ENERGY,   BAKERSFIELD   INTERESTS    THE          PRO
                                             INC.    ACQUISITION(A)  WELLS(B)  OFFERING      FORMA
                                          ---------- -------------- ---------  --------     -------
Revenues:
  Oil and gas revenues..................  $10,982       $5,100       $287      $ --         $16,369
  Gas plant revenues....................    1,978          991        --         --           2,969
  Interest income.......................       16         --          --         --              16
  Other.................................      237         --          --         --             237
                                          -------       ------       ----      -------      -------
       Total revenues...................   13,213        6,091        287        --          19,591
                                          -------       ------       ----      -------      -------
Costs and expenses:
  Production costs......................    3,610        1,297          7        --           4,914
  Gas plant costs.......................    1,708        1,591        --         --           3,299
  Dry hole, impairment and abandonment
     costs..............................       75         --          --         --              75
  Engineering and geological costs......      254           75        --         --             329
  Depletion, depreciation and
     amortization.......................    3,897        1,010         87        --           4,994
  General and administrative expenses...    2,014           96        --         --           2,110
  Interest expense......................    2,269        1,058        --         7,173(C)    10,500
  Loss on partnership dissolution.......      203         --          --         --             203
                                          -------       ------       ----      -------      -------
       Total costs and expenses.........   14,030        5,127         94        7,173       26,424
                                          -------       ------       ----      -------      -------
  Loss from continuing operations.......  $  (817)      $  964       $193      $(7,173)     $(6,833)
                                          =======       ======       ====      =======      =======
  Loss applicable to common
     shareholders.......................  $(1,890)                                          $(7,233)
                                          =======                                           =======
  Loss from continuing operations per
     share applicable to common
     shareholders.......................  $ (0.29)                                          $ (0.85)(D)
                                          =======                                           =======
  Primary shares outstanding............    6,447                                             8,534 (D)
                                          =======                                           =======
  EBITDA(E).............................  $ 5,552                                           $ 8,864
                                          =======                                           =======

           See accompanying notes to pro forma financial statements.

                              HARCOR ENERGY, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                             (DOLLARS IN THOUSANDS)

                                                                    ADJUSTMENTS
                                                                --------------------
                                                                 CARRIED
                                                                INTERESTS     THE           PRO
                                                 HISTORICAL     WELLS(B)    OFFERING       FORMA
                                                 ----------     ------      --------      -------
Revenues:
  Oil and gas revenues...........................  $ 7,056      $1,281      $ --          $ 8,337
  Gas plant revenues.............................    3,154        --          --            3,154
  Interest income................................       21        --          --               21
  Other..........................................       14        --          --               14
                                                   -------      ------      -------       -------
          Total revenues.........................   10,245       1,281        --           11,526
                                                   -------      ------      -------       -------
Costs and expenses:
  Production costs...............................    2,523         194        --            2,717
  Gas plant costs................................    2,207        --          --            2,207
  Engineering and geological costs...............      186        --          --              186
  Depletion, depreciation and amortization.......    2,443         445        --            2,888
  General and administrative expenses............    1,216        --          --            1,216
  Interest expense...............................    2,237        --          3,081(C)      5,318
                                                   -------      ------      -------       -------
          Total costs and expenses...............   10,812         639        3,081        14,532
                                                   -------      ------      -------       -------
  Loss before extraordinary item.................  $  (567)     $  642      $(3,081)      $(3,006)
                                                   =======      ======      =======       =======
  Loss applicable to common shareholders.........  $(1,403)                               $(3,201)
                                                   =======                                =======
Loss before extraordinary item per share
  applicable to common shareholders..............  $ (0.19)                               $ (0.38)(D)
                                                   =======                                =======
Primary shares outstanding.......................    7,531                                  8,631(D)
                                                   =======                                =======
EBITDA(E)........................................  $ 4,113                                $ 5,200
                                                   =======                                =======

           See accompanying notes to pro forma financial statements.

                              HARCOR ENERGY, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1995
                             (DOLLARS IN THOUSANDS)

                                                                                          PRO
                                                            HISTORICAL    ADJUSTMENTS    FORMA
                                                            ----------    -----------   -------
                          ASSETS
Current Assets
  Cash and cash equivalents...............................  $ 1,254       $ 8,976 (K)   $10,230
  Accounts receivable.....................................    1,978            --         1,978
  Prepaids and other......................................      298            --           298
                                                            -------       -------       -------
       Total current assets...............................    3,530         8,976        12,506
Property and equipment, net...............................   59,726         2,337 (F)    62,063
Other assets..............................................    3,512         2,053 (G)     5,565
                                                            -------       -------       -------
       Total assets.......................................  $66,768       $13,366       $80,134
                                                            =======       =======       =======
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Current portion of long-term bank debt..................  $    --       $    --       $    --
  Bridge Loan.............................................       --            --            --
  Accounts payable and accrued liabilities................    4,067            --         4,067
                                                            -------       -------       -------
       Total current liabilities..........................    4,067            --         4,067
Long-term debt............................................   39,340       (39,340)(H)        --
Senior Notes..............................................       --        62,989 (I)    62,989
Other liabilities.........................................       55            --            55
Series D Preferred Stock..................................    8,949        (8,949)(J)        --
Stockholders' Equity:
  Preferred stock.........................................        1            --             1
  Common stock............................................      753           110 (D)       863
  Additional paid-in capital..............................   29,365            83 (J)    29,448
  Accumulated deficit.....................................  (15,762)       (1,527)(G)   (17,289)
                                                            -------       -------       -------
       Total stockholders' equity.........................   14,357        (1,334)       13,023
                                                            -------       -------       -------
       Total liabilities and stockholders' equity.........  $66,768       $13,366       $80,134
                                                            =======       =======       =======

           See accompanying notes to pro forma financial statements.

                              HARCOR ENERGY, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

     (A) The adjustment represents estimated revenues and expenses that would have been incurred by the Company if the Bakersfield Properties had been acquired on January 1, 1994 instead of June 30, 1994 consisting of historical revenues and expenses pertaining to the Bakersfield Properties and adjustments to engineering, depletion, depreciation and amortization, general and administrative and interest expense relating to the acquisition.

     (B) The adjustment represents the acquisition of the Carried Interest Wells during the fourth quarter of 1994, the period when the wells were drilled and completed.

     (C) The adjustment represents the change in interest expense associated with (i) the inclusion of interest and discount amortization associated with the Notes offered hereby of $9,955 and $4,977 for the year ended December 31, 1994 and the six months ended June 30, 1995, respectively, (ii) the elimination of $3,074 and $1,928 in the year ended December 31, 1994 and the six months ended June 30, 1995, respectively, resulting from the repayment of the Prior Credit Facility and the Bridge Loan, (iii) the elimination of amortization of deferred financing costs of $220 and $225 for the year ended December 31, 1994 and the six months ended June 30, 1995, respectively, related to the Prior Credit Facility and the Bridge Loan and (iv) the inclusion of $512 and $256 of estimated amortization of deferred financing cost for the year ended December 31, 1994 and the six months ended June 30, 1995, respectively, related to the Unit Offering.

     (D) The pro forma earnings per share data reflect dividends on remaining preferred stock which increase loss applicable to common shareholders. The extraordinary write off of deferred financing costs and the charge to additional paid-in capital noted below have not been reflected in the calculation of earnings per share before extraordinary item. Outstanding stock options, warrants and convertible preferred shares were not included in the calculation as their effect was antidilutive. Primary shares outstanding reflects the impact of a certain transaction whereby existing holders of warrants to purchase the Company's common shares exchanged those warrants for common shares. The pro forma increase in primary shares outstanding as a result of this transaction is 1,100,000. See Note 6 of Notes to Interim Consolidated Financial Statements.

     (E) EBITDA represents income before provision for income tax and extraordinary items and before depletion, depreciation, amortization, interest expense, minority interests and other. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity. In the event the Company incurs indebtedness (as permitted) in excess of $15,000, then the ratio of EBITDA to interest expense must equal at least 2.5 to 1.0 if such indebtedness is incurred on or prior to July 15, 1997 and must equal at least 3.0 to 1.0 if incurred thereafter. Failure to comply with such ratios would result in an event of default under the Indenture. See "Description of Notes -- Certain Covenants."

     (F) The adjustment represents the acquisition of the Carried Interest
Wells.

     (G) The adjustment represents the increase in deferred financing costs estimated at $3,580 associated with the issuance of the Units and the write-off of $1,527 of deferred financing costs resulting from the early extinguishment of the Prior Credit Facility.

     (H) The adjustment represents (i) the repayment of the Prior Credit Facility and (ii) the repayment of the Bridge Loan.

     (I) The adjustment represents the issuance of the Series A Notes in the principal face amount of $65 million less an original issue discount of $352 and value ascribed to the Warrants of $1,659.

     (J) The adjustment includes the redemption of $10,995 (face value) Series D Preferred Stock. The difference between the recorded value of $8,949 at June 30, 1995 and the face value represents the discount which was being accreted to additional paid-in capital over the life of the Series D Preferred Stock.

Accordingly, at redemption, this difference of $2,046 is recorded as a charge to additional paid-in capital. The adjustment also includes the value ascribed to all of the warrants issued in connection with the Unit Offering in the amount of $2,239 as an increase to additional paid-in capital.

     (K) The pro forma net effect of these transactions on the Company's cash and cash equivalents in the Pro Forma Balance Sheet are as follows:

        Issuance of the Units.............................................  $ 64,648
        Estimated Transaction Costs.......................................    (3,000)
        Retirement of Prior Credit Facility...............................   (34,340)
        Retirement of Bridge Loan.........................................    (5,000)
        Redemption of Series D Preferred Stock............................   (10,995)
        Purchase of Carried Interest Wells................................    (2,337)
                                                                            --------
                                                                            $  8,976
                                                                            ========

The Company intends to use the balance of the cash remaining from this offering to finance its pro rata share of the development of the Bakersfield Properties over the next six months. Projected results from this development are not included in these pro forma financial statements as the success or outcome of such development activities cannot be determined at this time. Further, no investment income on cash balances has been assumed.

                            SELECTED FINANCIAL DATA

     The historical financial data presented below for the five years ended December 31, 1994 are derived from the Company's audited financial statements. Such audited financial statements were examined by Arthur Andersen LLP, with the exception of the financial data with respect to HCO Energy, Ltd., the Company's former Canadian affiliate, which were examined by Peat Marwick Thorne. The historical data for the six month periods ended June 30, 1994 and 1995 are derived from the unaudited financial statements of the Company. In the opinion of management, such unaudited financial statements include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial data for such periods. The information in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the notes thereto elsewhere herein.

                                                                                                           SIX MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,                       JUNE 30,
                                                   ---------------------------------------------------    ------------------
                                                    1990       1991       1992       1993       1994       1994       1995
                                                   -------    -------    -------    -------    -------    -------    -------
                                                                            (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Oil and gas revenues(1)......................... $ 4,905    $ 5,776    $ 6,162    $ 6,507    $10,982    $ 3,276    $ 7,056
  Gas plant.......................................      --         --         --         --      1,978         --      3,154
  Interest income and other(2)....................     466        259        504        218        253         18         35
                                                   -------    -------    -------    -------    -------    -------    -------
        Total Revenues............................   5,370      6,034      6,666      6,725     13,213      3,294     10,245
Costs and expenses:
  Production costs................................   1,712      2,670      2,675      2,249      3,610      1,031      2,523
  Gas plant.......................................      --         --         --         --      1,708         --      2,207
  Dry hole, impairment and abandonment costs......     403      1,287        402         41         75         10          4
  Engineering and geological costs................     363        770        536        188        254        121        182
  Depletion, depreciation and amortization........   1,189      2,222      2,142      2,641      3,897      1,324      2,443
  General and administrative expenses.............   1,355      2,372      2,085      2,105      2,014        986      1,216
  Interest expense(3).............................     580        872      1,048        542      2,269        304      2,237
  Other(4)........................................     747         --         --         --        203        203         --
                                                   -------    -------    -------    -------    -------    -------    -------
        Total costs and expenses..................   6,349     10,193      8,889      7,766     14,030      3,979     10,812
                                                   -------    -------    -------    -------    -------    -------    -------
Loss before minority interests....................    (979)    (4,159)    (2,223)    (1,041)      (817)      (685)      (567)
Loss attributable to minority interests...........    (781)    (2,698)      (808)        --         --         --         --
Provision for income taxes........................      --         --         --         --         --         --         --
Loss attributable to early extinguishment of
  debt............................................      --         --         --         --       (122)      (122)        --
                                                   -------    -------    -------    -------    -------    -------    -------
Net loss..........................................    (198)    (1,461)    (1,414)    (1,041)      (939)      (807)      (567)
Dividends on preferred stock......................     (24)       (40)       (32)      (246)      (795)      (140)      (671)
Accretion on redeemable preferred stock...........      --         --         --         --       (156)        --       (165)
                                                   -------    -------    -------    -------    -------    -------    -------
Net loss applicable to common stock............... $  (222)   $(1,501)   $(1,446)   $(1,287)   $(1,890)   $  (947)   $(1,403)
                                                   =======    =======    =======    =======    =======    =======    =======
OTHER DATA:
EBITDA(5)......................................... $ 1,537    $(1,065)   $   968    $ 2,142    $ 5,552    $ 1,146    $ 4,113
Capital expenditures..............................   4,185      2,593      4,237      4,283     45,608(6)  43,241(6)     515
Deficiency of earnings to fixed charges(7)........      --      1,461      1,414      1,041        694
Book value per common share (end of period).......    1.11       0.60       0.86       1.31       2.13       2.28       1.91
BALANCE SHEET DATA (END OF PERIOD):
  Cash and cash equivalents....................... $   977    $   389    $   929    $ 2,162    $   899    $ 2,415    $ 1,254
  Total assets....................................  16,317     15,586     12,580     17,937     68,573     65,600     66,768
  Total debt......................................   7,168     10,427      7,100      8,541     39,400     39,247     39,340
  Series D Preferred Stock........................      --         --         --         --      8,402      7,879      8,949
  Stockholders' equity............................   3,301      1,798      4,645      7,536     15,353     16,224     14,357

---------------

(1) Includes $1,399, $2,388 and $2,895 in 1990, 1991 and 1992, respectively, from the Company's Canadian operations. In December 1992, the Company deconsolidated HCO Energy, Ltd. ("HCO"), its former Canadian affiliate, and in January 1993, the Company sold all of its remaining shares of HCO common stock.

(2) Includes $412, $222 and $459 in 1990, 1991 and 1992, respectively, from HCO.

(3) Interest expense includes $29, $42, $64 and $220 in 1991, 1992, 1993 and
    1994, respectively, and $225 in the six months ended June 30, 1995 related to amortization of deferred financing costs.

(4) Includes expenses, incurred in 1990, of $208 and $539, respectively, attributable to the Company's equity in the net loss of its Canadian venture and the write-off of the Company's investment in HarCor Capital Markets, Inc., and a loss in 1994 of $203 attributable to the dissolution of the Partnership.

(5) EBITDA represents income (loss) before provision for income tax and extraordinary items and before depletion, depreciation, amortization, interest expense, minority interests and other. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity.

(6) Includes $42,000 of cash acquisition costs incurred in connection with the acquisition of the Bakersfield Properties.

(7) Earnings have been inadequate to cover fixed charges since 1991.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     In order to protect against the effects of declines in oil and gas prices, the Company generally enters into either fixed price sales contracts or hedging contracts covering significant portions of the Company's estimated future production. This strategy has allowed the Company to grow more rapidly by providing more predictable cash flows on which to finance its acquisitions and development drilling. As of June 30, 1995, the Company had approximately 75% of its oil production and approximately 55% of its gas production committed to such fixed price sales and hedging contracts based on first quarter 1995 production.

     The Company has a contract to hedge 8,000 Bbls of oil per month from February 1994 to August 1996 that provides for a "ceiling" price of $18.75 per barrel and a "floor" price of $15.80 per barrel. Thus, pursuant to such hedge contract, if the index price is lower than $15.80, then the Company is paid the difference between the index price and $15.80 for each barrel hedged and if the index price is higher than $18.75, then the Company pays the difference between the index price and $18.75 for each barrel hedged. The Company has entered into another contract to hedge (i) 300 barrels of oil per day from May 1995 to April 1996 and (ii) 250 barrels of oil per day from May 1996 to April 1997. This hedge provides for a fixed price of $18.51 per barrel. Changes in the value of the agreements are recognized as oil revenues or a reduction of oil revenues in periods in which the hedged production occurs.

     In connection with the acquisition of certain oil and gas properties in South Texas (the "South Texas Properties") in October 1992 the Company entered into a three-year gas sale contract with Cabot Oil and Gas Corporation (formerly Washington Energy Marketing, Inc., "Cabot") under which the Company receives approximately $1.80 per MMBtu at the wellhead for all of its gas sold up to an agreed level of production in each field of the South Texas Properties (up to an aggregate of approximately 3,031 MMBtu per day net to the Company). The three-year gas sale contract was amended in September 1993 to provide a floor price of $2.05 per MMBtu for a portion of such contracted volumes from January 1995 through December 1995. Beginning in 1995, Cabot has not paid the $1.80 per MMBtu price for volumes of gas delivered pursuant to the gas sales contract, but rather has paid the spot market price for such gas because Cabot claims that, as a result of the dissolution of STLP, the gas sales contract was cancelled effective December 31, 1994. In March 1995, the Company filed a lawsuit against Cabot to enforce the terms of the gas sales contract because the Company believes that such contract, as amended, was assigned to the Company as part of the dissolution of STLP and, therefore, is still in effect. Although the Company believes that it is entitled to recover the amounts owed by Cabot and the court should enforce the terms of the gas sales contract, the Company cannot predict the outcome of such lawsuit.

     The Company entered into a hedging contract covering approximately 75% of its projected proved developed producing oil production from the Bakersfield Properties until June 30, 1997 at a reference price of $17.25 per Bbl. Pursuant to such hedge contract, the Company pays half of the difference between $17.25 and the index price (the NYMEX price for light, sweet crude oil) if the index price is higher than $17.25 and the Company receives the difference between $17.25 and the index price if the index price is lower than $17.25, as determined on a monthly basis. Additionally, the Company entered into a gas sales contract covering the gas production from the Bakersfield Properties pursuant to which the Company will receive (i) $1.985 per MMBtu for the delivery of 3,750 MMBtu of gas per day from October 1, 1994 to September 30, 1995, (ii) $2.0297 per MMBtu for the delivery of 3,000 MMBtu of gas per day from October 1, 1995 to September 30, 1996 and (iii) $2.0753 per MMBtu for the delivery of 2,500 MMBtu of gas per day from October 1, 1996 to September 30, 1997. The Company entered into a firm gas sales contract for 3,750 MMBtu per day delivered into the SoCal Pipeline System. The term of the contract is one year, commencing December 1, 1994 and ending November 30, 1995. The composite average price received by the Company for the gas sold is $1.81 per MMBtu. The Company also entered into a firm sales contract commencing December 1, 1995 and ending November 30, 1997 for the sale of 3,000 MMBtu per day at an effective price of $1.70 per MMBtu.

     In June 1994, the Company acquired 75% of Bakersfield's interest in the Lost Hills and North Antelope Hills oil and gas fields and a 23 MMcf per day gas processing plant in the San Joaquin Basin of California.

     In March 1993, the Company exchanged 30,000 shares of its Series B 8% Convertible Preferred Stock for certain gross overriding royalty and net profits interests in certain oil and gas properties located in Oklahoma, Texas, Louisiana and New Mexico (the "Royalty Interests").

     In October 1992, the Company formed a partnership ("STLP") with Washington Energy Exploration, Inc. and an unrelated third party for the purpose of acquiring the South Texas Properties). At such time, the Company owned a 25.25% interest in STLP. In May 1993, the Company purchased an additional 12.625% interest in STLP with the proceeds of the sale of 10,000 shares of its Series C 8% Convertible Preferred Stock. The acquisition of the South Texas Properties was financed by STLP through a production note. Effective March 1, 1994, the STLP partners agreed to dissolve STLP and distribute all of the assets and liabilities of STLP to the partners in proportion to their respective interests. Upon dissolution, each partner paid its proportionate share of all amounts under the production note.

     In April 1989, the Company acquired 36% of the outstanding common stock of HCO Energy Ltd. ("HCO"), a Canadian oil and gas company. Thus, from April 1989 to June 1990, the Company accounted for its investment in HCO using the equity method. In June 1990, the Company increased its ownership of HCO to over 50% and thus, from June 1990 through December 1992, the accounts of HCO were consolidated with those of HarCor. In December 1992, HarCor's interest in HCO was decreased to 21% and HCO was deconsolidated. In January 1993 the shares of HCO common stock held by the Company were sold. Therefore, the Company's results of operations for the year ended December 31, 1993 do not reflect any of the results of operations of HCO. All of HCO's operations have been in Canada and all of the Company's operations (excluding HCO) have been in the U.S. See Notes 1 and 2 of the Notes to Consolidated Financial Statements. All financial data with respect to HCO is expressed in U.S. dollars.

     The Company uses the successful efforts method of accounting for its oil and gas properties. See Footnote 1 of Notes to Consolidated Financial Statements. In February 1992 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (FAS) No. 109 which requires an asset and liability approach to determining deferred income taxes. The Company adopted FAS 109 cumulatively effective January 1, 1993. The new standard had no impact on the Company's financial position or results of operations for 1993. See Footnotes 1 and 8 of Notes to Consolidated Financial Statements.

CONCURRENT TRANSACTIONS

     During the fourth quarter of 1994, the Company entered into an agreement with Bakersfield Energy, whereby the existing non-consent provision of the operating agreement was amended relative to the drilling of the Carried Interest Wells in the fourth quarter of 1994 to provide that the operator will retain 100% of the net revenue from the Carried Interest Wells until the operator has recovered a payout of 110% of the drilling costs and then the Company will revert to its prior 75% working interest position in the Carried Interest Wells. The Company used approximately $2.3 million of the net proceeds of the Unit Offering to accelerate the payout of the drilling costs, the effect of which allowed the Company to revert to its prior 75% working interest position in the Carried Interest Wells.

     Concurrently, with the consummation of the Unit Offering, the Company and the holders of the Series D Preferred Stock (the "Series D Holders") exchanged the Series D Holders' warrants to purchase shares of Common Stock for 1,100,000 shares of unregistered Common Stock of the Company. This exchange was subject to certain conditions including (i) the Company's concurrent redemption of the Series D Preferred Stock at par; (ii) certain appreciation rights to the Series D Holders over a two-year period following the exchange in the event of a change of control of the Company and its Board of Directors and (iii) certain registration rights for the Series D Holders.

RESULTS OF OPERATIONS

     COMPARISON OF THREE MONTHS ENDED JUNE 30, 1995 TO THREE MONTHS ENDED JUNE 30, 1994

     Revenues. The Company's total revenues increased $3,112,000 (189%) from $1,649,000 in second quarter 1994 to $4,761,000 in the current period.

     The Company's oil and gas revenues increased $1,733,000 (106%) from $1,640,000 in the second quarter of 1994 to $3,373,000 in the current period. Oil revenues increased $1,002,000 (139%) from $722,000 in second quarter 1994 to $1,724,000 in the current period due to higher oil production. The Company's oil production increased 56,200 barrels (123%) from 45,800 barrels in the second quarter of 1994 to 102,000 barrels in the current period. The increased production was primarily a result of the acquisition of the Bakersfield Properties, which contributed 59,000 barrels during the second quarter of 1995. Oil production from the Company's other properties remained relatively unchanged in the aggregate between the periods. The average price received for oil was $16.91 per barrel during second quarter 1995 compared to $15.77 per barrel for the same period in 1994.

     The Company's gas revenues increased $731,000 (80%) from $917,000 in the second quarter of 1994 to $1,648,000 in the current period also due to increased production. Gas production increased 661,000 Mcf (151%) from 438,000 Mcf in second quarter 1994 to 1,099,000 Mcf in second quarter 1995. The Bakersfield Properties contributed an increase of 636,000 Mcf during the current period. Gas production from the Company's other properties increased 25,000 Mcf in the aggregate during the current period. Average prices received for gas were $1.50 per Mcf in second quarter 1995 as compared to $2.09 per Mcf in the second quarter of 1994.

     During the second quarter of 1995, the Company realized revenues of $1,369,000 from its share of the operations of the natural gas processing plant acquired as part of the Bakersfield Properties. These revenues consisted of $518,000 in the resale of natural gas purchased from third parties, $820,000 in the sale of processed natural gas liquids, including the sale of natural gas liquids extracted from the natural gas purchased from third parties and $31,000 in gas processing fees.

     Costs and Expenses. Total costs and expenses increased $3,068,000 (167%) from $1,840,000 in second quarter 1994 to $4,908,000 in the current period.

     The Company's production costs increased $775,000 (159%) from $488,000 in the second quarter of 1994 to $1,263,000 in the current period. This was primarily due to the acquisition of the Bakersfield Properties, which accounted for $686,000 of production costs incurred during the second quarter of 1995. Production costs on the Company's other properties increased $89,000 in the aggregate in the current quarter.

     During the second quarter of 1995, the Company incurred operating costs of $797,000 associated with the natural gas processing plant acquired as part of the Bakersfield Properties. These costs included $457,000 from the purchase of natural gas for processing and resale and $340,000 of direct operating expenses.

     The Company incurred engineering and geological expenses of $93,000 and $37,000 during the quarters ended June 30, 1995 and 1994, respectively. The increase in the current period was due to the larger number of oil and gas properties owned by the Company and activities related to their evaluation and management.

     The Company's depletion, depreciation and amortization ("DD&A") expense increased $405,000 (59%) from $691,000 in second quarter 1994 to $1,096,000 in the second quarter of 1995 as a result of increases in depreciable oil and gas assets due to substantial acquisition and development costs incurred in the Bakersfield Property acquisition. The DD&A rate per BOE for oil and gas reserves was $3.88 per barrel of oil equivalent ("BOE") in the current period as compared to $5.43 per BOE during second quarter 1994. Further affecting the increase in overall DD&A expense was depreciation expense relating to the natural gas processing plant acquired as part of the Bakersfield Properties in 1994.

     The Company's general and administrative expenses increased $101,000 (22%) from $449,000 in the second quarter of 1994 to $550,000 in the current period due to the Company's recent expansion and increased activities.

     The Company's interest expense increased $944,000 from $164,000 in second quarter 1994 to $1,108,000 in the current quarter primarily as a result of the bank debt used to finance the acquisition of the Bakersfield Properties in June 1994. The Company's bank debt increased from $8,847,000 at June 30, 1994 to $39,400,000 during the current period, resulting in a significantly higher average debt balance during the current quarter. Also increasing interest expense in the current period was $108,000 in amortization of deferred financing costs resulting from the various financings effected in the Bakersfield Property acquisition.

     Total dividends on preferred stock were $336,000 in the second quarter of 1995, as compared to $70,000 in the second quarter of 1994. The increase in dividends was a result of the issuance of additional preferred stock as part of the financing for the acquisition of the Bakersfield Properties. Dividends in second quarter 1995 consisted of $65,000 in cash, $241,000 in Series D Preferred Stock and $30,000 in common stock of the Company. The Company also incurred a non-cash charge of $84,000 attributable to accretion on its Series D Redeemable Preferred Stock in the current period.

     Net Loss. The Company's net operating loss for second quarter 1995 was $147,000, while net loss attributable to common stockholders was $567,000 ($.08 per share) after preferred dividends and accretion on preferred stock. In second quarter 1994, the Company had a net loss of $191,000 and net loss to common shareholders of $261,000 ($.05 per share) after preferred dividends.

     COMPARISON OF SIX MONTHS ENDED JUNE 30, 1995 TO SIX MONTHS ENDED JUNE 30, 1994

     Revenues. The Company's total revenues increased $6,951,000 (211%) from $3,294,000 in the first half of 1994 to $10,245,000 in the first half of 1995.

     The Company's oil and gas revenues increased $3,780,000 (115%) from $3,276,000 for the first half of 1994 to $7,056,000 for the first half of 1995. Oil revenues increased $2,134,000 (153%), due to an increase in oil production volumes of 120,600 barrels (130%), from 92,900 barrels in the first half of 1994 to 213,500 barrels in the current period. The increased production was a result of the acquisition of the Bakersfield Properties, which produced 130,800 barrels of oil during the first half of 1995. Oil production from the Company's other properties decreased 10,200 barrels (11%) in the aggregate due to normal production declines. The average price received for oil was $14.97 per barrel during the first six months of 1994 compared to $16.51 per barrel in the current period, representing an increase of $1.54 per barrel (10%).

     The Company's gas revenues increased $1,646,000 (87%) from $1,885,000 in the first half of 1994 to $3,531,000 in the current period due to increased production. Gas production increased 1,260,000 Mcf (126%) from 997,000 Mcf in the first half of 1994 to 2,257,000 Mcf in the first half of 1995. The Bakersfield Properties contributed 1,364,000 Mcf of the production increase during the current period. Gas production from the Company's other properties decreased 104,000 Mcf in the aggregate during the current period due to normal production declines. The average price received for gas was $1.56 per Mcf during the current period as compared to $1.89 per Mcf during the first six months of 1994, representing a decrease of $.33 per Mcf (17%).

     During the first half of 1995, the Company realized revenues of $3,154,000 from its share of the operations of the natural gas processing plant acquired as part of the Bakersfield Properties. These revenues consisted of $1,657,000 in the resale of natural gas purchased from third parties, $1,442,000 in the sale of processed natural gas liquids, including the sale of natural gas liquids extracted from the natural gas purchased from third parties, and $55,000 in gas processing fees.

     Costs and Expenses. Total costs and expenses increased $6,833,000 (172%) from $3,979,000 in 1994 to $10,812,000 in 1995.

     The Company's production costs increased $1,492,000 (145%) from $1,031,000 in the first half of 1994 to $2,523,000 in the first half of 1995. This was primarily due to the acquisition of the Bakersfield Properties, which accounted for $1,317,000 of production costs incurred in the first half of 1995. Production costs on the Company's other properties increased $175,000 in the aggregate during the current period.

     During the first half of 1995, the Company incurred costs of $2,207,000 resulting from the operations of a natural gas processing plant acquired with the acquisition of the Bakersfield Properties. These costs included $1,414,000 for the purchase of natural gas for processing and resale and $793,000 of direct operating expenses.

     The Company incurred incidental abandonment costs on older non-productive leases of $4,000 in the current period as compared to $10,000 during the first half of 1994. Engineering and geological expenses increased $61,000 (50%) from $121,000 in the first half of 1994 to $182,000 in the first half of 1995 due to an increase in the number of oil and gas properties owned by the Company and activities related to their evaluation and management.

     The Company's DD&A expense increased $1,119,000 (84%) from $1,324,000 in 1994 to $2,443,000 in 1995 as a result of the substantial increase in acquisition and development costs related to the Bakersfield Property acquisition. The DD&A rate for oil and gas reserves was $3.84 per BOE in the current period as compared to $5.11 during the first half of 1994. Further affecting the increase in overall DD&A expense was $155,000 in depreciation expense relating to the natural gas processing plant acquired as part of the Bakersfield Properties.

     The Company's general and administrative expenses increased $230,000 (23%) from $986,000 for the first half of 1994 to $1,216,000 in the first half of 1995. Increases in G&A were a result of the additional personnel and outside professional services resulting from the Company's increased acquisition and financing activities.

     The Company's interest expense increased $1,934,000 from $304,000 in the first half of 1994 to $2,238,000 in the first half of 1995 as a result of the increased bank debt resulting from the financing of the Bakersfield Properties in June 1994. Also increasing interest expense in the current period was $225,000 in amortization of deferred financing costs resulting from the various financings effected in the Bakersfield Property acquisition. In addition, interest rates were higher during the current period as compared to the first half of 1994.

     The Company recorded a charge of $203,000 in the first half of 1994 from a write-off of a portion of its interests in the South Texas Properties, which portion was conveyed to a third party pursuant to the terms of the dissolution of STLP. Also in connection with the dissolution of STLP, the Company incurred an extraordinary non-operating charge of $122,000 resulting from the early extinguishment of debt in the refinancing of the South Texas Properties.

     Dividends on preferred stock were $140,000 in the first six months of 1994 as compared to $671,000 in the first six months of 1995. The increase in dividends was a result of the issuance of additional preferred stock as part of the financing for the acquisition of the Bakersfield Properties. Dividends in the first half of 1995 consisted of $135,000 in cash, $476,000 in Series D Preferred Stock and $60,000 in common stock of the Company. The Company also incurred a non-cash charge of $165,000 attributable to accretion on its Series D Preferred Stock in the current period.

     Net Loss. The Company's net operating loss for the first half of 1995 was $568,000, while net loss attributable to common stockholders was $1,403,000 ($.19 per share) after preferred dividends and accretion on preferred stock. In the first half of 1994, the Company had a net loss of $807,000 after an extraordinary item of $122,000 and net loss to common shareholders of $947,000 ($.16 per share) after preferred dividends.

     COMPARISON OF YEAR ENDED DECEMBER 31, 1994 TO YEAR ENDED DECEMBER 31, 1993

     Acquisition. Included in results of operations for 1994 are six months of operations from the Bakersfield Properties, which were acquired on June 30, 1994.

     Revenues. The Company's total revenues increased $6,488,000 (96%) from $6,725,000 in 1993 to $13,213,000 in 1994.

     The Company's oil and gas revenues increased $4,475,000 (69%) from $6,507,000 in 1993 to $10,982,000 in 1994. Oil revenues increased $1,975,000
(67%) from $2,950,000 in 1993 to $4,925,000 in 1994 due to higher oil production. The Company's oil production increased approximately 133,000 barrels (74%) from

179,000 barrels in 1993 to 312,000 barrels in 1994. The increased production was primarily a result of the acquisition of the Bakersfield Properties, which contributed 131,400 barrels during the last six months of 1994. The Company's Permian Basin Properties experienced an increase of 5,400 barrels in 1994 due to the Company's acquisition of additional oil and gas interests in that area in late 1994. Additionally, oil production from the South Texas Properties increased by 2,100 barrels due to the additional 12.625% interest in those properties acquired by the Company in May 1993 and the drilling of four development wells in late 1993 and early 1994. Oil production from the Company's Gulf Coast and other properties declined approximately 6,200 barrels in the aggregate due to normal production declines. The average price received for oil was $15.79 per barrel during 1994 compared to $16.49 per barrel in 1993.

     The Company's gas revenues increased $2,527,000 (72%) from $3,518,000 in 1993 to $6,045,000 in 1994 also due to increased production. Gas production increased 1,341,000 Mcf (68%) from 1,985,000 Mcf in 1993 to 3,325,000 Mcf in
1994. The acquisition of the Bakersfield Properties contributed 1,315,000 Mcf of the increase while production from the South Texas Properties increased 174,000 Mcf due to the additional 12.625% interest acquired by the Company and the drilling of four development wells. Gas production from the Royalty Interests decreased 76,000 Mcf in 1994 as compared to 1993 as a result of mechanical problems with a gas purchaser's compression facilities which serve a significant gas lease. These facility problems were corrected in the fourth quarter of 1994. Gas production from the Company's other properties decreased 72,000 Mcf in the aggregate in 1994 due to normal production declines. Average prices received for gas were $1.82 per Mcf in 1994 as compared to $1.77 per Mcf in 1993. Excluding natural gas liquids attributable to the Bakersfield gas plant, the Company also realized $12,000 in natural gas liquids sales in 1994 as compared to $39,000 in 1993.

     During 1994, the Company realized revenues of $1,978,000 from its share of the operations of the natural gas processing plant acquired as part of the Bakersfield Properties. These revenues consisted of $718,000 in the resale of natural gas purchased from third parties, $1,199,000 in the sale of processed natural gas liquids, including the sale of natural gas liquids extracted from the natural gas purchased from third parties and $61,000 in gas processing fees.

     The Company realized other income of $237,000 in 1994 resulting primarily from a gain on the sale of securities. During 1993, the Company had other income of $197,000 resulting primarily from the sale of its interests in several minor oil and gas properties.

     Costs and Expenses. Total costs and expenses increased $6,264,000 (81%) from $7,766,000 in 1993 to $14,030,000 in 1994.

     The Company's production costs increased $1,361,000 (61%) from $2,249,000 in 1993 to $3,610,000 in 1994. This was primarily due to the acquisition of the Bakersfield Properties, which accounted for $1,373,000 in production costs during the last six months of 1994. Production costs on the South Texas Properties increased $143,000 in the current year due to developmental drilling activities while production costs from the Company's other oil and gas properties decreased $155,000 in the aggregate as a result of lower workover costs.

     During 1994, the Company incurred operating costs of $1,708,000 associated with the natural gas processing plant acquired as part of the Bakersfield Properties. These costs included $876,000 from the purchase of natural gas for processing and resale and $832,000 of directing operating expenses.

     The Company incurred incidental abandonment costs on older non-productive leases of $75,000 in 1994 as compared to $41,000 in 1993. Engineering and geological expenses increased $66,000 (35%) from $188,000 in 1993 to $254,000 in 1994 due to the Company's increased activities.

     The Company's DD&A expense increased $1,256,000 (48%) from $2,641,000 in 1993 to $3,897,000 in 1994 as a result of increases in depreciable oil and gas assets due to acquisitions and development costs. The DD&A rate per BOE for oil and gas reserves decreased from $5.13 per BOE in 1993 to $4.26 per BOE in 1994 due to lower acquisition costs per BOE for oil and gas reserves acquired during 1994 and positive reserve revisions during 1994. Further affecting the increase in overall DD&A expense was depreciation expense relating to the natural gas processing plant acquired as part of the Bakersfield Properties in 1994.

     The Company's general and administrative expenses decreased slightly from $2,105,000 in 1993 to $2,014,000 in 1994 (4%). The Company experienced $142,000 in non-recurring costs resulting from its relocation from California to Texas during 1993.

     The Company's interest expense increased $1,727,000 from $542,000 in 1993 to $2,269,000 in 1994 primarily as a result of the bank debt used to finance the acquisition of the Bakersfield Properties in June 1994. The Company's bank debt increased from $8,541,000 at December 31, 1993 to $39,400,000 at December 31, 1994, resulting in a significantly higher average debt balance during the current year.

     The Company recorded a charge of $203,000 in 1994 from a write-off of a portion of its interests in the South Texas Properties, which portion was conveyed to a third party pursuant to the terms of the dissolution of STLP. Also in connection with the dissolution of STLP, the Company incurred an extraordinary non-operating charge of $122,000 in 1994 resulting from the early extinguishment of debt in the refinancing of the South Texas Properties.

     Total dividends on preferred stock were $795,000 in 1994, as compared to $246,000 in 1993. The increase in dividends was a result of the issuance of additional preferred stock as part of the financing for the acquisition of the Bakersfield Properties. Dividends in 1994 consisted of $280,000 in cash, $455,000 in Series D Preferred Stock and detachable warrants and $60,000 in common stock of the Company. All 1993 dividends were paid in cash. The Company also incurred a non-cash charge of $156,000 attributable to accretion of its Series D Redeemable Preferred Stock in 1994.

     Net Loss. The Company's net loss before the extraordinary item in 1994 was $816,000, and $939,000 after the extraordinary item. Net loss attributable to common stockholders was $1,890,000 ($.29 per share) after preferred dividends, accretion on preferred stock and the extraordinary item. In 1993, the Company had a net loss of $1,041,000 ($1,287,000 or a loss of $.23 per share attributable to common shareholders after preferred dividends).

     COMPARISON OF YEAR ENDED DECEMBER 31, 1993 TO YEAR ENDED DECEMBER 31, 1992

     Revenues. Total revenues as reported increased $59,000 (1%), from $6,666,000 in 1992 to $6,725,000 in 1993. Included in 1992 revenues, however, was $3,354,000 attributable to HCO's activities. Excluding 1992 revenues attributable to HCO, HarCor's total revenues increased $3,413,000 (103%) in the current year as compared to 1992. All of the following revenues and volumes stated for comparative purposes for 1992 exclude HCO's activities.

     Oil and gas revenues increased $3,240,000 (99%) from $3,267,000 in 1992 to $6,507,000 in 1993. Oil revenues increased $600,000 (25%) from $2,351,000 in
1992 to $2,951,000 in 1993 due primarily to additional production resulting from the South Texas Properties acquired in late 1992 and of the Royalty Interests acquired in March 1993. Oil production pertaining to HarCor's properties increased 51,300 barrels (40%) in the aggregate in 1993 as compared to 1992, including 26,500 Bbls and 26,000 Bbls of oil produced in 1993 from the South Texas Properties and the Royalty Interests, respectively. The average price received for oil decreased from $18.37 per Bbl in 1992 to $16.49 per Bbl in 1993, representing a decrease of $1.88 per Bbl (10%). The decrease in average oil prices in 1993 was experienced by the oil and gas industry as a whole, as prices for West Texas Intermediate crude oil fell from a high of $21.50 per Bbl in June 1993 to approximately $13.00 per Bbl at December 31, 1993.

     Gas revenues increased $2,602,000 (284%) in the current year from $916,000 in 1992 to $3,518,000 in 1993 due to additional production resulting from the acquisition of the South Texas Properties and the Royalty Interests. The South Texas Properties and the Royalty Interests contributed 1,273,000 Mcf and 365,000 Mcf of gas in 1993, respectively, as compared to 179,000 Mcf of gas attributable to the South Texas Properties in 1992 (fourth quarter only). HarCor's gas production from other properties decreased 32,000 Mcf in the aggregate, resulting in a net increase in production of 1,427,000 Mcf (256%) in 1993 as compared to 1992. The average price received for gas increased from $1.64 per Mcf during 1992 to $1.77 per Mcf in 1993, representing an increase of $.13 per Mcf (8%). The increase in average gas prices was attributable to both an increase in the spot market price and the fact that the Company had hedged a large portion of its production from the South Texas Properties under contracts with prices higher than those received overall during 1992.

     Interest income decreased $6,000 (24%) from $27,000 in 1992 to $21,000 in 1993 due to lower interest rates and lower average cash balances maintained during the current year. Other income increased $179,000 in 1993 due primarily to gains on sales of several oil and gas properties.

     Costs and Expenses. Total costs and expenses as reported decreased $1,123,000 (13%) from $8,889,000 in 1992 to $7,766,000 in 1993. Included in
1992, however, were costs and expenses of $4,238,000 attributable to HCO's activities. Excluding 1992 costs and expenses attributable to HCO, HarCor's total costs and expenses increased $3,115,000 (67%) in 1993. All of the following costs and expenses stated for comparative purposes for 1992 exclude HCO's activities.

     Production costs increased $945,000 (72%) from $1,304,000 in 1992 to $2,249,000 in 1993. This increase was primarily due to increased production volumes resulting from the acquisition of the South Texas Properties and the Royalty Interests, which accounted for $811,000 and $226,000 during 1993, respectively, as compared to $124,000 from the South Texas Properties in 1992 (fourth quarter only). Production costs and expenses pertaining to HarCor's other properties increased $33,000 in the aggregate during 1993.

     Engineering and geological expenses increased slightly to $188,000 in 1993 as compared to $181,000 in 1992.

     Depletion, depreciation and amortization expense ("DD&A") increased $1,697,000 (180%) from $944,000 in 1992 to $2,641,000 in 1993. This significant increase was partially a result of a net increase of $8,032,000 to the Company's property and equipment during 1993 which was primarily due to the acquisition of the South Texas Properties and the Royalty Interests, and the subsequent development drilling activities on the South Texas Properties. The Company's overall DD&A rate also increased from $4.00 per barrel-of-oil-equivalent ("BOE") in 1992 to $5.13 per BOE in 1993 due in part to the acquisition of gas reserves on the South Texas Properties having shorter lives than HarCor's other gas reserves. Further affecting the increase in DD&A were downward revisions to the Company's existing year-end oil reserves as a result of lower prices at December 31, 1993 as compared to 1992.

     General and administrative expenses increased $535,000 (34%) from $1,570,000 in 1992 to $2,105,000 in 1993. The increase in such expenses was a result of the addition of personnel, the Company's acquisition and financing activities and approximately $142,000 of non-recurring costs associated with the transition of the Company's corporate headquarters from Los Angeles, California to Houston, Texas.

     Interest expense increased $77,000 (17%) from $465,000 in 1992 to $542,000 in 1993. The production note relating to the South Texas Properties accounted for an increase of $111,000, while interest expense related to the Company's long-term bank debt decreased $33,000 due to average lower interest rates during 1993 as compared to 1992.

     Dividends on preferred stock increased $214,000 (669%) from $32,000 in 1992 to $246,000 in 1993. The increase was due to the issuance of 30,000 shares of Series B 8% Convertible Preferred Stock and 10,000 shares of Series C 8% Convertible Preferred Stock at $100 per share during 1993 for aggregate proceeds of $4,000,000.

     Net Loss. The Company's net loss for 1993 was $1,041,000 ($1,287,000 or $.23 per share attributable to common stockholders after preferred stock dividends). In 1992 the Company had a net loss of $1,414,000 ($1,446,000 or $.41 per share after preferred stock dividends). The results of 1992 included the Company's share of the results of HCO's operations which accounted for $76,000 of the loss for that year.

LIQUIDITY AND CAPITAL RESOURCES

     Capital Expenditures. The Company intends to spend approximately $53.0 million for capital expenditures to develop the proved reserves of the Bakersfield Properties, of which $10.9 million will be spent in the second half of 1995, $12.4 million in 1996 and $29.7 million thereafter. An additional $3.0 million will be spent over the next several years for the development of the Company's other properties. The Company intends to fund such amounts out of a portion of the net proceeds from the Unit Offering, operating cash flows and borrowings under the New Credit Facility. During the last six months of 1994, the Company drilled and completed 14 wells (10.5 net) on the Bakersfield Properties at a cost of approximately $4 million (net to the Company). The drilling of these wells resulted in a 45% increase in the Company's average daily oil production from 546 barrels per day during June 1994, the month immediately prior to the acquisition date, to a rate of approximately 792 barrels per day during January 1995. Similarly, during the same time period, the Company's natural gas production increased 22% from 7.2 MMcf per day to approximately 8.8 MMcf per day. The Company expects that an additional 38 gross (28.5 net) development wells will be drilled on such properties in 1995, at an estimated cost of $14.6 million and ($10.9 million net to the Company). During the first quarter of 1995, the Company curtailed its capital expenditures and did not drill or complete any new wells. As a result, the Company's rate of production declined in accordance with engineering projections from 3,682 barrels per day in the fourth quarter of 1994 to 3,168 barrels per day in the second quarter of 1995. The curtailment occurred because the Company was capital constrained and, upon consummation of the Unit Offering, the Company resumed its planned drilling activities for the balance of 1995.

     The Company currently anticipates that total additional drilling necessary to develop the Bakersfield Properties after 1995 will result in approximately 123 gross (92.3 net) new wells. The projected total development costs for the proved reserves assigned to the Bakersfield Properties after 1995 are estimated at approximately $56 million ($42 million net to the Company) based on current drilling costs. No assurances can be given, however, that any of such wells will be drilled, or that if such wells are drilled, they will be either successful or completed in accordance with the Company's development schedule.

     The Company intends to continue participating in development drilling on the South Texas Properties as those opportunities arise and as resources are available. The Company is also involved in two small waterflood projects on its Permian Basin properties and plans to participate in a third waterflood project on such properties. It is anticipated that capital expenditures required for these developmental activities will be funded from operating cash flows.

     The Company replaced the $34,400,000 Prior Credit Facility, the $5,000,000 Bridge Loan and the $8,900,000 Series D Preferred Stock through the sale of the Units. The Company expects that the net proceeds from the Unit Offering, together with its available cash and expected cash flows from operating activities will be sufficient to meet its financial obligations and fund its developmental drilling activities for the foreseeable future, provided, that (i) there are no further significant decreases in oil and gas prices beyond those experienced at the end of 1994, (ii) there are no significant declines in oil and gas production from existing properties other than declines in production currently anticipated based on engineering estimates of the decline curves associated with such properties, (iii) drilling costs for development wells with respect to the Bakersfield Properties do not increase significantly from the drilling costs recently experienced by Bakersfield Energy in such area with respect to similar wells, and (iv) Bakersfield Energy continues its development program with respect to the Bakersfield Properties on the schedule currently contemplated.

     Operating Activities. Net cash provided by operating activities was $1,359,000 in the first six months of 1995 as compared to $538,000 of cash used in operations during the first six months of 1994.

     During the first six months of 1995, net cash flow was $2,286,000 after adjusting net loss from operations of $568,000 for the following non-cash items:
DD&A ($2,243,000), engineering and geological ($186,000) and amortization of deferred charges ($225,000). In the first six months of 1994, cash flow from operations after non-cash adjustments was $971,000. The improvement in the current period is primarily a result of substantially increased oil and gas revenues resulting from the Bakersfield Property acquisition in June 1994. Revenues from these properties were further enhanced subsequent to acquisition as a result of developmental drilling in the latter half of 1994. Cash flow from operating activities for the first six months of 1995 was also impacted by decreases in accounts receivable and prepaids of $1,900,000 and decreases in current liabilities of $2,827,000.

     Investing Activities. Net cash used in investing activities was $701,000 during the first six months of 1995 as compared to a net of $43,370,000 used in the first six months of 1994. In the current period, the Company spent $515,000 on lease and facilities development and $186,000 on geological and engineering activities. Included in 1994 investing activities was approximately $42,000,000 in cash used in the acquisition of the Bakersfield Properties.

     Financing Activities. The Company expended $303,000 on financing activities during the first six months of 1995 as compared to $43,085,000 realized from financing activities during the first six months of 1994.

     During the second quarter of 1995, the Company repaid $60,000 on its credit facility, paid $135,000 in cash dividends on preferred stock and $108,000 on miscellaneous financing activities. The Company elected to pay the dividends on the Series D Preferred Stock in shares of Series D Preferred Stock with detachable warrants to purchase common stock, and paid dividends on the Series E Preferred Stock in common stock during 1994. The aggregate amount of these non-cash dividends was $536,000. 1994 financing activities reflected proceeds received in the financing of the Bakersfield Property acquisition.

     The Company entered into the New Credit Facility with ING Capital in July 1995. Availability under the New Credit Facility will be limited to a "borrowing base" amount. The borrowing base will be determined from time to time by the lender, in its sole discretion, and may be established at an amount up to $15 million. Initially, the borrowing base was set at $10 million and ING Capital will have no obligation to increase the borrowing base above this amount. Amounts advanced under the New Credit Facility bear interest at an adjusted LIBOR rate plus 2.25%. The New Credit Facility will convert to a term loan on January 31, 1996, with a set amortization schedule and will have a final maturity of December 31, 1998.

     Results of Hedging Activities. The Company's hedging activities for the six-month periods ended June 30, 1995 and 1994 have not had any material effect on the Company's liquidity or results of operations. See Note 5 of Notes to Consolidated Financial Statements.

     Working Capital. The Company had received waivers from ING Capital in connection with its current ratio and fixed charge coverage ratio covenants at March 31, 1995 under the Prior Credit Facility. The Company used a portion of the net proceeds of the Unit Offering to repay its Prior Credit Facility and the Bridge Loan in July 1995.

EFFECTS OF INFLATION AND CHANGES IN PRICE

     The Company's results of operations and cash flows are affected by changing oil and gas prices. If the price of oil and gas increases, there could be a corresponding increase in the cost to the Company for drilling and related services, as well as an increase in revenues. Inflation has had a minimal effect on the Company.

                            BUSINESS AND PROPERTIES
THE COMPANY

     HarCor Energy, Inc. is an independent energy company engaged in the acquisition, exploration, development and production of crude oil and natural gas within onshore areas of the United States. The Company's principal reserves and producing properties are primarily located in the San Joaquin (California) Basin, South Texas, the Permian Basin, and the Louisiana and Alabama onshore Gulf Coast. Based on the estimates of Ryder Scott and Huddleston as of January 1, 1995, the Company had total proved reserves of 25.1 MMBOE consisting of 13.5 MMBbls of crude oil and NGLs and 69.8 Bcf of natural gas. The Company's Pre-tax SEC 10 Value at January 1, 1995 was $86.7 million, approximately 85% of which was attributable to net proved reserves acquired in June 1994 and located in the Lost Hills field in the San Joaquin Basin. The Company also owns a 75% interest in a 23 MMcf per day gas processing and fractionation plant in the San Joaquin Basin, which processes the natural gas produced in the San Joaquin Basin by the Company and certain third parties.

BUSINESS STRATEGY

     The Company's primary business objective is to acquire and develop, in cooperation with experienced regional industry operators, oil and gas properties with significant development potential while using hedging strategies to minimize the negative effects of oil and gas price volatility on profitability. The Company intends to continue fulfilling its business objective through the use of the following operating strategies:

     Strategic Alliances with Local Operators. The Company's principal strategy is to align itself financially and operationally with strategic partners that have extensive, regionally-focused exploitation and technological expertise. While the strategic partner serves as operator, HarCor seeks to maintain supervisory control by retaining decision-making authority over the nature of capital projects and the magnitude and timing of capital investments. In addition, these alliances are typically structured so that the strategic partners have a significant portion of their capital at risk and are motivated by financial risks and incentives similar to those of the Company. Management believes that these alliances provide the Company with several important benefits. First, the Company leverages off the demonstrated core competencies in specific basins of each of the strategic partners to develop optimal strategies for managing and exploiting acquired reserves. Second, the Company is able to maintain low overhead expenses because its corporate level business activity can be conducted with a small group of senior management and operating personnel. Finally, alliances with strategic partners enable the Company to identify and capitalize quickly on acquisition opportunities in established oil and gas producing regions throughout the United States.

     Managed Development. Approximately 16.9 MMBOE, or 67%, of the Company's total proved reserves as of January 1, 1995, are classified as proved undeveloped by Ryder Scott. Management believes that the risk inherent in developing reserves is substantially reduced due to the location of virtually all of the Company's undeveloped reserves within the known producing region of the Lost Hills field in the San Joaquin Basin. To exploit these proved undeveloped reserves, the Company has identified 161 new wells which it intends to drill during the next eight years to fully develop the proved reserves on the properties, of which 38 are expected to be drilled in 1995 and 48 in 1996 utilizing a portion of the proceeds of this offering. In addition, the Company has targeted 38 locations for future development of probable and possible reserves located on the San Joaquin properties.

     Capitalize on Proven Technologies. Utilizing primary production techniques, Ryder Scott estimates, as of January 1, 1995, that the Bakersfield Properties should produce proven reserves net to the Company of approximately
6.3 MMBbls of crude oil, which the Company estimates represents an average recovery rate of 7.4% of total crude oil originally in place. Upon completion of primary development, management intends to increase recovery rates by implementing a secondary recovery waterflood project, which has been successfully utilized by other oil and gas companies operating in the San Joaquin Basin. Ryder Scott estimates that the Company's Ellis Lease (one of four leases to which the Company controls in the San Joaquin Basin) alone will yield an additional 2.6 MMBbls of crude oil of proved undeveloped secondary recovery reserves utilizing the waterflood recovery method, resulting in an increase in recovery of estimated crude oil initially in place on the Ellis Lease of an additional 4%. To the extent that the waterflood application results in incremental recovery rates greater than 4% over primary recovery methods, the Company may achieve a significant increase in production and reserves on the Bakersfield Properties. The Company's current Pre-tax SEC 10 Value related to the Bakersfield Properties of $73.6 million, therefore, would likely increase as a result of this incremental recovery. In addition, several major oil companies operating in the San Joaquin Basin are currently employing, on both a pilot and fully implemented project basis, other additional enhanced recovery techniques, such as thermal stimulation, in order to further increase recovery rates and profitability. Management will continue to evaluate the implementation of various other enhanced recovery applications once the operating and economic benefits have been clearly established.

     Minimize Exposure to Oil and Gas Price Volatility. Management utilizes a conservative hedging strategy to protect against the effects of volatility in crude oil and natural gas commodity prices. Typically, upon consummation of an acquisition, management will enter into hedging contracts which cover approximately two thirds of the then existing production of the acquired property. Over time, as production increases, the Company will continue to utilize hedging techniques to ensure that a substantial portion of its production is appropriately hedged. Management believes that this hedging strategy is advantageous because it allows the Company to generate a predictable cash flow stream from the hedged portion of its production and therefore provide a reliable source of funds to finance future development and acquisition activities. As of June 30, 1995, the Company had fixed approximately 77% of projected crude oil production and 71% of projected natural gas production from its currently producing properties over the next two years.

     Selective Acquisitions. The Company intends to pursue selective acquisitions of attractively priced, underexploited oil and gas properties primarily within the onshore oil and gas producing regions of the United States. The Company will consider acquisitions both with existing strategic partners as well as those involving newly established alliances with experienced regional operators. In addition, management intends to continue to be proactive in developing acquisition opportunities rather than pursuing opportunities in the auction market. Management believes that this proactive strategy has historically resulted in lower acquisition prices paid for its oil and gas properties. On average, the Company's reserve replacement cost was $2.54 per BOE for its existing reserves, as compared to an average of approximately $4.60 per BOE for 30 of the largest energy companies selected by Arthur Andersen LLP in an industry publication, during the three-year period from 1992 to 1994.

PRIMARY OPERATING AREAS

     San Joaquin Basin (California). On June 30, 1994, the Company acquired 75% of Bakersfield Energy Resources, Inc. and its affiliates' ("Bakersfield Energy") interests in the Lost Hills oil and gas field and a 23 MMcf per day gas processing plant in the San Joaquin Basin of California, for a total purchase price of approximately $46 million. The properties produce a light (approximately 40() gravity), low sulfur crude oil that has a higher value product yield than most other crude oils produced in California and consequently sells at a premium in that market. The associated natural gas produced with the crude oil has a high Btu content (approximately 1,240 Btu) which yields in excess of 2 gallons of NGLs per Mcf of natural gas when processed in the Company's gas plant. At the time of the acquisition, the Company believed that significant development potential existed at the Bakersfield Properties. On June 30, 1994 the Bakersfield Properties had 47 net productive wells with average daily production for June 1994 of approximately 546 Bbls of oil and 7,195 Mcf of gas per day. As of January 1, 1994, Ryder Scott estimated that the net proved reserves attributable to the interests acquired by the Company in the Bakersfield Properties were 6.6 MMBbls of crude oil and 46.8 Bcf of natural gas, or a total of 14.5 MMBOE and a Pre-tax SEC 10 Value of $49.7 million. Since the acquisition, the Company, in conjunction with Bakersfield Energy, the local operator and 25% owner, has drilled 27 gross wells on the Bakersfield Properties and expects to drill an additional 161 gross wells over the next eight years. As a result of drilling completed during the second half of 1994, the Company's average daily production from the Bakersfield Properties increased by 30% to 792 Bbls of oil and 8,842 Mcf of gas per day during January 1995 as compared to June 1994. Furthermore, the Company's net proved reserves from the Bakersfield Properties have increased by 49% to 21.6 MMBOE at January 1, 1995, producing a Pre-tax SEC 10 Value of $73.6 million as estimated by Ryder Scott. Management estimates that the Company's share of the future development costs to fully develop the proved reserves of the Bakersfield Properties will be $53.0 million over the next eight years.

     The Bakersfield Properties produce a high gravity (approximately 40() API), low sulfur crude oil which commands a premium price relative to other crude oils produced in California due to its higher value product yield. Currently, production from the Bakersfield Properties is aggregated at a central storage facility owned and operated by the Company and is sold to a local refiner which transports the crude oil to its facility by truck. The Company is in the process of connecting the Bakersfield Properties to Chevron Corporation's crude oil gathering system (the "Chevron System"). The Chevron System comprises an extensive pipeline network that provides access to the various crude oil markets throughout California. By connecting to such system, the Company believes it can realize a higher price for its crude oil by providing access to a wider range of customers and eliminating for future buyers the cost of transporting the crude oil by truck.

     Natural gas produced from the Bakersfield Properties is also aggregated at the Company's central storage facility and transported via Company pipeline to the Bakersfield Plant approximately ten miles away. The Bakersfield Plant, which was acquired as part of the Bakersfield Properties, is a modern, refrigeration liquid extraction facility with inlet capacity of 23 MMcf of natural gas per day and NGLs fractionation capacity of 100,000 gallons per day. Currently, the Bakersfield Plant processes all of the natural gas produced from the Bakersfield Properties as well as natural gas produced by third parties. Management believe that the Bakersfield Plant has the capacity to process the incremental natural gas volumes produced at the Bakersfield Properties once the primary development and waterflood strategies have been implemented.

     By processing natural gas produced at the Bakersfield Properties through its own facilities, the Company is able to achieve a higher price than by selling the natural gas at the wellhead. The Bakersfield Plant enables the Company to separate NGLs from the wet natural gas stream, which are then fractionated into more valuable components: propane, normal butane, isobutane and natural gasoline. By selling the individual components of the fractionated NGL stream and the residue gas, the Company has generally been able to realize significant value over that of the unprocessed wet natural gas stream. The residue gas is then shipped to purchasers via the multiple pipeline connections at the plant. These multiple connections enable the Company to sell its natural gas to the market that will provide the best price.

     The Bakersfield Properties are currently being operated by Bakersfield Energy, a company which originally acquired an interest in these properties in 1990. The four members of senior management of Bakersfield Energy have a combined 80 years experience in drilling and operating in the San Joaquin Basin. As part of the terms of the acquisition of the Bakersfield Properties, Bakersfield Energy maintains a 25% interest in the Bakersfield Properties, is a stockholder of the Company and has a representative on the Board of Directors of the Company. In addition, the Company entered into a joint acquisition agreement with Bakersfield Energy which gives each party the right to participate equally in any acquisition of oil and gas interests located within the state of California by the other party.

     Permian Basin (West Texas/New Mexico). Since 1989, the Company has worked with Penroc Oil and Gas Corporation to jointly identify and acquire interests in oil and gas properties located in the Permian Basin with total acquisition costs net to the Company of $3.4 million. Subsequent remedial work, development drilling activity and secondary recovery procedures have resulted in current average daily production of 297 Bbls of crude oil and 379 Mcf of natural gas based on production in the three months ended June 30, 1995 production. Ryder Scott's estimate of net proved reserves at January 1, 1995 was 1.6 MMBOE.

     South Texas. The Company has worked with Washington Energy Exploration, Inc. (which was recently acquired by Cabot Oil and Gas Corporation ("Cabot")) to jointly identify and acquire interests in oil and gas properties located in South Texas for a total acquisition cost net to the Company of $5.4 million. Current average daily production in South Texas is 34 Bbls of crude oil and 3,682 Mcf of natural gas based on second quarter 1995 production, and Ryder Scott's estimate of net proved reserves was 1.4 MMBOE at January 1, 1995.

     Other. In May 1993, the Company acquired certain gross overriding royalty and net profits interests in certain oil and gas properties located in Oklahoma, Texas, Louisiana and New Mexico from institutional participants in a fund managed by Trust Company of the West ("TCW"). Pursuant to this transaction, the Company acquired 528 MBOE of net proved reserves for $3.1 million.

PRODUCTION BY GEOGRAPHIC REGION

     The following table shows, for the years indicated, the net production, measured in barrels ("Bbls") of oil, thousands of cubic feet ("Mcf") of gas, and barrels of oil equivalents ("BOE"), attributable to the Company's oil and gas interests by geographic region:

                                                                      1992                              1993
                                                         -------------------------------    -------------------------------
                                                          BBLS        MCF          BOE       BBLS         MCF         BOE
                                                         -------    --------     -------    -------    ---------    -------
San Joaquin Basin(1)...................................        0            0          0          0            0          0
Permian Basin..........................................   74,282      216,285    110,330     86,006      204,907    120,157
South Texas ...........................................    3,648      178,869     33,460     26,481    1,272,867    238,626
Other..................................................   50,014      162,692     77,129     66,748      507,029    151,253
                                                         -------     --------    -------    -------    ---------    -------
      U.S. Total.......................................  127,944      557,846    220,919    179,235    1,984,803    510,036
Canada.................................................  103,724    1,194,902    302,874          0            0          0
      Total............................................  231,668    1,752,748    523,793    179,235    1,984,803    510,036
                                                         =======    =========    =======    =======    =========    =======

                                                                                                  SIX MONTHS ENDED
                                                                      1994                         JUNE 30, 1995
                                                         -------------------------------    -------------------------------
                                                          BBLS        MCF          BOE       BBLS         MCF         BOE
                                                         -------    --------     -------    -------    --------     -------
San Joaquin Basin(1)...................................  131,368    1,315,321    350,588    130,834    1,364,074    358,180
Permian Basin..........................................   91,404      161,187    118,269     51,174       69,561     62,767
South Texas ...........................................   28,630    1,446,404    269,697      5,887      647,267    113,765
Other..................................................   60,429      402,729    127,551     25,606      175,607     54,874
                                                         -------    ---------    -------    -------    ---------    -------
      Total............................................  311,831    3,325,641    866,105    213,501    2,256,509    589,586
                                                         =======    =========    =======    =======    =========    =======

---------------
(1) Lease only -- excludes plant NGLs.

     The following table summarizes the Company's producing and shut-in wells and producing acreage as of December 31, 1994:

   GROSS              NET              PRODUCING           UNDEVELOPED
 WELLS(1)          WELLS(2)             ACREAGE              ACREAGE
-----------     ---------------     ----------------     ----------------
OIL     GAS      OIL       GAS      GROSS       NET      GROSS       NET
----    ---     -----     -----     ------     -----     ------     -----
 303    76      131.6     18.17     30,071     7,272     17,344     6,355

---------------

(1) The number of gross wells and acreage shown equals the total number of wells or acres in which a working interest is owned.

(2) The number of net wells or acres shown equals the sum of the fractional working interests owned in gross wells or acres, expressed as whole numbers or fractions thereof.

PRODUCTION, REVENUES AND LIFTING COSTS

     The following table shows, for the years indicated, the average net daily production, measured in Bbls of oil and Mcf of gas, attributable to the Company's oil and gas interests, the annual revenues derived by the Company from the sale of such production, the weighted average selling price per unit and the weighted average cost to the Company per unit produced:

                                                           1992
                                               ----------------------------
                                                U.S.      CANADA     TOTAL       1993       1994
                                               ------     ------     ------     ------     -------
                                                             (DOLLARS IN THOUSANDS)
Average Net Daily Production
  (amounts in thousands):
  Crude oil and condensate (Bbls)............     356        288        644        505         867
  Natural gas (Mcf)..........................   1,550      3,319      4,869      5,514       9,239
  Plant NGLS.................................      --         --         --         --         261
Revenues:
  Crude oil and condensate...................  $2,351     $1,702     $4,053     $2,951     $ 4,925
  Natural gas................................     916      1,193      2,109      3,518       6,045
  Gas plant..................................      --         --         --         --       1,978
  Other......................................      --         --         --         38          12
                                               -------    ------     ------     ------      ------
Total revenues...............................  $3,267     $2,895     $6,162     $6,507     $12,960
                                               =======    ======     ======     ======      ======
Costs:
     Production costs........................  $1,304     $1,371     $2,675     $2,249     $ 3,610
     Gas plant operating expenses............      --         --         --         --       1,708
                                               -------    ------     ------     ------      ------
Total costs..................................  $1,304     $1,371     $2,675     $2,249     $ 5,318
                                               =======    ======     ======     ======      ======
Weighted average selling price:
  Crude oil and condensate (per Bbl).........  $18.37     $16.37     $17.47     $16.49     $ 15.79
  Natural gas (per Mcf)......................    1.64       1.00       1.20       1.77        1.82
Production costs per BOE.....................    5.90       4.52       5.10       4.41        4.17

     Calculation of average selling price per barrel of crude oil and condensate excludes certain revenues attributable to hydrocarbon liquids and product sales in 1993 and 1994. All average price data consider the effects of the Company's fixed-price sales and hedging contracts. See Note 10 of Notes to Consolidated Financial Statements.

DRILLING ACTIVITIES

     The following table shows the gross and net number of exploratory and development wells drilled in the years indicated and the Company's interests therein:

                                                1992
                           ----------------------------------------------
                               U.S.           CANADA            TOTAL            1993              1994
                           ------------    -------------    -------------    -------------    --------------
                           GROSS    NET    GROSS    NET     GROSS    NET     GROSS    NET     GROSS     NET
                           -----    ---    -----    ----    -----    ----    -----    ----    -----    -----
Exploratory:
  Oil....................   --       --     --        --     --        --     --        --     --         --
  Gas....................   --       --     --        --     --        --     --        --     --         --
  Dry....................   --       --     1       0.27     1       0.27     --        --     --         --
Development:
  Oil....................   --       --     1       0.27     1       0.27     10      0.74     14      10.50
  Gas....................   --       --     --        --     --        --      4      1.37      2        .60
  Dry....................   --       --     2       0.54     2       0.54     --        --     --         --
Total:
  Producing..............   --       --     1       0.27     2       0.27     14      2.11     16      11.10
  Dry....................   --       --     3       0.81     3       0.81     --        --     --         --
                            --       --     --      ----     --      ----     --      ----     --      -----
                            --       --     4       1.08     4       1.08     14      2.11     16      11.10
                            ==       ==     ==      ====     ==      ====     ==      ====     ==      =====

RESERVES

     The Company's net proved reserves, net proved developed reserves and the standardized measure of discounted future net cash flows from such proved reserve quantities are shown in Note 18 of Notes to Consolidated Financial Statements. The majority of the Company's oil and gas interests is held through mineral leases which are kept open by current production and will continue to remain open so long as there is production of oil and gas in commercial quantities from such interests.

PRINCIPAL CUSTOMERS

     Cabot accounted for 21%, 36% and 7% of the Company's oil and gas revenues in 1994, 1993 and 1992, respectively. In the same years, respectively, Koch Oil Company accounted for 4%, 9% and 14% of the Company's oil and gas revenues. In 1994, Kern Oil and Refining accounted for 17% of the Company's revenues.

     In March 1995, the Company filed a lawsuit against Cabot to enforce the terms of a gas sales contract because the Company believes that such contract, as amended, was assigned to the Company as part of the dissolution of STLP and, therefore, is still in effect. Although the Company believes that it is entitled to recover the amounts owed by Cabot and the court should enforce the terms of the gas sales contract, the Company cannot predict the outcome of such lawsuit.

     The Company considers its relationships with the other principal customer purchasers to be satisfactory. The Company believes that the loss of any present customer would not have a material adverse effect on the Company's consolidated business.

SALES, MARKETS AND MARKET CONDITIONS

     With the exception of the gas produced from the Bakersfield Properties, all of HarCor's production is generally sold at the wellhead or from on-site storage facilities to oil and gas purchasing companies in the areas where it is produced. Crude oil and condensate are typically sold at prices which are based upon posted field prices. The natural gas produced from the Bakersfield Properties is processed at the gas processing plant in which the Company has a 75% interest. The NGLs which are extracted in such process are sold in the spot market. Including the natural gas remaining after extraction of the NGLs, approximately 46% of HarCor's 1994 natural gas production was subject to fixed-price contracts. The remainder of the Company's natural gas was sold at spot market prices. The term "spot market" as used herein refers to contracts with a term of six months or less or contracts which call for a redetermination of sales prices every six months or earlier.

     Price fluctuations in the oil market have a significant impact on the Company's business because all of the Company's oil production is sold at prices based upon posted field prices which vary monthly. In order to minimize the price volatility to which the Company is subject, the Company entered into hedging contracts with third parties covering significant portions of its oil production in 1994 and 1995. Additionally, price fluctuations in the gas market also have a significant impact on the Company's business because approximately 54% of the Company's 1994 natural gas production was sold at spot market prices and the Company currently anticipates that approximately 40% of HarCor's estimated natural gas production for 1995 will be sold at spot market prices. The remainder of the Company's gas production is subject to certain fixed-price contracts. For further information concerning the Company's fixed-price sales and hedging contracts, see Note 10 of Notes to Consolidated Financial Statements.

     The Company's business is typically seasonal in nature. The demand for the Company's oil and gas production generally increases during the winter months. Gas prices in particular have been sensitive to weather patterns in recent years. Weather conditions at certain times of the year can also affect the operations of the Company's oil and gas properties and its ability to produce hydrocarbons in commercially marketable quantities.

COMPETITION

     The acquisition, exploration and development of oil and gas properties is a highly competitive business. Many companies and individuals are engaged in the business of acquiring interests in and developing onshore oil and gas properties in the United States. The industry is not dominated by any single competitor or a small number of competitors. Many entities with which the Company competes have significantly greater financial resources, staff and experience. The Company competes with major and independent oil and gas companies for the acquisition of desirable oil and gas properties, as well as for the equipment and labor required to operate and develop such properties. Many of these competitors have financial and other resources substantially in excess of those available to the Company. Such competitive disadvantages could adversely affect the Company's ability to acquire desirable prospects or develop existing prospects.

REGULATION

     General. The Company's business is affected by governmental laws and regulations, including price control, energy, environmental, conservation, tax and other laws and regulations relating to the petroleum industry. For example, state and federal agencies have issued rules and regulations that require permits for the drilling of wells, regulate the spacing of wells, prevent the waste of natural gas and crude oil reserves through proration, and regulate environmental and safety matters. Changes in any of these laws and regulations could have a material adverse effect on the Company's business. In view of the many uncertainties with respect to current laws and regulations, including their applicability to the Company, the Company cannot predict the overall effect of such laws and regulations on future operations.

     The Company believes that its operations comply in all material respects with all applicable laws and regulations and that the existence of such laws and regulations have no more restrictive effect on the Company's method of operations than on other similar companies in the industry.

     The following discussion contains summaries of certain laws and regulations and is qualified in its entirety by reference thereto.

     Regulation of the Sale and Transportation of Oil and Natural Gas. Various aspects of the Company's oil and natural gas operations are regulated by administrative agencies under statutory provisions of the states where such operations are conducted and by certain agencies of the federal government for operations on federal leases. The Federal Energy Regulatory Commission (the "FERC") regulates the transportation and sale for resale of natural gas in interstate commerce pursuant to the Natural Gas Act of 1938 (the "NGA") and the Natural Gas Policy Act of 1978 (the "NGPA"). In the past, the federal government has regulated the prices at which oil and gas could be sold. Currently, sales by producers of natural gas, and all sales of crude oil, condensate and natural gas liquids can be made at uncontrolled market prices, but Congress could reenact price controls at any time. Deregulation of wellhead sales in the natural gas industry began with the enactment of the NGPA in 1978. In 1989, Congress enacted the Natural Gas Wellhead Decontrol Act which removed all NGA and NGPA price and nonprice controls affecting wellhead sales of natural gas effective January 1, 1993.

     Commencing in April 1992, the FERC issued Order Nos. 636, 636-A, and 636-B ("Order No. 636"), which require interstate pipelines to provide transportation separate, or "unbundled," from the pipelines' sales of gas. Also, Order No. 636 requires pipelines to provide open-access transportation on a basis that is equal for all gas shippers. Although Order No. 636 does not directly regulate the Company's activities, the FERC has stated that it intends for Order No. 636 to foster increased competition within all phases of the natural gas industry. It is unclear what impact, if any, increased competition within the natural gas industry under Order No. 636 will have on the Company's activities. Although, Order No. 636, assuming it is upheld in its entirety, could provide the Company with additional market access and more fairly applied transportation service rates, Order No. 636 could also subject the Company to more restrictive pipeline imbalance tolerances and greater penalties for violation of those tolerances. The FERC has issued final orders of virtually all Order No. 636 pipeline restructuring proceedings. Appeals of Order No. 636, as well as orders in the individual pipeline restructuring proceedings, are currently pending and the Company cannot predict the ultimate outcome of court review. This review may result in the reversal, in whole or in part, of Order No. 636.

     In December 1992, the FERC issued Order No. 547, governing the issuance of blanket marketer sales certificates to all natural gas sellers other than interstate pipelines. Order No. 547 applies to non-first sales that remain subject to the FERC's NGA jurisdiction. The FERC intends Order No. 547, in tandem with Order No. 636, to foster a competitive market for natural gas by giving natural gas purchasers access to multiple supply sources at market-driven prices. Order No. 547 may increase competition in markets in which the Company's natural gas is sold.

     Recently, the FERC issued a policy statement on how interstate natural gas pipelines can recover the costs of new pipeline facilities. While this policy statement affects the Company only indirectly, in its present form, the new policy should enhance competition in natural gas markets and facilitate construction of gas supply laterals. However, requests for rehearing of this policy statement are currently pending. The Company cannot predict what action the FERC will take on these requests.

     The FERC has also recently clarified that it does not have jurisdiction over natural gas gathering facilities and services and that such facilities and services are properly regulated by state authorities. As a result, natural gas gathering may receive greater regulatory scrutiny by state agencies. The Company's gathering operations could be adversely affected should they be subject in the future to state regulation of rates and services, although the Company does not believe that it would be affected by such regulation any differently than other natural gas producers or gatherers. In addition, the FERC has approved several transfers by interstate pipelines of gathering facilities to unregulated gathering companies, including pipeline affiliates. This could allow such companies to compete more effectively with independent gatherers, such as the Company.

     The Company's natural gas gathering operations are generally subject to safety and operational regulations relating to the design, installation, testing, construction, operation, replacement and management of facilities. Pipeline safety issues have recently become the subject of increasing focus in various political and administrative arenas at both the state and federal levels. For example, federal legislation addressing pipeline safety issues has recently been introduced before Congress. Among other things, the legislation includes a requirement that states adopt "one-call" notification systems. Additional pending legislation would, among other things, increase the frequency with which certain pipelines must be inspected, as well as increase potential civil and criminal penalties for violations of pipeline safety requirements. The Company believes its operations, to the extent they may be subject to current gas pipeline safety requirements, comply in all material respects with such requirements. The Company cannot predict what effect, if any, the adoption of this or other additional pipeline safety legislation might have on its operations, but the natural gas industry could be required to incur additional capital expenditures and increased costs depending upon future legislative and regulatory changes.

     Sales of crude oil, condensate and gas liquids by the Company are not regulated and are made at market prices. The price the Company receives from the sale of these products is affected by the cost of transporting the products to market. Effective as of January 1, 1995, the FERC implemented regulations establishing an indexing system for transportation rates for oil pipelines, which would generally index such rates to inflation, subject to certain conditions and limitations. These regulations could increase the cost of transporting crude oil, liquids and condensates by pipeline. These regulations are subject to pending petitions for judicial review. The Company is not able to predict with certainty what effect, if any, these regulations will have on it, but other factors being equal, the regulations may tend to increase transportation costs or reduce wellhead prices for such conditions.

     Additional proposals and proceedings that might affect the oil and gas industry are pending before Congress, the FERC and the courts. The Company cannot predict when or whether any such proposals may become effective. In the past, the natural gas industry historically has been very heavily regulated. There is no assurance that the current regulatory approach pursued by the FERC will continue indefinitely into the future. Notwithstanding the foregoing, it is not anticipated that compliance with existing federal, state and local laws, rules and regulations will have a material or significantly adverse effect upon the capital expenditures, earnings or competitive position of the Company.

     Taxation. The operations of the Company, as is the case in the petroleum industry generally, are significantly affected by federal tax laws, including the Tax Reform Act of 1986. Certain transactions which were entered into in connection with the Company's 1987 recapitalization have, under the Tax Reform Act of 1986, significantly limited the Company's ability to utilize its net operating losses arising prior to the recapitalization. In addition, certain 1992 equity transactions resulted in additional restrictions on the utilization of net operating losses arising since 1987. For further information on the limitations of the Company's net operating loss carryforwards, see Note 11 of Notes to Consolidated Financial Statements contained herein.

     In addition to the foregoing, federal, as well as state tax laws have many provisions applicable to corporations in general which could affect the potential tax liability of the Company.

     Operating Hazards and Environmental Matters. The oil and gas business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, casing collapse, abnormally pressured formations and environmental hazards such as oil spills, gas leaks, ruptures and discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. Such hazards may hinder or delay drilling, development and on-line production operations.

     Extensive federal, state and local laws and regulations govern oil and natural gas operations regulating the discharge of materials into the environment or otherwise relating to the protection of the environment. These laws and regulations may require the acquisition of a permit before drilling commences, restrict or prohibit the types, quantities and concentration of substances that can be released into the environment or wastes that can be disposed of in connection with drilling and production activities, prohibit drilling activities on certain lands lying within wetlands or other protected areas and impose substantial liabilities for pollution resulting from drilling and production operations. Moreover, state and federal environmental laws and regulations may become more stringent.

     Texas regulates the disposal of wastes containing naturally occurring radioactive material which are commonly generated during oil and gas production. The Company is evaluating whether any wastes associated with its activities may be subject to these regulations. While the cost of the evaluation is not expected to be material, the Company will not be in a position to estimate any additional compliance costs until the evaluation is completed. Typically, wastes containing naturally occurring radioactive material can be managed on-site or disposed of at facilities licensed to receive such waste at costs that are not expected to be material.

     Numerous governmental departments issue rules and regulations to implement and enforce such laws which are often difficult and costly to comply with and which carry substantial penalties for failure to comply. Some laws, rules and regulations relating to protection of the environment may, in certain circumstances, impose "strict liability" for environmental contamination, rendering a person liable for environmental damages and response costs without regard to negligence or fault on the part of such person. Other laws, rules and regulations may restrict the rate of oil and natural gas production below the rate that would otherwise exist. The regulatory burden on the oil and natural gas industry increases its cost of doing business and consequently affects its profitability. As a result, these laws, rules and regulations affect the operations and costs of the Company. Compliance with environmental requirements generally could have a material adverse effect upon the capital expenditures, earnings or competitive position of the Company. For instance, legislation has been proposed in Congress from time to time that would modify the federal Resource Conservation and Recovery Act of 1976, as amended, ("RCRA") to reclassify oil and gas production wastes, and subject them to regulation, as "hazardous waste." If such legislation were enacted, it could have a significant impact on the Company's operating costs, as well as the oil and gas industry in general. In addition, The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA" or "Superfund") and certain state laws and regulations impose strict, and in some cases, joint and several, liability for cleanup of waste sites, damages to natural resources and, in some circumstances, trebling of clean-up costs. Although the Company will from time to time generate or handle materials that may be classified as hazardous waste under RCRA or hazardous substances under CERCLA, the Company is not aware of any material obligation or liability under any statute.

     The Company believes that it is in substantial compliance with current applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse impact on the Company. It is not anticipated that the Company will be required in the near future to expend amounts that are material in relation to its total capital expenditures program by reason of environmental laws and regulations, but inasmuch as such laws and regulations are frequently changed, the Company is unable to predict the ultimate cost of compliance.

     Although the Company maintains insurance against some, but not all, of the risks described above, including insuring the costs of clean-up operations, public liability and physical damage, there is no assurance that such insurance will be adequate to cover all such costs or that such insurance will continue to be available in the future or that such insurance will be available at premium levels that justify its purchase. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on the Company's financial condition and operations.

EMPLOYEES

     At June 30, 1995, the Company had 11 full-time employees. The Company believes its relationship with its employees is satisfactory. The Company also employs technical consultants from time to time. HarCor is not materially dependent on any of such consultants.

LEGAL PROCEEDINGS

     No material lawsuits are pending or, to the best of the Company's knowledge, have been threatened against it. Due to the nature of its business, however, the Company may be, from time to time, a party to certain legal or administrative proceedings arising in the ordinary course of its business.

OFFICE FACILITIES

     The Company's corporate headquarters are located at Five Post Oak Park, Suite 2220, Houston, Texas in rented office space. Prior to July 1993, the Company's corporate headquarters were located at 11766 Wilshire Boulevard, Suite 720, Los Angeles, California.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The names and ages of the Company's executive officers and directors, the principal occupation or employment of each of them during the past five years and at present, the name and principal business of the corporation or other organization, if any, in which such occupation or employment is or was carried on, directorships of other public companies or investment companies held by them, and the period during which the directors have served in that capacity with the Company are set forth below.

                                                   PRESENT POSITION              DIRECTOR
              NAME                AGE              WITH THE COMPANY               SINCE
--------------------------------  ---   ---------------------------------------  --------
Mark G. Harrington..............  42    Chairman of the Board of Directors and     1987
                                        Chief Executive Officer
Francis H. Roth.................  57    President, Chief Operating Officer and     1989
                                        Director
Gary S. Peck....................  42    Vice President -- Finance, Chief
                                        Financial Officer and Secretary
Albert J. McMullin..............  38    Vice President -- Land, Contracts and
                                        Acquisitions
Daryl H. Connolly(1)............  48    Director                                   1989
Robert J. Cresci................  51    Director                                   1994
Vinod K. Dar....................  44    Director                                   1992
David E. K. Frischkorn, Jr. ....  44    Director                                   1992
Ambrose K. Monell...............  40    Director                                   1987
Herbert L. Oakes................  49    Director                                   1992
James H. Rawls(1)...............  42    Director                                   1992
Robert A. Shore.................  48    Director                                   1994

---------------

(1) Each of Messrs. Connolly and Rawls will resign as directors of the Company effective at the Company's 1995 annual meeting of shareholders.

     Mr. Harrington has been Chairman of the Board of Directors and Chief Executive Officer of the Company since May 1987. He also is President and controlling shareholder of Harrington and Company International Incorporated ("Harrington and Company"), an investment company which he founded in 1986, and which is the general or managing partner of several limited partnerships which in the aggregate own approximately 9.6% of the outstanding Common Stock. In 1977, he joined Carl H. Pforzheimer and Co., an investment banking firm, where he became a partner in 1980 and remained as a partner until December 1985. During his eight years with Carl H. Pforzheimer and Co., he worked in the firm's research and corporate finance departments. In 1984, Mr. Harrington helped organize Chipco Energy Corporation, the holding company for the firm's oil and gas assets. He is a director of HCO Energy Ltd. and Jefferson Gas Systems, Inc. Mr. Harrington holds a Bachelor of Business Administration degree and a Master of Business Administration degree, both in finance, from the University of Texas.

     Mr. Roth has been President and Chief Operating Officer of the Company since March 1989. Prior to that time, he served as Vice President -- Production of the Company since July 1988. He has been employed in various engineering positions with both Amoco and Chevron in several geographic locations. Prior to joining the Company, he had been employed for 16 years by MCO Resources, Inc., an oil and gas company, in various positions, including General Manager of Operations and Engineering. He also served as Vice President of Drilling and Production and Engineering for MCOR Oil and Gas Corporation, a subsidiary of MCO Resources, Inc. Mr. Roth holds a Bachelor of Science degree in petroleum engineering from the University of Kansas, a Master of Science degree in petroleum engineering from the University of Oklahoma and a Master of Business Administration degree from the University of California.

     Mr. Peck joined the Company as Vice President -- Finance and Chief Financial Officer in October 1989 and became Secretary in November 1989. Prior to joining the Company, Mr. Peck acted as a financial consultant to the Company. Mr. Peck was Director of Finance for Herbert L. Farkas Company (a multi-location furniture and business equipment concern) from 1987 to 1989 and was Vice President -- Finance and Chief Financial Officer of RAWA, Inc. (a franchising and car rental company) from 1985 to 1987. Prior to that, Mr. Peck had approximately seven years' experience in oil and gas accounting management with Minoco Southern Corporation and MCO Resources, Inc. He graduated from California State University at Long Beach in 1977 with a Bachelor of Science degree in accounting and finance.

     Mr. McMullin joined the Company as Vice President -- Land, Contracts and Acquisitions in August 1992. Prior to joining the Company, Mr. McMullin was a gas supply manager for Mitchel Marketing Company since 1991 and for Delhi Gas Pipeline Corporation during 1990. Mr. McMullin also worked as an Accounts Manager for United Gas Pipeline from 1987 to 1989. From 1980 to 1985, Mr. McMullin worked for Atlantic Richfield Company as a landman. He holds a Bachelor of Arts degree in petroleum land management from the University of Texas and earned a Masters in Business Administration from the University of St. Thomas.

     Mr. Connolly has been President and a director of HCO Energy Ltd., an oil and gas company located in Calgary, Alberta, Canada, since 1987. Prior to January 19, 1993, HCO Energy Ltd. was an affiliate of the Company. From February 1984 until 1987, Mr. Connolly was Vice President and General Manager of Bralorne Resources Limited (an oil and gas company), located in Calgary, and was a consultant to the government of Denmark for one year. Mr. Connolly is a petroleum engineer with approximately 25 years of industry experience including seven years with Texaco Canada, Inc. and four years with Bluesky Oil and Gas Ltd.

     Mr. Cresci has served as a Managing Director of Pecks Management Partners Ltd., an investment management firm, since September 1990. From 1985 to 1990 Mr. Cresci was Vice President of Alliance Capital Management L.P. Mr. Cresci currently serves as a director of Serv-Tech, Inc., EIS International, Inc., Sepracor, Inc., Vestro Natural Foods, Inc., Olympic Financial, Ltd., GeoWaste, Inc., Hitox, Inc., Natures Elements, Inc., Garnet Resources Corporation, Meris Laboratories, Inc. and several private companies.

     Mr. Dar has been President and Chairman of Jefferson Gas Systems, Inc. (a natural gas and electric power co-investment concern) since May 1991, and the Managing Director of Dar & Company (a consulting firm to energy companies and financial institutions) since August 1990. Currently, he is Senior Advisor of RCG/Hagler, Bailly & Company, an international management consulting firm he helped found in 1980. He was also the Chairman of Sunrise Energy Services, Inc. between 1992 and 1994. Since 1980, Mr. Dar has held a variety of executive positions in the natural gas industry and with management consulting firms. He has been the Senior Vice President of American Exploration Company, an oil and gas firm, and Executive Vice President and Director of Hadson Corporation, a diversified public company. He was the founder and Chief Executive Officer of four major Hadson subsidiaries, Hadson Gas Systems, Hadson New Mexico, Hadson Liquid Fuels and Hadson Electric. He has a Bachelor of Science degree in engineering and a Master's degree in management and finance from MIT, where he also received his doctoral training in economics.

     Mr. Frischkorn has been Senior Vice President and Managing Director of the Energy Corporate Finance Department of Rauscher Pierce Refsnes, Inc., an investment banking firm, since January 1993. From 1988 to 1992, he was President of Frischkorn & Co., a Houston, Texas-based merchant banking firm specializing in oil and gas corporate finance services. Prior to that he served as Vice President, Energy Group of Kidder, Peabody & Co. in Houston, Texas and Senior Vice President, Corporate Finance of Rotan Mosle, Inc. in Houston. He holds a Bachelor of Arts degree in economics and German from Tufts University and a Masters of Business Administration from Columbia.

     Mr. Monell has been Vice President and a director of Harrington and Company since 1986. He has been active in the oil and gas industry since 1976. In 1976, he co-founded Alexander & Ambrose Oil Corporation, a privately-held Denver-based exploration company. He graduated from the University of Virginia in 1976 with a Bachelor of Science degree in foreign affairs.

     Mr. Oakes is Managing Director and a principal of Oakes, Fitzwilliams & Co. Limited, a member of the London Stock Exchange, which he founded in 1987. In 1973, he joined Dillon, Read & Co. Inc., an investment banking firm, in London. In 1982, he formed H. L. Oakes & Co. Limited specializing in arranging venture and development capital for U.S. and U.K. corporations. He is a director of California Energy Company, Inc., Shared Technologies, Inc., The New World Power Corporation and a number of private corporations in the U.S. and the U.K.

     Mr. Rawls has been President of Hughes-Rawls Corporation in Jackson, Mississippi, an oil and gas exploration reserve acquisition concern, since 1989 and is a director of Harrington and Company. Mr. Rawls is a registered petroleum engineer with 24 years of experience in the oil industry. Mr. Rawls began his career at Exxon Company and after leaving Exxon joined Deposit Guaranty National Bank in Jackson. He was Senior Vice President at Deposit Guaranty National Bank from 1981 to 1988 and served as head of its energy lending group. From 1988 to 1989, he served as Executive Vice President of Hughes Eastern Petroleum, Inc. He holds a Bachelor of Science degree from Mississippi State University and attended Northwestern University's Management School for Corporate Bankers.

     Mr. Shore was founder and has been Chief Executive Officer of Bakersfield Energy Resources, Inc. since 1990. He is responsible for evaluating and negotiating acquisitions, and planning the development of oil and gas properties for Bakersfield Energy Resources, Inc. For 20 years prior to founding Bakersfield Energy Resources, Inc., Mr. Shore held various engineering, supervisory and management positions with Mission Resources, Texaco Inc. and Getty Oil Company in California. Mr. Shore holds a Bachelor of Science degree in petroleum engineering from Stanford University. He is a member of the American Petroleum Institute, the Society of Petroleum Engineers and the California Independent Petroleum Association. Mr. Shore also serves as a Director of the Stanford University Petroleum Investment Fund.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has established an Audit Committee, a Stock Option and Compensation Committee and an Executive Committee. The Company does not have a nominating committee.

     The current member of the Audit Committee is David E. K. Frischkorn, Jr. The responsibilities of the Audit Committee include reviewing the scope and results of audits by the Company's independent auditors, the Company's compliance with all accounting and financial reporting requirements, the Company's internal accounting controls, the scope of other services performed by independent auditors, and the cost of all accounting and financial services, and to make recommendations to the Board of Directors as to the appointment of the Company's independent auditors. The Audit Committee held one meeting during 1994.

     The current members of the Stock Option and Compensation Committee are Vinod K. Dar, Daryl H. Connolly and Herbert L. Oakes. The functions of the Stock Option and Compensation Committee are to monitor the Company's executive compensation plans, practices and policies, including all salaries, bonus and stock option awards and fringe benefits, and to make recommendations to the Board of Directors as to changes in existing executive compensation plans and the formulation and adoption of new executive compensation plans. The Stock Option and Compensation Committee held two meetings during 1994.

     The Board of Directors established the Executive Committee on June 22, 1993. Its current members are James H. Rawls and Daryl H. Connolly. The functions of the Executive Committee are to approve certain executive actions of the Company's officers and to keep the Board of Directors informed of any such actions. The Executive Committee did not hold any meetings during 1994.

     During the year ended December 31, 1994, the Board of Directors held six meetings. In 1994, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which he served (in each case held during the periods that he served).

COMPENSATION OF DIRECTORS

     During 1994, nonemployee members of the Board of Directors received annual compensation of $10,000 plus $1,000 for each meeting of the Board of Directors attended in person ($250 per telephonic meeting) and reimbursement for their reasonable expenses incurred in connection with their duties and functions as directors. Directors of the Company who are also employees do not receive any compensation for their services as directors.

     On October 14, 1992, the Board of Directors adopted the Company's 1992 Nonemployee Directors' Stock Option Plan (the "Directors' Option Plan"). Under the Directors' Option Plan, upon the later of the effective date of the Directors' Option Plan or the date of their initial election or appointment to the Board of Directors, directors who are not employees of the Company were granted options to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Thereafter, and so long as the Directors' Option Plan is in effect, upon the completion of each full year of service on the Board of Directors, each nonemployee director continuing to serve as a director will automatically be granted an additional option to purchase 5,000 shares of Common Stock at an exercise price equal to 110% of the fair market value of the Common Stock on the date of grant. All options granted under the Directors' Option Plan vest in equal parts over two years.

     Upon their initial appointment to the Board of Directors effective July 6, 1994, Messrs. Cresci and Shore were each granted options to purchase 20,000 shares of common stock at an exercise price of $3.375 per share which was equal to 100% of the fair market value of the common stock on such date.

     Upon completion of each of their first and second full years of service after the effective date of the Directors' Option Plan (October 14, 1993 and 1994), Messrs. Connolly, Dar, Frischkorn, Monell and Rawls were each automatically granted options to purchase 5,000 shares of Common Stock at an exercise price equal to $4.33125 per share, 110% of the fair market value of the Common Stock on such date. Upon the first and second anniversary of his initial election to the Board of Directors (November 17, 1993 and 1994), Mr. Oakes was automatically granted options to purchase 5,000 shares of Common Stock at an exercise price equal to $3.85 per share, 110% of the fair market value of the Common Stock on such date.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation earned during 1994 by the Company's Chief Executive Officer and each of the Company's two other most highly compensated executive officers (collectively, the "Named Executive Officers") based on salary and bonus earned in 1994:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                               ANNUAL COMPENSATION              AWARDS
                                      -------------------------------------   ----------
                                                                 OTHER        SECURITIES
          NAME AND                                              ANNUAL        UNDERLYING      ALL OTHER
     PRINCIPAL POSITION       YEAR     SALARY      BONUS    COMPENSATION(1)   OPTIONS(2)   COMPENSATION(3)
----------------------------  ----    --------    -------   ---------------   ----------   ---------------
Mark G. Harrington..........  1994    $190,000    $62,500      $     -0-        148,750        $ 3,699
  Chairman of the Board       1993     190,000      7,917            -0-         40,000          3,455
  and Chief Executive
  Officer
Francis H. Roth.............  1994     125,000     32,500            -0-         75,625          5,113
  President and Chief         1993     125,000      5,208            -0-         25,000          4,779
  Operating Officer
Gary S. Peck................  1994     100,000     17,500            -0-         42,500          2,306
  Vice President --           1993     100,000      4,167            -0-         17,500          2,156
  Finance, Chief Financial
  Officer and Secretary

---------------
(1) Does not include perquisites and other personal benefits because the value of these items did not exceed the lesser of $50,000 or 10% of reported salary and bonus of any of the Named Executive Officers.

(2) No stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during 1993 and 1994.

(3) Such amounts were premiums paid by the Company for annual disability insurance for each such officer.

STOCK OPTION GRANTS DURING 1994

     The following table provides details regarding stock options granted to the Named Executive Officers in 1994. The Company does not have any outstanding SARs.

                             OPTION GRANTS IN 1994

                                         NUMBER OF             % OF TOTAL
                                   SECURITIES UNDERLYING     OPTIONS GRANTED     EXERCISE OR
                                      OPTIONS GRANTED         TO EMPLOYEES       BASE PRICE
              NAME                        (#)(1)                 IN 1994          ($/SH)(2)      EXPIRATION DATE
---------------------------------  ---------------------     ---------------     -----------     ---------------
Mark G. Harrington...............         125,000                  48.1%            $3.71          July 6, 1999
Francis H. Roth..................          60,000                  23.1%            $3.38          July 6, 1999
Gary S. Peck.....................          30,000                  11.5%            $3.38          July 6, 1999

---------------
(1) Fifty percent of the options were vested immediately upon grant and the remaining 50% become exercisable upon a successful completion of a secondary public sale of the Company's equity securities. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an option the optionee will be entitled to purchase, in lieu of the number and class of shares of Common Stock then covered by such option, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Common Stock then covered by such option. If there is a Corporate Change, as defined in the 1994 Stock Option Plan, then the Stock Option and Compensation Committee, acting in its sole discretion, has the following alternatives, which may vary among individual optionees:
    (1) accelerate the time at which options then outstanding may be exercised,
    (2) require the surrender to the Company by selected optionees of some or all of the outstanding options held by such optionees, in which event the Committee will thereupon cancel such options and pay to each optionee a certain amount of cash or (3) make such adjustments to the options then outstanding as the Committee deems appropriate to reflect such Corporate Change. Any adjustment provided for pursuant to this paragraph will be subject to any required stockholder action.

(2) The exercise price per share with respect to the stock options granted to Messrs. Roth and Peck in 1994 is equal to the closing bid price of the Common Stock on the date of grant thereof, as quoted by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"). Pursuant to the terms of the 1994 Stock Option Plan, because Mr. Harrington is deemed to own more than 10% of the Common Stock, the exercise price per share of all options granted to him in 1994 was 110% of the closing bid price of the Common Stock on the date of grant thereof, as quoted by NASDAQ.

1994 OPTION EXERCISES AND OUTSTANDING STOCK OPTION VALUES AS OF DECEMBER 31,
1994

     The following table shows the number of shares acquired by the Named Executive Officers upon their exercise of stock options during 1994, the value realized by such Named Executive Officers upon such exercises, the number of shares of Common Stock covered by both exercisable and non-exercisable stock options as of December 31, 1994 and their values at such date.

                      AGGREGATED OPTION EXERCISES IN 1994
                     AND OPTION VALUES AT DECEMBER 31, 1994

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                            OPTIONS AT                  IN-THE-MONEY OPTIONS AT
                        SHARES         VALUE           DECEMBER 31, 1994(#)             DECEMBER 31, 1994($)(2)
                      ACQUIRED ON     REALIZED     -----------------------------     -----------------------------
        NAME          EXERCISE(#)      ($)(1)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------------  -----------     --------     -----------     -------------     -----------     -------------
Mark G.
  Harrington........        -0-           N/A        184,500           82,500           24,000            -0-
Francis H. Roth.....        -0-           N/A         90,000           42,500           24,000            -0-
Gary S. Peck........     15,000        21,563         92,750           23,750           44,000            -0-

---------------
(1) The closing bid price of the Common Stock as quoted by NASDAQ on September 30, 1994, the date of exercise of such options, was $3.625. The value realized is calculated on the basis of the difference between the exercise price of such options and $3.625, multiplied by the number of shares of Common Stock issued upon exercise. The exercise price of the options exercised by Mr. Peck was $2.1875 per share.

(2) On December 31, 1994, the closing bid price of the Common Stock as quoted by NASDAQ was $3.00 per share. Value is calculated on the basis of the difference between the option price and $3.00, multiplied by the number of shares of Common Stock granted at that option price. The option price for exercisable options granted to Mr. Harrington, Mr. Roth and Mr. Peck covering 30,000, 30,000 and 55,000 shares, respectively, is $2.20 per share. The option prices for the remaining exercisable options and all of the unexercisable options are higher than $3 and therefore no value is ascribed to such options in the above table.

1994 RESTRICTED SHARE GRANTS AND RESTRICTED SHARE VALUES AS OF DECEMBER 31, 1994

     The following table shows the number of restricted shares of common stock granted to the Named Executive Officers during 1994 and their values at December 31, 1994:

                      RESTRICTED STOCK GRANTS IN 1994 AND
                  RESTRICTED STOCK VALUES AT DECEMBER 31, 1994

                                                                                  NUMBER AND VALUE OF
                                                                                  RESTRICTED SHARES AT
                                                                                   DECEMBER 31, 1994
                                                  RESTRICTED      RESTRICTED      --------------------
                                                    SHARES        SHARE VALUE     SHARES
                      NAME                        GRANTED (#)         ($)          (#)       VALUE ($)
------------------------------------------------  -----------     -----------     ------     ---------
Mark G. Harrington..............................     23,750          95,000       23,750       71,250
Francis H. Roth.................................     15,625          62,500       15,625       46,875
Gary S. Peck....................................     12,500          50,000       12,500       37,500

---------------
(1) The Restricted Shares may not be sold, tendered, assigned, transferred, pledged or otherwise encumbered prior to the earliest of April 28, 1997 (lapse date), the date of a grantee's death or disability, or the date of a "Change of Control" of the Company, as defined in the Restricted Stock Agreement. In the event that a grantee terminates employment with the Company prior to the lapse date, the Restricted Shares shall revert back to the Company; provided, however, in the event a grantee is involuntarily terminated for any reason other than cause, the Compensation Committee of the Board of Directors of the Company administering this Agreement may, at its sole discretion, determine to release a prorated number of Restricted Shares, based on the number of months of active employment service during the restriction period, as a percentage of the total months of the restriction period.

(2) The Restricted Share value is calculated by multiplying the number of Restricted Shares granted by the "Current Stock Price" per share, as defined and set out in a specified formula, equal to the high bid price of the common stock as quoted by NASDAQ on April 28, 1994, which was $4.00 per share.

(3) The value of Restricted Shares at December 31, 1994 is calculated by multiplying the number of Restricted Shares by the December 31, 1994 closing bid price of the common stock as quoted by NASDAQ, which was $3.00 per share.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information as to the number and percentage of shares of Common Stock owned beneficially as of August 1, 1995 by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and each nominee for election as a director,
(iii) each Named Executive Officer and (iv) all directors and officers of the Company as a group. Unless otherwise indicated in the footnotes following the table, the named beneficial owner had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them.

                                                                        SHARES OWNED
                                                                        BENEFICIALLY      PERCENT
                                                                            AS OF           OF
                                                                        8/1/95(1)(2)       CLASS
                                                                        -------------     -------
Harrington and Company International Incorporated(3)..................      729,968          8.4
Daryl H. Connolly(4)..................................................       22,850            *
Robert J. Cresci(4)(5)................................................    1,110,000         12.8
Vinod K. Dar(4)(6)....................................................      172,500          2.0
David E.K. Frischkorn, Jr.(4)(7)......................................       47,500            *
Mark G. Harrington(4)(8)..............................................      938,218         10.6
Ambrose K. Monell(4)..................................................       41,421            *
Herbert L. Oakes(4)...................................................       22,500            *
Gary S. Peck(4).......................................................      122,750          1.4
James H. Rawls(4).....................................................       23,100            *
Francis H. Roth(4)....................................................      148,125          1.7
Robert A. Shore(4)(9).................................................    1,108,084         11.7
AGF Management Ltd.(10)...............................................      692,500          8.0
Bakersfield Energy Resources, Inc.(11)................................    1,098,084         11.6
Granite Capital L.P.(12)..............................................      612,092          6.9
Pecks Management Partners Ltd.(13)....................................    1,100,000         12.7
Trust Company of the West(14).........................................    1,728,009         19.4
Wellington Management Company(15).....................................      507,900          5.9
All Directors and Officers as a group (20 persons)(8)(9)(16)..........    3,785,548         36.8

---------------
 *  Less than 1%

(1) Information with respect to beneficial ownership is based on information publicly available or furnished to the Company by each person included in this table.

(2) Includes, in each case, shares deemed beneficially owned by such persons or entities pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, because such persons or entities have the right to acquire such shares within 60 days upon the exercise of stock options or similar rights or because such persons or entities have or share investment or voting power with respect to such shares.

(3) The business address of Harrington and Company International Incorporated is 4400 Post Oak Parkway, Suite 2220, Houston, Texas 77027. Such amount includes (i) 372,305 shares held by Harrington and Company EV Fund I, Ltd., and (ii) 309,868 shares held by Harrington and Company EV Fund II, Ltd. (71,429 shares of which are issuable within 60 days upon conversion of Series A Preferred Stock held by Harrington and Company EV Fund II, Ltd.), of which limited partnerships Harrington and Company International Incorporated is the general or managing partner. The shares held by each such limited partnership are also deemed to be beneficially owned by such limited partnership. Harrington and Company International Incorporated disclaims beneficial ownership of such shares.

(4) Includes 22,500, 10,000, 22,500, 22,500, 184,500, 22,500, 22,500, 92,750,
    22,500, 90,000 and 10,000 shares for Messrs. Connolly, Cresci, Dar, Frischkorn, Harrington, Monell, Oakes, Peck, Rawls, Roth and Shore, respectively, purchasable within 60 days upon the exercise of stock options.

(5) Includes 1,100,000 shares deemed to be beneficially owned by Pecks Management Partners Ltd., of which Mr. Cresci is a managing director (See Footnote 13). As a result, Mr. Cresci may be deemed to share voting and investment power with respect to such shares. Mr. Cresci disclaims beneficial ownership of such shares.

 (6) Includes 150,000 shares purchasable within 60 days upon the exercise of options held by Jefferson Gas Systems, Inc. of which Mr. Dar is the Chief Executive Officer and a Director. Such option is exercisable only upon the Company's exercise of its option to purchase 150,000 Common Shares of Jefferson Gas Systems, Inc.

 (7) Includes 25,000 shares issuable within 60 days upon the exercise of options held by Rauscher Pierce Refsnes, Inc., of which Mr. Frischkorn is a Senior Vice President and Managing Director. As a result, Mr. Frischkorn may be deemed to share voting and investment power with respect to such shares. Mr. Frischkorn disclaims beneficial ownership of such shares.

 (8) Mr. Harrington is the Chief Executive Officer and Chairman of the Board of Directors of the Company. The number of shares indicated includes 729,968 shares deemed to be beneficially owned by Harrington and Company International Incorporated (see footnote 3 above) of which Mr. Harrington is the majority stockholder, the President and a director. As a result, voting and investment power over such shares may be deemed to be shared between Mr. Harrington and Harrington and Company International Incorporated. Mr. Harrington disclaims beneficial ownership of such shares.

 (9) Includes 1,098,084 shares deemed to be beneficially owned by Bakersfield Energy Resources, Inc., of which Mr. Shore is the Chief Executive Officer and a director (see Footnote 11). As a result, Mr. Shore may be deemed to share voting and investment power with respect to such shares. Mr. Shore disclaims beneficial ownership of such shares.

(10) The principal business address for AGF Management Ltd. is P.O. Box 50, Toronto Dominion Bank Tower, 31st Floor, Toronto, Ontario M5K 1E9. Includes 550,000 shares beneficially owned by AGF Growth Equity Fund and 142,500 shares beneficially owned by AGF Canadian Resources Fund. AGF Management Ltd. is the investment manager of AGF Growth Equity Fund and AGF Canadian Resources Fund and as such has shared voting and investment power over all of such shares. AGF Management Ltd. disclaims beneficial ownership of all of such shares.

(11) The principal business address for Bakersfield Energy Resources, Inc. is 2131 Mars Court, Bakersfield, California 93308. Includes 857,143 shares of common stock issuable to Bakersfield Gas, L.P. upon its conversion of 30,000 shares of Series E Preferred Stock, of which limited partnership Bakersfield Energy Resources, Inc. is the general or managing partner. The shares held by such limited partnership are also deemed to be beneficially owned by such limited partnership.

(12) The principal business address for Granite Capital L.P. is 375 Park Avenue, 18th Floor, New York, New York 10152. Includes 256,400 shares of common stock issuable within 60 days upon conversion of 10,000 shares of the Series C Preferred Stock. Also includes 45,000 shares beneficially owned by an affiliate of Granite Capital L.P. and 3,000 shares beneficially owned by certain managed accounts for which Granite Capital is the investment manager and shares voting and investment power. Granite Capital L.P. disclaims beneficial ownership of such 3,000 shares.

(13) The principal business address for Pecks Management Partners Ltd. is One Rockefeller Plaza, New York, New York 10020. All such shares are beneficially owned by three investment advisory clients of Pecks Management Partners Ltd. As investment manager for such clients, Pecks Management Partners Ltd. may be deemed to share voting and investment power with respect to such shares.

(14) The business address of Trust Company of the West ("TCW") is 865 South Figueroa, Suite 1800, Los Angeles, CA 90017. Includes 200,257 shares purchasable within 60 days upon the exercise of a warrant held by TCW. Includes 1,474,359 shares beneficially owned by a General Mills pension fund, which shares TCW controls voting and investment power as Investment Manager and Custodian. TCW disclaims beneficial ownership of the 1,474,359 shares.

(15) The principal business address for Wellington Management Company is 75 State Street, Boston, Massachusetts 02109. Such shares are also deemed beneficially owned by Wellington Trust Co., N.A., a subsidiary of Wellington Management Company.

(16) Includes 725,750 shares purchasable within 60 days upon the exercise of stock options or warrants held or deemed to be owned by all officers and directors.

     Holders of the Company's Series B, C and E Preferred Stock have certain voting rights, including the right to vote together with the holders of the common stock on all matters voted upon by the holders of the common stock. In all such matters, holders of the Series B, C and E Preferred Stock have the number of votes per share of such preferred stock equal to the whole number of shares of common stock into which each share of such preferred stock is convertible. The outstanding shares of Series B Preferred Stock are held by (i) Citibank, N.A., as Trustee for the United Technologies Corporation Master Retirement Trust, United Technologies Building, Hartford, Connecticut 06101 (25%), (ii) Bankers Trust Company, as Trustee of the Hughes Aircraft Company Retirement Plan, 7200 Hughes Terrace, Los Angeles, California 90045-0066 (25%), and (iii) Bankers Trust Company, as Trustee of the GTE Service Corporation Plan for Employees' Pensions, One Stamford Place, Stamford, Connecticut 06904 (50%). All of the outstanding shares of the Series C Preferred Stock are held by Granite Capital Partners, L.P., 666 Fifth Avenue, 33rd Floor, New York, New York 10103. All outstanding shares of the Series E Preferred Stock are held by Bakersfield Gas, L.P., 2131 Mars Court, Bakersfield, California 93308.

                       TRANSACTIONS WITH RELATED PARTIES

     The Company incurred expenses of approximately $150,000 in 1994 for investment banking advice to the investment banking firm of Rauscher Pierce Refsnes, Inc., of which David E.K. Frischkorn, Jr., a director of the Company, is a Managing Director.

     Vinod K. Dar, one of the Company's directors, was the Chairman of the Board of Directors and Chief Executive Officer of Sunrise Energy Services, Inc. ("Sunrise Energy") from October 1992 to October 1994. As part of the Company's acquisition of the Bakersfield Properties, the Company was assigned an interest in a previously existing gas marketing contract with Sunrise Energy Marketing Company ("Sunrise Marketing"), a subsidiary of Sunrise Energy, whereby Sunrise Marketing agreed to pay $1.97 per one million British thermal units ("MMBtu") for the delivery of 2,250 MMBtu of gas per day from the Bakersfield Properties during June, July and August of 1994. As of December 20, 1994, Sunrise Marketing owed the Company approximately $92,000 for gas delivered by the Company during the term of such contract. On November 15, 1994, Sunrise Marketing filed a voluntary petition for protection under Chapter 11, Title 11 of the United States Bankruptcy Code. The $92,000 amount owed to the Company by Sunrise Marketing is an unsecured claim and, as such, the Company is unable to determine whether such amount will be paid and if such amount is paid in full or in part, when such amount will be paid.

     The Company completed an agreement with Bakersfield Gas, L.P. in June 1995 for the exchange of a warrant to purchase 1,000,000 shares of Common Stock for 182,500 shares of Common Stock of the Company. Robert A. Shore, one of the Company's directors, is the Chief Executive Officer of Bakersfield Energy Resources, Inc., the general partner of Bakersfield Gas, L.P. See Note 6 of Notes to Interim Consolidated Financial Statements and "Security Ownership of Certain Beneficial Owners and Management."

     The Company completed an agreement with the Series D Holders, concurrently with the completion of the Unit Offering, for the exchange of warrants to purchase 3,424,666 shares of Common Stock for 1,100,000 shares of Common Stock of the Company. Robert J. Cresci, one of the Company's directors, is a managing director of Pecks Management Partners Ltd., the investment advisor to the Series D Holders. See Note 6 of Notes to Interim Consolidated Financial Statements and "Security Ownership of Certain Beneficial Owners and Management."

                              DESCRIPTION OF NOTES

     The Series A Notes were and the Exchange Notes will be issued under an indenture (the "Indenture"), dated as of July 24, 1995, by and among the Company, the Guarantors and Texas Commerce Bank National Association, as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture, the Security Documents, the Notes and the Guarantees does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture and the Security Documents (copies of which can be obtained from the Company upon request), including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth under "-- Certain Definitions" below.

     The Series A Notes were and the Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. The Trustee is currently acting as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which currently is the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to Holders of the Notes. The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by wire transfer or check mailed to the registered address of Holders. Any Series A Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $65,000,000 and will mature on July 15, 2002. Interest on the Notes will accrue at the rate per annum and will be payable semiannually on each January 15 and July 15 commencing on January 15, 1996, to the persons who are registered Holders at the close of business on the January 1 and July 1 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. The Company will pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of 2% per annum in excess of the rate shown on the cover page of this Prospectus. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

OPTIONAL REDEMPTION

     The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after July 15, 1999, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on July 15 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

        YEAR                                                                  PERCENTAGE
        ----                                                                  ----------
        1999................................................................   110.00%
        2000................................................................   107.00%
        2001 and thereafter.................................................   100.00%

SINKING FUND

     There will be no mandatory sinking fund payments for the Notes.

EQUITY PROCEEDS OFFER AND REDEMPTION

     In the event the Company consummates on or prior to July 15, 1997 an Equity Offering, then following such Equity Offering the Company shall promptly make an offer to purchase from all Holders (an "Equity Proceeds Offer"), on a date (the "Equity Offer Purchase Date") not later than the 90th day after the date of the consummation of such Equity Offering (such consummation date to be determined without regard to the date of the consummation of any over-allotment option granted by the Company to the underwriters, if any) at a purchase price equal to 110% of the aggregate principal amount of Notes to be repurchased, plus accrued and unpaid interest thereon, if any, to the Equity Offer Purchase Date, an aggregate principal amount of Notes equal to the lesser of (i) the maximum principal amount of Notes such that 60% of the aggregate principal amount of Notes originally issued remains outstanding after completion of the offer and
(ii) the maximum principal amount of the Notes which could be purchased with 50% of the amount of net proceeds received or receivable by the Company from such Equity Offering.

     Within 30 days following the date upon which the Equity Offering is consummated, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Equity Proceeds Offer. Such notice will state, among other things, the Equity Offer Purchase Date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law, and the procedure which the Holder must follow to exercise such right. The Equity Proceeds Offer is required to remain open for at least 20 Business Days and until the close of business on the Equity Offer Purchase Date.

     If an offer is made to repurchase the Notes pursuant to an Equity Proceeds Offer, the Company will and will cause its Subsidiaries to comply with all applicable tender offer rules and regulations under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

     On or prior to July 15, 1997, the Company may, at its option, redeem Notes with the net proceeds remaining following an Equity Proceeds Offer at a price equal to 110% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 60% of the aggregate principal amount of Notes originally issued must remain outstanding after any such redemption.

     "Equity Offering" means the first offering of Qualified Capital Stock of the Company for cash having net proceeds to the Company in excess of $5 million following the Issue Date.

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

EXCESS CASH FLOW OFFER

     In the event that the Company has Excess Cash Flow in excess of $2,000,000 in any fiscal year, beginning with the fiscal year ending December 31, 1996, the Company will be required to make an offer to purchase (the "Excess Cash Flow Offer") Notes from all Holders in an amount equal to 50% of all Excess Cash Flow for such fiscal year (not just the amount in excess of $2,000,000) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Excess Cash Flow Purchase Date (as defined below). The Company may credit the principal amount of Notes acquired in the open market and retired prior to the Excess Cash Flow Purchase Date against such required Excess Cash Flow Offer, provided that each Note may only be so credited once.

     In the event that the Company is required to make an Excess Cash Flow Offer pursuant to the preceding sentence, prior to April 1 of the immediately following fiscal year, the Company shall notify Holders in writing of the amount of its Excess Cash Flow, by first-class mail, to each Holder, with a copy to the Trustee, which notice shall also govern the terms of the Excess Cash Flow Offer. Such notice will state, among other things, the purchase date, which must be no later than 120 days from the end of the fiscal year referred to in the preceding paragraph, other than as may be required by law (the "Excess Cash Flow Purchase Date"), and the procedure which the Holder must follow to exercise such right. The Excess Cash Flow Offer is required to remain open for at least 20 Business Days and until the close of business on the Excess Cash Flow Purchase Date. To the extent that an Excess Cash Flow Offer is not fully subscribed, the Company may retain such unutilized portion of the Excess Cash Flow for general corporate purposes.

     If any offer is made to repurchase the Notes pursuant to an Excess Cash Flow Offer, the Company will and will cause the Guarantors to comply with all applicable tender offer rules and regulations under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

RANKING AND GUARANTEES

     The indebtedness of the Company evidenced by the Notes ranks senior in right of payment to all future subordinated indebtedness of the Company and pari passu in right of payment with all other existing or future unsubordinated indebtedness of the Company. The Notes are secured by a second priority lien on substantially all of the assets of the Company and its subsidiaries securing the New Credit Facility. Since the New Credit Facility is secured by a first priority lien on substantially all of the Company's and such subsidiaries' assets, the Notes are effectively subordinated to the extent of such security interests with respect to direct claims against those assets.

     Each Guarantor fully and unconditionally guarantees, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

     Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a wholly-owned Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "-- Mergers, Consolidations and Sale of Assets." In the event all of the capital stock of a Guarantor is sold by the Company and the sale complies with the provisions set forth in "-- Limitation on Sale of Assets," the Guarantor's Guarantee will be released.

     Separate financial statements of the Guarantors are not included herein because such Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the Notes, and the aggregate net assets, earnings and equity of the Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

SECURITY

     All of the obligations of the Company under the Notes and the Indenture are secured by a second priority Lien on substantially all of the assets of the Company and its subsidiaries securing the New Credit Facility (other than the Capital Stock of the Guarantors which is pledged to secure the New Credit Facility), which assets consist primarily of the Company's oil and gas properties (as well as accounts receivable, inventory, general intangibles, machinery and equipment and other assets), located in California (including the

Bakersfield Properties) and Texas, and all of the obligations of Warrior, Inc. ("Warrior") under the Indenture and its guarantee of the Notes is secured by a second priority Lien on substantially all of the assets of Warrior securing the New Credit Facility, which assets consist primarily of Warrior's interests in oil and gas properties (as well as accounts receivable, inventory, general intangibles, machinery and equipment and other assets) in New Mexico (collectively, including all other property and assets that are from time to time subject to the Security Documents, the "Collateral"). Each of these security interests is subject to certain Permitted Liens, including the prior Lien in favor of the New Credit Facility. The Company and Warrior granted such security interests pursuant to mortgages (the "Mortgages"). The Notes will not be secured by any other property, whether presently existing or subsequently acquired, unless a first priority Lien in such assets is granted to secure Indebtedness Incurred under the New Credit Facility or such assets are acquired to replace Collateral disposed of in an Asset Sale.

     If the Notes become due and payable prior to the final stated maturity thereof for any reason or are not paid in full at the final stated maturity thereof and after any applicable grace period has expired, at a time in which Indebtedness is outstanding under the New Credit Facility, the Trustee will not have the right to foreclose upon the Collateral unless the Agent, on behalf of the lenders thereunder, forecloses upon the Collateral. Thereafter, the Trustee has the right to foreclose upon the Collateral in accordance with instructions from the Holders of a majority in aggregate principal amount of the Notes or, in the absence of such instructions, in such manner as the Trustee deems appropriate in its absolute discretion. Proceeds from the sale of Collateral will first be applied to repay Indebtedness outstanding under the New Credit Facility, if any, and thereafter paid to the Trustee. The proceeds received by the Trustee will be applied by the Trustee first to pay the expenses of any foreclosure and fees and other amounts then payable to the Trustee under the Indenture and the Security Documents and, thereafter, to pay all amounts owing to the Holders under the Indenture, the Notes and the Security Documents (with any remaining proceeds to be payable to the Company or as may otherwise be required by law).

     There can be no assurance that the proceeds of any sale of the Collateral in whole or in part pursuant to the Indenture and the related Security Documents following an Event of Default would be sufficient to satisfy payments due on the New Credit Facility and the Notes. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, if saleable. While Indebtedness is outstanding under the New Credit Facility, Holders will have no vote on any decisions with respect to the Collateral, including the time or method of disposition thereof. To the extent that third parties enjoy Permitted Liens, such third parties may have rights and remedies with respect to the property subject to such Lien that, if exercised, could adversely affect the value of the Collateral. In addition, the ability of the Holders to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "Risk
Factors -- Security for the Notes."

     The collateral release provisions of the Indenture permit the release of Collateral without substitution of collateral of equal value under certain circumstances. See "-- Possession, Use and Release of Collateral." As described under "-- Certain Covenants -- Limitation on Sale of Assets," the Net Cash Proceeds of certain Asset Sales may under specified circumstances be required to be utilized to make an offer to purchase Notes. To the extent that any such offer to purchase Notes is not fully subscribed to by Holders thereof, the unutilized Net Cash Proceeds may, under certain circumstances, be retained and used by the Company free of the Lien of the Indenture and the Security Documents.

INTERCREDITOR AGREEMENT

     Prior to the consummation of the Unit Offering, the Trustee, on behalf of the Holders of the Notes, entered into an intercreditor agreement (the "Intercreditor Agreement") with ING Capital, as agent for the lenders under the New Credit Facility (in such capacity, the "Agent") which was acknowledged by the Company and Warrior. The Intercreditor Agreement provides, among other things, that (i) the Agent has a first priority security interest in the Collateral and the Trustee a second priority security interest therein, (ii) that during any insolvency proceeding, the Agent and the Trustee will coordinate their efforts to give effect to the relative priority of their security interests in the Collateral and (iii) that following an Event of

Default, all decisions with respect to the Collateral, including the time and method of any disposition thereof, will be made by the Agent. The Intercreditor Agreement also provides that the Trustee and the Agent will provide notices to each other with respect to acceleration of the Notes or the Indebtedness outstanding under the New Credit Facility, as the case may be, and the commencement of any action to enforce rights of the Trustee, the Holders of the Notes, the Agent or the Lenders under the New Credit Facility.

CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control, the Company will be required to offer to repurchase (the "Change of Control Offer") all of the outstanding Notes pursuant to the offer described below, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

     Within 30 days following the date upon which a Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

     If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the repurchase price for all Notes that the Company is required to repurchase. In the event that the Company were required to repurchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its repurchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

     If an offer is made to repurchase the Notes pursuant to a Change of Control Offer, the Company will comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

     The definition of Change of Control includes a phrase relating to the assignment, conveyance, transfer, lease or other disposition of "all or substantially all" of the property and assets of the Company and its Subsidiaries. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Holder's Notes as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all of the assets of the Company and its Subsidiaries to another person may be uncertain.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants.

     Limitation on Indebtedness. (a) The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, Incur any Indebtedness, including, without limitation, any Acquired Indebtedness (other than Permitted Indebtedness).

     (b) Notwithstanding the foregoing limitations, the Company may Incur Indebtedness (including, without limitation, Acquired Indebtedness) and Subsidiaries of the Company may Incur Acquired Indebtedness, in each case, if
(i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence thereof or would result as a consequence of such proposed Incurrence and (ii) immediately after giving effect to such proposed Incurrence, (x) the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.5 to 1.0 if such proposed Incurrence is on or prior to July 15, 1997 and at least equal to 3.0 to 1.0 if such proposed Incurrence is thereafter and (y) the Adjusted Consolidated Net Tangible Assets of the Company is at least equal to 175% of the aggregate consolidated Indebtedness of the Company and its Subsidiaries.

     (c) The Company will not, directly or indirectly, in any event Incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company.

     "Permitted Indebtedness" means, without duplication, each of the following:

          (i) Indebtedness under the Notes, the Indenture and the Guarantees;

          (ii) Commodity Agreements of the Company; provided, however, that such Commodity Agreements are entered into to protect the Company and its Subsidiaries from fluctuations in the prices of commodities;

          (iii) Interest Swap Obligations of the Company; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness Incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (iv) additional Indebtedness Incurred by the Company not to exceed $15,000,000 outstanding at any time;

          (v) Indebtedness of a direct or indirect Subsidiary of the Company to the Company or to a direct or indirect wholly-owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a direct or indirect wholly-owned Subsidiary of the Company in each case subject to no Lien held by a Person other than the Company or a direct or indirect wholly-owned Subsidiary of the Company; provided, that if as of any date any Person other than the Company or a direct or indirect wholly-owned Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vi) Indebtedness of the Company to a direct or indirect wholly-owned Subsidiary of the Company for so long as such Indebtedness is held by a direct or indirect wholly-owned Subsidiary of the Company in each case subject to no Lien; provided, that (a) any Indebtedness of the Company to any direct or indirect Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes, and (b) if as of any date any Person other than a direct or indirect wholly-owned Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vii) guarantees by Subsidiaries of the Company of Indebtedness of the Company (other than Permitted Indebtedness) Incurred on or after the Issue Date; provided, that, such Indebtedness was Incurred in compliance with the covenant, "-- Limitation on Indebtedness"; and

          (viii) Refinancing Indebtedness.

     Limitation on Restricted Payments. The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company) on shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, or any warrants, rights or options to acquire shares of any class of such Capital Stock, other than through the exchange therefor solely of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or (d) make any

Investment (other than Permitted Investments) in any Person (each of the foregoing prohibited actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such proposed Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default has occurred and is continuing or would result therefrom, or
(ii) the Company is not able to Incur at least $1.00 of additional Indebtedness in accordance with paragraph (b) of "-- Limitation on Indebtedness" above (as if such Restricted Payment had been made as of the last day of the Four Quarter Period), or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the board of directors of the Company) exceeds or would exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company during the period (treating such period as a single accounting period) subsequent to the Issue Date and prior to the date of the making of such Restricted Payment; (y) 100% of the aggregate Net Equity Proceeds received by the Company from any Person (other than from a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (excluding (A) any Qualified Capital Stock of the Company paid as a dividend on any Capital Stock of the Company and (B) any Qualified Capital Stock of the Company with respect to which the purchase price thereof has been financed directly or indirectly using funds (i) borrowed from the Company or from any of its Subsidiaries, unless and until and to the extent such borrowing is repaid, or (ii) contributed, extended, guaranteed or advanced by the Company or by any of its Subsidiaries (including, without limitation, in respect of any employee stock ownership or benefit plan)) and (z) $500,000.

     Notwithstanding the foregoing, these provisions do not prohibit: (1) the payment of any dividend or making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration; (2) the acquisition of Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company either (i) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company; (3) the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) the payment of regularly scheduled dividends on shares of the Company's Preferred Stock outstanding on the Issue Date and (5) loans by the Company to officers and directors of the Company for the purpose of enabling such persons to purchase Capital Stock of the Company, provided that the aggregate amount of such loans at any time outstanding shall not exceed $500,000; provided, however, that in the case of clauses (2), (3), (4) and (5) of this paragraph, no Default or Event of Default shall have occurred and be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (2) and (4) or loaned pursuant to clause (5) shall, in each case, be included in such calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

     Limitation on Sale of Assets. Neither the Company nor any of its Subsidiaries will consummate any Asset Sale unless (i) such Asset Sale is for at least fair market value, (ii) at least 85% of the consideration therefrom received by the Company or such Subsidiary is in the form of cash or Cash Equivalents, (iii) if such Asset Sale involves Collateral, (x) such Asset Sale is not between the Company and any of its Subsidiaries and (y) the Company or Subsidiary effecting the Asset Sale shall, to the extent required by the lenders thereunder, immediately repay Indebtedness outstanding under the New Credit Facility, if any (and permanently reduce the amounts that may be reborrowed thereunder by an equivalent amount), with the cash consideration received in respect thereof and shall deposit in the Collateral Account any amounts received by the Company or such Subsidiary in excess of the amounts so repaid and shall otherwise be in compliance with the provisions described under "-- Possession, Use and Release of Collateral -- Release of Collateral," and (iv) the Company or such Subsidiary shall apply the Net Cash Proceeds of such Asset Sale within 180 days of receipt thereof as follows:

          (a) to the extent such Net Cash Proceeds are received from an Asset Sale not involving the sale, transfer or disposition of Collateral ("Non-Collateral Proceeds"), to repay any Indebtedness secured by the assets involved in such Asset Sale together with a concomitant permanent reduction in the amount of such Indebtedness (including a permanent reduction in committed amounts therefor in the case of any revolving credit facility so repaid); and

          (b) with respect to any Non-Collateral Proceeds remaining after application pursuant to the preceding paragraph (a) and any Net Cash Proceeds received from an Asset Sale involving Collateral ("Collateral Proceeds") and any Net Awards (as defined, and, together with such remaining Non-Collateral Proceeds and the Net Cash Proceeds from an Asset Sale involving Collateral, the "Available Proceeds Amount"), the Company shall make an offer to purchase (the "Asset Sale Offer") from all Holders up to a maximum principal amount (expressed as an integral multiple of $1,000) of Notes equal to the Available Proceeds Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, that the Company will not be required to apply pursuant to this paragraph (b) Net Cash Proceeds received from any Asset Sale or Net Awards if, and only to the extent that, such Net Cash Proceeds or Net Awards are applied to or invested in Oil and Gas Related Assets, within 180 days of such Asset Sale and, if the Net Cash Proceeds or Net Awards so invested included Collateral Proceeds, the property and assets constituting such Oil and Gas Related Assets and any non-cash consideration received are made subject to the Lien of the Security Documents in the manner contemplated in the Indenture. If at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this "Limitation on Sale of Assets" covenant. The Company may defer the Asset Sale Offer until there is an aggregate unutilized Available Proceeds Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Available Proceeds Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph). To the extent the Asset Sale Offer is not fully subscribed to by Holders, the Company may obtain a release of the unutilized portion of the Available Proceeds Amount from the Lien of the Security Documents.

     All Collateral Proceeds and Net Awards shall constitute Trust Moneys and shall be delivered by the Company to the Trustee and shall be deposited in the Collateral Account in accordance with the Indenture. Collateral Proceeds so deposited may be withdrawn from the Collateral Account pursuant to the Indenture as summarized in "-- Use of Trust Moneys."

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted under "-- Mergers, Consolidations and Sales of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Notice of an Asset Sale Offer will be mailed to the Holders as shown on the register of Holders not less than 30 days nor more than 60 days before the payment date for the Asset Sale Offer, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 principal amount at maturity in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Available Proceeds Amount, Notes of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered). An Asset Sale Offer shall remain open for a period of 20 Business Days or such longer periods as may be required by law.

     If an offer is made to repurchase the Notes pursuant to an Asset Sale Offer, the Company will and will cause the Guarantors to comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or to any Subsidiary of the Company (each such encumbrance or restriction in clause (a), (b), or (c) a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any lease governing a leasehold interest of any Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness Incurred in accordance with paragraph (b) of the covenant "-- Limitation on Indebtedness"; provided, that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or asset of the Person, becoming a Subsidiary of the Company; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;
(6) restrictions imposed by Liens granted pursuant to clauses (ix) - (xiv) of the definition of Permitted Liens solely to the extent such Liens encumber the transfer or other disposition of the assets subject to such Liens; (7) any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with the Indenture solely in respect of the assets to be sold pursuant to such contract; or (8) any encumbrance or restriction contained in Refinancing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clause (2),
(4) or (5) above; provided, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Company or to the Holders in any material respect in the reasonable and good faith judgment of the board of directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

     Limitation on Preferred Stock of Subsidiaries. The Indenture provides that the Company will not cause or permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a wholly-owned Subsidiary of the Company) or permit any Person (other than the Company or a wholly-owned Subsidiary of the Company) to own or hold any Preferred Stock of any Subsidiary of the Company or any Lien or security interest therein.

     Limitation on Liens. The Indenture provides that the Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist or remain in effect any Liens
(i) upon any item of Collateral other than the Liens created by the Notes, the Indenture and the Security Documents and the Liens expressly permitted by the applicable Security Documents and (ii) upon any other properties or assets of the Company or of any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon other than, with respect to this clause (ii), (A) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date and (B) Permitted Liens.

     To the extent the Company or any of its Subsidiaries grants any additional security interest in, or lien upon, any property or assets that at the time of the granting thereof does not constitute Collateral to secure any obligations of the Company or its Subsidiaries under the New Credit Facility, the Company or such Subsidiary shall simultaneously grant a second priority security interest in such property or assets upon terms which would provide the Trustee, as collateral agent, substantially similar interest in such property or assets vis-a-vis the Agent as such parties have interests in the Collateral.

     Mergers, Consolidations and Sale of Assets. The Indenture provides that the Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity")
(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (b) of "-- Limitation on Indebtedness"; provided, that in determining the Consolidated Fixed Charge Coverage Ratio of the Company or such Surviving Entity, as the case may be, such ratio shall be calculated as if the transaction (including the Incurrence of any Indebtedness or Acquired Indebtedness) took place on the first day of the Four Quarter Period; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default and no Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under the Indenture and the Notes.

     Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "-- Limitation on Sale of Assets") will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantors unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor), or to which sale, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a wholly-owned Subsidiary of the Company need only comply with clause (iv) of the first paragraph of this covenant.

     Limitation on Transactions with Affiliates. The Indenture provides that neither the Company nor any Subsidiary of the Company will conduct any business or enter into any transaction or series of transactions with or for the benefit of any of their Affiliates (each an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $250,000 shall be approved by the board of directors of the Company, such approval to be evidenced by a Board Resolution stating that such board of directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $3,000,000, the Company or such Subsidiary shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee. Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to customary directors' fees, indemnification and similar arrangements.

     Additional Subsidiary Guarantees. If the Company or any of its Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Subsidiary that is not a Guarantor, or if the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in another Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall fully and unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture.

     Impairment of Security Interest. Neither the Company nor any of its Subsidiaries will take or omit to take any action which action or omission would have the result of adversely affecting or impairing the security interest in favor of the Trustee, on behalf of itself and the Holders, with respect to the Collateral, and neither the Company nor any of its Subsidiaries shall grant to any Person, or suffer any Person (other than the Company) to have (other than to the Trustee on behalf of the Trustee and the Holders) any interest whatsoever in the Collateral other than Liens securing the New Credit Facility and Liens permitted by the Security Documents. Neither the Company nor any of its Subsidiaries will enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant to the Indenture, the Securities and the Security Documents.

     Limitation on Conduct of Business. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, engage in the conduct of any business other than the Oil and Gas Business on a basis consistent with the conduct of such business as it is conducted on the Issue Date.

     Reports to Holders. The Company will file with the Commission all information, documents and reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such filing requirements. The Company will file with the Trustee, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements, comparable to that which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee and the Holders. The Company will also make such reports available to prospective purchasers of the Notes, securities analysts and broker-dealers upon their request. In addition, the Indenture requires that for so long as any of the Notes remain outstanding the Company will make available to any prospective purchaser of the Notes or beneficial owner of the Units, the Notes or the Warrants in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Units, the Notes or the Warrants for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Units, Notes or Warrants pursuant to an effective registration statement filed by the Company.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) the failure to pay interest on any Note for a period of 30 days or more after such interest becomes due and payable; or

          (ii) the failure to pay the principal on any Note, when such principal becomes due and payable, at maturity, upon redemption, pursuant to an Asset Sale Offer or a Change of Control Offer or otherwise; or

          (iii) (x) the failure of the Company or any Guarantor to comply with any of the terms or provisions of "-- Certain Covenants -- Mergers, Consolidations and Sale of Assets" or (y) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or from Holders of at least 25% in principal amount of outstanding Notes; or

          (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Subsidiary of the Company) which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "payment default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $2,500,000; or

          (v) one or more judgments in an aggregate amount in excess of $2,500,000 (which are not covered by third-party insurance as to which a financially sound insurer has not disclaimed coverage) being rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, or unstayed or unsatisfied for a period of 60 days after such judgment or judgments become final and non-appealable; or

          (vi) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Subsidiaries; or

          (vii) any of the Guarantees cease to be in full force and effect or any of the Guarantees are declared to be null and void and unenforceable or any of the Guarantees are found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture); or

          (viii) any of the Security Documents cease to be in full force and effect (other than in accordance with their respective terms or the terms of the Indenture), or any of the Security Documents cease to give the Trustee the Liens, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or the Company denies any of its obligations under any Security Document or any Collateral becomes subject to any Lien other than the Liens created or permitted by the Security Documents.

     If an Event of Default (other than an Event of Default specified in clause
(vi) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on, all the Notes then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable. If an Event of Default with respect to the Company specified in clause (vi) above occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Notes then outstanding will ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and premium, if any, and interest on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a Default in the payment of the principal of or interest on any Notes or a Default in respect of any term or provision of the Notes or the Indenture that cannot be modified or amended without the consent of all Holders.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, the Company is required to provide an Officers' Certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided, that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

DEFEASANCE

     The Indenture provides that the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors discharged in accordance with the provisions set forth below with respect to the Notes then outstanding. Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such outstanding Notes and the Company and the

Guarantors shall be deemed to have satisfied all their respective other obligations under the Notes, the Guarantees and the Indenture, except for (i) the rights of holders of such outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's and the Guarantors' respective obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the respective obligations of the Company and the Guarantors released with respect to certain covenants in the Indenture ("covenant defeasance"), and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such outstanding Notes on the stated maturity of such principal and each installment of interest; (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
(iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (vi) in the case of defeasance or covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally and that such defeasance or covenant defeasance will not result in the Trustee or the trust arising from such deposit constituting an Investment Company as defined in the Investment Company Act of 1940, as amended; and (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

POSSESSION, USE AND RELEASE OF COLLATERAL

     Unless an Event of Default shall have occurred and be continuing, subject to the terms of the security documents securing the New Credit Facility, the Company will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Trustee in the Collateral Account and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

     Release of Collateral. Upon compliance by the Company with the conditions set forth below in respect of any Asset Sale, the Trustee will release the Released Interests (as defined below) from the Lien of the Security Documents and reconvey the Released Interests to the Company. The Company will have the right to obtain a release of items of Collateral (the "Released Interests") subject to an Asset Sale upon compliance with the condition that the Company deliver to the Trustee the following:

          (a) A notice from the Company requesting the release of Released Interests, (i) describing the proposed Released Interests, (ii) specifying the value of such Released Interests on a date within 60 days of such Company notice (the "Valuation Date"), (iii) stating that the purchase price to be received is at least equal to the fair market value of the Released Interests, (iv) stating that the release of such Released Interests will not interfere with the Trustee's (or the Agent's, in the event Indebtedness remains outstanding under the New Credit Facility) ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (v) confirming the sale of, or an agreement to sell, such Released Interests in a bona fide sale to a person that is not an Affiliate of the Company or, in the event that such sale is to a person that is an Affiliate, confirming that such sale is made in compliance with the provisions set forth in "-- Certain Covenants -- Limitation on Transactions with Affiliates," (vi) certifying that such Asset Sale complies with the terms and conditions of the Indenture with respect thereto, and (vii) in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Collateral to be disposed of;

          (b) An Officers' Certificate of the Company stating that (i) such Asset Sale covers only the Released Interests and complies with the terms and conditions of the Indenture with respect to Asset Sales, (ii) all Net Cash Proceeds from the sale of any of the Released Interests will be applied pursuant to the provisions of the Indenture in respect of Asset Sales, (iii) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (iv) the release of the Collateral will not result in a Default or Event of Default under the Indenture, and (v) all conditions precedent in the Indenture relating to the release in question have been complied with; and

          (c) All documentation required by the Trust Indenture Act, if any, prior to the release of Collateral by the Trustee and, in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation necessary to effect the substitution of such new Collateral.

     Disposition of Collateral Without Release. Notwithstanding the provisions of "-- Release of Collateral" above, so long as no Event of Default shall have occurred and be continuing, the Company may, without any release or consent by the Trustee, do any number of ordinary course activities in respect of the Collateral, in limited dollar amounts specified by the TIA, upon satisfaction of certain conditions. For example, among other things, subject to such dollar limitations and conditions, the Company would be permitted to sell or otherwise dispose of any property subject to the Lien of the Indenture and the Security Documents, which may have become worn out or obsolete; abandon, terminate, cancel, release or make alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents; surrender or modify any franchise, license or permit subject to the Lien of the Indenture or any of the Security Documents which it may own or under which it may be operating; alter, repair, replace, change the location or position of and add to its structures, machinery, systems, equipment, fixtures and appurtenances; demolish, dismantle, tear down or scrap any Collateral or abandon any thereof; and grant leases in respect of real property under certain circumstances.

USE OF TRUST MONEYS

     All Trust Moneys (including, without limitation, all Collateral Proceeds) shall be held by the Trustee as a part of the Collateral securing the Notes and, so long as no Event of Default shall have occurred and be continuing, may either
(i) be released in accordance with "Possession, Use and Release of Collateral -- Release of Collateral" above if such Trust Moneys represent Collateral Proceeds in respect of an Asset Sale or (ii) at the direction of the Company be applied by the Trustee from time to time to the payment of the principal of (at a purchase price equal to 100% of the principal amount of the relevant Notes) and interest on any Notes at maturity or upon redemption or to the purchase of Notes upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, in each case in compliance with the Indenture. The Company may also withdraw Trust Moneys constituting an award for any Collateral taken by eminent domain to reimburse the Company for repair or replacement of such Collateral, subject to certain conditions.

     Trust Moneys deposited with the Trustee shall be invested in Cash Equivalents pursuant to the direction of the Company and, so long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

MODIFICATION OF THE INDENTURE

     From time to time, the Company and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder of the Notes affected thereby, no amendment may, directly or indirectly: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Notes to waive Defaults or Events of Default; (vi) amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer, a Purchase Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers; (vii) adversely affect the ranking of the Notes or the Guarantees; (viii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or (ix) adversely affect the Lien of the Indenture on the Collateral.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided, that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign "within 90 days of becoming aware of such conflicting interest as provided in the TIA or apply to the Commission for permission to continue as Trustee.

The Trustee may resign at any time, in which case a successor trustee is to be appointed pursuant to the terms of the Indenture."

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" of any Person means Indebtedness of another Person and any of its Subsidiaries existing at the time such other Person becomes a Subsidiary of such Person or at the time it merges or consolidates with such Person or any of such Person's Subsidiaries or is assumed by such Person or any Subsidiary of such Person in connection with the acquisition of assets from such other Person and in each case not Incurred by such Person or any Subsidiary of such Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of such Person or such acquisition, merger or consolidation, and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person becomes a Subsidiary of the Company or the time of such acquisition, merger or consolidation.

     "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination (a) the sum of (i) discounted future net revenues from proved oil and gas reserves of the Company and its subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since the date of such year-end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report and (D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless in the event that there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net revenues utilized for purposes of this clause (a)(i) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (iv) the greater of (I) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements or (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of (i) minority interests, (ii) any gas balancing liabilities of the Company and its Subsidiaries reflected in the Company's latest audited financial statements, (iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices used in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto and (iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to Dollar-Denominated Production Payments which, based on the estimates of (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

     "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Affiliate Transaction" has the meaning set forth in "-- Certain Covenants -- Limitation on Transactions with Affiliates."

     "Asset Acquisition" means (i) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into the Company or any Subsidiary of the Company or (ii) the acquisition by the Company or any Subsidiary of the Company of assets of any Person comprising a division or line of business of such Person.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Company or by any of its Subsidiaries to any Person other than to the Company or to a direct or indirect wholly-owned Subsidiary of the Company of (i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or assets of the Company or of any Subsidiary of the Company, other than with respect to this clause (ii) any disposition of hydrocarbons or other mineral products for value in the ordinary course of business.

     "Asset Sale Offer" has the meaning set forth in "-- Certain
Covenants -- Limitation on Sale of Assets."

     "Available Proceeds Amount" has the meaning set forth in "-- Certain Covenants -- Limitation on Sale of Assets."

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

     "Capital Expenditures" means, with respect to any Person, for any period, on a consolidated basis for such Person and its Subsidiaries, the aggregate of all expenditures during such period which, as determined in accordance with generally accepted accounting principles, are required to be included in property, plant or equipment or a similar fixed asset account.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP. The stated maturity of such obligations shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above and (vi) for purposes of Article Eleven only (in addition to items (i) through (v) above, investments in money market funds, which funds (A) are not subject to any sales, load or other similar charge; (B) are rated at least AAAm or AAAm-G by Standard & Poor's or Aaa by Moody's.

     "Change of Control" means the occurrence of one or more of the following events (whether or not approved by the board of directors of the Company): (i) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company (in each case, whether or not in compliance with the terms of the Indenture), in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of the Voting Stock of the Company immediately prior to such consummation shall cease to own a majority of the Voting Stock of the Company or the surviving entity if other than the Company; or (ii) the Company or any of its Subsidiaries, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group of Persons"); or (iii) the adoption of any plan of liquidation or dissolution of the Company; or (iv) any Group or Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% of the Voting Stock of the Company; or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to, or purported to be subject to, the Lien of the Indenture or any of the Security Documents.

     "Collateral Account" means the collateral account to be established by the Trustee pursuant to the Indenture.

     "Commodity Agreement" of any Person means any option or futures contract or similar agreement or arrangement.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income plus (ii) to the extent that any of the following shall have been taken into account in determining Consolidated Net Income, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), Consolidated Interest Expense, amortization expense and depreciation expense, and (B) other non-cash items (other than non-cash interest) reducing Consolidated Net

Income, other than any non-cash item which requires the accrual of or a reserve for cash charges for any future period and other than any non-cash charge constituting an extraordinary item of loss, less other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the Incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of any such Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the Incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period; provided, that the Consolidated EBITDA of any Person acquired shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income." If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly Incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually Incurred on the Transaction
Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (including amortization or write-off of deferred financing costs of such Person and its consolidated Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness) and (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Common Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense (without deduction of interest income) of such Person and its Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period; (c) net cash costs under all

Interest Swap Obligations (including amortization of fees); (d) all capitalized interest; and (e) the interest portion of any deferred payment obligations for such period.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a wholly-owned Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries for such period, on a consolidated basis, as determined in accordance with generally accepted accounting principles.

     "Continuing Director" means, as of the date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such election or nomination.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes.

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Events of Default" has the meaning set forth in "-- Events of Default."

     "Excess Cash Flow" means, with respect to any Person for any period, the amount by which (A)(1) the sum of (i) Consolidated Net Income and (ii) other Consolidated Non-cash Charges reducing Consolidated Net Income minus (2) consolidated non-cash items increasing Consolidated Net Income, exceeds (B) the sum of (1) Capital Expenditures (except that in the case of Capital Expenditures Incurred pursuant to an acquisition, only those Capital Expenditures which are not funded by the Incurrence of any Indebtedness) and (2) payments required to be made (only to the extent that such payments are actually made) by the Company and its Subsidiaries pursuant to the scheduled maturities of any Indebtedness of the Company and its Subsidiaries (other than the repayment of any Indebtedness of the Company with proceeds of Indebtedness Incurred pursuant to the New Credit Facility (or any refinancing thereof)).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended or any successor statute or statutes thereto.

     "Exchange Notes" means senior debt securities of the Company substantially identical to the Series A Notes except for the removal of transfer restrictions and except that such Exchange Notes will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Series A Notes in certain circumstances relating to the timing of the Exchange Offer.

     "Exchange Offer" means the Company's offer to exchange Exchange Notes for the Series A Notes.

     "fair market value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the board of directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee; provided, however, that if the aggregate non-cash consideration to be received by the Company or any of its Subsidiaries from any Asset Sale could be reasonably likely to exceed $5,000,000 the fair market value shall be determined by an Independent Financial Advisor.

     "Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the board of directors of the Company, qualified to perform the task for which such firm has been engaged.

     "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

     "Guarantor" means (i) each of Warrior, Inc. and HTAC Investments, Inc. and
(ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

     "Holder" means a Person holding a Note.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that (A) any Indebtedness assumed in connection with an acquisition of assets and any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company or at the time such Person is merged or consolidated with the Company or any Subsidiary of the Company shall be deemed to be Incurred at the time of the acquisition of such assets or by such Subsidiary at the time it becomes, or is merged or consolidated with, a Subsidiary of the Company or by the Company at the time of such merger or consolidation, as the case may be, and (B) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall be deemed to be an Incurrence of Indebtedness unless such amendment, modification or waiver does not (i) increase the principal or premium thereof or interest rate thereon (including by way of original issue discount) or (ii) change to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed.

     "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) all Indebtedness of others (including all dividends of other Persons for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds, (vii) net liabilities of such Person under Interest Swap Obligations and Commodity Agreements, (viii) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided, that if the Obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien, and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

     "Independent" when used with respect to any specified Person means such a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions for the Company or any of its Subsidiaries. Whenever it is provided in the Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

     "Intercreditor Agreement" means the intercreditor agreement dated as of the Issue Date by and between Internationale Nederlanden (U.S.) Capital Corporation, as agent under the New Credit Facility, and the Trustee, and acknowledged by the Company and Warrior, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof and of the Indenture.

     "Interest Swap Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

     "Investment" by any Person means any direct or indirect (i) loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (valued at the fair market value thereof as of the date of transfer) to others or payments for property or services for the account or use of others, or otherwise); (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person; (iii) guarantee or assumption of any Indebtedness or any other obligation of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed); and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Subsidiary not sold or disposed of.

     "Issue Date" means July 24, 1995, the date of original issuance of the Series A Notes.

     "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction other than to reflect ownership by a third party of property leased to the referent Person or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

     "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 10% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of the Company and its Subsidiaries, calculated in accordance with clause (a)(i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by a nationally recognized firm of independent petroleum engineers and on which a report or reports exist and (ii) any disposition of properties existing at the beginning of such quarter that have been disposed of as provided in the "Limitation of Sales of Asset Sales" covenant.

     "Mortgage" means a mortgage (or deed of trust) dated as of the Issue Date granted by the Company or any applicable Subsidiary Guarantor for the benefit of the Trustee and the Holders, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof and of the Indenture.

     "Net Award" has the meaning assigned to such term in the Mortgages but generally means the proceeds award or payment from any condemnation or other eminent domain proceeding regarding all or any portion of the Collateral less collection expenses.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any of its Subsidiaries from such Asset Sale net of
(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable ((1) including, without limitation, income taxes reasonably estimated to be actually payable as a result of any disposition of property within two years of the date of disposition and (2) after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements), (c) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (d) in the case of an Asset Sale involving Collateral, the amount of indebtedness outstanding under the New Credit Facility actually repaid from the proceeds of such Asset Sale.

     "Net Equity Proceeds" means (a) in the case of any sale by the Company of Qualified Capital Stock of the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like (including, without limitation, brokerage, legal, accounting and investment banking fees and commissions) incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Subsidiary issued after the Issue Date for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Indebtedness to the Company or to any wholly-owned Subsidiary of the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in each case (a) and (b) to the extent consummated after the Issue Date.

     "Net Working Capital" means (i) all current assets of the Company and its Subsidiaries, minus (ii) all current liabilities of the Company and its Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

     "New Credit Facility" means the Amended and Restated Credit Agreement, dated as of July 19, 1995, among the Company, the financial institutions party thereto in their capacities as lenders thereunder and Internationale Nederlanden (U.S.) Capital Corporation, as agent, as the same may be amended from time to time, and any agreement evidencing the refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale thereof.

     "Non-Collateral Proceeds" has the meaning set forth in "-- Certain Covenants -- Limitation on Sale of Assets."

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officers' Certificate" means a certificate signed by two officers of the Company.

     "Oil and Gas Business" means (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties located in North America, and (ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties.

     "Oil and Gas Related Assets Investment" means any Investment or capital expenditure (but not including additions to working capital or repayments of any revolving credit or working capital borrowings) by the Company or any Subsidiary of the Company which is related to the business of the Company and its Subsidiaries as it is conducted on the date of the Asset Sale giving rise to the Net Cash Proceeds to be reinvested.

     "Opinion of Counsel" means a written opinion from legal counsel which and who are acceptable to the Trustee.

     "Paying Agent" shall initially be the Trustee until a successor paying agent for the Notes is selected in accordance with the Indenture.

     "payment default" has the meaning set forth in "-- Events of Default."

     "Permitted Investments" means (a) Investments in cash and Cash Equivalents;
(b) Investments by the Company or by any Subsidiary of the Company in any Person that is or will become immediately after such Investment a direct or indirect Subsidiary of the Company; (c) any Investments in the Company by any Subsidiary of the Company; provided, that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations in respect of the Notes and the

Indenture; and (d) Investments made by the Company or by its Subsidiaries as a result of an Asset Sale made in compliance with "-- Certain
Covenants -- Limitation on Sale of Assets" above.

     "Permitted Liens" means, without duplication, each of the following:

          i) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation (other than the Employee Retirement Income Security Act of 1974, as amended), or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public statutory obligations of such Person or deposits to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

          ii) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' Liens or bankers' Liens incurred in the ordinary course of business for sums which are not yet due or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate provision has been made;

          iii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if adequate reserve, as may be required by GAAP, shall have been made therefor;

          iv) Liens in favor of issuers of surety bonds or appeal bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          v) Liens to support trade letters of credit issued in the ordinary course of business;

          vi) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions on the use of real property;

          vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

          viii) Liens in favor of the Company;

          ix) Liens with respect to Acquired Indebtedness Incurred in accordance with "-- Certain Covenants -- Limitation on Indebtedness" above; provided, that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the Incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company, (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and (C) the amount of Indebtedness so secured by such Liens, together with all other Indebtedness of the Company and its Subsidiaries secured by Liens (other than the Notes), does not exceed, at the time of and after giving effect to the Incurrence of such Acquired Indebtedness, 40% of the Adjusted Consolidated Net Tangible Assets of the Company;

          x) Liens granted by the Company to secure Indebtedness Incurred in accordance with the Indenture representing all or part of the purchase price of assets or property acquired after the Issue Date from a Person not an Affiliate of the Company; provided, that (A) the aggregate amount of Indebtedness secured by such Lien shall not exceed the fair market value (or, if less, the cost) of the assets or property so acquired, (B) such Liens shall not encumber any other assets or property of the Company or of any Subsidiary of the Company and shall attach to such assets or property within 60 days of the acquisition of such assets or property, and (C) the amount of Indebtedness so secured by such Liens, together with all other Indebtedness of the Company and its Subsidiaries secured by Liens (other than the Notes), does not exceed, at the time of and after giving effect to the Incurrence of such Indebtedness, 40% of the Adjusted Consolidated Net Tangible Assets of the Company;

          xi) Liens on the property or assets of a Person that becomes a Subsidiary of the Company after the Issue Date to the extent that such Liens are existing at the time such Person became a Subsidiary of the Company and such Liens were not granted as a result of, in connection with or in anticipation of such Person becoming a Subsidiary of the Company; provided, that (A) the Indebtedness (if any) secured thereby is Acquisition Indebtedness Incurred in accordance with the Indenture and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets so acquired;

          xii) Liens to secure Indebtedness Incurred in accordance with the Indenture under the New Credit Facility; provided, that the amount of Indebtedness so secured by such Liens, together with all other Indebtedness of the Company and its Subsidiaries secured by Liens (other than the Notes), does not exceed, at the time of and after giving effect to the Incurrence of such Indebtedness, 40% of the Adjusted Consolidated Net Tangible Assets of the Company;

          xiii) Liens to secure Capitalized Lease Obligations; provided, that
     (A) such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation and (B) the amount of Indebtedness so secured by such Liens, together with all other Indebtedness of the Company and its Subsidiaries secured by Liens (other than the Notes), does not exceed, at the time of and after giving effect to the incurrence of such Capitalized Lease Obligation, 40% of the Adjusted Consolidated Net Tangible Assets of the Company;

          xiv) Liens in respect of Refinancing Indebtedness incurred to Refinance any of the Indebtedness set forth in clauses (ix), (x) and (xiii) above; provided, that such Liens in respect of such Refinancing Indebtedness (A) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (B) do not extend to or cover any properties or assets of the Company or of any of the Company's Subsidiaries, other than the property or assets that secured the Indebtedness being Refinanced;

          xv) Liens on, or related to, properties or assets to secure all or a part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling, development or operation thereof;

          xvi) Liens on pipeline or pipeline facilities which arise out of operation of law;

          xvii) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, areas of mutual interest agreements and other agreements which are customary in the Oil and Gas Business; and

          xviii) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company of Indebtedness Incurred in accordance with "Certain Covenants -- Limitation on Indebtedness" (other than pursuant to clause (iv), (v),

(vi) or (viii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Registrar" shall initially mean the Trustee until a successor registrar for the Notes is selected in accordance with the Indenture.

     "Security Documents" means, collectively, the Mortgages and the Intercreditor Agreement and all security agreements, mortgages, deeds of trust, collateral assignments or other instruments evidencing or creating any security interests in favor of the Trustee in all or any portion of the Collateral, in each case as amended, supplemented or modified from time to time in accordance with their terms and the terms of the Indenture.

     "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Trust Moneys" means all cash or Cash Equivalents received by the Trustee
(a) upon the release of Collateral from the Lien of the Indenture and/or the Security Documents, including investment earnings thereon; or (b) pursuant to the provisions of any Mortgage; or (c) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Indenture or any part of the Collateral pursuant to the Indenture or any of the Security Documents or otherwise; or (d) for application under the Indenture as provided for in the Indenture or the Security Documents, or whose disposition is not elsewhere otherwise specifically provided for in the Indenture or in the Security Documents; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to any Change of Control Offer or redemption or defeasance of any Notes.

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "wholly-owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities which normally have the right to vote in the election of directors are owned by such Person or any wholly-owned Subsidiary of such Person.

                       DESCRIPTION OF NEW CREDIT FACILITY

     The Company used part of the proceeds from the sale of the Units to repay all of the outstanding indebtedness under the Prior Credit Facility and entered into the New Credit Facility with ING Capital, pursuant to the terms of which the Company initially may borrow up to $10 million on a revolving credit basis. The New Credit Facility will convert to a term loan on January 31, 1996, with a set amortization schedule and will have a final maturity date of December 31, 1998. The following is a summary of certain material terms of the New Credit Facility.

     Availability. Availability under the New Credit Facility will be limited to a "borrowing base" amount. The borrowing base will be determined semi-annually by the lender, in its sole discretion and may be established at an amount up to $15 million. Initially, the borrowing base is set at $10 million and ING Capital will have no obligation to increase the borrowing base above this amount. Availability under the New Credit Facility will terminate on January 31, 1996 at which time amounts outstanding under the New Credit Facility will convert to a term loan.

     Interest. Amounts advanced under the New Credit Facility will bear interest at an adjusted eurodollar rate plus 2.50%.

     Covenants. The New Credit Facility contains restrictive covenants which impose limitations on the Company and its subsidiaries with respect to, among other things: (i) the maintenance of current assets equal to at least 100% of current liabilities, (ii) the maintenance of a minimum tangible net worth, (iii) the incurrence of indebtedness (with exceptions for the Notes and the New Credit Facility and certain other limited exceptions), (iv) dividends and similar payments (except dividends on Series A, B and C Preferred Stock of up to $530,000), (v) the creation of additional liens on, or the sale of, the Company's oil and gas properties and other assets, (vi) the Company's ability to enter into hedging transactions, (vii) mergers or consolidations, (viii) investments outside the ordinary course of business and (ix) transactions with affiliates.

     Defaults. The New Credit Facility contains customary default provisions, including, but not limited to, failure to pay principal, interest or other monetary obligations owed to the lender within two days after the due date; default in the performance of any covenant after the expiration of any applicable grace period; bankruptcy or insolvency; any material adverse change in the Company's individual or consolidated financial condition or business or operations; default on other indebtedness of the Company in excess of $250,000; and material misrepresentation by the Company. It will also be a default under the New Credit Facility if any Change of Control occurs (the definition of a Change of Control is similar to the definition in the Indenture). See "Description of Notes -- Certain Definitions."

     Security. All indebtedness of the Company under the New Credit Facility is guaranteed by the Company's two subsidiaries and will be secured by a first lien upon substantially all of the Company's oil and gas properties as well as by a pledge of all of the capital stock of the Company's subsidiaries and the accounts receivable, inventory, general intangibles, machinery and equipment and other assets of the Company. All assets not subject to a lien in favor of the lender are subject to a negative pledge, with certain exceptions.

     Indemnification. The Company is required to reimburse the lender for all out-of-pocket expenses, including fees for attorneys, engineers and other consultants, incurred by the lender in connection with the New Credit Facility and has agreed to indemnify the lender against certain liabilities arising out of or related to the New Credit Facility and the transactions contemplated thereby.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material federal income tax consequences associated with the Exchange Offer, and also with respect to the acquisition, ownership, and disposition of the Notes by holders who acquired the Units in the Unit Offering at original issue for cash. The summary represents the opinion of Vinson & Elkins L.L.P., counsel to the Company, insofar as it relates to matters of law and legal conclusions. The following summary does not discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of Notes in light of his or her particular circumstances, or to certain types of holders which are subject to special treatment under the federal income tax laws (including persons who hold Notes as part of a conversion, straddle or hedge, dealers in securities, insurance companies, tax exempt organizations, financial institutions, broker-dealers and S corporations). Further, the summary pertains only to holders that are citizens or residents of the United States, corporations, partnerships or other entities created in or under the laws of the United States or any political subdivision thereof, or estates or trusts the income of which is subject to United States federal income taxation regardless of its source. In addition, this summary does not describe any tax consequences under state, local, or foreign tax laws.

     The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect holders of Notes. The Company has not sought and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the valuation, purchase, ownership or disposition of the Notes which are different from those discussed herein.

     PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE SPECIFIC TO THEM OF ACQUIRING, OWNING AND DISPOSING OF NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

EXCHANGE OFFER

     Under federal income tax law, a holder of Series A Notes will not recognize gain or loss upon an exchange of Series A Notes for Exchange Notes pursuant to the Exchange Offer. A holder's basis and holding period for the Exchange Notes received pursuant to the Exchange Offer will be the same as such holder's basis and holding period for the Series A Notes exchanged therefor.

     Each exchanging holder should consult with his individual tax advisor as to any foreign, state and local tax consequences of the Exchange Offer as well as to the effect of his particular facts and circumstances on the matters discussed herein.

ALLOCATION OF ISSUE PRICE BETWEEN NOTES AND WARRANTS

     Each Unit sold in the Unit Offering was comprised of one $1,000 principal amount Series A Note and 22 Warrants. Consequently, the issue price of a Unit must be allocated between the Series A Note and the Warrants. The "issue price" of a Series A Note will equal the first price at which a substantial number of Units are sold for money (excluding for such purposes sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) less the amount allocable to the Warrants (based on the relative fair market values of the Series A Notes and Warrants). Based on the advice of its financial advisor and based on the fact that a substantial portion of the Units were initially sold for $994.58 each, the Company estimates that each Unit was comprised of a Series A Note having an issue price of $969.06 and 22 Warrants with an ascribed value of $25.52. The issue price of the Exchange Notes received pursuant to the Exchange Offer will equal the issue price of the Series A Notes. No assurance can be given, however, that the IRS will not challenge the Company's determination of the issue price of the Notes.

     The Company's determination of the issue price of the Notes is binding on a holder, unless such holder discloses the use of a different determination on the applicable form attached to such holder's timely filed federal income tax return for the year of acquisition of such Notes. Holders intending to use an issue price allocation different from that used by the Company should consult their tax advisors as to the consequences to them of their particular determination of the issue price of each Note.

AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTES

     The amount of original issue discount with respect to each Note will equal the excess of the "stated redemption price at maturity" of such Note over its issue price. The "stated redemption price at maturity" of each Note will be equal to the principal amount of such Note payable at maturity. The amount of original issue discount with respect to a debt instrument is considered to be zero if such discount is less than one-fourth of one percent of its stated redemption price at maturity (as defined above) multiplied by the number of complete years from the issue date to the maturity date of the debt instrument. The Notes were, and thus the Exchange Notes will be, issued with original issue discount in an amount greater than such de minimis amount.

TAXATION OF ORIGINAL ISSUE DISCOUNT ON NOTES

     As discussed above, the Notes were, and thus the Exchange Notes will be, issued with original issue discount. Each holder of a Note will be required to include in gross income (as interest) an amount equal to the sum of the "daily portions" of the original issue discount on the Notes for each day such holder holds a Note, regardless of the holder's regular method of accounting. The daily portions of original issue discount required to be included in a holder's gross income will be determined on a constant yield basis by allocating to each day during the taxable year in which the holder holds the Notes a pro rata portion of the original issue discount thereon which is allocable to the "accrual period."

     The amount of the original issue discount allocable to each accrual period will be the product of the "adjusted issue price" of the Notes at the beginning of such accrual period multiplied by the "yield to maturity" of the Notes, less the amount of any qualified stated interest allocable to the accrual period. Appropriate adjustments will be made in computing the amount of original issue discount attributable to the initial accrual period. The adjusted issue price of the Notes at the beginning of the first accrual period is the issue price. Thereafter the adjusted issue price of a Note would be the issue price of the Note plus the aggregate amount of original issue discount that accrued in all prior accrual periods. The yield to maturity of a Note would be the discount rate that, when used to compute the present value (on a semi-annual compounded basis) of all principal and interest payments to be made under a Note, produces a present value equal to the issue price of the Note. "Accrual periods" for a holder of a Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than six months and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period.

     Because any portion of the Notes may be purchased or redeemed by the Company at indeterminate times prior to the Maturity Date pursuant to any of (i) an Excess Cash Flow Offer, (ii) an Equity Proceeds Offer, or (iii) an Equity Proceeds Redemption, the timing of the principal payments on the Notes is not known as of the Issue Date. A prospective purchaser of Notes should be aware that there is uncertainty in determining the yield and maturity of the Notes for purposes of allocating original issue discount to each period. Pursuant to Treasury Regulation section 1.1272-1(c), where a debt instrument provides for alternative payment schedules comprised of payments the timing and amounts of which are known as of the issue date, the yield and maturity of the debt instrument are computed based on the payment schedule most likely to occur based on all the facts and circumstances as of the issue date. Although this Treasury Regulation apparently does not technically apply to the Notes (because the timing of any potential redemption is not known as of the Issue Date), it is the closest authority and, in the absence of controlling authority, the Company will determine the yield and maturity of the Notes in the same manner as under this Treasury Regulation. Based on all the facts and circumstances as of the Issue Date, the Company believes that the stated payment schedule of the Notes (payment of the principal amount at maturity rather than pursuant to earlier redemption) is the most likely to occur. Thus, the Company will determine the yield and maturity of the Notes assuming that no portion of the Notes will be purchased or redeemed by the Company prior to the Maturity Date. If, however, the IRS were to successfully contend that, as of the Issue Date, the stated payment schedule of the Notes was not the most likely to occur, the yield and maturity of the Notes would likely differ from that determined by the Company, with the result that the amount of original issue discount allocable to earlier accrual periods would likely be increased. The Company's determination of yield and maturity will be binding on any Holder of a Note that does not explicitly disclose its use of a different determination of yield and maturity on a statement attached to the Holder's timely filed federal income tax return for the year of acquisition of such Note. Each prospective purchaser of a Note is advised to consult with its own tax advisor concerning the determination of the yield and maturity of the Notes for purposes of allocating original issue discount to each accrual period.

HIGH-YIELD DISCOUNT OBLIGATIONS

     The Notes will constitute high yield discount obligations ("HYDOs") if (i) the yield-to-maturity of such Notes is equal to or greater than the sum of the relevant applicable federal rate (the "AFR") plus five percentage points and
(ii) such Notes have "significant original issue discount." The relevant AFR for debt instruments issued in July 1995 is 6.18%. If the Notes constitute HYDOs, the Company will not be entitled to deduct any original issue discount that accrues with respect to the Notes until such interest is actually paid. In addition, if the yield of the Notes is more than six percentage points above the relevant AFR, then (a) a portion of such interest corresponding to the yield in excess of six percentage points above the AFR will not be deductible by the Company at any time and (b) a corporate holder may be entitled to treat the portion of the interest that is not deductible by the Company as a dividend, which may then qualify for the dividends received deduction provided for by the Code. In such event, corporate holders of Notes should consult with their tax advisors as to the applicability of the dividends received deduction.

TAXATION OF QUALIFIED STATED INTEREST ON NOTES

     Absent some special circumstance that may be particular to a holder (or as discussed below), qualified stated interest paid on a Note will be taxable to a holder as ordinary interest income at the time it accrues or is received, in accordance with the holder's regular method of accounting for federal income tax purposes. Holders of the Notes may elect to accrue all interest that accrues on the Notes into income by using the constant yield method discussed above.

     The Company will annually furnish to certain record holders of the Notes and to the IRS information with respect to any original issue discount accruing during the calendar year (as well as qualified stated interest paid during that year) as may be required under applicable regulations.

SALE OR OTHER TAXABLE DISPOSITION OF NOTES

     The sale, redemption, or other taxable disposition of a Note will result in the recognition of gain or loss to the holder in an amount equal to the difference between (a) the amount of cash and fair market value of property received (except to the extent attributable to the payment of accrued qualified stated interest) in exchange therefor and (b) the holder's adjusted tax basis in such Note.

     A holder's initial tax basis in a Note purchased by such holder will be equal to the portion of the issue price of the Units allocable to the Notes, as discussed above. The holder's initial tax basis in a Note will be increased by the amount of any original issue discount included in gross income with respect to such Note to the date of disposition.

     Any gain or loss on the sale, redemption, or other taxable disposition of a Note will be capital gain or loss, assuming a purchaser of the Note holds such security as a "capital asset" (generally property held for investment) within the meaning of Section 1221 of the Code. Any capital gain or loss will be long-term capital gain or loss if the Note is held for more than one year and otherwise will be short-term capital gain or loss. Payments on such disposition for accrued qualified stated interest not previously included in income will be treated as ordinary interest income.

     If the Company fails to register the Notes or if the Exchange Offer is not consummated within the required period of time (and in certain other circumstances), then additional interest may become payable with respect to the Notes. See "Summary -- Exchange Offer; Registration Rights; Additional Interest." This rate increase should not result in a deemed taxable exchange of the Notes.

PURCHASERS OF NOTES AT OTHER THAN ORIGINAL ISSUANCE PRICE OR DATE

     The foregoing does not discuss special rules which may affect the treatment of purchasers that acquire Notes either (a) other than at the time of original issuance or (b) at the time of original issuance other than at the issue price, including those provisions of the Code relating to the treatment of "market discount," "acquisition premium" and "amortizable bond premium." Any such purchaser should consult his tax advisor as to the consequences to him of the acquisition, ownership, and disposition of Notes.

BACKUP WITHHOLDING

     The backup withholding rules require a payor to deduct and withhold a tax if (a) the payee fails to furnish a taxpayer identification number ("TIN") to the payor, (b) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (c) the payee has failed to report properly the receipt of "reportable payments" and the IRS has notified the payor that withholding is required, or (d) there has been a failure of the payee to certify under the penalty of perjury that a payee is not subject to withholding under Section 3406 of the Code. As a result, if any one of the events discussed above occurs with respect to a holder of Notes, the Company, its paying agent or other withholding agent will be required to withhold a tax equal to 31% of any "reportable payment" made in connection with the Notes of such holder. A "reportable payment" includes, among other things, amounts paid in respect of interest or original issue discount and amounts paid through brokers in retirement of securities. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax, provided, that the required information is furnished to the IRS. Certain holders (including, among others, corporations and certain tax-exempt organizations) are not subject to the backup withholding rules.

                         BOOK-ENTRY; DELIVERY AND FORM

     The Certificates representing the Exchange Notes will be issued in fully registered form, without coupons and will be deposited with, or on behalf of, the Depositary, and registered in the name of Cede & Co., as the Depositary's nominee in the form of a global Exchange Note certificate (the "Global Certificate") or will remain in the custody of the Trustee.

     Except as set forth below, the Global Certificate may be transferred, in whole and not in part, only by the Depositary to its nominee to such Depositary or another nominee of the Depositary or by the Depositary or its nominee to a successor of the Depositary or a nominee of such successor.

     The Company understands that the Depositary is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not participants may beneficially own securities held by the Depositary through Participants or indirect participants.

     Pursuant to procedures established by the Depositary (i) upon deposit of the Global Certificate, the Depositary will credit the accounts of Participants with portions of the principal amount of the Global Certificate and (ii) ownership of the Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interest on the Depositary's participants), the Depositary's Participants and the Depositary's indirect participants.

     The laws of some jurisdictions require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer interests in the Global Certificate will be limited to such extent.

     So long as the nominee of the Depositary is the registered owner of the Global Certificate, such nominee will be considered the sole owner or holder of the Exchange Notes for all purposes under the Indenture. Except as provided below, the owners of interests in the Global Certificate will not be entitled to have Exchange Notes registered in their names, will not receive or be entitled to receive physical delivery of Exchange Notes in definitive form and will not be considered the owners or holders thereof under the Indenture. As a result, the ability of a person having a beneficial interest in Exchange Notes represented by the Global Certificate to pledge such interest to persons or entities that do not participate in the Depositary's system or to otherwise take actions in respect to such interest may be affected by the lack of a physical certificate evidencing such interest.

     Neither the Company, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of interests in the Global Certificate or for maintaining, supervising or reviewing any records relating to such interests.

     Principal and interest payments on the Global Certificate registered in the name of the Depositary's nominee will be made by the Company or through a paying agent to the Depositary's nominee as the registered owner of the Global Certificate. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Exchange Notes are registered as the owners of such Exchange Notes for the purpose of receiving payments of principal and interest on such Exchange Notes and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Exchange Notes to owners of interests in the Global Certificate. The Depositary has advised the Company and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to credit immediately the account of the Participants with payments in amounts proportionate to their respective holdings in principal amount of interests in the Global Certificate as shown on the records of the Depositary. Payments by Participants and indirect participants to owners of interests in the Global Certificate will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants or indirect participants.

     If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 calendar days, the Company will issue Exchange Notes in certificated form in exchange for the Global Certificate. In addition, the Company may at any time determine not to have the Exchange Notes represented by a Global Certificate, and, in such event, will issue Exchange Notes in certificated form in exchange for the Global Certificate. In either instance, an owner of an interest in the Global Certificate would be entitled to physical delivery of such Exchange Notes in certificated form. Exchange Notes so issued in certificated form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only.

     Neither the Company nor the Trustee shall be liable for any delay by the Depositary or its nominee in identifying the beneficial owners or the related Exchange Notes, and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depositary or its nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

                                 LEGAL MATTERS

     The legality of the securities offered hereby will be passed on for the Company by Vinson & Elkins L.L.P., Houston, Texas.

                                    EXPERTS

     The audited financial statements included in this Prospectus and elsewhere in this Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statement herein and schedules of Consolidated HCO Energy Ltd. (whose name was subsequently changed to "HCO Energy Ltd.") as of December 31, 1992, and for the years then ended included herein and elsewhere in this Prospectus have been included herein in reliance upon the report of KPMG Peat Marwick Thorne, independent chartered accountants, included herein.

                                   ENGINEERS

     Information set forth in this Prospectus relating to the Company's estimated proved oil and gas reserves at December 31, 1994, the related calculations of future net production revenues and the net present value thereof have been derived from an independent petroleum engineering report prepared by Ryder Scott Company and Huddleston & Co., independent petroleum engineers.

                         GLOSSARY OF OIL AND GAS TERMS

     The terms defined in this section are used throughout this Prospectus.

     Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil or other liquid hydrocarbons.

     Bcf.  Billion cubic feet.

     BOE. Barrels of oil equivalent, determined using the ratio of six Mcf of natural gas (including natural gas liquids) to one Bbl of crude oil or condensate.

     Btu. British thermal unit, which is the heat required to raise the temperature of a one-pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

     Development location. A location on which a development well can be drilled.

     Development well. A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive in an attempt to recover proved undeveloped reserves.

     Dry hole. A well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

     Estimated future net revenues. Revenues from production of oil and gas, net of all production-related taxes, lease operating expenses and capital costs.

     Exploratory well. A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir, or to extend a known reservoir.

     Gross acres.  An acre in which a working interest is owned.

     Gross well.  A well in which a working interest is owned.

     MBbl.  One thousand barrels of crude oil or other liquid hydrocarbons.

     MBOE.  One thousand barrels of oil equivalent.

     MBtu.  One thousand Btus.

     Mcf.  One thousand cubic feet.

     MMBbl.  One million barrels of crude oil or other liquid hydrocarbons.

     MMBOE.  One million barrels of oil equivalent.

     MMBtu.  One million Btus.

     MMcf.  One million cubic feet.

     Net acres or net wells. The sum of the fractional working interests owned in gross acres or gross wells.

     NGLs. Natural gas liquids such as ethane, propane, iso-butane, normal butane and natural gasoline that have been extracted from natural gas.

     Overriding royalty interest. An interest in an oil and gas property entitling the owner to a share of oil and gas production free of costs of production.

     PDP.  Proved developed producing.

     Present value of estimated future net revenues or pretax present value at constant prices of estimated future net revenues. Estimated future net revenues discounted by a factor of ten percent per annum, before income taxes and with no price or cost escalation or de-escalation, in accordance with guidelines promulgated by the Securities and Exchange Commission.

     Productive well. A well that is producing oil or gas or that is capable of production.

     Proved developed reserves. Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

     Proved reserves. The estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

     Proved undeveloped location. A site on which a development well can be drilled consistent with local spacing rules for the purpose of recovering proved reserves.

     Proved undeveloped reserves. Reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

     Recompletion. The completion for production of an existing wellbore in another formation from that in which the well has previously been completed.

     Reserve life is calculated by dividing year-end reserves by total production in that year.

     Reserve replacement costs. Total costs incurred for exploration and development, divided by reserves added from all sources, including reserve discoveries, extensions and improved recovery additions, net revisions to reserve estimates and purchases of reserves-in-place. This calculation is often used as a measure of the efficiency of an oil and gas company's exploration and development expenditures.

     Reserve replacement ratio is calculated by dividing the net total reserves added in a specific year through drilling, acquisitions, and revisions by total production in that year.

     Undeveloped acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether such acreage contains proved reserves.

     Working interest. The operating interest which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
HarCor Energy, Inc. Consolidated Financial Statements:
  Reports of Independent Public Accountants...........................................  F-2
  Consolidated Balance Sheets at December 31, 1994 and 1993...........................  F-4
  Consolidated Statements of Operations for the years ended December 31, 1994, 1993 and 1992.........................................................................  F-5
  Consolidated Statements of Stockholders' Equity for the years ended
     December 31, 1994, 1993 and 1992.................................................  F-6
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1994, 1993 and 1992.................................................  F-7
  Notes to Consolidated Financial Statements..........................................  F-10
HarCor Energy, Inc. Interim Consolidated Financial Statements:
  Consolidated Balance Sheets at June 30, 1995 (unaudited)............................  F-34
  Consolidated Statement of Operations for the three months ended June 30, 1995 and 1994 (unaudited).............................................................  F-35
  Consolidated Statements of Operations for the six months ended June 30, 1995 and 1994 (unaudited).............................................................  F-36
  Consolidated Statement of Stockholders' Equity for the six months ended June 30,
     1995.............................................................................  F-37
  Consolidated Statements of Cash Flows for the six months ended June 30, 1995 and 1994 (unaudited).............................................................  F-38
  Notes to Interim Consolidated Financial Statements (unaudited)......................  F-40
Certain Oil and Gas Properties Acquired from Bakersfield Energy Resources Inc. and
  Combined Affiliates:
  Report of Independent Public Accountants............................................  F-48
  Historical Summary of Interests in the Oil and Gas Revenues and Direct Operating
     Expenses of the Properties to be Acquired for the Years Ended December 31, 1991,
     1992, and 1993 and for the Six Months Ended June 30, 1993 and 1994 (Unaudited)...  F-49
  Notes to Historical Summary of Interests in the Oil and Gas Revenues and Direct
     Operating Expenses of the Properties to be Acquired..............................  F-50

     Principally all of the assets, equity, revenue and earnings of the Company are within HarCor Energy, Inc. Separate financial statements of Warrior, Inc. and HTAC Investments, Inc. as Guarantors of the Notes have not been included herein because (a) such Guarantors are jointly and severally liable for full and unconditional guarantees of the Notes, (b) the aggregate assets, revenues, earnings and equity of such Guarantors are immaterial individually and in total during the periods presented, and (c) such Guarantors are wholly owned; therefore, management has determined that including financial information related to such subsidiaries would not be material to investors. The Company presently has no direct or indirect subsidiaries that are not guaranteeing the Notes.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of HarCor Energy, Inc.:

     We have audited the accompanying consolidated balance sheets of HarCor Energy, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated financial statements of Consolidated HCO Energy Ltd. and subsidiary, which statements reflect revenues of 50 percent of the consolidated totals for the year ended December 31, 1992. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for those entities, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HarCor Energy, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
March 30, 1995

[LOGO]

                    KPMG PEAT MARWICK THORNE            1200, 205 - 5th Avenue S.W.         Telephone (403) 691-8000
                    CHARTERED ACCOUNTANTS               Calgary, Alberta T2P 4B9            Telefax   (403) 691-8008

                   INDEPENDENT CHARTERED ACCOUNTANTS' REPORT

To the Directors of Consolidated HCO Energy Ltd.

We have audited the consolidated statements of operations and deficit and changes in financial position of Consolidated HCO Energy Ltd. for the year ended December 31, 1992 (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the results of operations and the changes in financial position of Consolidated HCO Energy Ltd. for the year ended December 31, 1992 in accordance with Canadian generally accepted accounting principles.

KPMG PEAT MARWICK THORNE

Chartered Accountants
Calgary, Canada
February 19, 1993

                              HARCOR ENERGY, INC.

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1993

                                     ASSETS

                                                                      1994             1993
                                                                  ------------     ------------
CURRENT ASSETS:
  Cash and cash investments.....................................  $    899,198     $  2,161,512
  Accounts receivable...........................................     3,707,433        1,186,707
  Prepaids and other............................................       307,241          160,239
                                                                  ------------     ------------
  Total current assets..........................................     4,913,872        3,508,458
                                                                  ------------     ------------
PROPERTY, PLANT AND EQUIPMENT, at cost, successful efforts
  method:
  Unproved oil and gas properties...............................     7,414,113          401,411
  Proved oil and gas properties:
     Leasehold costs............................................    52,158,281       19,936,983
     Lease and well equipment...................................    12,900,913        5,061,868
     Intangible development costs...............................     4,745,579        1,094,394
  Furniture and equipment.......................................       231,354          207,354
                                                                  ------------     ------------
                                                                    77,450,240       26,702,010
  Less -- accumulated depletion, depreciation and
     amortization...............................................   (16,674,540)     (13,064,271)
                                                                  ------------     ------------
  Net property, plant and equipment.............................    60,775,700       13,637,739
                                                                  ------------     ------------
OTHER ASSETS....................................................     2,883,277          791,267
                                                                  ------------     ------------
                                                                  $ 68,572,849     $ 17,937,464
                                                                  ============     ============
                             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term bank debt........................  $  2,511,200     $         --
  Current portion of production note payable....................            --          474,289
  Subordinated Bridge Loan......................................     5,000,000               --
  Accounts payable and accrued liabilities......................     5,345,967        1,483,666
                                                                  ------------     ------------
     Total current liabilities..................................    12,857,167        1,957,955
                                                                  ------------     ------------
LONG-TERM BANK DEBT, net of current portion.....................    31,888,800        4,963,125
                                                                  ------------     ------------
PRODUCTION NOTE, net of current portion.........................            --        3,103,584
                                                                  ------------     ------------
OTHER LIABILITIES...............................................        71,055          376,905
                                                                  ------------     ------------
COMMITMENTS AND CONTINGENCIES (Note 10)

REDEEMABLE SERIES D PREFERRED STOCK.............................     8,402,430               --
                                                                  ------------     ------------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value -- 1,500,000 shares
     authorized; 67,500 and 37,500 shares outstanding at
     December 31, 1994 and 1993, respectively...................           675              375
  Common stock, $.10 par value -- 25,000,000 and 15,000,000
     shares authorized, respectively; 7,192,837 and 5,736,884
     shares outstanding at December 31, 1994 and 1993,
     respectively...............................................       719,284          573,689
  Additional paid-in capital....................................    29,827,989       21,217,720
  Accumulated deficit...........................................   (15,194,551)     (14,255,889)
                                                                  ------------     ------------
     Total stockholders' equity.................................    15,353,397        7,535,895
                                                                  ------------     ------------
                                                                  $ 68,572,849     $ 17,937,464
                                                                  ============     ============

  The accompanying notes are an integral part of these consolidated financial statements.

                              HARCOR ENERGY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                         1994            1993            1992
                                                      -----------     -----------     -----------
REVENUES:
  Oil and gas revenues..............................  $10,981,651     $ 6,507,468     $ 6,162,156
  Gas plant revenues................................    1,978,317              --              --
  Interest income...................................       16,269          20,593          62,102
  Other.............................................      236,814         197,022         441,764
                                                      -----------     -----------     -----------
                                                       13,213,051       6,725,083       6,666,022
                                                      -----------     -----------     -----------
COSTS AND EXPENSES:
  Production costs..................................    3,609,831       2,248,877       2,674,673
  Gas plant costs...................................    1,707,551              --              --
  Dry hole, impairment and abandonment costs........       74,797          41,165         402,365
  Engineering and geological costs..................      254,418         187,862         536,381
  Depletion, depreciation and amortization..........    3,897,133       2,641,079       2,142,091
  General and administrative expenses...............    2,014,232       2,104,857       2,085,479
  Interest expense..................................    2,268,558         542,098       1,047,570
  Loss on STLP dissolution..........................      203,000              --              --
                                                      -----------     -----------     -----------
                                                       14,029,520       7,765,938       8,888,559
                                                      -----------     -----------     -----------
  Loss before minority interests....................     (816,469)     (1,040,855)     (2,222,537)
  Loss attributable to minority interests...........           --              --        (808,303)
                                                      -----------     -----------     -----------
  Loss before provision for income taxes and
     extraordinary item.............................     (816,469)     (1,040,855)     (1,414,234)
  Provision for income taxes........................           --              --              --
                                                      -----------     -----------     -----------
  Loss before extraordinary item....................     (816,469)     (1,040,855)     (1,414,234)
EXTRAORDINARY ITEM:
  Loss on early extinguishment of debt..............      122,193              --              --
                                                      -----------     -----------     -----------
  Net loss..........................................     (938,662)     (1,040,855)     (1,414,234)
                                                      -----------     -----------     -----------
Dividends on preferred stock........................     (795,065)       (246,468)        (32,000)
Accretion on redeemable preferred stock.............     (156,152)             --              --
                                                      -----------     -----------     -----------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS..........  $(1,889,879)    $(1,287,323)    $(1,446,234)
                                                      ===========     ===========     ===========
NET LOSS PER COMMON SHARE BEFORE EXTRAORDINARY
  ITEM..............................................        $(.27)          $(.23)          $(.41)
EXTRAORDINARY ITEM..................................         (.02)        --              --
                                                      -----------     -----------     -----------
NET LOSS PER COMMON SHARE AFTER EXTRAORDINARY
  ITEM..............................................        $(.29)          $(.23)          $(.41)
                                                      ===========     ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                              HARCOR ENERGY, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                               COMMON STOCK       PREFERRED STOCK    ADDITIONAL
                                           --------------------   ----------------     PAID-IN     ACCUMULATED
                                            SHARES      AMOUNT    SHARES    AMOUNT     CAPITAL       DEFICIT
                                           ---------   --------   -------   ------   -----------   ------------
BALANCE, DECEMBER 31, 1991...............  2,973,210   $297,321     8,000    $ 80    $13,301,821   $(11,800,800)
Issuance of common stock pursuant to
  private placement sale.................    932,308     93,231        --      --      2,125,818             --
Issuance of common stock pursuant to
  dissolution of HTAC Partners...........  1,474,359    147,436        --      --      1,879,808             --
Issuance of common stock pursuant to
  exercise of stock options and letter
  agreement..............................     20,000      2,000        --      --         44,781             --
Preferred stock dividends................         --         --        --      --        (32,000)            --
Net loss.................................         --         --        --      --             --     (1,414,234)
                                           ---------   --------   -------   ------   -----------   ------------
BALANCE, DECEMBER 31, 1992...............  5,399,877    539,988     8,000      80     17,320,228    (13,215,034)
Issuance of 8% Series B Convertible
  Preferred Stock........................         --         --    30,000     300      2,999,700             --
Issuance of 8% Series C Convertible
  Preferred Stock........................         --         --    10,000     100        930,926             --
Conversion of Convertible Preferred
  Stock..................................    235,157     23,516   (10,500)   (105)       (23,411)            --
Issuance of common stock pursuant to
  exercise of stock options..............    101,850     10,185        --      --        236,745             --
Preferred stock dividends................         --         --        --      --       (246,468)            --
Net loss.................................         --         --        --      --             --     (1,040,855)
                                           ---------   --------   -------   ------   -----------   ------------
BALANCE, DECEMBER 31, 1993...............  5,736,884    573,689    37,500     375     21,217,720    (14,255,889)
Issuances in connection with Bakersfield
  Property acquisition:
  4% Series E Convertible Preferred
    Stock................................         --         --    30,000     300      2,982,443             --
  Common stock...........................  1,363,907    136,391        --      --      2,965,148             --
  Warrants...............................         --         --        --      --      3,200,842             --
Issuances of common stock pursuant to
  Restricted Stock grant and exercise of
  stock options..........................     75,375      7,537        --      --        266,776             --
Issuances of common stock and warrants
  pursuant to preferred stock
  dividends..............................     16,671      1,667        --      --        146,277             --
Preferred stock dividends................         --         --        --      --       (795,065)            --
Accretion on 9% Redeemable Series D
  Preferred Stock........................         --         --        --      --       (156,152)            --
Net loss.................................         --         --        --      --             --       (938,662)
                                           ---------   --------   -------   ------   -----------   ------------
BALANCE, DECEMBER 31, 1994...............  7,192,837   $719,284    67,500    $675    $29,827,989   $(15,194,551)
                                           =========   =========  ========  =======  ============  =============

  The accompanying notes are an integral part of these consolidated financial statements.

                              HARCOR ENERGY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                         1994            1993            1992
                                                      -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss..........................................  $  (938,662)    $(1,040,855)    $(1,414,234)
  Adjustments to reconcile net loss to net cash
     provided by operating activities:
     Loss attributable to minority interests........           --              --        (808,303)
     Depletion, depreciation and amortization.......    3,897,133       2,641,079       2,142,091
     Amortization of deferred charges...............      254,372          67,177          79,051
     Dry hole, impairment and abandonment costs.....       74,797          41,165         346,222
     Engineering and geological costs...............      254,418         187,862         536,381
     (Gain) loss on sale of assets..................     (230,993)       (166,021)         56,144
     Equity in net loss of Canadian venture.........           --              --          75,590
     Loss on STLP dissolution.......................      203,000              --              --
     Loss on early extinguishment of debt...........      122,193              --              --
                                                      -----------     -----------     -----------
                                                        3,636,258       1,730,407       1,012,942
  Changes in current assets and liabilities:
     Decrease (increase) in receivables.............   (2,520,726)         11,987        (291,985)
     Decrease (increase) in prepaids and other
       current assets...............................     (147,002)         68,786        (222,382)
     Increase in accounts payable and accrued
       liabilities..................................    1,772,930         560,074         517,048
                                                      -----------     -----------     -----------
  Net cash provided by operating activities.........    2,741,460       2,371,254       1,015,623
                                                      -----------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Engineering and geological costs..................     (254,418)       (187,862)       (536,381)
  Proceeds from sale of assets......................      455,754         363,332         459,722
  Additions to oil and gas properties...............  (45,607,532)     (4,283,066)     (4,236,443)
  Dry hole and abandonment costs....................      (74,797)        (41,165)       (100,044)
  Sale of Canadian securities.......................           --       1,287,356              --
  Other.............................................           --          58,683        (551,407)
                                                      -----------     -----------     -----------
  Net cash used in investing activities.............  (45,480,993)     (2,802,722)     (4,964,553)
                                                      -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of debt....................   34,436,875       2,603,528       2,636,775
  Proceeds from issuance of preferred stock.........           --         931,026              --
  Proceeds from issuance of Redeemable Preferred
     Stock..........................................   10,000,000              --              --
  Proceeds from issuance of common stock............    3,053,101         246,930       2,965,940
  Proceeds from issuance of common stock of HCO.....           --              --       4,035,254
  Repayment of debt.................................   (3,577,873)     (1,949,189)     (3,232,578)
  Dividends on Preferred Stock......................     (356,413)       (170,055)        (32,000)
  Increase in deferred financing costs and other
     assets.........................................   (1,772,621)        (47,655)       (103,999)
  Other.............................................     (305,850)         49,888              --
                                                      -----------     -----------     -----------
  Net cash provided by financing activities.........   41,477,219       1,664,473       6,269,392
Effect of exchange rate changes on cash.............           --              --         (10,346)
Effect of deconsolidation of HCO on cash............           --              --      (1,770,447)
                                                      -----------     -----------     -----------
Net increase (decrease) in cash.....................   (1,262,314)      1,233,005         539,669
Cash and cash investments at beginning of period....    2,161,512         928,507         388,838
                                                      -----------     -----------     -----------
Cash and cash investments at end of period..........  $   899,198     $ 2,161,512     $   928,507
                                                      ===========     ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                             HARCOR ENERGY, INC.

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
(ALL DOLLAR AMOUNTS HAVE BEEN ROUNDED TO THE NEAREST THOUSAND)

     At December 31, 1993, the Company's cash as reported included $1,616,000 attributable to the proportionate consolidation of its 37.875% ownership of South Texas Limited Partnership ("STLP") at that date.

     The Company made cash interest payments of $2,030,000, $453,000 and $732,000 in 1994, 1993 and 1992, respectively.

SUPPLEMENTAL INFORMATION REGARDING NON-CASH INVESTING AND FINANCING ACTIVITIES -- YEAR ENDED DECEMBER 31, 1994

     In connection with the dissolution of the South Texas Limited Partnership and related property conveyance, the Company wrote off $203,000 of its cost basis of the partnership, and expensed $122,000 reflecting a write-off of deferred financing costs resulting from the early extinguishment of debt in 1994. The charges for the dissolution and debt extinguishment are non-cash items and are not reflected in investing or financing activities. (See Note 3.)

     In connection with the Company's acquisition of certain oil and gas assets, the Company issued to the sellers, as a portion of the consideration, 30,000 shares of its Series E Preferred Stock with a face value of $3,000,000, 25,000 shares of unregistered common stock with a value of approximately $81,000 and a warrant to purchase 1,000,000 shares of the Company's common stock at $5.00 per share to which the Company ascribed a value of $850,000. The acquisition value of the assets acquired and corresponding additions to equity resulting from these transactions are not reflected in investing or financing activities. (See
Note 5.)

     In connection with the amendment of the Company's credit agreement to partially finance the above acquisition, the Company issued to the financial institutions involved warrants to purchase 250,000 shares of the Company's common stock at $4.75 per share to which the Company ascribed a value of $230,000. The deferred financing cost and addition to equity resulting from this transaction are not reflected in financing activities. (See Note 8.)

     During 1994, the Company issued an aggregate of 60,375 restricted shares of common stock to officers which was valued as deferred of $241,501 compensation and was not reflected in financing activities.

     During 1994, the Company paid "in-kind" dividends on its Series D Redeemable Preferred Stock consisting of $455,000 in newly-issued Series D Preferred Stock and detachable warrants to purchase shares of common stock which were valued at $88,000. The Company also paid dividends on its Convertible Series E Preferred Stock consisting of $60,000 in newly-issued unregistered shares of the Company's common stock. These dividend payments and issuance of common stock and warrants are not reflected in financing activities. (See
Note 12.)

     At December 31, 1994, the Company had accrued acquisition and developmental drilling costs aggregating $1,823,000 and accrued prepaid and deferred financing costs aggregating $342,000. The additions to property, plant and equipment and financing costs resulting from these and the above described transactions are not reflected in investing and financing activities. The transactions described herein resulted in total non-cash net additions to property and equipment totaling $5,737,000 for the year ended December 31, 1994.

SUPPLEMENTAL INFORMATION REGARDING NON-CASH INVESTING AND FINANCING ACTIVITIES -- YEAR ENDED DECEMBER 31, 1993

     In March 1993, the Company acquired oil and gas royalty and net profit interests in exchange for 30,000 shares of the Company's 8% Series B Convertible Preferred Stock at $100.00 per share for an aggregate of

                             HARCOR ENERGY, INC.

             FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

$3,000,000. The acquisition value of the assets acquired and corresponding addition to equity are not reflected in investing or financing activities. (See
Note 4.)

     In connection with the Company's May 1993 acquisition of an additional 12.625% interest in STLP for $1,095,000 (including transaction costs and net of cash acquired), the Company acquired a net working capital balance of $28,000 and $787,000 of STLP's production note payable to Midland Bank (including current maturities). The working capital and production note portions of this transaction are not reflected in investing or financing activities. (See
Note 3.)

     The above acquisitions resulted in non-cash additions to property, plant and equipment totaling $4,030,000 for 1993.

     The Company declared dividends totaling $76,000 on its Series A, B and C Convertible Preferred Stock, which were accrued and unpaid and not reflected in financing activities at December 31, 1993, but paid and reflected in 1994 financing activities.

SUPPLEMENTAL INFORMATION REGARDING NON-CASH INVESTING AND FINANCING ACTIVITIES -- YEAR ENDED DECEMBER 31, 1992

     In November 1992, the Company issued 1,474,359 shares of its common stock pursuant to the restructure of HTAC Partners ("HTACP") for a combination of cash (reflected in the 1992 Consolidated Statements of Cash Flows) and the assets of HTACP, which consisted principally of 1,950,000 shares of Consolidated HCO Energy Ltd. with a market value of $1,287,000 at the time of the restructure. The issuance of stock and corresponding value ascribed to HTACP's assets in this transaction are not reflected in the 1992 Consolidated Statement of Cash Flows. (See Note 12.)

     In October 1992, the Company acquired net working capital of $179,000 in connection with its 25.25% participation in the formation of South Texas Limited Partnership. (See Note 3.)

  The accompanying notes are an integral part of these consolidated financial statements.

                              HARCOR ENERGY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of consolidation

     The accompanying consolidated financial statements for the year ended December 31, 1992 include the accounts and results of operations of HarCor Energy, Inc. ("HarCor") and its wholly-owned subsidiaries, Warrior, Inc. ("Warrior"), HTAC, Inc. ("HTAC") and HTAC Investments, Inc. ("HTACI"); HTACP, a limited partnership for which HTACI was the managing general partner; the results of operations of its then majority-controlled affiliate, Consolidated HCO Energy Ltd. ("HCO"); and HarCor's 25.25% general partner share of assets, liabilities, revenues and costs and expenses of STLP for the three months ended December 31, 1992. HTACP was dissolved and HCO was deconsolidated effective December 1992. (See Note 2.)

     The accompanying consolidated financial statements for the year ended December 31, 1993 include the accounts and results of HarCor, Warrior and HTACI; HarCor's 25.25% share of assets, liabilities, revenues and costs and expenses of STLP for the period of January 1993 through April 1993; HarCor's 37.875% share of STLP's accounts and results of operations for the period May 1993 through December 1993; and HarCor's share of assets, revenues and costs and expenses of oil and gas interests acquired from the TCW Commingled Debt and Royalty Fund I ("Royalty Interests") for the period of March 1993 through December 1993.

     The accompanying consolidated financial statements for the year ended December 31, 1994 include the accounts and results of HarCor, Warrior and HTACI; HarCor's share of the assets, liabilities, revenues and costs and expenses of STLP or, after STLP's dissolution in March 1994, HarCor's direct working interests in the STLP properties ("South Texas Properties"); HarCor's share of the Royalty Interests; and HarCor's interest in certain oil and gas assets located in Kern County, California acquired on June 30, 1994 (the "Bakersfield Properties"); (collectively, the "Company" or "HarCor" unless the context specifies otherwise).

     Principally all of the assets, equity, revenue and earnings of the Company are within HarCor Energy, Inc. Separate financial statements of Warrior and HTACI, HarCor's only direct or indirect subsidiaries, have not been included herein because they are wholly owned and not material. Total aggregate assets for Warrior and HTACI were $358,000 and $369,000 at December 31, 1994 and 1993, respectively, and total equity was $321,000 and $361,000 at those respective dates. These amounts exclude $1,148,000 and $1,027,000 relating to intercompany receivables due from HarCor for December 31, 1994 and 1993, respectively. Total aggregate revenues were $353,000, $460,000 and $495,000 for the years ended December 31, 1994, 1993 and 1992, respectively, and total aggregate income (excluding any allocation of intercompany expense charges) was $113,000, $54,000 and $169,000 for those respective periods. Management has determined that including financial statements related to such subsidiaries would not be material information.


     All significant intercompany accounts and transactions have been eliminated in consolidation.


  Business and organization

     HarCor, a Delaware corporation, was incorporated in 1976 and is engaged in the business of acquiring interests in and developing onshore oil and gas properties in the United States.

                              HARCOR ENERGY, INC.

  Cash flows

     For purposes of reporting cash flows, cash and cash investments include cash on hand and temporary short-term cash investments, with original maturities of three months or less.

  Property, plant and equipment

     The Company utilizes the successful efforts method of accounting for its oil and gas properties. Under this method, exploratory costs, except costs of drilling exploratory wells, are charged to expense when incurred; exploratory well costs (including leasehold costs) are initially capitalized, but are charged to expense if the well is determined to be unsuccessful. Upon discovery of reserves on an oil and gas property in commercially producible quantities, all costs of developing that property, including costs of drilling unsuccessful development wells, are capitalized. Capitalized leasehold acquisition costs are depleted on a unit-of-production method, based on proved oil and gas reserves. Exploration, development and equipment costs are depreciated or amortized on a unit-of-production method, based on proved developed oil and gas reserves. The carrying amount of all unproved properties is evaluated periodically and reduced if such properties have been impaired. Developed oil and gas properties are assessed periodically to determine if the carrying amount exceeds the total present value of future net revenues, valued at current or contract prices, less future costs of production and development.

     The gas plant is stated at cost and is depreciated utilizing the straight-line method over 15 years.

     Furniture and equipment are stated at cost and are depreciated utilizing the straight-line method over three to five years.

  Accounts payable and accrued liabilities

     Accounts payable and accrued liabilities at December 31, 1994 and 1993 comprised the following:

                                                                     1994           1993
                                                                  ----------     ----------
    Trade accounts payable......................................  $5,071,124     $1,154,566
    Accrued taxes...............................................      70,516        132,545
    Other accrued liabilities...................................     204,327        196,555
                                                                  ----------     ----------
                                                                  $5,345,967     $1,483,666
                                                                   =========      =========

  Minority interests

     Minority interests reflected in the year ended December 31, 1992 Statements of Operations represent that portion of losses pertaining to HCO's equity and HTACP's capital not owned by HarCor and HTACI in that period.

  Net loss per common share

     Net loss per common share was calculated by dividing the net loss, after consideration of preferred stock dividends paid or accrued and related accretion, by the weighted average number of common shares outstanding during each period. Outstanding stock options, warrants and convertible preferred shares were not included in the calculations, since their effect was antidilutive in all periods. The weighted average number of outstanding common shares utilized in the calculation was 6,447,000 shares in 1994, 5,492,000 shares in 1993 and 3,512,000 shares in 1992.

                              HARCOR ENERGY, INC.

  Currency conversion

     All amounts with respect to HCO and its operations for 1992 have been remeasured to U.S. dollars using year-end and average exchange rates approximating $.80 Canadian ("CDN") per $1.00 U.S. with any resulting gains or losses being immaterial.

  Income taxes

     In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("FAS") No. 109. FAS 109 requires an asset and liability approach to determining deferred income taxes. FAS 109 requires recognition of deferred taxes at enacted tax rates for temporary differences between book and tax basis of assets and liabilities. FAS 109 also eliminates the concept of recognizing extraordinary gains when net operating loss carryforwards are recognized. Such benefits, along with temporary differences, will now be recognized in the year such losses are incurred; or differences are generated, subject to realization. FAS 109 also requires that deferred tax liabilities and assets be adjusted in the period of enactment for the effect of an enacted change in tax laws or rates.

     The Company adopted FAS 109 cumulatively effective January 1, 1993. The new standard had no impact on the Company's financial position or results of operations for 1993. (See Note 11.)

  Prior year reclassifications

     Certain prior year amounts have been reclassified to conform with the current year presentation.

(2)  CONSOLIDATION AND SUBSEQUENT DIVESTITURE OF HCO

     The Company had acquired 56% of the outstanding common stock of HCO during 1992 and, accordingly, consolidated HCO's results of operations for that year.

     The following table presents the condensed consolidating statements of operations of HarCor and HCO for the year ended December 31, 1992. All financial information presented for HCO has been adjusted to conform with U.S. generally accepted accounting principles, including adjustments required to account for HCO's oil and gas properties using the successful efforts method (all amounts are in thousands):

                              HARCOR ENERGY, INC.

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1992

                                                           HARCOR       HCO       CONSOLIDATED
                                                           -------     ------     ------------
    REVENUES.............................................  $ 3,312     $3,354       $  6,666
                                                           -------     ------     ------------
    COSTS AND EXPENSES:
      Production and exploration.........................    1,671      1,942          3,613
      Depletion, depreciation and amortization...........      944      1,198          2,142
      General and administrative.........................    1,570        515          2,085
      Interest expense...................................      465        583          1,048
                                                           -------     ------     ------------
                                                             4,650      4,238          8,888
                                                           -------     ------     ------------
      Loss before minority interests.....................   (1,338)      (884)        (2,222)
      Minority interests.................................       --       (808)          (808)
                                                           -------     ------     ------------
                                                           $(1,338)    $  (76)      $ (1,414)
                                                           =======     ======      =========

                              HARCOR ENERGY, INC.

     In December 1992, HCO completed the private placement sale of new common and preferred shares of its stock which resulted in a reduction to 21% of HarCor's ownership of HCO. Accordingly, the balance sheet accounts of HCO were not consolidated with those of HarCor at December 31, 1992.

     Subsequent to the deconsolidation of HCO, HTACP (a limited partnership between the Company and a trust company acting on behalf of certain pension funds) was dissolved effective December 31, 1992. HTACP's assets, which consisted of 1,950,000 common shares of HCO and a warrant to purchase additional shares of HCO at a price of $1.85 CDN per share, were transferred to the Company. These shares, along with another 597,000 common shares of HCO owned by the Company, were sold in January 1993 for net consideration of $1,287,000 (which equalled the Company's remaining recorded cost of these common shares at the time of sale). The Company sold the warrants in November 1994 for approximately $318,000 and recognized a gain of $200,000 on the transaction.

(3)  SOUTH TEXAS LIMITED PARTNERSHIP

     In October 1992, the Company formed South Texas Limited Partnership, a Texas limited partnership, with Washington Energy Exploration, Inc. ("WEEX") and JMI Services Nevada, Inc. ("JMI"). Upon formation of STLP, the Company and WEEX were general partners of STLP with 25.25% and 49.5% interests in the partnership, respectively, and JMI was a limited partner with a 25.25% interest in the partnership. The Company's capital contributions to STLP totaled $1,544,000 at formation. The Company also acquired a 25.25% proportionate right to certain exploratory acreage outside of the partnership.

     Upon its formation, STLP acquired certain oil and gas mineral interests located in South Texas for approximately $13,400,000. STLP partially financed the acquisition with borrowings from Midland Bank plc, New York Branch ("Midland Bank"). The Company's interest in STLP's purchased oil and gas reserves was valued at $3,500,000 at the acquisition date.

     In May 1993, the Company purchased one-half of JMI's interest in STLP (representing 12.625% of STLP) for $1,095,000 in cash and assumed an incremental 12.625% of STLP's production note with Midland Bank ($787,000 at the acquisition date). Assets acquired within the additional STLP interest were oil and gas interests valued at $1,854,000 and net working capital of approximately $28,000.

     In January 1994, JMI sold its remaining 12.625% interest in STLP to WEEX. The Company and WEEX subsequently agreed to dissolve and terminate STLP effective March 1, 1994. Pursuant to the terms of the dissolution agreement between the Company and WEEX, all of the assets and liabilities of STLP were distributed to the Company and WEEX in proportion to their respective interests in STLP. The principal asset distributed to the Company was its proportionate 37.875% working interest in the South Texas Properties. The Company also paid WEEX $264,000 (representing a prior non-consent position on a working capital cash-call by STLP) and conveyed to WEEX six percent of the Company's share in the South Texas Properties until such time as WEEX receives a sum equal to a negotiated non-consent penalty. Concurrent with STLP's dissolution, the Company and WEEX each repaid their respective proportionate share of all amounts owed pursuant to STLP's production note outstanding. The Company's proportionate amount of such note was $3,103,584 (see Note 6). The dissolution of STLP resulted in a write-off of $122,000 by the Company of deferred financing costs in connection with the early extinguishment of debt and the write-off of $203,000 in oil and gas properties resulting from the above-mentioned conveyance.

(4)  ROYALTY EXCHANGE AND ISSUANCE OF PREFERRED STOCK

     In March 1993, the Company entered into a transaction in which six institutional participants in the TCW Commingled Debt and Royalty Fund I (the "Fund") exchanged their proportionate share of the gross royalty and net profit interests in certain oil and gas properties previously included in the Fund for an aggregate of 30,000 shares of the Company's 8% Series B Convertible Preferred Stock (the "Series B Preferred Stock")

                              HARCOR ENERGY, INC.

priced at $100 per share (the "Royalty Exchange"). The Company had made an offer to all participants of the Fund, of which participants holding 60% of the total interests accepted the offer. Trust Company of the West ("TCW") is the manager and trustee of the Fund. As of December 31, 1994, TCW, acting on behalf of certain pension funds, was a holder of approximately 23% of the outstanding common stock of the Company.

     The Royalty Interests acquired by the Company consisted of gross overriding royalty interests and net profit interests, which were estimated to have total proved net reserves of 124,000 barrels of oil and 2.64 Bcf of natural gas. The total value ascribed to the Royalty Interests by the Company was $3,073,000.

     The Series B Preferred Stock is convertible at the option of the respective holders into the Company's common stock at $3.90 per share and will be automatically converted into common stock of the Company at $3.90 per share on December 31, 1998. (See Note 12.) During 1993, certain holders of the Series B Preferred Stock issued pursuant to the Royalty Exchange elected to convert an aggregate of 7,500 shares of Series B Preferred Stock to common stock of the Company. Pursuant to the terms of the Series B Preferred Stock, an aggregate of 192,300 shares of common stock of the Company was issued to such holders and their 7,500 shares of Series B Preferred Stock were canceled.

(5)  ACQUISITION OF BAKERSFIELD PROPERTIES

     On June 30, 1994, the Company acquired a 75% interest in substantially all of the oil and gas properties, a natural gas processing plant and gathering lines owned by Bakersfield Energy Resources, Inc. and its affiliates ("BER"). Reserves acquired are principally natural gas and light (35-40(++) gravity), low sulfur, crude oil located in Kern County, California. The Company estimated that net proved reserves attributable to such interests totaled 6.6 million barrels ("MMbls") of oil and 46.8 Bcf of gas at December 31, 1993. Also acquired was a 75% interest in a 23 MMcf per day gas processing plant and associated gathering lines. BER will remain the operator of the properties and plant acquired by the Company. Additionally, the Company and BER entered into a three-year joint acquisition agreement which will give each the right to participate in acquisitions of oil and gas interests located within the state of California by the other.

     The purchase price for such interests was approximately $46,000,000, consisting of $42,000,000 in cash plus 25,000 shares of the Company's common stock, 30,000 shares of the Company's Series E Junior Convertible Preferred Stock at $100 per share and a seven-year callable warrant to purchase 1,000,000 shares of common stock at an exercise price of $5.00 per share to which the Company ascribed a value of $850,000. To finance the acquisition, the Company amended its existing credit facility with a group of lenders led by Internationale Nederlanden (U.S.) Capital Corporation ("ING Capital"), formerly known as NMB Postbank Groep n.v., to include First Union National Bank of North Carolina ("First Union") and to increase the total commitment under such facility to $34,400,000. The Company financed the cash portion of the purchase price with (i) approximately $25,400,000 of incremental borrowings under the Amended Credit Agreement; (ii) $5,000,000 of borrowings under a bridge loan facility with ING Capital; (iii) $10,000,000 gross proceeds from the private placement of 100,000 shares of the Company's Series D Preferred Stock and warrants to purchase 2,305,263 shares of the Company's common stock and (iv) a portion of the $3,482,000 of gross proceeds from the private placement of 1,071,538 shares of common stock. The assets acquired in this transaction were accounted for by the purchase method of accounting.

                              HARCOR ENERGY, INC.

     The following table presents the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 1994 and 1993, assuming the acquisition of the Bakersfield Properties and the related financings had occurred at January 1, 1993 (amounts are in thousands except per share data):

                                                                           YEAR ENDED
                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1993
                                                                       -------     -------
    Total revenues...................................................  $19,304     $17,047
                                                                       =======     =======
    Net loss attributable to common stockholders.....................  $(1,587)    $  (129)
                                                                       =======     =======
    Net loss per common share........................................  $ (0.22)    $ (0.02)
                                                                       =======     =======

     Pro forma net loss for the year ended December 31, 1994 includes losses of approximately $600,000 attributable to gas plant operations. These losses were incurred during the start-up phase of the gas plant prior to its acquisition by the Company and are not expected to be incurred in future periods.

(6)  PRODUCTION NOTE PAYABLE

     STLP was a party to a note payable agreement ("Note Agreement") with Midland Bank for borrowings of up to $9,000,000, as amended.

     Interest on the production note accrued at either the bank's prime rate plus 1.5% or the LIBOR plus 3% (6.257% at December 31, 1993) and the production note was secured by STLP's oil and gas properties. Net cash flow generated from operations of the STLP properties was generally dedicated to reduce borrowings outstanding under the note. Also, as required by the Note Agreement, STLP entered into a firm three-year gas purchase contract with Washington Energy Marketing, Inc., an affiliate of WEEX. (See Note 10.)

     In March 1994, STLP was dissolved, and the Company paid its 37.875% proportionate share ($3,103,584) of the Midland Bank loan outstanding with STLP.

(7)  SUBORDINATED BRIDGE LOAN

     In connection with the acquisition of the Bakersfield Properties, the Company obtained from ING Capital a $5,000,000 bridge loan facility (the "Bridge Loan"). Outstanding advances under the Bridge Loan bear interest at a floating rate, at the Company's option, of prime plus 2% or LIBOR plus 4% per annum until September 30, 1994 and escalating by (i) .75% per annum from October 1, 1994 through January 31, 1995 and (ii) 1.5% per annum at all times after January 31, 1995.

     As a further condition to the Bridge Loan, the Company must issue to ING Capital shares of its common stock if the $5,000,000 Bridge Loan is not paid in full by January 1, 1995, with 25,000 shares to be issued on January 2, 1995 and an additional 25,000 shares to be issued on the second day of each second month thereafter until the maturity of the Bridge Loan. The Company has issued 50,000 shares of its common stock to ING Capital subsequent to December 31, 1994, pursuant to these terms.

     In addition, the Company is obligated to pay a commitment fee of 0.50% per annum on the unused portion of the commitment. The Bridge Loan contains substantially the same restrictive covenants as the Company's Amended Credit Agreement. (See Note 8.)

     The Company's Bridge Loan with ING Capital matures on July 1, 1995 and any principal balance outstanding must be repaid at that date. Based on currently projected cash flows, the Company would have a shortfall of approximately $1,300,000 with respect to its ability to repay the Bridge Loan at that date. These projected cash flows do not contemplate any decrease in oil and gas prices or declines in estimated oil and gas production from existing properties during the first six months of 1995. The Company is protected from price

                              HARCOR ENERGY, INC.

declines on a substantial portion of its production as a result of its hedging activities and has experienced no material adverse effects from prices during the first quarter of 1995.

     At March 30, 1995, the Company was in discussions with ING Capital to refinance the Bridge Loan before the maturity date of July 1, 1995. The Company and ING Capital are discussing several different refinancing alternatives, including extinguishing the Bridge Loan and restructuring the Company's $34,400,000 credit facility with ING Capital to include the $5,000,000 due under the Bridge Loan. This would have the effect of increasing the principal balance of the Company's credit facility to $39,400,000 and increasing the current portion of long-term maturities (due December 31, 1995) from $2,511,000 to $2,876,000. Based on currently projected cash flows as previously described, the Company believes that it would have sufficient cash available to meet this increased obligation. The Company and ING Capital are also discussing restructuring the Bridge Loan into a developmental drilling credit facility that would begin amortizing after the Company had incurred its 1995 and 1996 developmental drilling capital expenditures and began realizing sufficient cash flows from the results of these drilling activities to meet the amortization obligation, or extending the due date of the Bridge Loan for a period of time sufficient for the Company to raise equity proceeds to repay it.

     The Company is optimistic about its ability to refinance the Bridge Loan due to a substantial increase in year-end proved reserves, which should have the effect of increasing the Company's borrowing base under its credit facility with ING Capital. ING Capital is currently in the process of evaluating the redetermination of the Company's borrowing base with respect to the credit facility, which will be completed by May 15, 1995. Management believes that the borrowing base will be redetermined with terms no less favorable than those currently in place. However, there can be no assurances that the Company will be successful in its attempts to refinance the Bridge Loan with ING Capital by its due date.

     In the event that the Company is not successful in refinancing the Bridge Loan with ING Capital by the maturity date, the Company will sell to the operator of its Bakersfield Properties a 4 1/2% royalty interest on a portion of its future undeveloped production from certain of those properties for a sale price of $3,000,000. The Company currently has an executed letter agreement in place with Bakersfield Energy (whose Chairman of the Board and Chief Executive Officer is also a director of the Company) to effect this transaction, but the Company would have the sole option to cancel the sale in the event it is able to refinance the Bridge Loan or repay it with proceeds from an equity offering or other financing. The Company believes that the proceeds from this sale, if it is completed, combined with currently projected cash flows from operations would be sufficient to repay the Bridge Loan at July 1, 1995.

     Regardless of expected incremental cash flows from the Bakersfield Properties, initial results of its developmental drilling activities, or the results of its efforts to refinance the Bridge Loan, the Company intends to seek additional equity financing within the next year to reduce debt, retire a portion of the Redeemable Series D Preferred Stock and finance its drilling activities which are expected to accelerate in the third quarter of 1995.

     There can be no assurance that the Company will be successful in its endeavors to sell its securities or raise sufficient capital to reduce debt or fully fund its planned developmental drilling activities. Furthermore, the Company's highly leveraged capital structure may limit the Company's ability to obtain outside capital on terms acceptable to the Company.

(8)  LONG-TERM DEBT

     The Company had in effect during 1993 a revolving credit and term loan facility ("Credit Agreement") with ING Capital in the amount of $6,200,000.

     In March 1994, the Company entered into a new revolving credit facility with ING Capital. Such facility provided for (i) a loan commitment of $10,000,000 with a commitment termination date of January 1, 1995;

                              HARCOR ENERGY, INC.

(ii) an initial borrowing base of $9,000,000; and (iii) a renewal of the revolver with repayment of the outstanding balance in 16 consecutive quarterly installments beginning March 31, 1995. The facility also contained certain covenants and restrictions with respect to dividends, general and administrative expenses, hedging activities, fixed charge coverage ratios and use of borrowings.

     The Company used initial borrowings of $8,347,000 under such facility to
(i) refinance amounts owed under the previous facility ($4,963,000), (ii) repay all of the Company's proportionate share (37.875%) of the production note owed upon dissolution of STLP ($3,120,000 including accrued interest), and (iii) pay a capital contribution ($264,000) in connection with the dissolution of STLP. As a result of the above refinancings, the Company incurred an extraordinary non-cash expense of $122,000 resulting from the early extinguishment of debt and write-down of deferred financing charges. (See Note 3.)

     Additionally, in connection with the closing of the new credit facility, the Company issued a warrant to purchase 76,000 shares of the Company's common stock to ING Capital with an exercise price of $5.50 per share (subject to adjustment in certain circumstances) and an expiration date of March 18, 1997.

     Effective upon the closing of the acquisition of the Bakersfield Properties, the Company amended its facility with ING Capital (the "Amended Credit Agreement") to provide for a total commitment of $34,400,000. One-half of the commitment for the Amended Credit Agreement was funded by First Union. Outstanding advances under the Amended Credit Agreement bear interest at a floating rate of, at the Company's option, prime plus 1% or LIBOR plus 3% per annum. In addition, the Company must pay a commitment fee of 0.50% per annum on the unused portion of the commitment. A financing fee of $1,000,000 was paid to ING Capital and First Union in connection with the closing of the Amended Credit Agreement. In connection with the Amended Credit Agreement, the Company issued to ING Capital and First Union warrants to purchase an aggregate 250,000 shares of common stock at an exercise price of $4.75 per share with an expiration date of December 31, 1999. The Company has ascribed a value of $230,000 to these warrants.

     On a semi-annual basis, ING Capital will redetermine the amount of available borrowing capacity based upon their review of the Company's oil and gas reserves. The next such review is required to be completed by May 15, 1995. If the outstanding principal balance exceeds the redetermined borrowing capacity, the Company must repay such excess. Management believes that the borrowing base will be redetermined with terms no less favorable than those currently in place. All indebtedness of the Company under the Amended Credit Agreement is secured by substantially all of the Company's oil and gas properties.

     The principal balance outstanding under the Amended Credit Agreement at December 31, 1995 will be payable in 22 quarterly installments commencing December 31, 1995, with maturity at March 31, 200l. Pursuant to the terms of the Amended Credit Agreement, the Company paid $360,000 to enter into hedge contracts limiting the interest rate to a ceiling of no more than 8% per annum on $16,000,000, $14,000,000, $15,000,000 and $12,000,000 of the outstanding principal balance under such agreement for the calendar years 1995, 1996, 1997 and 1998, respectively.

     Pursuant to the terms of the Amended Credit Agreement, the Company was required to enter into hedging contracts as of July 1, 1994 with respect to certain of its proved developed producing ("PDP") oil and gas production volumes attributable to the PDP reserves from the Bakersfield Properties for up to five years. (See Note 10.)

     In the event the Company receives net proceeds from the sale of its equity securities in an amount less than or equal to $10,000,000 before July 1, 1995, then all of such net proceeds must be used to prepay the outstanding principal under the Amended Credit Agreement and the maximum loan amount under the Amended Credit Agreement will be reduced to $30,000,000. In the event the Company receives net proceeds from the sale of its equity securities in an aggregate amount in excess of $10,000,000 but less than $15,000,000 before July 1, 1995, then (i) $10,000,000 of such net proceeds must be used to prepay the outstanding principal under the Amended Credit Agreement, (ii) the amount of such net proceeds in excess of

                              HARCOR ENERGY, INC.

$10,000,000 must be used to repay the outstanding principal of the bridge loan facility, and (iii) the maximum loan amount under the Amended Credit Agreement will be reduced to $30,000,000. If before July 1, 1995, the Company has received net proceeds from the sale of its equity securities in an aggregate amount in excess of $15,000,000, then (i) $10,000,000 of such net proceeds must be used to prepay the outstanding principal under the Amended Credit Agreement, (ii) $5,000,000 must be used to pay the Bridge Loan and (iii) the maximum loan amount under the Amended Credit Agreement will remain $34,400,000.

     The Amended Credit Agreement also provides (i) that no dividends may be paid on any of the Company's capital stock, nor may the Company redeem, purchase or acquire any such stock except that (a) cash dividends (not to exceed $350,000 in any year) may be paid on the Company's Series A, B, C, D and E Preferred Stock, (b) the Company may pay stock dividends on and redeem the Series D Preferred Stock in accordance with the terms thereof, (c) the Company may repurchase certain of its warrants and (d) the Company may redeem up to $2,500,000 (2,500 shares) of its Series D Preferred Stock and up to $3,300,000 of its Series E Preferred Stock with the proceeds in excess of $15,000,000 from a subsequent equity offering; (ii) that general and administrative expenses may not exceed $1,900,000 for any fiscal year (with the exception that, as amended, it may not exceed $2,200,000 for the year ended December 31, 1994), excluding certain specified exceptions as may be approved by ING Capital at its reasonable discretion; (iii) that the Company meet certain requirements relating to its current ratio (not less than 1.1 to 1.0), net worth (not less than $6,750,000 plus 75% of consolidated net income after 1994 and 90% of any equity securities issued by the Company after June 30, 1994) and fixed charge coverage ratio (not less than 1.2 to 1.0); (iv) that the Company may not assume any additional indebtedness other than certain indebtedness to service contractors and certain indebtedness relating to hedging arrangements; and (v) that an event of default will occur if for any reason Mark G. Harrington shall cease to act as the Chairman of the Board and Chief Executive Officer of the Company and shall not be replaced within 30 days by a successor that is acceptable to ING Capital or a change of control shall occur with respect to the Company. The Company was in compliance with such covenants at December 31, 1994 with the exception of the current ratio covenant. The Company had a working capital deficit (excluding the Bridge Loan and current portion of long-term debt, as prescribed by the Amended Credit Agreement) of $432,000 at December 31, 1994. ING Capital has provided the Company with a waiver of this event of default at December 31, 1994 and has committed to waive any similar event of default through March 31, 1995. Management believes that the Company is currently in compliance with this covenant and, based on its projected operations for the remainder of 1995 and its plan to limit capital expenditures as necessary to manage its working capital levels, it will remain in compliance with this covenant throughout the year.

     Estimated maturities of long-term debt under the New Credit Agreement based on the amount outstanding at December 31, 1994 are as follows:

            1995.....................................................  $2,511,200
            1996.....................................................  $7,017,600
            1997.....................................................  $6,604,800
            1998.....................................................  $5,504,000
            1999.....................................................  $4,953,600
            2000.....................................................  $4,403,200
            2001.....................................................  $3,405,600

(9)  SERIES D PREFERRED STOCK (REDEEMABLE)

     On June 30, 1994, the Company issued 100,000 shares of Series D Preferred Stock, with detachable warrants described below, in a private placement at a price of $100.00 per share for an aggregate value of $10,000,000.

                              HARCOR ENERGY, INC.

     The Series D Preferred Stock receives dividends at the rate of 9% per annum, payable in cash or in shares of the Series D Preferred Stock, at the option of the Company until the earlier of (i) the consummation of the first public equity offering by the Company following the closing of the private placement and (ii) the second anniversary of the closing of the private placement of the Series D Preferred Stock; thereafter, quarterly cumulative cash dividends are payable by the Company. If the Company is unable for any reason to pay the required amount of dividends in cash after the occurrence of the earliest of such dates referred to in clauses (i) and (ii) of the preceding sentence, dividends may be accrued at a rate of 12% or paid in shares of Series D Preferred Stock at the option of the holders of the Series D Preferred Stock. The number of warrants attached to the shares of Series D Preferred Stock issued as paid-in-kind dividends will be increased by 50% upon each such circumstance.

     The Series D Preferred Stock is redeemable in cash at any time, in whole or in part, at the option of the Company, at a price of $100.00 per share plus accrued and unpaid dividends. The Company must redeem (i) one-third of the shares of Series D Preferred Stock outstanding on each of June 30, 1999, June 30, 2000 and June 30, 2001, and (ii) all of the outstanding shares of Series D Preferred Stock upon the occurrence of a "corporate change" as defined. In addition, the Company must redeem 25,000 shares of Series D Preferred Stock, at a price of $100 per share, immediately following the consummation of the Company's first public equity offering following the closing of the private placement in which the Company receives net proceeds of at least $17,500,000. If the Company fails to redeem such shares by June 30, 1995, holders of Series D Preferred Stock will receive an additional 200,000 warrants at the then existing exercise price.

     Holders of Series D Preferred Stock are entitled to vote on all matters as to which holders of common stock are entitled to vote, in the same manner and with the same effect as such holders of common stock, voting together with the holders of common stock as one class, except for certain matters in which holders of the Series D Preferred Stock have class voting rights. When voting as a class with the holders of common stock, subject to certain conditions, each share of Series D Preferred Stock will entitle the holder thereof to a number of votes per share equal to a fraction, the numerator of which equals $100 and the denominator of which equals the exercise price, on the record date for determining the holders of common stock entitled to vote on the matter submitted thereto, of the warrants issued in connection with the Series D Preferred Stock. At any time when 25% or more of the authorized shares of Series D Preferred Stock are outstanding, the holders of Series D Preferred Stock, voting as a separate class, have the right to elect one member of the Board of Directors. Additionally, so long as the Series D Preferred Stock is outstanding, the Company must have the approval of a majority of the voting power of the Series D Preferred Stock outstanding, voting as a separate class, to (i) issue any stock senior to or in parity with the Series D Preferred Stock, (ii) repurchase or redeem any shares of common stock or preferred stock (other than Series E Junior Convertible Preferred Stock as described in Note 8), (iii) sell, lease or convey all, or substantially all, of the assets of the Company or (iv) incur any indebtedness other than senior debt. The Company may not pay any dividends on its common stock or the Series E Preferred Stock unless all accrued dividends on the Series D Preferred Stock have been paid.

     Upon issuance of the Series D Preferred Stock, the Company issued to the holders thereof warrants to purchase 2,305,263 shares of common stock at an initial exercise price of $4.75 per share. The number of shares purchasable upon exercise and the exercise price of the warrants are subject to adjustment, on a weighted average basis, upon certain issuances by the Company of common stock, securities convertible into or exchangeable or exercisable for common stock, or rights to subscribe for or purchase any of the foregoing. If the Company has not completed a public offering of its equity securities with net proceeds of at least $17,500,000 within one year following the closing of the private placement of the Series D Preferred Stock, the exercise price of the warrants decreases to 78.95% of the exercise price ($3.75 based on the initial exercise price) and the number of shares of common stock will be adjusted accordingly. The warrants are exercisable at any time at the option of the holder thereof until two years following the redemption of the Series D Preferred Stock. The warrants may be called by the Company, at a price of $1.00 per warrant, beginning three

                              HARCOR ENERGY, INC.

years following the closing of the private placement of the Series D Preferred Stock if the common stock has traded, for at least 30 of the 40 trading days immediately prior to call, at a price greater than or equal to 200% of the then exercise price of the warrants.

     The Company has ascribed a value to these warrants of $0.92 per warrant, based on certain warrant valuation models, for an aggregate value of $2,121,000. Pursuant to generally accepted accounting principles, the Company has allocated the $2,121,000 ascribed value of the warrants to additional paid-in capital and correspondingly reduced the face amount of the Series D Preferred Stock reflected on its balance sheet to $7,879,000 at the date of issuance.

     Estimated amounts mandatorily redeemable under the terms of the Series D Preferred Stock, based on the amount outstanding at December 31, 1994, are as follows:

            1995.....................................................  $       --
            1996.....................................................  $       --
            1997.....................................................  $       --
            1998.....................................................  $       --
            1999.....................................................  $3,484,700
            2000.....................................................  $3,485,200
            2001.....................................................  $3,485,200

     To the extent future dividends are paid in shares of the Series D Preferred Stock, future amounts mandatorily redeemable will increase.

(10)  COMMITMENTS AND CONTINGENCIES

  Crude oil and natural gas hedge arrangements

     The Company has a contract with an affiliate of ING Capital to hedge 8,000 barrels of oil per month from February 1994 to August 1996 which provides for a "ceiling" price of $18.75 per barrel and a "floor" price of $15.80 per barrel. Pursuant to such contract, if the NYMEX price of light, sweet crude oil is lower than $15.80, then the Company is paid the difference between the NYMEX price and $15.80 for each barrel hedged; and, if the NYMEX price is higher than $18.75, then the Company pays the difference between the NYMEX price and $18.75 for each barrel hedged. Gains or losses under the agreement are recorded in oil revenues in periods in which the hedged production occurs and are settled on a monthly basis.

     The Company has a gas sales contract with Washington Energy Marketing, Inc. ("WEM"), a subsidiary of Cabot Oil and Gas Corporation, under which the Company receives approximately $1.80 per MMBtu at the wellhead for all of its gas produced up to an agreed level of production in each field of the South Texas Properties (up to a maximum of approximately 3,031 MMBtu per day, net to the Company's interest, in the aggregate for all such fields in 1995) through October 1995. The gas sales contract was amended in September 1993 to provide a "floor" price of $2.05 per MMBtu for certain volumes from January 1995 through December 1995. The amendment also provides that if the gas sales contract is not terminated prior to January 1, 1996, the Company will pay WEM a premium equal to the then market cost of purchasing a hedge contract with a "floor" price of $2.05 per MMBtu, less $.03 per MMBtu, for the contract volumes during 1996. The gas sales contract and the gas hedge contract described below were entered into by and between WEM and Washington Energy Exploration, Inc. in its capacity as the managing general partner of STLP, the partnership through which the Company held its South Texas Properties until the dissolution of STLP in March 1994. In 1994, WEM was acquired by Cabot Oil and Gas Corporation ("Cabot"). Beginning in 1995, Cabot has not paid the $1.80 per MMBtu price for volumes of gas delivered pursuant to the gas sales contract, but rather has paid the spot market price for such gas because Cabot claims that, as a result of the dissolution of STLP, the gas sales contract was cancelled effective December 31, 1994. In March 1995, the Company

                              HARCOR ENERGY, INC.

filed a lawsuit against Cabot to enforce the terms of the gas sales contract because the Company believes that such contract was assigned to the Company as part of the dissolution of STLP and, therefore, is still in effect. Although the Company believes that it will recover the amounts owed by Cabot and the court will enforce the terms of the gas sales contract, the Company cannot predict the outcome of such lawsuit.

     The Company was also subject to a separate hedge contract intended to provide a hedge against price fluctuations for gas produced from the South Texas Properties in excess of those sold pursuant to the gas sales contract described above. The hedge contract provided for a fixed price of $1.91 per MMBtu with respect to 3,788 MMBtu of gas from December 1993 through November 1994. Pursuant to such contract, the Company paid the difference between $1.91 per MMBtu and the index price with respect to such quantity of gas when the index price was higher than $1.91 per MMBtu, and the Company was paid the difference between $1.91 per MMBtu and the index price with respect to such quantity of gas when the index price was lower than $1.91 per MMBtu. The index price was determined by reference to the NYMEX price for gas delivered at Henry Hub, Louisiana at the close of each monthly settlement period. During the year ended December 31, 1994, the index price under the hedge contract averaged $1.90 per MMBtu. Gas produced from the South Texas Properties in excess of the gas sold, pursuant to the gas hedging contract described above, was not physically delivered under such hedge contract, but instead such gas was sold in the spot market.

     During the year ended December 31, 1994, the total quantity of gas subject to the gas sales contract exceeded the Company's actual production from the South Texas Properties. The Company covered this shortfall in production by purchasing gas in the spot market and delivered such gas to fulfill the terms of such contract. Because the average spot market price of gas during 1994 was lower than the gas sales contract price of $1.80, the Company realized a small gain from the sale of the gas purchased to cover the shortfall. With respect to the gas hedge contract, the total quantity of gas subject to such contract also exceeded the Company's actual production from the South Texas Properties during 1994. The former general partner of STLP and its successor paid all amounts owed as a result of such production shortfall and have not requested any reimbursement for such amounts from the Company. The Company does not believe it owes such former general partner nor its successor any such reimbursement.

     Pursuant to the terms of its credit facility, the Company was required to enter into contracts as of July 1, 1994 with respect to 75% of its projected PDP oil production for the following five years, 50% of its projected PDP gas production attributable to the PDP reserves from the Bakersfield Properties for the following two years and 40% of its projected PDP gas production attributable to the PDP reserves from the Bakersfield Properties for the following three years. Accordingly, the Company entered into a hedging contract covering 75% of its projected PDP oil production from the Bakersfield Properties until June 30, 1997 at a reference price of $17.25 per barrel. Pursuant to such hedge contract, the Company pays half of the difference between $17.25 and the index price (the NYMEX price for light, sweet crude oil) if the index price is higher than $17.25; and the Company receives the difference between $17.25 and the index price if the index price is lower than $17.25, as determined on a monthly basis. Additionally, the Company entered into a gas sales contract with Mock Resources, Inc. covering the gas production from the Bakersfield Properties pursuant to which the Company will receive (i) $1.985 per MMBtu for the delivery of 3,750 MMBtu of gas per day from October 1, 1994 to September 30, 1995; (ii) $2.0297 per MMBtu for the delivery of 3,000 MMBtu of gas per day from October 1, 1995 to September 30, 1996 and (iii) $2.0753 per MMBtu for the delivery of 2,500 MMBtu of gas per day from October 1, 1996 to September 30, 1997.

     The Company entered into a firm gas sales contract with Valero Gas Marketing L.P. for 3,750 MMBtu/day delivered into the SoCal Pipeline System. The term of the contract is one year, commencing December 1, 1994 and ending November 30, 1995. The composite average price received by the Company for the gas sold is $1.81/MMBtu.

                              HARCOR ENERGY, INC.

  Lease obligations

     Future net minimum rental payments for office and office equipment lease commitments as of December 31, 1994 aggregated approximately $195,000, $180,000 and $52,000 for 1995, 1996 and 1997, respectively.

     Rental expense in the aggregate under noncancellable long-term operating leases was approximately $159,000, $166,000 and $80,000 for 1994, 1993 and 1992,
respectively.

  Sale of Royalty Interest

     In the event that the Company is not successful in refinancing the Bridge Loan with ING Capital by the July 1, 1995 maturity date, the Company has a firm option to sell to Bakersfield Energy, the operator of the Bakersfield Properties, a 4 1/2% royalty interest with special provisions on a portion of its production from certain of those properties for a sale price of $3,000,000.

     The sale would be effective January 1, 1995, but royalty payments attributable to the 4 1/2% royalty sold would accumulate for the period January 1, 1995 through June 30, 1998, with payments beginning on July 1, 1998.

     The Company currently has an executed letter agreement with Bakersfield Energy (whose Chairman of the Board and Chief Executive Officer is also a director of the Company) to effect this transaction, but the Company has the sole option to cancel such agreement. Any sale would be contingent upon a mutually acceptable purchase and sale or exchange agreement.

(11)  INCOME TAXES

     The Company files a consolidated United States federal income tax return for its United States incorporated entities.

     The difference between the federal income tax statutory rate (35% in 1994 and 1993, and 34% in 1992) and the effective tax rate of zero for such years reflected in the accompanying consolidated statements of operations relates to the uncertainty of utilizing future benefits from net operating loss carryforwards.

     The Company did not pay any United States regular or alternative minimum federal income taxes during the three-year period ended December 31, 1994 due to taxable losses in all three years. The Company did not pay any Canadian income taxes arising from HCO's activities in 1992 due to its net operating losses.

     At December 31, 1994, the Company had accumulated net operating loss ("NOL") carryforwards for United States federal income tax purposes of approximately $14,815,000. Certain Company security transactions occurring since 1986 have triggered changes in the stock ownership of the Company aggregating more than 50% over a three-year period. Accordingly, NOL carryforwards of approximately $5,455,000 arising prior to 1987 are limited to approximately $755,000 of future utilization in the aggregate (expiring in the year 2001), and certain NOLs are subject to limitations on the amounts that may be used to reduce taxable income in any given year. Accordingly, the total net operating loss carryforwards available to reduce federal income

                              HARCOR ENERGY, INC.

taxes in the future are approximately $10,115,000. Such net operating loss carryforwards expire as follows for the years ending December 31 (amounts in thousands):

            1998.......................................................  $   550
            2001.......................................................      205
            2002.......................................................       90
            2003.......................................................    1,555
            2004.......................................................      755
            2006.......................................................    1,045
            2007.......................................................    1,150
            2008.......................................................    1,449
            2009.......................................................    3,316
                                                                         -------
                                                                         $10,115
                                                                         =======

     Under the provisions of FAS No. 109, the income tax effects of temporary differences between financial and income tax reporting and carryforwards that give rise to deferred income tax assets and liabilities at December 31, 1994 and 1993 are as follows (amounts in thousands):

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                       1994         1993
                                                                      -------      -------
    Deferred tax assets:
      Net operating loss carryforwards..............................  $ 3,540      $ 2,394
      Accounts payable..............................................    1,757          127
      Other.........................................................       --           40
                                                                      -------      -------
         Total deferred tax assets..................................    5,297        2,561
         Less valuation allowances..................................   (2,472)      (2,134)
                                                                      -------      -------
         Net deferred tax assets....................................  $ 2,825      $   427
                                                                      -------      -------
    Deferred tax liabilities:
      Intangible drilling costs.....................................  $(1,285)     $  (145)
      Depreciation of property and equipment........................     (294)         (86)
      Accounts receivable...........................................   (1,152)        (168)
      Other.........................................................      (94)         (28)
                                                                      -------      -------
         Total deferred tax liabilities.............................   (2,825)        (427)
                                                                      -------      -------
         Net deferred taxes.........................................  $    --      $    --
                                                                      =======      =======

(12)  STOCKHOLDERS' EQUITY

  Common stock

     In August 1992, the Company completed the private placement of 233,077 investment units at a sale price of $13.00 per unit. Each investment unit consisted of four common shares of the Company and a warrant to purchase one common share of the Company at a price of $5.00 per share exercisable for a period of three years. A total of 932,308 common shares and 233,077 warrants were issued pursuant to the sale of the investment units, resulting in net proceeds to the Company of $2,219,000 after related offering costs and expenses. The investment units were sold in the United States through Laidlaw Equities, Inc., and internationally through Oakes, Fitzwilliams & Co., Ltd. As additional consideration for acting as private placement agents in connection with this transaction, certain financial institutions received warrants to purchase an aggregate of 58,269 common shares of the Company at a price of $5.00 per share, exercisable for a period of three years. The Company assigned no value to these warrants in its financial statements.

                              HARCOR ENERGY, INC.

     In November 1992, the Company issued to TCW, a California trust company acting on behalf of certain pension funds, 1,474,359 common shares of the Company and warrants to purchase 200,257 common shares of the Company, exercisable for a period of three years at a price of $5.00 per share. The Company received $700,000 and all of TCW's 99% limited partner interest in HTACP and warrants to acquire 400,000 common shares of HCO at a price of $1.85 CDN per share. The assets of HTACP consisted primarily of 1,950,000 common shares of HCO. In addition, TCW was granted certain registration rights and rights with respect to the election of one of its nominees as a director of the Company.

     During 1992, the Company issued 10,000 common shares at a price of $2.58 per share, pursuant to the exercise of stock options, and issued 10,000 common shares at a price of $2.10 per share, pursuant to a letter agreement.

     During 1993, holders of 3,000 shares of Series A Preferred Stock converted these shares into 42,857 common shares of the Company; and holders of 7,500 shares of Series B Preferred Stock converted these shares into an aggregate of 192,300 common shares of the Company. Also during 1993 the Company issued 101,850 common shares at an average price of $2.42 per share pursuant to the exercise of stock options.

     In June 1994, the Board of Directors adopted (and the shareholders approved) an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's common stock from 15,000,000 shares to 25,000,000 shares.

     On June 30, 1994, the Company sold 1,071,538 shares of unregistered newly-issued common stock in a private placement at $3.25 per share for gross proceeds of approximately $3,482,000. The Company also issued to a private placement agent 267,369 shares of common stock in connection with this private placement and the private placement sale of the Company's Series D Preferred Stock and Series E Preferred Stock described in Notes 7 and 8. Additionally, the Company issued to BER 25,000 shares of common stock as part of the consideration for the purchase of the Bakersfield Properties.

     Pursuant to the terms of the private placement sale agreement for the 1,071,538 shares of common stock, the Company filed on December 20, 1994 a registration statement with the Securities and Exchange Commission covering the resale of such shares of common stock by the initial purchasers thereof. Also included in the registration statement were an additional 1,778,869 shares of common stock, which included shares issued in a November 1992 private placement sale, shares issuable upon conversion of the Company's Series B and Series C Preferred Stock and shares issuable upon exercise of certain warrants. The Company has agreed to keep a registration statement continuously effective for at most three years.

     During 1994, the Company issued 15,000 common shares at a price of $2.19 per share pursuant to the exercise of stock options and issued an aggregate of 60,375 restricted shares of common stock to officers at $4.00 per share. Also during 1994 the Company issued 16,671 common shares pursuant to the payment of Series E Preferred Stock dividends.

     Subsequent to December 31, 1994, the Company issued to ING Capital 50,000 common shares pursuant to the terms of the Bridge Loan.

  Preferred stock

     The Series A 8% Convertible Preferred Stock is convertible into common shares of the Company at $3.50 per share, subject to certain anti-dilution provisions. At the Company's option, the preferred stock may be redeemed. Upon liquidation of the Company, the preferred shares have a preference over the common shares equal to the sum of the aggregate offering price ($50 per share) plus accrued but unpaid dividends thereon. The cumulative dividend of 8% is payable quarterly. In April 1993, holders of 3,000 shares of the Series A Preferred Stock converted these shares into 42,857 common shares of the Company.

                              HARCOR ENERGY, INC.

     The Series B Preferred Stock is convertible at the option of the respective holders into the Company's common stock at $3.90 per share and will be automatically converted into common stock of the Company at $3.90 per share on December 31, 1998. If the Company merges or consolidates with, or sells all or substantially all of its assets to, any entity which results in the stockholders of the Company owning less than 50% of the voting power in the election of directors of such other entity; or if any person other than Mark Harrington (Chairman of the Board, Chief Executive Officer and director of the Company) acquires more than 50% of the Company's outstanding common stock, then the conversion price shall be adjusted to the then-current market price of the Company's common stock, but only if the then-current market price is less than the conversion price. The Company may at its option elect to redeem the Series B Preferred Stock at $150 per share at any time after December 31, 1994, if the then-current market price of the Company's common stock exceeds $5.85 per share for 20 of 30 consecutive trading days. The cumulative dividend of 8% is payable quarterly. During 1993, holders of 7,500 shares of the Series B Preferred Stock converted these shares into 192,300 common shares of the Company.

     Concurrent with the closing of the Company's purchase of JMI's 12.625% interest in STLP in May 1993, the Company sold 10,000 shares of newly-issued Series C 8% Convertible Preferred Stock to a New York-based investment management company at $100.00 per share for an aggregate price of $1,000,000 cash (net proceeds of approximately $931,000 after expenses). The Series C 8% Convertible Preferred Stock has substantially the same designations, preferences and rights as the Series B 8% Convertible Preferred Stock.

     Pursuant to the agreement with BER for the purchase of the Bakersfield Properties, the Company issued 30,000 shares of Series E Junior Convertible Preferred Stock (the "Series E Preferred Stock") to Bakersfield Gas, L.P. The purchase price of the Series E Preferred Stock was $100.00 per share for an aggregate face value of $3,000,000. The Series E Preferred Stock is convertible at the option of the holder into common stock at a conversion price of $3.50 per share, subject to adjustment for certain stock dividends, subdivisions, reclassifications or combinations with respect to the common stock and for certain other distributions or events of consolidation, merger or sale, lease or conveyance of all or substantially all of the assets of the Company. The Series E Preferred Stock receives a cash dividend, cumulative from the date of issuance of the Series E Preferred Stock and payable quarterly in arrears commencing on September 30, 1994, at the rate of $4.00 per share per annum until June 30, 1995, and thereafter at the rate of $9.00 per share per annum. The Company has the option of paying dividends on the Series E Preferred Stock either in cash or in shares of common stock. The Series E Preferred Stock is redeemable in cash at any time, in whole or in part, at the option of the Company, at a price of $110.00 per share, plus accrued and unpaid dividends. The Company must redeem the Series E Preferred Stock in cash upon completion of its first underwritten public offering of securities following the issuance of the Series E Preferred Stock in which the net proceeds received by the Company equal or exceed $20,800,000.

     Each share of Series E Preferred Stock entitles the holder thereof to such number of votes per share as equals the whole number of shares of common stock into which each share of Series E Preferred Stock is then convertible, and each share of Series E Preferred Stock is entitled to vote on all matters as to which holders of common stock are to vote, in the same manner and with the same effect as such holders of common stock, voting together with the holders of common stock as one class, except for certain matters in which holders of the Series E Preferred Stock have class voting rights. At any time while a minimum of 50% of the shares of Series E Preferred Stock remain outstanding, the Company shall not take any action to alter or repeal its Certificate of Incorporation or Bylaws which would adversely affect the rights, privileges or powers of the Series E Preferred Stock (other than the issuance of additional series of stock or increases in the authorized amount of existing series of stock) without the consent or approval of at least a majority of the voting power of the Series E Preferred Stock. The Company may not pay any dividend on its common stock unless all accrued dividends on the Series E Preferred Stock have been paid.

                              HARCOR ENERGY, INC.

  Preferred stock dividends

     The Company has paid dividends on preferred stocks for the three years ended December 31, 1994 as follows:

    PREFERRED STOCK                                         1994         1993        1992
    ----------------------------------------------------  --------     --------     -------
    8% Convertible (Series A, B, C).....................  $280,000     $246,468     $32,000
    9% Redeemable (Series D)............................   455,065           --          --
    4% Convertible (Series E)...........................    60,000           --          --
                                                          --------     --------     -------
                                                          $795,065     $246,468     $32,000
                                                          ========     ========     =======

     Dividends on 8% Series A, Series B and Series C Preferred Stock were paid in cash for all years indicated.

     Dividends on 4% Series E were paid, at the option of the Company, in common stock of the Company in lieu of cash.

     Dividends on 9% Series D were paid, at the option of the Company, in additional shares of Series D Redeemable Preferred Stock.

(13)  STOCK OPTIONS AND WARRANTS

  Stock options

     The Company had two incentive stock option plans which provided for the issuance of up to an aggregate of 350,000 of the Company's common shares to key employees and certain of the Company's directors. These plans expired January 1, 1990 and March 22, 1992, and no options are outstanding nor may any further options be granted under these plans.

     In October 1992, the Board of Directors adopted the Company's 1992 Stock Option Plan and the Company's 1992 Nonemployee Directors' Stock Option Plan. In May 1994, the Board of Directors adopted the Company's 1994 Stock Option Plan and amended the 1992 Nonemployee Directors' Stock Option Plan to increase the aggregate number of shares which may be issued under that plan. These plans initially had available an aggregate of 1,525,000 shares of common stock and allow the granting of options to purchase shares to employees, officers and nonemployee directors of the Company at a price, for any incentive stock options, not less than the fair market value of the common stock at the time of grant. In case of options that do not constitute incentive stock options, the options may not be less than 85% of the fair market value of the shares at the time the option is granted. The options under these plans vest over a two-year period and expire in five years.

     In addition to the above stock option plans, the Company's Board of Directors and Option Committee has, from time to time, granted options directly to its officers and directors outside of the existing plans.

     Pursuant to the Company's purchase of common shares of Jefferson Gas Systems, Inc. in 1992 for approximately $500,000, the Company granted Jefferson a 10-year option to purchase 150,000 common shares of the Company at an exercise price of $4.875 per share, exercisable only after the Company exercises its warrant to purchase 150,000 shares of Jefferson. The Company assigned no value to these warrants in its financial statements.

                              HARCOR ENERGY, INC.

     All option transactions for the three years ended December 31, 1994 are summarized as follows:

                                                                NUMBER OF OPTIONS
                                                  ---------------------------------------------
                                                                                      AVAILABLE
                                                                                         FOR
                                                                     EXERCISE          FUTURE
                                                  OUTSTANDING          PRICE            GRANT
                                                  -----------     ---------------     ---------
    Balance at December 31, 1991................     404,350      $2.19 -- $11.25            --
      Canceled..................................     (49,700)     $2.19 -- $11.25            --
      Exercised.................................     (10,000)     $2.19 -- $ 2.97            --
      New plans.................................          --            --              425,000
      Granted...................................     348,500      $3.13 -- $ 3.85      (198,500)
                                                    --------                          ---------
    Balance at December 31, 1992................     693,150      $2.19 -- $ 3.85       226,500
      Canceled..................................    (112,800)         $3.30                  --
      Exercised.................................    (101,850)     $2.19 -- $ 2.80            --
      Granted...................................     167,000      $3.88 -- $ 4.68      (167,000)
                                                    --------                          ---------
    Balance at December 31, 1993................     645,500      $2.19 -- $ 4.68        59,500
      Exercised.................................     (15,000)         $2.19                  --
      New plans or shares.......................          --            --            1,100,000
      Granted...................................     330,000      $3.38 -- $ 4.33      (280,000)
                                                    --------                          ---------
    Balance at December 31, 1994................     960,500      $2.20 -- $ 4.68       879,500
                                                    ========                          =========

     At December 31, 1994, options to purchase 960,500 common shares were outstanding under these plans and agreements (697,000 exercisable with prices ranging from $2.20 to $4.68 per share). At December 31, 1994, the aggregate exercise price of these exercisable options was approximately $2,530,000.

  Warrants

     In addition to those warrants described below, warrants to purchase 148,690 shares of common stock had been granted to ING Capital pursuant to the terms of the Company's original credit facility with ING Capital in 1989.

     In August 1992, the Company issued, pursuant to the private placement sale of investment units, 291,346 warrants to purchase common shares of its stock at a price of $5.00 per share exercisable for a period of three years. The Company assigned no value to these warrants in its financial statements.

     In connection with the issuance of common shares, in November 1992 the Company issued to TCW warrants to purchase 200,257 of its common shares exercisable for a period of three years at a price of $5.00 per share. As the exercise price was significantly higher than the current market price, no value was attributed to the warrants.

     In March 1994, the Company issued to ING Capital, pursuant to the New Credit Agreement, a warrant to purchase 76,000 shares of the Company's common stock with an exercise price of $5.50 per share exercisable for three years. The Company assigned no value to these warrants in its financial statements.

     Pursuant to the terms of the Amended Credit Agreement entered into in June 1994, the Company issued to ING Capital and First Union warrants to purchase an aggregate 250,000 shares of common stock at an exercise price of $4.75 per share with an expiration date of December 31, 1999. The Company has ascribed a value of $230,000 to these warrants.

     In April 1994, the Company issued to an institution for financial advisory services warrants to purchase 25,000 shares of common stock at an exercise price of $4.65 per share with an expiration date of April 18, 2001. The Company has ascribed a value of $23,000 to these warrants.

                              HARCOR ENERGY, INC.

     In June 1994, upon issuance of the Series D Preferred Stock, the Company issued to the holders thereof warrants to purchase 2,305,263 shares of common stock at an initial exercise price of $4.75 per share. The number of shares purchasable upon exercise and the exercise price of the warrants are subject to adjustment upon certain issuances by the Company of common stock, securities convertible into or exchangeable or exercisable for common stock, or rights to subscribe for or purchase any of the foregoing. (See Note 9.)

     The Company has ascribed a value to these warrants of $0.92 per warrant, based on certain warrant valuation models, for an aggregate value of $2,121,000. Pursuant to generally accepted accounting principles, the Company has allocated the $2,121,000 ascribed value of the warrants to additional paid-in capital and correspondingly reduced the face amount of the Series D Preferred Stock reflected on its balance sheet by that amount at the date of issuance.

     In connection with the purchase of the Bakersfield Properties in June 1994, the Company issued to the sellers thereof warrants to purchase 1,000,000 shares of common stock at $5.00 per share expiring on June 30, 2001. The Company ascribed a value of $850,000 to these warrants in its financial statements.

     All warrant transactions for the three years ended December 31, 1994 are summarized as follows:

                                                                NUMBER OF
                                                                WARRANTS          EXERCISE
                                                               OUTSTANDING         PRICE
                                                               -----------     --------------
    Balance at December 31, 1991.............................    1,815,357     $1.80 -- $3.20
      Exercised..............................................   (1,474,359)         $2.40
      Expired................................................     (192,308)         $1.80
      Granted................................................      491,603          $5.00
                                                                ----------
    Balance at December 31, 1992.............................      640,293     $3.20 -- $5.00
      1993 Activity..........................................           --           --
                                                                ----------
    Balance at December 31, 1993.............................      640,293     $3.20 -- $5.00
      Granted................................................    3,757,294     $4.65 -- $5.50
                                                                ----------
    Balance at December 31, 1994.............................    4,397,587     $3.20 -- $5.50
                                                                ==========

     At December 31, 1994, warrants to purchase 4,397,587 common shares were outstanding and exercisable under all current agreements. At December 31, 1994, the aggregate exercise price of these warrants was approximately $21,085,000.

                              HARCOR ENERGY, INC.

(14)  RESULTS OF OPERATIONS FOR OIL AND GAS PRODUCING ACTIVITIES

     The following table sets forth the Company's results of operations for oil and gas producing activities for the years ended December 31, 1994, 1993 and 1992 (amounts in thousands):

                                                                              1992
                                                                  ----------------------------
                                            1994        1993       U.S.      CANADA     TOTAL
                                           -------     ------     ------     ------     ------
    Oil and gas revenues.................  $10,982     $6,507     $3,267     $2,895     $6,162
    Gas plant revenues...................    1,978         --         --         --         --
                                           -------     ------     ------     ------     ------
                                            12,960      6,507      3,267      2,895      6,162
                                           -------     ------     ------     ------     ------
    Production costs.....................    3,610      2,249      1,304      1,371      2,675
    Gas plant operating costs............    1,708         --         --         --         --
    Exploration expenses.................      329        229        200        571        771
    Depreciation -- gas plant............      159         --         --         --         --
    Depletion, depreciation and
      amortization.......................    3,694      2,619        881      1,122      2,003
                                           -------     ------     ------     ------     ------
                                             9,500      5,097      2,385      3,064      5,449
                                           -------     ------     ------     ------     ------
    Income (loss) before income taxes....    3,460      1,410        882       (169)       713
    Income tax expense...................    1,211        479        300         --        300
                                           -------     ------     ------     ------     ------
    Net income (loss)....................  $ 2,249     $  931     $  582     $ (169)    $  413
                                           =======     ======     ======     ======     ======

     Approximately $154,000 of the Canadian net losses for 1992 are attributable to minority interests. (See Notes 1 and 2.)

     The results of operations from oil and gas producing activities were determined in accordance with Statement of Financial Accounting Standards No. 69 and, therefore, do not include corporate overhead, interest and other general income and expense items.

     The following table sets forth the Company's depletion expense (excluding any provision for impairment in value of oil and gas properties) per physical unit of production measured in barrel of oil equivalents (with six Mcf of gas equalling one barrel of oil) for each of the three years ended December 31, 1994:

                                                              U.S.      CANADA     TOTAL
                                                              -----     ------     -----
        1994................................................  $4.26       n/a      $4.26
        1993................................................  $5.13       n/a      $5.13
        1992................................................  $4.00     $3.67      $3.81

        n/a = non-applicable.

     The above calculation does not include gas plant depreciation expense for 1994.

  Production imbalances

     Owners of an oil and gas property often take more or less production from a property than entitled to, based on their ownership percentages in the property. This results in a condition known in the industry as a production imbalance. The Company follows the "take" (cash) method of accounting for production imbalances. Under this method, the Company recognizes revenues on production as it is taken and delivered to its purchasers. The Company's crude oil imbalances are not significant. At December 31, 1994, the Company had taken approximately 193,689 Mcf of natural gas less than it was entitled to based on its interest in certain properties, and approximately 2,497 Mcf more than its entitlement in certain other properties, placing the Company at year end in a net under-delivered position of approximately 191,192 Mcf of natural gas based on its working interest ownership in the properties.

                              HARCOR ENERGY, INC.

(15)  CAPITALIZED COSTS RELATING TO OIL AND GAS PRODUCING ACTIVITIES

     The aggregate amounts of capitalized costs relating to the Company's oil and gas producing activities and the related accumulated depletion, depreciation and amortization at December 31, 1994 and 1993 were as follows (amounts are in thousands):

                                                                       1994         1993
                                                                     --------     --------
    Unproved properties............................................  $  7,414     $    401
    Proved properties..............................................    69,805       26,094
                                                                     --------     --------
    Total capitalized costs........................................    77,219       26,495
    Less -- accumulated depletion, depreciation and amortization...   (16,565)     (12,985)
                                                                     --------     --------
                                                                     $ 60,654     $ 13,510
                                                                     ========     ========

     The following table sets forth the costs incurred, both capitalized and expensed, in the Company's oil and gas property acquisition, exploration and development activities for the years presented (amounts in thousands):

                                                                              1992
                                                                  ----------------------------
                                            1994        1993       U.S.      CANADA     TOTAL
                                           -------     ------     ------     ------     ------
    Property acquisition costs --
      Proved.............................  $39,094     $5,148     $3,277     $  152     $3,429
      Unproved...........................    7,013         22        177        391        568
    Exploration costs....................      329        229        187        528        715
    Development costs....................    4,998      3,047         74        108        182
                                           -------     ------     ------     ------     ------
                                           $51,434     $8,446     $3,715     $1,179     $4,894
                                           =======     ======     ======     ======     ======

(16)  MAJOR CUSTOMERS AND CREDIT RISK

     Substantially all the Company's accounts receivable at December 31, 1994 result from oil and gas sales and joint interest billings to other companies in the oil and gas industry. This concentration of customers and joint interest owners may impact the Company's overall credit risk, either positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic or other conditions. Such receivables are generally not collateralized. Historically, credit losses incurred by the Company on receivables generally have not been material. No known material credit losses were experienced during 1994.

     The Company grants short-term credit to its customers, primarily major oil and gas companies, and generally receives payment within 30 to 60 days after the month of production.

     The following table summarizes the customers that accounted for more than 10 percent of the Company's oil and gas revenues in at least one of the years indicated:

                                CUSTOMER                              1994     1993     1992
    ----------------------------------------------------------------  ----     ----     ----
    Cabot Oil and Gas Marketing Corp................................   21%      --       --
    Kern Oil and Refining...........................................   17%      --       --
    Koch Oil Company................................................    4%       9%      14%
    Washington Energy Marketing, Inc................................   --       36%       7%

     The Company considers its relationship with its current major customers to be satisfactory.

                              HARCOR ENERGY, INC.

(17)  SUPPLEMENTARY PROFIT AND LOSS INFORMATION

     Expenditures for maintenance and repairs on the oil and gas production facilities have been charged to production costs in a manner consistent with common industry practice. Because of the narrow distinction between maintenance and repairs and other operating expenses, it is not practical to segregate these items.

     The Company did not incur advertising or research and development costs during the three years ended December 31, 1994.

     Taxes, other than payroll, income and franchise in the amounts of approximately $794,000, $604,000 and $261,000 were charged to operations during the years ended December 31, 1994, 1993 and 1992, respectively.

(18)  OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

  Reserves

     The process of estimating proved developed and proved undeveloped oil and gas reserves is very complex, requiring significant subjective decisions in the evaluation of available geologic, engineering and economic data for each reservoir. The data for a given reservoir may change over time as a result of, among other things, additional development activity, production history and viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates may occur in the future. Although every reasonable effort is made to ensure that reserve estimates are based on the most accurate and complete assemblage of information possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statement disclosures.

     The Company's oil and gas reserves, shown below, all of which are located in the continental United States (and which exclude certain oil and gas reserve volumes and values which were sold in 1992), consist of proved developed and undeveloped reserves which, based on subjective judgments, are estimated to be recoverable in the future under existing economic and operating conditions.

     The following table sets forth the changes in the Company's total proved reserves for the years ended December 31, 1994, 1993 and 1992. The reserve estimates for the Royalty Interests were prepared by Huddleston Engineering. All other U.S. reserve estimates for the Company were prepared by Williamson Petroleum Consultants, Inc. for 1992 and by Ryder Scott Company for 1993 and 1994. All three firms are independent petroleum engineering firms. During 1992, the Company purchased reserves through STLP (see Note 3), with a portion of these reserves being undeveloped.

     The 1992 revisions of previous estimates of U.S. oil and gas reserves reflect modest increases in oil and gas prices from 1991 to 1992 and small decreases due to performance. Purchases in place reflect STLP's acquisition of interests in a group of South Texas Properties during 1992.

     During 1993, additional proved undeveloped reserves were assigned to STLP as a result of development activities on these properties. Proved undeveloped reserves were also added in 1993 for a new waterflood project in Lea County, New Mexico. A portion of the proved undeveloped reserves from new waterflood projects was moved to the proved developed reserve category in 1993 as a result of a production response in one of the two projects during 1993. Reserves in certain instances were revised downward as a result of lower oil prices adversely affecting economic limits and also the reduced performance on some projects.

     During 1994, the acquisition of interests in the San Joaquin Basin properties account for the reserve volumes purchased in 1994. Additional development drilling work performed on the San Joaquin properties during the last six months of 1994 has resulted in an extension of the proved undeveloped reserve area and is reflected in the extension and discoveries. The improved production performance of the properties has also resulted in an upward revision of the proved reserves. Improved performance on certain Permian Basin

                              HARCOR ENERGY, INC.

properties has also resulted in an increase in reserves. The less than expected performance of the South Texas gas properties and reduced gas prices at December 31, 1994 has resulted in downward revisions of the South Texas reserves. Although gas prices were generally lower at December 31, 1994, as compared to December 31, 1993, an increase in oil prices during the same period provided an offset in revenue which prevented significant changes in economic limits for various properties.

                                                             OIL           NGLS           GAS
                                                            (BBLS)        (BBLS)         (MCF)
                                                          ----------     ---------     ----------
Proved reserves
December 31, 1991.......................................   1,415,300                    2,639,146
  Revisions of previous estimates.......................     (35,738)                    (110,478)
  Extensions, discoveries and other additions...........          --                           --
  Sales in place........................................          --                           --
  Purchases in place....................................      79,467                    4,620,595
  Production............................................    (127,944)                    (557,846)
                                                          ----------                   ----------
December 31, 1992.......................................   1,331,085                    6,591,417
  Revisions of previous estimates.......................    (512,883)                    (272,711)
  Improved recovery.....................................     695,198                      688,000
  Extensions, discoveries and other additions...........      58,604                    7,645,825
  Sales in place........................................        (562)                    (249,202)
  Purchases in place....................................     334,685                    4,750,447
  Production............................................    (181,759)                  (1,984,820)
                                                          ----------                   ----------
December 31, 1993.......................................   1,724,368                   17,168,956
  Revisions of previous estimates.......................   1,697,742            --      5,538,878
  Improved recovery.....................................          --            --             --
  Extensions, discoveries and other additions...........     950,013            --      5,356,714
  Sales in place........................................      (2,411)           --       (280,907)
  Purchases in place....................................   6,523,611     2,994,273     45,344,000
  Production............................................    (311,831)      (85,940)    (3,325,641)
                                                          ----------     ---------     ----------
December 31, 1994.......................................  10,581,492     2,908,333     69,802,000
                                                          ==========     =========     ==========
Proved developed reserves -- December 31, 1992..........     874,609                    5,685,594
                                                          ==========                   ==========
December 31, 1993.......................................     869,328                   11,361,784
                                                          ==========                   ==========
December 31, 1994.......................................   2,555,988     1,014,293     27,651,000
                                                          ==========     =========     ==========

                              HARCOR ENERGY, INC.

  Standardized measures of discounted future net cash flows

     The Company's standardized measure of discounted future net cash flows, and changes therein, related to proved oil and gas reserves are as follows (amounts in thousands):

                                                              1994          1993         1992
                                                            ---------     --------     --------
Future cash inflow........................................  $ 375,585     $ 57,052     $ 36,177
Future production, development and abandonment costs......   (215,163)     (22,662)     (14,557)
                                                            ---------     --------     --------
Future cash flows before income taxes.....................    160,422       34,390       21,620
Future income taxes.......................................    (27,228)      (4,747)      (3,143)
                                                            ---------     --------     --------
Future net cash flows.....................................    133,194       29,643       18,477
10 percent discount factor................................    (52,381)     (11,835)      (4,687)
                                                            ---------     --------     --------
Standardized measure of discounted future net cash flow...  $  80,813     $ 17,808     $ 13,790
                                                            =========     ========     ========
Primary changes in standardized measure of discounted
  future net cash flows:
     Sales of oil, gas and natural gas liquids, net of
       production costs...................................  $  (7,643)    $ (4,194)    $ (1,963)
     Extensions, discoveries and other additions..........      6,381        9,015           --
     Revisions of estimates of reserves proved in prior
       years:
       Quantity estimated.................................     16,144       (3,070)        (144)
       Net changes in price and production costs..........     (6,446)      (2,931)        (861)
     Accretion of discount................................      2,098        1,693          969
     Purchases of reserves in place.......................     57,001        6,406        5,894
     Sales of reserves in place...........................       (342)        (238)          --
     Development costs incurred...........................       (977)       2,854           36
     Changes in future development costs..................        790       (1,913)          --
     Net change in income taxes...........................     (2,696)      (2,442)         449
     Changes in production rates (timing) and other.......     (1,305)      (1,162)          --
                                                            ---------     --------     --------
          Net change......................................  $  63,005     $  4,018     $  4,380
                                                            =========     ========     ========

     Estimated future cash inflows are computed by applying year-end prices of oil and gas to year-end quantities of proved reserves. Future price changes are considered only to the extent provided by contractual arrangements. Estimated future development and production costs are determined by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. Estimated future income tax expense is calculated by applying year-end statutory tax rates to estimated future pretax net cash flows related to proved oil and gas reserves, less the tax basis (including net operating loss carryforwards projected to be usable) of the properties involved.

     These estimates were determined in accordance with Statement of Financial Accounting Standards No. 69. Because of unpredictable variances in expenses and capital forecasts, crude oil and natural gas prices and the fact that the bases for such volume estimates vary significantly, management believes the usefulness of this data is limited. These estimates of future net cash flows do not necessarily represent management's assessment of estimated fair market value, future profitability or future cash flow to the Company. Management's investment and operating decisions are based upon reserve estimates that include proved as well as probable reserves and upon different price and cost assumptions from those used herein.

                              HARCOR ENERGY, INC.

     The 1992 revisions of previous estimates of oil and gas reserves reflect modest increases in oil and gas prices from 1991 to 1992 and small decreases due to performance. Purchases in place reflect STLP's acquisition of interests in a group of South Texas Properties during 1992.

     The 1993 revisions of previous estimates of oil and gas reserves reflect the significant decrease in oil prices from 1992 to 1993 and downward adjustments due to performance on certain properties. The purchases in place of oil and gas reserves reflect the acquisition of a larger interest in STLP and the acquisition of interests in additional properties in Lea County, New Mexico. Sales in place reflect the sale of two minor properties in STLP. Extensions and discoveries are primarily a result of drilling activity on the STLP properties during 1993. Improved recovery was primarily the result of projected recovery from an additional secondary recovery project in Lea County, New Mexico. The increased production rates in 1993 reflect a full year of production from interests acquired in 1992 and production from additional property interests acquired during 1993.

     The 1994 revisions of the purchase of reserves in place reflect the acquisition of the property interests in the San Joaquin Basin, California. The extension and discoveries are a result of the extension of the proved undeveloped area of the San Joaquin leases. The upward revisions are primarily a result of improved performance on the San Joaquin properties which offset the under performance of certain South Texas Properties. The sales of oil and gas are significantly increased reflecting the production from the San Joaquin properties purchased June 30, 1994.

     The future cash flows presented in the "Standardized Measures of Discounted Future Net Cash Flows" are based on contract prices for oil and gas for contracted volumes over the contract period, as applicable, and year-end 1994 oil and gas prices for oil and gas volumes not covered under oil and gas contracts. (See Note 10.)

                              HARCOR ENERGY, INC.

                           CONSOLIDATED BALANCE SHEET
                        AS OF JUNE 30, 1995 (UNAUDITED)

                                     ASSETS

                                                                                  JUNE 30,
                                                                                    1995
                                                                                 -----------
CURRENT ASSETS:
  Cash and cash investments....................................................  $ 1,254,469
  Accounts receivable..........................................................    1,978,223
  Prepaids and other...........................................................      297,758
                                                                                 -----------
          Total current assets.................................................    3,530,450
                                                                                 -----------
PROPERTY AND EQUIPMENT, at cost, successful efforts method:
  Unproved oil and gas properties..............................................    7,414,113
  Proved oil and gas properties:
     Leasehold costs...........................................................   52,329,652
     Lease and well equipment..................................................   13,331,622
     Intangible development costs..............................................    5,521,039
  Furniture and equipment......................................................      247,243
                                                                                 -----------
                                                                                  78,843,669
  Less -- accumulated depletion, depreciation and amortization.................  (19,117,402)
                                                                                 -----------
  Net property, plant and equipment............................................   59,726,267
                                                                                 -----------
OTHER ASSETS...................................................................    3,511,353
                                                                                 -----------
                                                                                 $66,768,070
                                                                                 ===========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term bank debt.......................................  $        --
  Subordinated Bridge Loan.....................................................           --
  Accounts payable and accrued liabilities.....................................    4,066,980
                                                                                 -----------
          Total current liabilities............................................    4,066,980
                                                                                 -----------
LONG-TERM BANK DEBT, net of current portion....................................   39,340,000
                                                                                 -----------
OTHER LIABILITIES..............................................................       54,723
                                                                                 -----------
COMMITMENTS AND CONTINGENCIES
REDEEMABLE SERIES D PREFERRED STOCK............................................    8,949,022
                                                                                 -----------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value -- 1,500,000 shares authorized; 65,000 shares
     outstanding at June 30, 1995..............................................          650
  Common stock, $.10 par value -- 25,000,000 shares authorized; 7,531,207
     shares outstanding at June 30, 1995.......................................      753,121
  Additional paid-in capital...................................................   29,365,709
                                                                                 -----------
  Accumulated deficit..........................................................  (15,762,135)
                                                                                 -----------
          Total stockholders' equity...........................................   14,357,345
                                                                                 -----------
                                                                                 $66,768,070
                                                                                 ===========

                  The accompanying notes are an integral part of these consolidated financial statements.

                              HARCOR ENERGY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                             JUNE 30, 1995 AND 1994
                                  (UNAUDITED)

                                                                         THREE MONTHS ENDED
                                                                              JUNE 30,
                                                                     --------------------------
                                                                        1995            1994
                                                                     ----------      ----------
REVENUES:
  Oil and gas revenues.............................................  $3,372,518      $1,639,762
  Gas plant operating and marketing revenues.......................   1,369,035              --
  Interest income..................................................      14,085           2,885
  Other............................................................       5,434           6,755
                                                                     ----------      ----------
                                                                      4,761,072       1,649,402
                                                                     ----------      ----------
COSTS AND EXPENSES:
  Production costs.................................................   1,263,559         488,470
  Gas plant operating and marketing costs..........................     796,775              --
  Dry hole, impairment and abandonment costs.......................          --          10,480
  Engineering and geological costs.................................      93,351          36,937
  Depletion, depreciation and amortization.........................   1,096,615         691,156
  General and administrative expenses..............................     550,148         449,478
  Interest expense.................................................   1,107,694         163,918
                                                                     ----------      ----------
                                                                      4,908,142       1,840,439
                                                                     ----------      ----------
  Loss before provision for income tax.............................    (147,070)       (191,037)
Provision for income taxes.........................................          --              --
                                                                     ----------      ----------
Net loss...........................................................    (147,070)       (191,037)
Dividends on preferred stock.......................................    (335,600)        (70,000)
Accretion on Redeemable Preferred Stock............................     (84,005)             --
                                                                     ----------      ----------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS.........................  $ (566,675)     $ (261,037)
                                                                     ==========      ==========
NET LOSS PER COMMON SHARE..........................................  $    (0.08)     $    (0.05)
                                                                     ==========      ==========

                  The accompanying notes are an integral part of these consolidated financial statements.

                              HARCOR ENERGY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            FOR THE SIX MONTHS ENDED
                             JUNE 30, 1995 AND 1994
                                  (UNAUDITED)

                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                                                    ---------------------------
                                                                       1995             1994
                                                                    -----------      ----------
REVENUES:
  Oil and gas revenues............................................  $ 7,055,827      $3,275,816
  Gas plant operating and marketing revenues......................    3,154,341              --
  Interest income.................................................       20,918           5,478
  Other...........................................................       13,716          13,103
                                                                    -----------      ----------
                                                                     10,244,802       3,294,397
                                                                    -----------      ----------
COSTS AND EXPENSES:
  Production costs................................................    2,522,927       1,030,508
  Gas plant operating and marketing costs.........................    2,207,124              --
  Dry hole, impairment and abandonment costs......................        3,719          10,480
  Engineering and geological costs................................      182,016         121,100
  Depletion, depreciation and amortization........................    2,442,862       1,324,095
  General and administrative expenses.............................    1,216,048         986,363
  Interest expense................................................    2,237,690         303,723
  Loss on partnership dissolution.................................           --         203,000
                                                                    -----------      ----------
                                                                     10,812,386       3,979,269
                                                                    -----------      ----------
  Loss before provision for income taxes and extraordinary item...     (567,584)       (684,872)
  Provision for income taxes......................................           --              --
                                                                    -----------      ----------
  Loss before extraordinary item..................................     (567,584)       (684,872)
EXTRAORDINARY ITEM:
  Loss on early extinguishment of debt............................           --        (122,193)
                                                                    -----------      ----------
  Net loss........................................................     (567,584)       (807,065)
Dividends on preferred stock......................................     (670,842)       (140,000)
Accretion on Redeemable Preferred Stock...........................     (164,991)             --
                                                                    -----------      ----------
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS........................  $(1,403,417)     $ (947,065)
                                                                    ===========      ==========
NET LOSS PER COMMON SHARE BEFORE
  EXTRAORDINARY ITEM..............................................  $     (0.19)     $    (0.14)
                                                                    ===========      ==========
NET LOSS PER COMMON SHARE AFTER
  EXTRAORDINARY ITEM..............................................  $     (0.19)     $    (0.16)
                                                                    ===========      ==========

                  The accompanying notes are an integral part of these consolidated financial statements.

                              HARCOR ENERGY, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)

                                    COMMON STOCK       PREFERRED STOCK    ADDITIONAL
                                 -------------------   ----------------    PAID-IN     ACCUMULATED
                                  SHARES     AMOUNT    SHARES    AMOUNT    CAPITAL       DEFICIT
                                 --------   --------   ------    ------   ----------   -----------
Balance, December 31, 1994.....  7,192,837  $719,284   67,500     $675    $29,827,989  $(15,194,551)
Conversion of Convertible
  Preferred Stock..............     64,100     6,410   (2,500)     (25)        (6,385)          --
Issuance of common stock
  pursuant to warrant
  exchange.....................    182,500    18,250       --       --        (18,250)          --
Issuance of common stock.......     75,000     7,500       --       --        245,625           --
Issuance of common stock and
  warrants pursuant to
  preferred stock dividends....     16,770     1,677       --       --        152,563           --
Preferred stock dividends......        --         --       --       --       (670,842)          --
Accretion on Series D Preferred
  Stock........................        --         --       --       --       (164,991)          --
Net loss for the six months
  ended June 30, 1995..........        --         --       --       --            --       (567,584)
                                 ---------  --------   ------     ----    -----------  ------------
Balance, June 30, 1995.........  7,531,207  $753,121   65,000     $650    $29,365,709  $(15,762,135)
                                 =========  ========   ======     ====    ===========  ============

                  The accompanying notes are an integral part of these consolidated financial statements.

                              HARCOR ENERGY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE SIX MONTHS ENDED
                             JUNE 30, 1995 AND 1994
                                  (UNAUDITED)

                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                     --------------------------
                                                                        1995           1994
                                                                     ----------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss.........................................................  $ (567,584)   $   (807,065)
  Adjustments to reconcile net loss to net cash provided
     by operating activities:
     Depletion, depreciation and amortization......................   2,442,862       1,324,095
     Dry hole, impairment and abandonment costs....................       3,719          10,480
     Amortization of deferred charges..............................     225,012              --
     Gain on sale of property and equipment........................          --          (2,626)
  Engineering and geological costs.................................     182,016         121,100
  Loss on partnership dissolution..................................          --         203,000
  Loss on early extinguishment of debt.............................          --         122,193
                                                                     ----------    ------------
                                                                      2,286,025         971,177
  Changes in working capital, net of effects of non-cash
     transactions..................................................    (926,730)       (433,508)
                                                                     ----------    ------------
  Net cash provided by operating activities........................   1,359,295         537,669
                                                                     ----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Engineering and geological costs.................................    (182,016)       (121,100)
  Proceeds from sale of property and equipment.....................          --           2,626
  Acquisitions of oil and gas properties...........................          --     (42,113,358)
  Other additions to property and equipment........................    (515,201)     (1,127,505)
  Other............................................................      (3,719)        (10,480)
                                                                     ----------    ------------
  Net cash used in investing activities............................    (700,936)    (43,369,817)
                                                                     ----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from bridge loan........................................          --       5,000,000
  Proceeds from issuance of long-term debt.........................          --      29,283,681
  Proceeds from issuance of Series D Preferred Stock...............          --      10,000,000
  Proceeds from issuance of common stock...........................          --       3,353,467
  Repayment of bank debt...........................................     (60,000)     (3,577,873)
  Increase in other assets.........................................     (91,767)       (496,638)
  Dividends on preferred stock.....................................    (135,000)        (70,000)
  Decrease in other liabilities....................................     (16,321)       (407,315)
                                                                     ----------    ------------
  Net cash provided by (used in) financing activities..............    (303,088)     43,085,322
                                                                     ----------    ------------
  Net increase in cash.............................................     355,271         253,174
  Cash at beginning of period......................................     899,198       2,161,512
                                                                     ----------    ------------
  Cash at end of period............................................  $1,254,469    $  2,414,686
                                                                     ==========    ============

                  The accompanying notes are an integral part of these consolidated financial statements.

                              HARCOR ENERGY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                                  (UNAUDITED)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
(ALL DOLLAR AMOUNTS HAVE BEEN ROUNDED TO THE NEAREST THOUSAND) --

     HarCor Energy, Inc. (the "Company") made interest payments of $1,176,000 and $147,000 during the six months ended June 30, 1995 and 1994, respectively.

SUPPLEMENTAL INFORMATION REGARDING NON-CASH INVESTING AND FINANCING
ACTIVITIES --
SIX MONTHS ENDED JUNE 30, 1995

     During the six months ended June 30, 1995, the Company paid "in-kind" dividends on its Series D Preferred Stock consisting of $476,000 in newly-issued Series D Preferred Stock (4,759 shares). The Company also paid dividends on its Convertible Series E Preferred Stock consisting of 16,770 in newly-issued unregistered shares of the Company's common stock which were valued at $60,000. In addition, the Company incurred an accretion charge of $165,000 on its Series D Preferred Stock during the period. These dividend payments and accretion are not reflected in financing activities.

     Pursuant to the terms of its bridge loan facility, the Company issued to its secured lender 75,000 shares of its common stock, which was ascribed a value of $253,000 and recorded to deferred financing costs.

SUPPLEMENTAL INFORMATION REGARDING NON-CASH INVESTING AND FINANCING
ACTIVITIES --
SIX MONTHS ENDED JUNE 30, 1994

     In connection with the dissolution of the South Texas Limited Partnership in March 1994 and related property conveyance, the Company wrote off $203,000 of its cost basis of the partnership, and expensed $122,000 reflecting a write-off of deferred financing costs resulting from the early extinguishment of debt. The charges for the dissolution and debt extinguishment are not reflected in investing or financing activities.

     As of June 30, 1994, the Company had declared dividends totaling $140,000 on its Series A, B and C Convertible Preferred Stock, $70,000 of which were accrued and unpaid and not reflected in financing activities.

     In connection with the purchase of certain oil and gas assets, the Company issued to the sellers, as a portion of the consideration, 30,000 shares of its Series E Preferred Stock with a face value of $3,000,000, 25,000 shares of unregistered common stock with a value of approximately $81,000 and a warrant to purchase 1,000,000 shares of the Company's common stock at $5.00 per share to which the Company ascribed a value of $850,000. The acquisition value of the assets acquired and corresponding additions to equity resulting from these transactions are not reflected in investing or financing activities.

     In connection with the amendment of the Company's credit agreement to partially finance the above acquisition, the Company issued to the financial institutions involved warrants to purchase 250,000 shares of the Company's common stock at $4.75 per share to which the Company ascribed a value of $230,000. The deferred financing cost and addition to equity resulting from this transaction are not reflected in financing activities.

     As of June 30, 1994, the Company had accrued but unpaid acquisition costs of $167,000 and financing costs of $670,000 in connection with the above referenced purchase of assets, $122,000 in developmental drilling costs and $163,000 in other deferred financing costs. The additions to property and equipment and deferred financing costs resulting from these transactions are not reflected in investing and financing activities.

     The above transactions resulted in non-cash net additions to property and equipment totaling $4,099,000 for the six months ended June 30, 1994.

                  The accompanying notes are an integral part of these consolidated financial statements.

                              HARCOR ENERGY, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation --

     The accompanying consolidated financial statements for the six months ended June 30, 1994 include the accounts and results of HarCor Energy, Inc. ("HarCor"), its wholly-owned subsidiaries, Warrior, Inc. ("Warrior") and HTAC Investments, Inc. ("HTACI"); HarCor's 37.875% general partner share of the assets, liabilities, revenues and costs and expenses of South Texas Limited Partnership ("STLP") or, after STLP's dissolution in March 1994, HarCor's direct working interests in the STLP properties ("South Texas Properties"); and HarCor's interest in certain oil and gas assets located in Kern County, California acquired on June 30, 1994 (the "Bakersfield Properties").

     The accompanying consolidated financial statements for the six months ended June 30, 1995 include the accounts and results of HarCor, Warrior and HTACI; HarCor's direct working interests in the South Texas Properties; and HarCor's interest in the Bakersfield Properties; (collectively, the "Company" or "HarCor" unless the context specifies otherwise).


     Principally all of the assets, equity, revenue and earnings of the Company are within HarCor Energy, Inc. Separate financial statements of Warrior and HTACI, HarCor's only direct or indirect subsidiaries, have not been included herein because they are wholly owned and not material. Total aggregate assets for Warrior and HTACI were $282,000 at June 30, 1995, and total equity was $265,000 at that date. These amounts exclude $1,233,000 relating to intercompany receivables due from HarCor at June 30, 1995. Total aggregate revenues were $93,000 and $109,000 for the three-month periods ended June 30, 1995 and 1994, respectively, and $180,000 and $184,000 for the respective six-month periods then ended. Total aggregate income (excluding any allocation of intercompany expense charges) was $1,000 and $25,000 for the three-month periods ended June 30, 1995 and 1994, respectively, and $29,000 and $38,000 for the respective six-month periods then ended. Management has determined that including financial statements related to such subsidiaries would not be material information.


     The consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes, however, that it has made adequate disclosures so that the information presented herein is not misleading.

     A summary of the Company's significant accounting policies is included in the consolidated financial statements and notes thereto, contained in its Annual Report on Form 10-K for the year ended December 31, 1994 (the "10-K"). The unaudited consolidated financial data presented herein should be read in conjunction with the 10-K.

     In the opinion of the Company, the unaudited consolidated financial statements contained herein include all adjustments (consisting of normal recurring accruals and the elimination of intercompany transactions) necessary to present fairly the Company's consolidated results of operations, cash flows and changes in stockholders' equity for the periods ended June 30, 1995 and 1994.

     The results of operations for an interim period are not necessarily indicative of the results to be expected for a full year.

  New Accounting Standard --

     The Company intends to adopt during 1995 Statement of Financial Accounting Standards No. 121 (Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of

                              HARCOR ENERGY, INC.

("SFAS 121")). SFAS 121 will require the Company to review its oil and gas properties whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the carrying amount of any of the Company's oil and gas properties (determined on a field-by-field basis) is greater than its projected undiscounted future cash flow, an impairment loss is recognized. Based on a preliminary analysis, the Company has estimated that total impairment of approximately $500,000 would have been recognized at June 30, 1995 had the Company adopted SFAS 121 at that date. This estimate is based on current oil and gas reserves estimates and levels of production, as well as current oil and gas prices. The amount of impairment that will be recognized by the Company at the time SFAS 121 is adopted may vary from this preliminary estimate due to changes in these factors.

  Net Loss Per Common Share --

     Net loss per common share was calculated by dividing the appropriate net loss, after considering preferred stock dividends, by the weighted average number of common shares outstanding during each period. Outstanding stock options, warrants and convertible preferred shares were not included in the calculations, since their effect was antidilutive. The weighted average number of outstanding common shares utilized in the calculations was 7,324,000 and 5,752,000 for the three months ended June 30, 1995 and 1994, respectively, and 7,275,000 and 5,744,000 for the six months ended June 30, 1995 and 1994, respectively.

  Prior Year Reclassification --

     Certain prior year amounts have been reclassified to conform with the current year presentation.

(2) ACQUISITION OF BAKERSFIELD PROPERTIES

     On June 30, 1994, the Company acquired, for approximately $46 million, a 75% interest in substantially all of the oil and gas properties, a natural gas processing plant and gathering lines owned by Bakersfield Energy Resources, Inc. and its affiliates ("BER"). BER has remained the operator of the properties and plant acquired by the Company.

     The following table presents the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 1994, assuming the acquisition of the Bakersfield Properties and the related financings had occurred at January 1, 1994 (amounts are in thousands except per share data):

    Total revenues.............................................................  $ 9,643
    Net loss attributable to common stockholders...............................  $(1,097)
                                                                                 =======
    Net loss per common share..................................................  $ (0.15)
                                                                                 =======

(3) SUBORDINATED BRIDGE LOAN

     In connection with the acquisition of the Bakersfield Properties, the Company entered into a $5 million bridge loan facility (the "Bridge Loan") with Internationale Nederlanden (U.S.) Capital Corp. ("ING Capital"). Outstanding advances under the Bridge Loan bore interest at a floating rate of, at the Company's option, prime plus 2% or LIBOR plus 4% per annum until September 30, 1994 and escalating by (i) .75% per annum from October 1, 1994 through January 31, 1995 and (ii) 1.5% per annum at all times after January 31, 1995.

     As a further condition to the Bridge Loan, the Company was required to issue to ING Capital shares of its common stock on certain dates following January 1, 1995 if the Bridge Loan had not been paid by in full by that date. Pursuant to this requirement, the Company has issued 75,000 shares of its common stock to ING Capital as of June 30, 1995.

                              HARCOR ENERGY, INC.

     In July 1995, the Company refinanced the Bridge Loan with proceeds from a long-term refinancing of its debt. (See Note 7.)

(4) LONG-TERM DEBT

     Effective upon the closing of the acquisition of the Bakersfield Properties, the Company amended its credit facility with ING Capital (the "Amended Credit Agreement") to provide for a total commitment of $34.4 million. Outstanding advances under the Amended Credit Agreement bore interest at a floating rate of, at the Company's option, prime plus 1% or LIBOR plus 3% per annum. There was $34.3 million outstanding under this credit facility at June 30, 1995.

     In July 1995, the Company repaid the total $34.3 million outstanding under the Amended Credit Agreement with proceeds resulting from a long-term refinancing of its debt. Deferred financing costs of approximately $1.5 million will be charged to expense as an extraordinary item in the third quarter of 1995. (See Note 7.)

(5) COMMITMENTS AND CONTINGENCIES -- RISK MANAGEMENT AND HEDGING ACTIVITIES

     The Company has a contract with an affiliate of ING Capital to hedge 8,000 barrels of oil per month from February 1994 to August 1996, which provides for a "ceiling" price of $18.75 per barrel and a "floor" price of $15.80 per barrel. Pursuant to such contract, if the NYMEX price of light, sweet crude oil is lower than $15.80, then the Company is paid the difference between the NYMEX price and $15.80 for each barrel hedged; and, if the NYMEX price is higher than $18.75, then the Company pays the difference between the NYMEX price and $18.75 for each barrel hedged.

     The Company has entered into another contract with the referenced ING affiliate to hedge (i) 300 barrels of oil per day from May 1995 to April 1996 and (ii) 250 barrels per day from May 1996 to April 1997. The hedge provides for a fixed price of $18.505 per barrel. Gains or losses under the above agreements are recorded in oil revenues in periods in which the hedged production occurs and such agreements are settled on a monthly basis.

     The Company has a gas sales contract with Washington Energy Marketing, Inc. ("WEM"), a subsidiary of Cabot Oil and Gas Corporation, under which the Company receives approximately $1.80 per one million British thermal units, which is the heat required to raise the temperature of a one-pound mass of water from 58.5 to
59.5 degrees fahrenheit ("MMBtu") at the wellhead for all of its gas produced up to an agreed level of production in each field of the South Texas Properties (up to a maximum of approximately 3,031 MMBtu per day, net to the Company's interest, in the aggregate for all such fields in 1995) through October 1995. The gas sales contract was amended in September 1993 to provide a "floor" price of $2.05 per MMBtu for certain volumes from January 1995 through December 1995.

     Beginning in January 1995, Cabot has not paid the $1.80 per MMBtu price for volumes of gas delivered pursuant to the gas sales contract, but rather has paid the spot market price for such gas because Cabot claims that, as a result of the dissolution of STLP, the gas sales contract was cancelled effective December 31, 1994. In March 1995, the Company filed a lawsuit against Cabot to enforce the terms of the gas sales contract because the Company believes that such contract was assigned to the Company as part of the dissolution of STLP and, therefore, is still in effect. Although the Company believes that it will recover the amounts owed by Cabot and the court will enforce the terms of the gas sales contract, the Company cannot predict the outcome of such lawsuit.

     Pursuant to the terms of its credit facility, the Company entered into a hedging contract covering 75% of its projected proved developed producing oil production from the Bakersfield Properties until June 30, 1997 at a reference price of $17.25 per barrel. Pursuant to such hedge contract, the Company pays half of the difference between $17.25 and the index price (the NYMEX price for light, sweet crude oil) if the index price

                              HARCOR ENERGY, INC.

is higher than $17.25; and the Company receives the difference between $17.25 and the index price if the index price is lower than $17.25, as determined on a monthly basis. The Company entered into a gas sales contract covering the gas production from the Bakersfield Properties pursuant to which the Company will receive (i) $1.985 per MMBtu for the delivery of 3,750 MMBtu of gas per day from October 1, 1994 to September 30, 1995; (ii) $2.0297 per MMBtu for the delivery of 3,000 MMBtu of gas per day from October 1, 1995 to September 30, 1996 and
(iii) $2.0753 per MMBtu for the delivery of 2,500 MMBtu of gas per day from October 1, 1996 to September 30, 1997.

     The Company has entered into a firm gas sales contract for 3,750 MMBtu/day delivered into the SoCal Pipeline System. The term of the contract is one year, commencing December 1, 1994 and ending November 30, 1995. The composite average price received by the Company for the gas sold is $1.81/MMBtu. The Company also entered into a firm gas sales contract commencing December 1, 1995 and ending November 30, 1997 for the sale of 3,000 MMBtu per day at an effective price of $1.70 per MMBtu. In July of 1995, the Company entered into an additional contract commencing December 1, 1995 and ending June 1, 1997 for the sale of 3,000 MMBtu per day at a price per MMBtu of $.16 less than the NYMEX gas futures price for the applicable month. The term of this contract may be extended to November 30, 1997, at the option of the gas buyer.

(6) STOCKHOLDERS' EQUITY

  Common Stock --

     As a condition to the Bridge Loan, the Company had issued to ING Capital an aggregate of 75,000 shares of its common stock through June 30, 1995, and the Company recorded $253,000 of deferred financing costs.

     In April 1995, holders of 2,500 shares of Series B Preferred Stock converted their shares into 64,100 common shares of the Company.

  Preferred Stock Dividends --

     The Company has paid dividends on preferred stocks for the six-month periods ended June 30, 1995 and 1994 as follows:

                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                       -------------------
                             PREFERRED STOCK                             1995       1994
    -----------------------------------------------------------------  --------   --------
    8% Convertible (Series A, B, C)..................................  $135,000   $140,000
    9% Redeemable Series D...........................................   475,842         --
    4%/9% Convertible Series E.......................................    60,000         --
                                                                       --------   --------
                                                                       $670,842   $140,000
                                                                       ========   ========

     Dividends on the 8% Series A, Series B and Series C Preferred Stock were paid in cash for both periods indicated.

     Dividends on the 9% Series D Preferred Stock were paid, at the option of the Company, in additional shares of Series D Preferred Stock which included detachable warrants to purchase 102,369 shares of the Company's common stock.

     In addition to the initial issuance of 2,305,263 detachable warrants to the holders of the Series D Preferred Stock ("Series D Holders") in June 1994 and the warrants issued pursuant to Series D dividends as described above, the Company has issued 1,017,034 detachable warrants related to certain dilution adjustments pursuant to the terms of the Series D Preferred Stock. These dilution adjustments also resulted in a

                              HARCOR ENERGY, INC.

decrease in the exercise price of all of the warrants issued to the Series D Holders from an initial exercise price of $4.75 per share to $3.67 per share of common stock effective June 30, 1995. The Series D Preferred Stock has subsequently been redeemed and the related warrants have been exchanged for common stock. (See Note 7.)

     Dividends on the Series E Preferred Stock were paid, at the option of the Company, in 16,770 shares of common stock of the Company in lieu of cash. The coupon rate on the Series E increases from 4% per annum to 9% per annum effective July 1, 1995.

  Warrant Exchanges --

     In May 1995, BER exchanged its warrant to purchase 1,000,000 shares of the Company's common stock at $5.00 per share for 182,500 unregistered shares of the Company's common stock. The Company had ascribed a value of $850,000 to the warrant upon its original issuance and has ascribed the same value to the common stock issued in this exchange.

     In July 1995, in connection with a refinancing of the Company's debt (see
Note 7), the Company and the Series D Holders entered into an agreement pursuant to which the Series D Holders exchanged their warrants to purchase shares of common stock for unregistered common stock of the Company. The Series D Holders had warrants to purchase 3,424,666 shares of common stock at an exercise price of $3.67 per share at the time of the exchange. Pursuant to the agreement, the Series D Holders exchanged all of their warrants for 1,100,000 unregistered common shares of common stock of the Company. This exchange agreement also contained certain conditions including certain appreciation rights to the Series D Holders effective during a two-year period following the exchange in the event of a sale of the Company or its assets and certain registration rights to the Series D Holders.

(7) SUBSEQUENT EVENT -- SENIOR SECURED NOTE OFFERING

  Sale of Units --

     On July 24, 1995, the Company consummated the sale (the "Note Offering") of 65,000 Units (the "Units") consisting of $65 million aggregate principal amount of its 14 7/8% Senior Notes due in the year 2002 (the "Notes") and 1,430,000 warrants to purchase an equal number of shares of common stock. Each Unit consists of a $1,000 principal amount Note and 22 warrants to purchase an equal number of shares of common stock. The Notes and warrants became separately transferrable immediately after July 24, 1995.

  Use of Proceeds --

     The net proceeds to the Company from the offering of Units was approximately $61.6 million after deducting discounts and estimated offering expenses payable by the Company. The Company immediately used a portion of the net proceeds to (i) repay $34.3 million outstanding under its Amended Credit Agreement with ING Capital and repay $5 million outstanding under the Bridge Loan with ING, (ii) redeem $10.9 million in outstanding shares of Series D Preferred Stock and (iii) acquire interests in certain oil and gas wells associated with the Bakersfield Properties (the "Carried Interests Wells") for $2.3 million. The Company intends to use the balance of the proceeds from the Note Offering to finance a portion of the development of the Bakersfield Properties over the remainder of the year.

     Concurrent with the repayment of its outstanding bank debt, the Company entered into a new credit agreement with ING Capital, providing for a total credit facility of $15 million, $10 million of which is initially available. (See "New Credit Agreement," which follows.)

                              HARCOR ENERGY, INC.

  The Notes --

     The Notes bear interest at the rate of 14 7/8% per annum. Interest accrues from the date of issue and will be payable semi-annually on January 15 and July 15 of each year, commencing on January 15, 1996. The Notes are redeemable, in whole or in part, at the option of the Company at any time on or after July 15, 1999, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing on July 15 of the year set forth below plus, in each case, accrued interest thereon to the date of redemption:

                                       YEAR                                 PERCENTAGE
        ------------------------------------------------------------------  ----------
        1999..............................................................     110%
        2000..............................................................     107%
        2001 and thereafter...............................................     100%

     The Notes are issued pursuant to an indenture, dated July 24, 1995, between the Company and Texas Commerce Bank National Association, as Trustee (the "Indenture"). All of the obligations of the Company under the Notes and the Indenture are secured by a second priority lien on substantially all of the assets of the Company and its subsidiaries securing its bank debt.

  The Warrants --

     Each warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $3.85 per share. The warrants are exercisable at any time on or after July 24, 1996 and expire at the close of business on July 24, 2000. Holders of the warrants have certain demand and piggy-back rights to cause the Company to register the shares of common stock issuable thereunder. Such shares of common stock collectively represent approximately 10% of the common stock of the Company on a fully diluted basis (after taking into account the conversion or exercise of all existing options, warrants and other convertible securities).

  Placement of Units --

     Subject to the terms of the Purchase Agreement dated July 17, 1995 (the "Purchase Agreement"), the Company sold the Units to BT Securities Corporation and Internationale Nederlanden (U.S.) Securities Corporation (the "Initial Purchasers"). As part of the compensation to the Initial Purchasers in connection with the offering of the Units, the Company issued to the Initial Purchasers (i) additional warrants to purchase 350,000 shares of common stock at an initial exercise price of $3.85 per share and (ii) warrants to purchase 150,000 shares of the Company's Series F Preferred Stock at an initial exercise price of $3.85 per share. Each share of Series F Preferred Stock is convertible into one share of common stock. The additional warrants issued as such compensation have substantially the same terms as the warrants.

  Equity Proceeds Offer and Redemption --

     In the event the Company completes an offering for the sale of $5 million or more of its equity securities on or prior to July 15, 1997 ("Equity Offering"), then following such Equity Offering, the Company must make an offer to purchase from all the holders of the Notes (on a date not later than the 90th day after the date of the consummation of such Equity Offering) at a purchase price equal to 110% of the aggregate principal amount of Notes to be repurchased, plus accrued and unpaid interest thereon, an aggregate principal amount of Notes equal to the lesser of (i) the maximum principal amount of Notes such that 60% of the aggregate principal amount of Notes originally issued remains outstanding after completion of the offer or (ii) the maximum principal amount of the Notes which could be purchased with 50% of the amount of net proceeds received or receivable by the Company from such Equity Offering.

                              HARCOR ENERGY, INC.

     On or prior to July 15, 1997, the Company may, at its option, redeem Notes with the net proceeds remaining following an Equity Proceeds Offer at a price equal to 110% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 60% of the aggregate principal amount of Notes originally issued must remain outstanding after any such redemption.

  Excess Cash Flow Offer --

     In the event that the Company has excess cash flow (as defined) in excess of $2 million in any fiscal year, beginning with the fiscal year ending December 31, 1996, the Company will be required to make an offer to purchase Notes from all Holders in an amount equal to 50% of all such excess cash flow for such fiscal year (not just the amount in excess of $2 million) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon ("Excess Cash Flow Offer"). The Company may credit the principal amount of Notes acquired in the open market and retired prior to the Excess Cash Flow Offer against such required Excess Cash Flow Offer, provided that each Note may only be so credited once. Excess cash flow for this purpose is generally defined as net cash flow provided by operations less capital expenditures and payments on scheduled indebtedness.

  New Credit Agreement --

     Concurrent with the closing of the Note Offering in July 1995, the Company repaid all borrowings under the Amended Credit Agreement and entered into a new credit agreement with ING Capital (the "New Credit Agreement").

     The New Credit Agreement provides that the Company initially may borrow up to $10 million on a revolving credit basis. The New Credit Agreement will convert to a term loan on January 31, 1996, with a set amortization schedule and will have a final maturity date of December 31, 1998.

     Availability under the New Credit Agreement is limited to a "borrowing base" amount. The borrowing base will be determined semi-annually by ING Capital, at its sole discretion, and may be established at an amount up to $15 million. Initially, the borrowing base is set at $10 million and ING Capital will have no obligation to increase the borrowing base above this amount. Availability under the New Credit Agreement will terminate on January 31, 1996, at which time amounts outstanding under the New Credit Agreement will convert to a term loan. Amounts advanced under the New Credit Agreement will bear interest at an adjusted Eurodollar rate plus 2.50%.

     The New Credit Agreement contains restrictive covenants which impose limitations on the Company and its subsidiaries with respect to, among other things: (i) the maintenance of current assets equal to at least 100% of current liabilities, (ii) the maintenance of a minimum tangible net worth, (iii) the incurrence of indebtedness (with exceptions for the Notes and the New Credit Agreement and certain other limited exceptions), (iv) dividends and similar payments (except dividends on Series A, B and C Preferred Stock of up to $30,000), (v) the creation of additional liens on, or the sale of, the Company's oil and gas properties and other assets, (vi) the Company's ability to enter into hedging transactions, (vii) mergers or consolidations, (viii) investments outside the ordinary course of business and (ix) transactions with affiliates.

     All indebtedness of the Company under the New Credit Agreement is guaranteed by the Company's two subsidiaries and is secured by a first lien upon substantially all of the Company's oil and gas properties as well as by a pledge of all of the capital stock of the Company's subsidiaries and the accounts receivable, inventory, general intangibles, machinery and equipment and other assets of the Company. All assets not subject to a lien in favor of the lender are subject to a negative pledge, with certain exceptions.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors,
HarCor Energy, Inc.:

     We have audited the accompanying historical summary of interests in the oil and gas revenues and direct operating expenses of the properties to be acquired from Bakersfield Energy Resources, Inc. and Combined Affiliates ("Bakersfield Energy") for each of the three years in the period ended December 31, 1993 ("Historical Summary"). This Historical Summary is the responsibility of management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete financial presentation of Bakersfield Energy's interests in the properties described above.

     In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the interests in the oil and gas revenues and direct operating expenses of the properties to be acquired from Bakersfield Energy Resources, Inc. and Combined Affiliates for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Los Angeles, California
May 2, 1994

                        HISTORICAL SUMMARY OF INTERESTS
           IN THE OIL AND GAS REVENUES AND DIRECT OPERATING EXPENSES
                     OF THE PROPERTIES TO BE ACQUIRED FROM
           BAKERSFIELD ENERGY RESOURCES, INC. AND COMBINED AFFILIATES
                             (DOLLARS IN THOUSANDS)

                                                                                      SIX MONTHS
                                                      YEAR ENDED DECEMBER 31,       ENDED JUNE 30,
                                                    ---------------------------    ----------------
                                                     1991      1992      1993       1993      1994
                                                    ------    ------    -------    ------    ------
                                                                                     (UNAUDITED)
Oil and gas revenues.............................   $3,161    $7,493    $10,322    $4,817    $6,489
Direct operating expenses........................    1,129     1,674      3,138     1,382     3,164
                                                    ------    ------    -------    ------    ------
Revenues in excess of direct operating
  expenses.......................................   $2,032    $5,819    $ 7,184    $3,435    $3,325
                                                    ======    ======    =======    ======    ======

    The accompanying notes are an integral part of this historical summary.

                  NOTES TO THE HISTORICAL SUMMARY OF INTERESTS
           IN THE OIL AND GAS REVENUES AND DIRECT OPERATING EXPENSES
                     OF THE PROPERTIES TO BE ACQUIRED FROM
           BAKERSFIELD ENERGY RESOURCES, INC. AND COMBINED AFFILIATES

1. OPERATIONS AND ORGANIZATION

     The accompanying Historical Summary presents the proportionate interest (i.e. 75%) in the oil and gas revenues and direct operating expenses which are historically attributable to the ownership interest in certain oil and gas producing properties (the "Properties") which HarCor Energy, Inc. ("HarCor") intends to acquire from Bakersfield Energy Resources, Inc. and Combined Affiliates ("Bakersfield Energy" or "the Company"). The properties are located in Kern County, California.

     In April 1994, Bakersfield Energy agreed to sell a 75% share of its oil and gas leases, mineral interests, royalties, overriding royalties, gas plants, pipelines, contract rights and related assets for $45 million in cash and warrants to acquire one million shares of HarCor's common stock at an exercise price of $5.00 per share (the "Warrants"). The Warrants expire on July 15, 2001. On June 8, 1994, the purchase agreement was amended to provide for a purchase price of $42,000,000 cash, the issuance to Bakersfield Energy of $3,000,000 of HarCor's Series E Junior Convertible Preferred Stock, the Warrants and 25,000 shares of newly issued unregistered Common Stock of HarCor. The acquisition is expected to close on July 1, 1994.

2. BASIS OF PRESENTATION

     Historical financial statements reflecting financial position, results of operations and cash flows required by generally accepted accounting principles are not presented as such information is neither readily available nor meaningful for the properties. Accordingly, the accompanying Historical Summary is presented in lieu of financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

     The acquisition discussed above contemplates the inclusion of a 75% interest in a gas plant, which prior to July, 1993 was not operational, and certain pipelines. The operation of these assets is principally for the benefit of the oil and gas property interests to be acquired. The proportionate share of direct operating expenses associated with these assets is included in the direct operating expenses in the accompanying Historical Summary.

3. SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

     The following oil and gas reserve information was prepared by the Company and an outside engineering firm based on (1) internal estimates of remaining reserves, (2) certain information available from public records and (3) certain information provided from the operator of the fields. The Company's original interests in the Properties was acquired from privately held companies.

     The following table presents the estimated remaining net proved and proved developed oil and gas reserves, estimated by the Company in conjunction with an outside engineering firm, attributable to the Properties at December 31, 1993, 1992 and 1991 along with a summary of changes in the quantities of net remaining proved reserved during 1993, 1992 and 1991.

     Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

                  NOTES TO THE HISTORICAL SUMMARY OF INTERESTS
           IN THE OIL AND GAS REVENUES AND DIRECT OPERATING EXPENSES
                     OF THE PROPERTIES TO BE ACQUIRED FROM
   BAKERSFIELD ENERGY RESOURCES, INC. AND COMBINED AFFILIATES -- (CONTINUED)

                   NET REMAINING PROVED AND PROVED DEVELOPED
                     RESERVES ATTRIBUTED TO THE PROPERTIES

                                                                  OIL (THOUSANDS OF BARRELS)
                                                                         DECEMBER 31,
                                                               --------------------------------
                                                                1993         1992         1991
                                                               ------       ------       ------
Proved Reserves:
  Beginning of Year.........................................    1,721        2,477        2,776
  Revisions of Previous Estimates...........................    3,784         (616)        (216)
  Purchases of minerals-in-place............................    1,339           --           --
  Production................................................     (197)        (140)         (83)
                                                               ------       ------       ------
  End of Year...............................................    6,647        1,721        2,477
                                                               ------       ------       ------
Proved Developed Reserves:
  Beginning of Year.........................................      442          558          641
  End of Year...............................................    1,070          442          558

                                                                 GAS (MILLION OF CUBIC FT.)
                                                                        DECEMBER 31,
                                                              ---------------------------------
                                                               1993         1992         1991
                                                              -------      -------      -------
Proved Reserves:
  Beginning of Year.........................................   22,593       18,892       18,698
  Revisions of Previous Estimates...........................   21,121        5,926          797
  Purchases of minerals-in-place............................    5,959           --           --
  Production................................................   (2,844)      (2,225)        (603)
                                                              -------      -------      -------
  End of Year...............................................   46,829       22,593       18,892
                                                              -------      -------      -------
Proved Developed Reserves:
  Beginning of Year.........................................    6,677        8,411        9,015
  End of Year...............................................   17,459        6,677        8,411

     The following tables set forth the computation of the standardized measure of discounted future net cash flows relating to proved reserves, estimated by the Company in conjunction with an outside engineering firm for 1993, 1992 and 1991. Future cash inflows represent expected revenues from production of year-end quantities of proved reserves based on year-end prices and any fixed and determinable future escalation provided by contractual arrangements in existence at year-end. Escalation based on inflation, federal regulatory changes and supply and demand are not considered. Estimated future production and development costs related to future production of year-end reserves are based on year-end costs. Such costs include, but are not limited to, production taxes, drilling of development wells and installation of production facilities. Inflation and other anticipatory costs are not considered until the actual costs change takes effect. A discount rate of 10 percent is applied to the annual future net cash flows.

     The methodology and assumptions used in calculating the standardized measure are those required by Statement of Financial Accounting Standards No.
69. It is not intended to be representative of the fair market value of the Properties' proved reserves. The valuation of revenues and costs do not necessarily reflect the amounts to be received or expended. In addition to the valuations used, numerous other factors are considered in evaluating known and prospective oil and gas reserves.

                  NOTES TO THE HISTORICAL SUMMARY OF INTERESTS
           IN THE OIL AND GAS REVENUES AND DIRECT OPERATING EXPENSES
                     OF THE PROPERTIES TO BE ACQUIRED FROM
   BAKERSFIELD ENERGY RESOURCES, INC. AND COMBINED AFFILIATES -- (CONTINUED)

            STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED RESERVES ATTRIBUTED TO THE PROPERTIES

                                                               AS OF DECEMBER 31,
                                                   -------------------------------------------
                                                      1993            1992            1991
                                                   -----------     -----------     -----------
Future Cash Inflows.............................   $209,462,000    $82,472,962     $89,965,679
Future Costs --
  Production....................................   (66,189,336)    (20,256,845)    (21,802,951)
  Development...................................   (51,768,000)    (13,138,518)    (20,572,870)
  Production and Ad Valorem Taxes...............    (4,478,312)     (1,676,055)     (1,803,949)
                                                   -----------     -----------     -----------
Future Net Cash Flows...........................    87,026,352      47,401,544      45,785,909
10% Discount Factor.............................   (37,368,959)    (13,695,234)    (13,533,671)
                                                   -----------     -----------     -----------
Standardized Measure of Discounted Future
  Net Cash Flows Before Income Taxes............   $49,657,393     $33,706,310     $32,252,238
                                                   ===========     ===========     ===========

                                                                        ANNEX A

[RYDER SCOTT COMPANY LETTERHEAD]


                                 March 17, 1995

HarCor Energy, Inc.
Five Post Oak Park, Suite 2220
Houston, Texas 77027-3413

Gentlemen:

         The estimated reserve volumes and future income amounts presented in this report are related to hydrocarbon prices. December 1994 hydrocarbon prices were used in the preparation of this report as required by Securities and Exchange Commission (SEC) and Financial Accounting Standards Bulletin No. 69 (FASB 69) guidelines; however, actual future prices may vary significantly from December 1994 prices. Therefore, volumes of reserves actually recovered and amounts of income actually received may differ significantly from the estimated quantities presented in this report.

         The Company's reserves are located in the states of Alabama, California, Louisiana, Michigan, New Mexico, Oklahoma, Texas and Wyoming. Our estimates of the net proved reserves attributable to the interests of HarCor Energy, Inc. (referred to herein as the Company) as of December 31, 1994 are presented below:


                                                Proved Net Reserves
                                              As of December 31, 1994
                                      --------------------------------------
                                     Liquid, Barrels               Gas, MMCF
                                     ---------------               ---------
  Developed and Undeveloped             13,424,691                   68,537
  Developed                              3,505,147                   26,386


         The "Liquid" reserves shown above are comprised of crude oil, condensate, and natural gas liquids. Natural gas liquids comprise 28.9 percent of the Company's developed liquid reserves and 21.7 percent of the Company's developed and undeveloped liquid reserves. These natural gas liquids are attributable to the Company's ownership in the Lost Hills Gas Plant in Kern County, California. All hydrocarbon liquid reserves are expressed in standard 42 gallon barrels. All gas volumes are sales gas expressed in MMCF at the pressure and temperature bases of the area where the gas reserves are located.

         The proved reserves presented in this report comply with the SEC's Regulation S-X Part 210.4-10 Sec. (a) as clarified by subsequent Commission Staff Accounting Bulletins, and are based on the following definitions and criteria:

HarCor Energy, Inc.
March 17, 1995
Page 2

         Proved reserves of crude oil, condensate, natural gas, and natural gas liquids are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under existing conditions. Reservoirs are considered proved if economic producibility is supported by actual production or formation tests. In certain instances, proved reserves are assigned on the basis of a combination of core analysis and electrical and other type logs which indicate the reservoirs are analogous to reservoirs in the same field which are producing or have demonstrated the ability to produce on a formation test. The area of a reservoir considered proved includes (1) that portion delineated by drilling and defined by fluid contacts, if any, and (2) the adjoining portions not yet drilled that can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of data on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir. Proved reserves are estimates of hydrocarbons to be recovered from a given March 17, 1995 forward. They may be revised as hydrocarbons are produced and additional data become available. Proved natural gas reserves are comprised of non-associated, associated, and dissolved gas. An appropriate reduction in gas reserves has been made for the expected removal of natural gas liquids, for lease and plant fuel, and the exclusion of non-hydrocarbon gases if they occur in significant quantities and are removed prior to sale. Reserves that can be produced economically through the application of improved recovery techniques are included in the proved classification when these qualifications are met (1) successful testing by a pilot project or the operation of an installed program in the reservoir provides support for the engineering analysis on which the project or program was based, and (2) it is reasonably certain the project will proceed. Improved recovery includes all methods for supplementing natural reservoir forces and energy, or otherwise increasing ultimate recovery from a reservoir, including
(1) pressure maintenance, (2) cycling, and (3) secondary recovery in its original sense. Improved recovery also includes the enhanced recovery methods of thermal, chemical flooding, and the use of miscible and immiscible displacement fluids. Estimates of proved reserves do not include crude oil, natural gas, or natural gas liquids being held in underground storage. Depending on the status of development, these proved reserves are further subdivided into:

         (i) "developed reserves" which are those proved reserves reasonably expected to be recovered through existing wells with existing equipment and operating methods, including (a) "developed producing reserves" which are those proved developed reserves reasonably expected to be produced from existing completion intervals now open for production in existing wells, and (b) "developed non-producing reserves" which are those proved developed reserves which exist behind the casing of existing wells which are reasonably expected to be produced through these wells in the predictable future where the cost of making such hydrocarbons available for production should be relatively small compared to the cost of a new well; and

         (ii) "undeveloped reserves" which are those proved reserves reasonably expected to be recovered from new wells on undrilled acreage, from existing wells where a relatively large expenditure is required, and from acreage for which an application of fluid injection or other improved recovery technique is contemplated where the technique has been proved effective by actual tests in the area in the same reservoir. Reserves from undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units are included only where it can be demonstrated with reasonable certainty that there is continuity of production from the existing productive formation.

HarCor Energy, Inc.
March 17, 1995
Page 3

         Because of the direct relationship between volumes of proved undeveloped reserves and development plans, we include in the proved undeveloped category only reserves assigned to undeveloped locations that we have been assured will definitely be drilled and reserves assigned to the undeveloped portions of secondary projects which we have been assured will definitely be developed.

         The Company has interests in certain tracts which have substantial additional hydrocarbon quantities which cannot be classified as proved and consequently are not included herein. The Company has active exploratory and development drilling programs which may result in the reclassification of significant additional volumes to the proved category.

         Our estimates of future cash inflows, future costs, and future net cash inflows before income tax as of December 31, 1994 from this report are presented as follows.


                                 As of December 31, 1994
                                 -----------------------
  Future Cash Inflows                  $373,463,156

  Future Costs
    Production                         $158,091,431
    Development                          56,221,470
                                       ------------
      Total Costs                      $214,312,901

  Future Net Cash Inflows
    Before Income Tax                  $159,150,255

  Present Value at 10%
    Before Income Tax                  $ 85,643,366

         The future cash inflows are gross revenues before any deductions and include $5,811,890 attributable to the Company's ownership in the Lost Hills Gas Plant in Kern County, California, from processing third party gas. The production costs were based on current data and include production taxes and ad valorem taxes in addition to the operating costs directly applicable to the individual leases or wells. The development costs were based on current data.

         The Company furnished us with gas prices in effect at December 31, 1994 and with its forecasts of future gas prices which take into account SEC guidelines, current market prices, contract prices, and fixed and determinable price escalations where applicable. In accordance with SEC guidelines, the future gas prices used in this report make no allowances for future gas price increases which may occur as a result of inflation nor do they account for seasonal variations in gas prices which may cause future yearly average gas prices to be different than December gas prices. For gas sold under contract the contract gas price including fixed and determinable escalations exclusive of inflation adjustments, was used until the contract expires and then was adjusted to the current market price for the area and held at this adjusted price to depletion of the reserves.

HarCor Energy, Inc.
March 17, 1995
Page 4

         The Company furnished us with liquid prices in effect at December 31, 1994 and these prices were held constant to depletion of the properties. In accordance with SEC guidelines, changes in liquid prices subsequent to December 31, 1994 were not considered in this report.

         Operating costs for the leases and wells in this report were based on the operating expense reports of the Company and include only those costs directly applicable to the leases or wells. When applicable, the operating costs include a portion of general and administrative costs allocated directly to the leases and wells under terms of operating agreements. Development costs were furnished to us by the Company and are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The current operating and development costs were held constant throughout the life of the properties. This study did not consider the salvage value of the lease equipment or the abandonment cost since both are relatively insignificant and tend to offset each other. No deduction was made for indirect costs such as general administration and overhead expenses, loan repayments, interest expenses, and exploration and development prepayments. We have included gas imbalances for those properties located in South Texas. No attempt was made to quantify or otherwise account for any accumulated gas production imbalances that may exist in any other areas.

         The estimates of reserves presented herein are based upon a detailed study of the properties in which the Company owns an interest; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities which may exist nor were any costs included for potential liability to restore and clean up damages, if any, caused by past operating practices. The Company has informed us that they have furnished us all of the accounts, records, geological and engineering data and reports, and other data required for this investigation. The ownership interests, prices, and other factual data furnished by the Company were accepted without independent verification. The estimates presented in this report are based on data available through December 1994.

         The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. Moreover, estimates of reserves may increase or decrease as a result of future operations.

         In general, we estimate that future gas production rates will continue to be the same as the average rate for the latest available 12 months of actual production until such time that the well or wells are incapable of producing at this rate. The well or wells were then projected to decline at their decreasing delivery capacity rate. Our general policy on estimates of future gas production rates is adjusted when necessary to reflect actual gas market conditions in specific cases. The future production rates from wells now on production may be more or less than estimated because of changes in market demand or allowables set by regulatory bodies. Wells or locations which are not currently producing may start producing earlier or later than anticipated in our estimates of their future production rates.

         While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may also increase or decrease from existing levels, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

HarCor Energy, Inc.
March 17, 1995
Page 5

         Neither we nor any of our employees have any interest in the subject properties and neither the employment to make this study nor the compensation is contingent on our estimates of reserves and future cash inflows for the subject properties.


                                        Very truly yours,

                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS

                                        /s/ C. PATRICK MCINTURFF

                                        C. Patrick McInturff, P.E.
                                        Petroleum Engineer

CPM/sw

Approved:

/s/ FRED W. ZIEHE
Fred W. Ziehe, P.E.
Group Vice President

===============================================================================

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    i
Summary...............................    1
Risk Factors..........................   11
Purpose of the Exchange Offer.........   20
The Exchange Offer....................   21
Use of Proceeds.......................   28
Capitalization........................   29
Pro Forma Financial Data..............   30
Selected Financial Data...............   36
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   37
Business and Properties...............   47
Management............................   57
Security Ownership of Certain
  Beneficial Owners and Management....   63
Transactions with Related Parties.....   65
Description of Notes..................   66
Description of New Credit Facility....   94
Certain Federal Income Tax
  Considerations......................   95
Legal Matters.........................  100
Experts...............................  100
Engineers.............................  100
Glossary of Oil and Gas Terms.........  101
Index to Consolidated Financial
  Statements..........................  F-1
Summary Report of Ryder Scott
  Company.............................  A-1


===============================================================================


===============================================================================


                  -----------------------------------------
                                  PROSPECTUS
                  -----------------------------------------

                             [HARCOR ENERGY LOGO]

                             HARCOR ENERGY, INC.
                                 $65,000,000
               14 7/8% SENIOR SECURED NOTES DUE 2002, SERIES B

                                          , 1995

===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VI of the Company's Certificate of Incorporation ("Article VI") states that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that Article VI does not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware ("Delaware GCL"), or (iv) for any transaction from which the director derived an improper personal benefit.

     Under the Delaware GCL, Article VI would protect the Company's directors against monetary damages for breaches of their duty of care, except as set forth below. The inclusion of Article VI in the Company's Certificate of Incorporation means that the Company and its stockholders would forego the ability to bring a cause of action against a director for monetary damages for certain breaches of fiduciary duty, including actions in connection with proposals for the acquisition of control of the Company. Directors remain liable for breaches of their duty of loyalty to the Company and its stockholders as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Also, Article VI does not eliminate director liability under
Section 174 of the Delaware GCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

     Although Article VI provides directors with protection from awards of monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article VI will have no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. The provisions of Article VI which eliminate liability as described above will apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and will not apply to officers of the Company who are not directors.

     Section 14 of the Company's By-laws ("Section 14") provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the Company (including any controlling stockholder of the Company acting as an agent of the Company), or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware GCL, as presently or hereafter in effect, against all expenses, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties resulting from the Employee Retirement Income Security Act of 1974, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, Section 14 or any agreement with the Company) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided below the Company shall indemnify any person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in Section 14 is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if Delaware GCL requires of any class of persons entitled to advancement of expenses, the payment of such expenses incurred by a director, officer, employee or agent in his or her capacity as a director, officer, employee or agent in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advance if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under
Section 14 or otherwise. Section 14 provides further that no advancement of expenses shall be made if the Board of Directors has made a determination that the advancement of expenses is not proper in the circumstances because such person has not met the applicable standard of conduct set forth in the Delaware GCL.

     The Company has a Directors and Officers Insurance and Company Reimbursement Policy which protects directors and officers of the Company and its subsidiaries, subject to the limits, exceptions and other terms and conditions of such policy, against damages, judgments, settlements and legal costs incurred because of any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, or act by the directors or officers of the Company and in their respective capacities as such, or any matter claimed against them solely by reason of their status as directors and officers of the Company or its subsidiaries.

     Under the Delaware GCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation such as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the Delaware GCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The Company has entered into indemnification agreements (the "Agreements") with its directors which provide that in the event a director was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by or in the name of the Company or any other party, that such director in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other (a "Claim") by reason of (or arising in part out of) any event or occurrence related to the fact that such director is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or occurring by reason of anything done or not done by such director in any such capacity (an "Indemnifiable Event"), the Company will indemnify such director to the full extent authorized or permitted by law as soon as practicable but in any event no later than 45 days after written demand is presented to the Company, against any and all expenses (including, without limitation, attorneys' fees and all other costs, expenses and obligations reasonably paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event) ("Expenses"), judgments, fines, penalties, taxes and any and all amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, taxes or amounts paid in settlement) of such Claim. If so requested by such director, the Company must advance any and all reasonable Expenses to such director (an "Expense Advance").

     Notwithstanding the foregoing, pursuant to the Agreements (i) the obligations of the Company will be subject to the condition that the Reviewing Party (defined as any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which such director is seeking indemnification, the stockholders of the company, or independent legal counsel) has not determined (in a written opinion, in any case in which independent legal counsel is involved), no later than 45 days after written demand is presented to the Company in accordance with the foregoing, that such director would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance will be subject to the condition that, if, when and to the extent that the Reviewing Party determines that such director would not be permitted to be so indemnified under applicable law, the Company will be entitled to be reimbursed by such director for all such amounts theretofore paid; provided, however, that if such director has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that such director should be indemnified under applicable law, any determination made by the Reviewing Party that such director would not be permitted to be indemnified under applicable law will not be binding and such director will not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has been no determination by the Reviewing Party or if the Reviewing Party determines that such director substantively would not be permitted to be indemnified in whole or in part under applicable law, such director will have the right to commence litigation in any court in the State of Texas or the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor. Alternatively, such director at his option will be able to seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration. Such judicial proceeding or arbitration will be required to be made de novo and such director will not be prejudiced by reason of a determination made or deemed to have been made pursuant to the terms of the Agreement that such director is not entitled to indemnification. If the court or arbitrator determines that such director is entitled to any indemnification under the Agreements, the Company will be required to pay all reasonable Expenses reasonably paid or incurred by such director in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings). Any determination by the Reviewing Party otherwise will be conclusive and binding on the Company and such director.

     Notwithstanding the other provisions of the Agreements, to the extent that any director has served as a witness on behalf of the Company or has been successful, on the merits or otherwise, in defense of any or all Claims relating in whole or in part to an Indemnifiable Event, or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, such director will be indemnified against Expenses reasonably paid or incurred by him or on his behalf in connection therewith.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

         3.1         -- Certificate of Incorporation of HarCor Energy, Inc., as amended.
         3.2         -- Bylaws of HarCor Energy, Inc., as amended.
         3.3         -- Certificate of Incorporation of Warrior, Inc., as amended.
         3.4         -- Bylaws of Warrior, Inc., as amended.
         3.5         -- Certificate of Incorporation of HTAC Investments, Inc., as amended.
         3.6         -- Bylaws of HTAC Investments, Inc., as amended.
         4.1         -- Certificate of Designation, Powers, Preferences and Rights of the
                        Series A Preferred Stock of HarCor Energy, Inc.(2)
         4.2         -- Certificate of Designation, Powers, Preferences and Rights of the
                        Series B Convertible Preferred Stock of HarCor Energy, Inc.(2)
         4.3         -- Certificate of Designation, Powers, Preferences and Rights of the
                        Series C Convertible Preferred Stock of HarCor Energy, Inc.(2)
         4.4         -- Certificate of Designation, Powers, Preferences and Rights of the
                        Series E Junior Convertible Preferred Stock of HarCor Energy, Inc.(2)
         4.5         -- Certificate of Designations, Preferences and Rights of the Series F
                        Convertible Preferred Stock of HarCor Energy, Inc.(2)
         4.6         -- Option Agreement dated August 21, 1992 between HarCor Energy, Inc.
                        and Jefferson Gas Systems, Inc.(4)
         4.7         -- Form of Warrant issued in domestic private placement of Investment
                        Units.(4)
         4.8         -- Form of Warrant issued in international private placement of
                        Investment Units.(4)
         4.9         -- Warrant to Trust Company of the West dated November 23, 1992.(5)
         4.10        -- Amendment No. 1 dated July 30, 1994 to Warrant Certificate dated
                        November 23, 1992 between HarCor Energy, Inc. and Trust Company of the West.(18)

         4.11        -- Amendment No. 2 dated November 1, 1994 to Warrant Certificate dated
                        November 23, 1992 between HarCor Energy, Inc. and Trust Company of the West.(17)
         4.12        -- Amended and Restated Registration Rights Agreement dated as of July
                        30, 1994 between HarCor Energy, Inc. and Trust Company of the
                        West.(18)
         4.13        -- Warrant to Internationale Nederlanden (U.S.) Capital Corporation
                        dated March 18, 1994.(13)
         4.14        -- Warrant to Internationale Nederlanden (U.S.) Capital Corporation
                        dated November 20, 1989, as amended in December 1990 and on March 18,
                        1994.(13)
         4.15        -- Warrant issued to Bakersfield Energy Resources, Inc. dated June 30,
                        1994.(16)
         4.16        -- Warrant to International Nederlanden (U.S.) Capital Corporation dated
                        June 30, 1994.(18)
         4.17        -- Registration Rights Agreement between HarCor Energy, Inc. and
                        Internationale Nederlanden (U.S.) Capital Corporation dated as of
                        June 30, 1994.(18)
         4.18        -- Warrant to First Union National Bank of North Carolina dated June 30,
                        1994.(18)
         4.19        -- Registration Rights Agreement between HarCor Energy, Inc. and First
                        Union National Bank of North Carolina dated as of June 30, 1994.(18)
         4.20        -- Specimen of Common Stock Certificate.(15)
         4.21        -- Stock Purchase Agreement dated as of June 27, 1994 among HarCor
                        Energy, Inc. and the Purchasers named on Schedule I thereto.(18)
         4.22        -- Form of Warrant to Rauscher, Pierce, Refsnes, Inc.(18)
         4.23        -- Warrant Agreement among HarCor Energy, Inc. and Texas Commerce Bank
                        National Association as warrant agent dated July 24, 1995.(19)
         4.24        -- Preferred Stock Warrant Agreement between HarCor Energy, Inc. and BT
                        Securities Corporation dated July 24, 1995.(19)
         4.25        -- Registration Rights Agreement among HarCor Energy, Inc., Warrior,
                        Inc., HTAC Investments, Inc., BT Securities Corporation and
                        Internationale Nederlanden (U.S.) Securities Corporation dated July
                        24, 1995.(19)
         4.26        -- Securityholders' and Registration Rights Agreement among HarCor
                        Energy, Inc., Warrior, Inc., HTAC Investments, Inc. and Texas
                        Commerce Bank National Association, as trustee, dated July 24,
                        1995.(19)
         4.27        -- Indenture among HarCor Energy, Inc., Warrior, Inc., HTAC Investments,
                        Inc. and Texas Commerce Bank National Association, as trustee, dated
                        July 24, 1995, including forms of Series A Note and Exchange Note as
                        Exhibits A-1 and A-2 thereto, respectively.(19)
         4.28        -- First Supplemental Indenture dated as of October 11, 1995 to
                        Indenture filed as Exhibit 4.27.
         5.1         -- Opinion of Vinson & Elkins L.L.P., relating to the legality of the
                        14 7/8% Senior Secured Notes due 2002, Series B, of HarCor Energy,
                        Inc. registered pursuant hereto.
         8.1         -- Opinion of Vinson & Elkins L.L.P. as to federal income tax matters.
        10.1         -- Amended and Restated Credit Agreement between HarCor Energy, Inc. and
                        Internationale Nederlanden (U.S.) Capital Corporation, as Agent, and
                        the Lenders identified therein dated as of July 19, 1995.(16)
        10.2         -- [Reserved].
        10.3         -- [Reserved].
        10.4         -- Deed of Trust Mortgage, Line of Credit Mortgage, Assignment, Security
                        Agreement and Financing Statement from HarCor Energy, Inc. to Trond
                        D. Rokholt, Trustee and Internationale Nederlanden (U.S.) Capital
                        Corporation, Lender dated March 18, 1994.(13)
        10.5         -- First Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage,
                        Assignment, Security Agreement and Financing Statement dated June 30,
                        1994 by HarCor Energy, Inc. for the benefit of International
                        Nederlanden (U.S.) Capital Corporation, in its capacity as Agent for itself and First Union National Bank of North Carolina.(18)

        10.6         -- Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment,
                        Security Agreement Fixture Filing and Financing Statement from HarCor
                        Energy, Inc. to Trond D. Rokholt, Trustee and Internationale
                        Nederlanden (U.S.) Capital Corporation, Lender dated as of June 30,
                        1994.(16)
        10.7         -- South Texas Limited Partnership Articles of Limited Partnership.(4)
        10.8         -- Buy-Sell Agreement dated October 23, 1992 between HarCor Energy, Inc.
                        and JMI Services Nevada, Inc.(4)
        10.9         -- Amendment to Buy-Sell Agreement between HarCor Energy, Inc. and JMI
                        Services Nevada, Inc. dated May 6, 1993.(6)
        10.10        -- Assignment and Assumption Agreement between HarCor Energy, Inc. and
                        JMI Services Nevada, Inc. dated May 6, 1993.(7)
        10.11        -- Purchase and Sale Agreement by and between Sun Operating Limited
                        Partnership and Washington Energy Exploration, as amended.(8)
        10.12        -- Assignment of Purchase and Sale Agreement dated October 20, 1992 between Washington Energy Exploration, Inc. and South Texas Limited
                        Partnership.(8)
        10.13        -- Agreement of Dissolution and Termination dated March 18, 1994 between
                        Washington Energy Exploration, Inc. and HarCor Energy, Inc.(13)
        10.14        -- Purchase Agreement dated December 4, 1987 by and between HarCor
                        Energy Inc. and Harrington and Company EV Fund I, Limited.(9)
        10.15        -- HarCor Energy, Inc. 1992 Stock Option Plan.(10)
        10.16        -- Form of Incentive Stock Option Agreement and Nonstatutory Stock
                        Option Agreement for options issued under the HarCor Energy, Inc.
                        1992 Stock Option Plan.(10)
        10.17        -- HarCor Energy, Inc. 1992 Nonemployee Directors' Stock Option Plan and
                        form of Option Agreement, as amended.(14)
        10.18        -- HarCor Energy, Inc. 1994 Stock Option Plan and related forms of
                        Incentive Stock Option Agreement and Nonstatutory Stock Option
                        Agreement.(14)
        10.19        -- Purchase and Sale or Exchange Agreement dated April 18, 1994 between
                        HarCor Energy, Inc. and Bakersfield Energy Resources, Inc.,
                        Bakersfield Energy Partners, L.P. and Bakersfield Gas, L.P.(15)
        10.20        -- Amendment to Purchase and Sale or Exchange Agreement dated June 8,
                        1994 by and between HarCor Energy, Inc. and Bakersfield Energy
                        Resources, Inc., Bakersfield Energy Partners, L.P. and Bakersfield
                        Gas, L.P.(15)
        10.21        -- Form of Restricted Stock Agreements between HarCor Energy, Inc. and its officers.(17)
        21.1         -- Subsidiaries of HarCor Energy, Inc.(13)
        23.1         -- Consent of Williamson Petroleum Consultants, Inc.
        23.2         -- Consent of Ryder Scott Company Petroleum Engineers.
        23.3         -- Consent of Huddleston & Co., Inc.
        23.4         -- Consent of Arthur Andersen LLP.(1)
        23.5         -- Consent of KMPG Peat Marwick Thorne.(1)
        24.1         -- [Reserved].
        25.1         -- Form T-1 Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of Texas Commerce Bank National Association.
        25.2         -- Form T-2 Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of Steven R. Patterson.
        99.1         -- Consolidated HCO Energy Ltd.'s December 31, 1991 audited financial statements.(11)
        99.2         -- Consolidated HCO Energy Ltd.'s December 31, 1992 audited financial statements.(12)
        99.3         -- Form of Letter of Transmittal.

---------------

 (1) Filed herewith.

 (2) Included in Exhibit 3.1.

 (3) [Reserved].

 (4) Filed as an exhibit to HarCor Energy, Inc.'s Amendment No. 1 to its Form 10-Q for the period ended September 30, 1992 dated as of December 5, 1992 and filed with the Commission on December 7, 1992 and incorporated herein by reference.

 (5) Filed as an exhibit to HarCor Energy, Inc.'s Form 8-K dated as of November 23, 1992 and filed with the Commission on December 7, 1992 and incorporated herein by reference.

 (6) Filed as an exhibit to HarCor Energy, Inc.'s Form 8-K dated May 6, 1993 and filed with the Commission and incorporated by reference herein.

 (7) Filed as an exhibit to HarCor Energy, Inc.'s Form 10-Q for the quarterly period ended March 31, 1992 and incorporated herein by reference.

 (8) Filed as an exhibit to Amendment No. 2 to HarCor Energy, Inc.'s Form 8-K dated October 19, 1992 and filed with the Commission on December 18, 1992 and incorporated herein by reference.

 (9) Filed as an exhibit to HarCor Energy, Inc.'s Form 10-K for the year ended December 31, 1987 and incorporated herein by reference.

(10) Filed as an exhibit to HarCor Energy, Inc.'s definitive proxy statement for its 1992 Annual Meeting of Stockholders.

(11) Filed as an exhibit to HarCor Energy, Inc.'s Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.

(12) Filed as an exhibit to HarCor Energy, Inc.'s Form 10-K for the year ended December 31, 1992 and incorporated herein by reference.

(13) Filed as an exhibit to HarCor Energy, Inc.'s Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.

(14) As filed as an exhibit to HarCor Energy, Inc.'s definitive proxy statement for its 1994 Annual Meeting of Stockholders and incorporated herein by reference.

(15) Filed as an exhibit to HarCor Energy, Inc.'s Registration Statement on Form S-1 (No. 33-80942) and incorporated herein by reference.

(16) Filed as an exhibit to HarCor Energy, Inc.'s Form 10-Q for the quarterly period ended June 30, 1994 and incorporated herein by reference.

(17) Filed as an exhibit to HarCor Energy, Inc.'s Form 10-Q for the quarterly period ended September 30, 1994 and incorporated herein by reference.

(18) Filed as an exhibit to HarCor Energy, Inc.'s Registration Statement on Form S-1, Amended to become Form S-3 (Registration No. 33-84496).

(19) Filed as an exhibit to HarCor Energy, Inc.'s Form 8-K dated as of July 20, 1995 and incorporated herein by reference.

          (b) Financial Statement Schedules

          No financial statement schedules are required to be filed.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person thereof in connection with the securities being registered (and the Securities and Exchange Commission is still of the same opinion), the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

          (c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON OCTOBER 27, 1995.


                                          HARCOR ENERGY, INC.

                                          By            GARY S. PECK
                                              ---------------------------------
                                                        Gary S. Peck
                                                 Vice President -- Finance,
                                                Chief Financial Officer and
                                                        Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                 SIGNATURES                                TITLE                      DATE
---------------------------------------------   ----------------------------    -----------------
        /s/  MARK G. HARRINGTON*                Chairman of the Board, Chief     October 27, 1995
---------------------------------------------   Executive Officer and
             Mark G. Harrington                 Director (Principal
                                                Executive Officer)

          /s/  FRANCIS H. ROTH*                 President, Chief Operating       October 27, 1995
---------------------------------------------   Officer and Director
               Francis H. Roth

           /s/  GARY S. PECK                    Vice President-Finance,          October 27, 1995
---------------------------------------------   Chief Financial Officer and
                Gary S. Peck                    Secretary (Principal
                                                Financial and Accounting
                                                Officer)

           /s/  ROBERT J. CRESCI*               Director                         October 27, 1995
---------------------------------------------
              Robert J. Cresci

             /s/  VINOD K. DAR*                 Director                         October 27, 1995
---------------------------------------------
                Vinod K. Dar

      /s/  DAVID E. K. FRISCHKORN, JR.*         Director                         October 27, 1995
---------------------------------------------
         David E. K. Frischkorn, Jr.

                 SIGNATURES                                TITLE                      DATE
---------------------------------------------   ----------------------------    -----------------

           /s/  AMBROSE K. MONELL*              Director                         October 27, 1995
---------------------------------------------
                Ambrose K. Monell

         /s/  HERBERT L. OAKES, JR.*            Director                         October 27, 1995
---------------------------------------------
              Herbert L. Oakes, Jr.

            /s/  ROBERT A. SHORE*               Director                         October 27, 1995
---------------------------------------------
                 Robert A. Shore

*By:       /s/  GARY S. PECK
---------------------------------------------
                Gary S. Peck
(as attorney-in-fact for each of the persons
                  indicated)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, WARRIOR, INC. AND HTAC INVESTMENTS, INC. HAVE DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON OCTOBER 27, 1995.


                                          WARRIOR, INC.
                                          HTAC INVESTMENTS, INC.

                                          By  /s/  MARK G. HARRINGTON*
                                          --------------------------------------
                                                    Mark G. Harrington
                                                        President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                 SIGNATURES                                 TITLE                    DATE
---------------------------------------------   -----------------------------  -----------------
         /s/  MARK G. HARRINGTON*                President and Director          October 27, 1995
---------------------------------------------
              Mark G. Harrington

          /s/  FRANCIS H. ROTH*                  Vice President and Director     October 27, 1995
---------------------------------------------
               Francis H. Roth

           /s/  GARY S. PECK                     Secretary and Treasurer         October 27, 1995
---------------------------------------------
                Gary S. Peck


*By:       /s/  GARY S. PECK
---------------------------------------------
                Gary S. Peck
(as attorney-in-fact for each of the persons
                  indicated)

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                                 DESCRIPTION
       -------                                -----------
         3.1         -- Certificate of Incorporation of HarCor Energy, Inc., as
                        amended.
         3.2         -- Bylaws of HarCor Energy, Inc., as amended.
         3.3         -- Certificate of Incorporation of Warrior, Inc., as amended.
         3.4         -- Bylaws of Warrior, Inc., as amended.
         3.5         -- Certificate of Incorporation of HTAC Investments, Inc., as
                        amended.
         3.6         -- Bylaws of HTAC Investments, Inc., as amended.
         4.1         -- Certificate of Designation, Powers, Preferences and Rights
                        of the Series A Preferred Stock of HarCor Energy, Inc.(2)
         4.2         -- Certificate of Designation, Powers, Preferences and Rights
                        of the Series B Convertible Preferred Stock of HarCor
                        Energy, Inc.(2)
         4.3         -- Certificate of Designation, Powers, Preferences and Rights
                        of the Series C Convertible Preferred Stock of HarCor
                        Energy, Inc.(2)
         4.4         -- Certificate of Designation, Powers, Preferences and Rights
                        of the Series E Junior Convertible Preferred Stock of
                        HarCor Energy, Inc.(2)
         4.5         -- Certificate of Designations, Preferences and Rights of the
                        Series F Convertible Preferred Stock of HarCor Energy,
                        Inc.(2)
         4.6         -- Option Agreement dated August 21, 1992 between HarCor
                        Energy, Inc. and Jefferson Gas Systems, Inc.(4)
         4.7         -- Form of Warrant issued in domestic private placement of
                        Investment Units.(4)
         4.8         -- Form of Warrant issued in international private placement of Investment Units.(4)
         4.9         -- Warrant to Trust Company of the West dated November 23,
                        1992.(5)
         4.10        -- Amendment No. 1 dated July 30, 1994 to Warrant Certificate dated November 23, 1992 between HarCor Energy, Inc. and
                        Trust Company of the West.(18)
         4.11        -- Amendment No. 2 dated November 1, 1994 to Warrant
                        Certificate dated November 23, 1992 between HarCor Energy,
                        Inc. and Trust Company of the West.(17)
         4.12        -- Amended and Restated Registration Rights Agreement dated as of July 30, 1994 between HarCor Energy, Inc. and Trust
                        Company of the West.(18)
         4.13        -- Warrant to Internationale Nederlanden (U.S.) Capital
                        Corporation dated March 18, 1994.(13)
         4.14        -- Warrant to Internationale Nederlanden (U.S.) Capital
                        Corporation dated November 20, 1989, as amended in December
                        1990 and on March 18, 1994.(13)
         4.15        -- Warrant issued to Bakersfield Energy Resources, Inc. dated
                        June 30, 1994.(16)
         4.16        -- Warrant to International Nederlanden (U.S.) Capital
                        Corporation dated June 30, 1994.(18)
         4.17        -- Registration Rights Agreement between HarCor Energy, Inc.
                        and Internationale Nederlanden (U.S.) Capital Corporation
                        dated as of June 30, 1994.(18)
         4.18        -- Warrant to First Union National Bank of North Carolina
                        dated June 30, 1994.(18)
         4.19        -- Registration Rights Agreement between HarCor Energy, Inc.
                        and First Union National Bank of North Carolina dated as of
                        June 30, 1994.(18)
         4.20        -- Specimen of Common Stock Certificate.(15)

       EXHIBIT
       NUMBER                                 DESCRIPTION
       -------                                -----------
         4.21        -- Stock Purchase Agreement dated as of June 27, 1994 among
                        HarCor Energy, Inc. and the Purchasers named on Schedule I thereto.(18)
         4.22        -- Form of Warrant to Rauscher, Pierce, Refsnes, Inc.(18)
         4.23        -- Warrant Agreement among HarCor Energy, Inc. and Texas
                        Commerce Bank National Association as warrant agent dated
                        July 24, 1995.(19)
         4.24        -- Preferred Stock Warrant Agreement between HarCor Energy,
                        Inc. and BT Securities Corporation dated July 24, 1995.(19)
         4.25        -- Registration Rights Agreement among HarCor Energy, Inc.,
                        Warrior, Inc., HTAC Investments, Inc., BT Securities
                        Corporation and Internationale Nederlanden (U.S.)
                        Securities Corporation dated July 24, 1995.(19)
         4.26        -- Securityholders' and Registration Rights Agreement among
                        HarCor Energy, Inc., Warrior, Inc., HTAC Investments, Inc.
                        and Texas Commerce Bank National Association, as trustee,
                        dated July 24, 1995.(19)
         4.27        -- Indenture among HarCor Energy, Inc., Warrior, Inc., HTAC
                        Investments, Inc. and Texas Commerce Bank National
                        Association, as trustee, dated July 24, 1995, including
                        forms of Series A Note and Exchange Note as Exhibits A-1
                        and A-2 thereto, respectively.(19)
         4.28        -- First Supplemental Indenture dated as of October 11, 1995 to Indenture filed as Exhibit 4.27
         5.1         -- Opinion of Vinson & Elkins L.L.P., relating to the legality of the 14 7/8% Senior Secured Notes due 2002, Series B, of
                        HarCor Energy, Inc. registered pursuant hereto.
         8.1         -- Opinion of Vinson & Elkins L.L.P. as to federal income tax matters.
        10.1         -- Amended and Restated Credit Agreement between HarCor
                        Energy, Inc. and Internationale Nederlanden (U.S.) Capital
                        Corporation, as Agent, and the Lenders identified therein
                        dated as of July 19, 1995.(16)
        10.2         -- [Reserved].
        10.3         -- [Reserved].
        10.4         -- Deed of Trust Mortgage, Line of Credit Mortgage,
                        Assignment, Security Agreement and Financing Statement from
                        HarCor Energy, Inc. to Trond D. Rokholt, Trustee and
                        Internationale Nederlanden (U.S.) Capital Corporation,
                        Lender dated March 18, 1994.(13)
        10.5         -- First Amendment to Deed of Trust, Mortgage, Line of Credit
                        Mortgage, Assignment, Security Agreement and Financing
                        Statement dated June 30, 1994 by HarCor Energy, Inc. for
                        the benefit of International Nederlanden (U.S.) Capital
                        Corporation, in its capacity as Agent for itself and First
                        Union National Bank of North Carolina.(18)
        10.6         -- Deed of Trust, Mortgage, Line of Credit Mortgage,
                        Assignment, Security Agreement Fixture Filing and Financing
                        Statement from HarCor Energy, Inc. to Trond D. Rokholt,
                        Trustee and Internationale Nederlanden (U.S.) Capital
                        Corporation, Lender dated as of June 30, 1994.(16)
        10.7         -- South Texas Limited Partnership Articles of Limited
                        Partnership.(4)
        10.8         -- Buy-Sell Agreement dated October 23, 1992 between HarCor
                        Energy, Inc. and JMI Services Nevada, Inc.(4)
        10.9         -- Amendment to Buy-Sell Agreement between HarCor Energy, Inc.
                        and JMI Services Nevada, Inc. dated May 6, 1993.(6)
        10.10        -- Assignment and Assumption Agreement between HarCor Energy,
                        Inc. and JMI Services Nevada, Inc. dated May 6, 1993.(7)
        10.11        -- Purchase and Sale Agreement by and between Sun Operating
                        Limited Partnership and Washington Energy Exploration, as
                        amended.(8)

       EXHIBIT
       NUMBER                                 DESCRIPTION
       -------                                -----------
        10.12        -- Assignment of Purchase and Sale Agreement dated October 20,
                        1992 between Washington Energy Exploration, Inc. and South
                        Texas Limited Partnership.(8)
        10.13        -- Agreement of Dissolution and Termination dated March 18,
                        1994 between Washington Energy Exploration, Inc. and HarCor
                        Energy, Inc.(13)
        10.14        -- Purchase Agreement dated December 4, 1987 by and between
                        HarCor Energy Inc. and Harrington and Company EV Fund I,
                        Limited.(9)
        10.15        -- HarCor Energy, Inc. 1992 Stock Option Plan.(10)
        10.16        -- Form of Incentive Stock Option Agreement and Nonstatutory
                        Stock Option Agreement for options issued under the HarCor
                        Energy, Inc. 1992 Stock Option Plan.(10)
        10.17        -- HarCor Energy, Inc. 1992 Nonemployee Directors' Stock
                        Option Plan and form of Option Agreement, as amended.(14)
        10.18        -- HarCor Energy, Inc. 1994 Stock Option Plan and related
                        forms of Incentive Stock Option Agreement and Nonstatutory
                        Stock Option Agreement.(14)
        10.19        -- Purchase and Sale or Exchange Agreement dated April 18,
                        1994 between HarCor Energy, Inc. and Bakersfield Energy
                        Resources, Inc., Bakersfield Energy Partners, L.P. and
                        Bakersfield Gas, L.P.(15)
        10.20        -- Amendment to Purchase and Sale or Exchange Agreement dated
                        June 8, 1994 by and between HarCor Energy, Inc. and
                        Bakersfield Energy Resources, Inc., Bakersfield Energy
                        Partners, L.P. and Bakersfield Gas, L.P.(15)
        10.21        -- Form of Restricted Stock Agreements between HarCor Energy,
                        Inc. and its officers.(17)
        21.1         -- Subsidiaries of HarCor Energy, Inc.(13)
        23.1         -- Consent of Williamson Petroleum Consultants, Inc.
        23.2         -- Consent of Ryder Scott Company Petroleum Engineers.
        23.3         -- Consent of Huddleston & Co., Inc.
        23.4         -- Consent of Arthur Andersen LLP.(1)
        23.5         -- Consent of KMPG Peat Marwick Thorne.(1)
        24.1         -- [Reserved].
        25.1         -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Texas Commerce Bank
                        National Association.
        25.2         -- Form T-2 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Steven R. Patterson.
        99.1         -- Consolidated HCO Energy Ltd.'s December 31, 1991 audited financial statements.(11)
        99.2         -- Consolidated HCO Energy Ltd.'s December 31, 1992 audited financial statements.(12)
        99.3         -- Form of Letter of Transmittal.

---------------

 (1) Filed herewith.

 (2) Included in Exhibit 3.1.

 (3) [Reserved].

 (4) Filed as an exhibit to HarCor Energy, Inc.'s Amendment No. 1 to its Form 10-Q for the period ended September 30, 1992 dated as of December 5, 1992 and filed with the Commission on December 7, 1992 and incorporated herein by reference.

 (5) Filed as an exhibit to HarCor Energy, Inc.'s Form 8-K dated as of November 23, 1992 and filed with the Commission on December 7, 1992 and incorporated herein by reference.

 (6) Filed as an exhibit to HarCor Energy, Inc.'s Form 8-K dated May 6, 1993 and filed with the Commission and incorporated by reference herein.

 (7) Filed as an exhibit to HarCor Energy, Inc.'s Form 10-Q for the quarterly period ended March 31, 1992 and incorporated herein by reference.

 (8) Filed as an exhibit to Amendment No. 2 to HarCor Energy, Inc.'s Form 8-K dated October 19, 1992 and filed with the Commission on December 18, 1992 and incorporated herein by reference.

 (9) Filed as an exhibit to HarCor Energy, Inc.'s Form 10-K for the year ended December 31, 1987 and incorporated herein by reference.

(10) Filed as an exhibit to HarCor Energy, Inc.'s definitive proxy statement for its 1992 Annual Meeting of Stockholders.

(11) Filed as an exhibit to HarCor Energy, Inc.'s Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.

(12) Filed as an exhibit to HarCor Energy, Inc.'s Form 10-K for the year ended December 31, 1992 and incorporated herein by reference.

(13) Filed as an exhibit to HarCor Energy, Inc.'s Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.

(14) As filed as an exhibit to HarCor Energy, Inc.'s definitive proxy statement for its 1994 Annual Meeting of Stockholders and incorporated herein by reference.

(15) Filed as an exhibit to HarCor Energy, Inc.'s Registration Statement on Form S-1 (No. 33-80942) and incorporated herein by reference.

(16) Filed as an exhibit to HarCor Energy, Inc.'s Form 10-Q for the quarterly period ended June 30, 1994 and incorporated herein by reference.

(17) Filed as an exhibit to HarCor Energy, Inc.'s Form 10-Q for the quarterly period ended September 30, 1994 and incorporated herein by reference.

(18) Filed as an exhibit to HarCor Energy, Inc.'s Registration Statement on Form S-1, Amended to become Form S-3 (Registration No. 33-84496).

(19) Filed as an exhibit to HarCor Energy, Inc.'s Form 8-K dated as of July 20, 1995 and incorporated herein by reference.